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                                                                   EXHIBIT 10.42

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                              AMENDED AND RESTATED

                          CREDIT AND GUARANTY AGREEMENT

                           Dated as of March 28, 2003

                                      among

                             RELIANT RESOURCES, INC.

                          as a Borrower and a Guarantor

                                       and

                   THE OTHER CREDIT PARTIES REFERRED TO HEREIN

                         as Borrowers and/or Guarantors

                                       and

                         THE LENDERS REFERRED TO HEREIN

                                       and

                              BANK OF AMERICA, N.A.

       as Administrative Agent, as Collateral Agent and as an Issuing Bank

                                       and

                                BARCLAYS BANK PLC

                        DEUTSCHE BANK AG, NEW YORK BRANCH

                              as Syndication Agents

                                       and

                               CITICORP USA, INC.

                               as Tranche A Agent

                                       and

                                 CITIBANK, N.A.

                          as Tranche A Collateral Agent

                                   ----------

               BANC OF AMERICA SECURITIES LLC and BARCLAYS CAPITAL
              as Co-Lead Arrangers for the Restructured Facilities

                         DEUTSCHE BANK SECURITIES, INC.

             as Sole Lead Arranger for the Senior Priority Facility

                         BANC OF AMERICA SECURITIES LLC

                                BARCLAYS CAPITAL

                         DEUTSCHE BANK SECURITIES, INC.

                         as Joint Book-Running Managers

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                                TABLE OF CONTENTS

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ARTICLE 1         DEFINITIONS                                                                       3

ARTICLE 2         THE LOANS                                                                        39

         SECTION 2.1    Tranche A Loans and Term Loans ......................................      39

         SECTION 2.2    Revolving Credit Loans ..............................................      39

         SECTION 2.3    Senior Priority Loans ...............................................      41

         SECTION 2.4    Revolver Letters of Credit ..........................................      42

         SECTION 2.5    Senior Priority Letters of Credit ...................................      49

         SECTION 2.6    Interest Rate Type of the Loans .....................................      56

         SECTION 2.7    Repayment of the Loans; Evidence of Debt ............................      56

         SECTION 2.8    Interest ............................................................      57

         SECTION 2.9    Commitment Fees and Other Fees ......................................      58

         SECTION 2.10   Termination and/or Reduction of the Total Revolving Credit Commitment
                        and the Total Senior Priority Commitment ............................      60

         SECTION 2.11   Prepayments .........................................................      61

         SECTION 2.12   Default Interest; Alternate Rate of Interest ........................      64

         SECTION 2.13   Continuation and Conversion of Loans ................................      65

         SECTION 2.14   Reimbursement of Lenders ............................................      66

         SECTION 2.15   Change in Circumstances .............................................      67

         SECTION 2.16   Change in Legality ..................................................      70

         SECTION 2.17   United States Withholding ...........................................      70

         SECTION 2.18   Interest Adjustments ................................................      73

         SECTION 2.19   Manner of Payments ..................................................      73

         SECTION 2.20   Notices during the Designated Period ................................      73

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES ......................      74

         SECTION 3.1    Existence and Power .................................................      74

         SECTION 3.2    Authority and No Violation ..........................................      74

         SECTION 3.3    Governmental Approval ...............................................      75

         SECTION 3.4    Binding Agreements ..................................................      75

         SECTION 3.5    No Material Adverse Effect; Solvency; No Default ....................      76

         SECTION 3.6    Existing Liens ......................................................      76

         SECTION 3.7    Financial Information ...............................................      76

         SECTION 3.8    Subsidiaries, and Joint Ventures and Partnerships ...................      77

         SECTION 3.9    Patents, Trademarks, Copyrights and Other Rights ....................      77
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                                   (continued)

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         SECTION 3.10   Title to Properties .................................................      78

         SECTION 3.11   Litigation; Judgments ...............................................      78

         SECTION 3.12   Federal Reserve Regulations .........................................      79

         SECTION 3.13   Investment Company Act ..............................................      79

         SECTION 3.14   Taxes ...............................................................      79

         SECTION 3.15   Compliance with ERISA ...............................................      79

         SECTION 3.16   Agreements ..........................................................      80

         SECTION 3.17   Security Interests; Mortgages .......................................      80

         SECTION 3.18   Disclosure ..........................................................      81

         SECTION 3.19   Environmental Matters ...............................................      81

         SECTION 3.20   Compliance with Laws ................................................      82

         SECTION 3.21   Real Property .......................................................      83

         SECTION 3.22   Labor Matters .......................................................      83

         SECTION 3.23   Organizational Documents ............................................      84

         SECTION 3.24   Insurance ...........................................................      84

         SECTION 3.25   Deposit Accounts, Securities Accounts and Commodity Accounts ........      84

         SECTION 3.26   Use of Proceeds .....................................................      84

ARTICLE 4         CONDITIONS PRECEDENT ......................................................      84

         SECTION 4.1    Conditions Precedent to the Effectiveness of This Credit Agreement ..      84

         SECTION 4.2    Conditions Precedent to each Revolving Credit Loan, each Senior
                        Priority Loan, the Issuance of each Letter of Credit and certain
                        Amendments to Outstanding Letters of Credit .........................      90

         SECTION 4.3    Additional Condition Precedent to each Senior Priority Loan, the
                        Issuance of each Senior Priority Letter of Credit and certain
                        Amendments to Outstanding Senior Priority Letters of Credit .........      91

ARTICLE 5         AFFIRMATIVE COVENANTS .....................................................      91

         SECTION 5.1    Financial Statements and Other Information ..........................      91

         SECTION 5.2    Existence; Compliance with Laws .....................................      95

         SECTION 5.3    Maintenance of Properties ...........................................      96

         SECTION 5.4    Notice of Material Events ...........................................      96

         SECTION 5.5    Insurance ...........................................................      96

         SECTION 5.6    Books and Records ...................................................      97

         SECTION 5.7    Observance of Agreements ............................................      97
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                                   (continued)

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         SECTION 5.8    Taxes and Charges ...................................................      98

         SECTION 5.9    Further Assurances; Security Interests ..............................      98

         SECTION 5.10   Environmental Laws ..................................................      98

         SECTION 5.11   Subsidiaries ........................................................      99

         SECTION 5.12   Real Property .......................................................     100

         SECTION 5.13   Lender Meetings and Conference Calls ................................     101

         SECTION 5.14   Use of Proceeds .....................................................     101

         SECTION 5.15   Deposit Accounts; Securities Accounts ...............................     101

         SECTION 5.16   Margin Accounts .....................................................     101

         SECTION 5.17   Asset Sales .........................................................     101

         SECTION 5.18   Texas Genco Option ..................................................     102

         SECTION 5.19   Trading and Hedging Activities ......................................     105

         SECTION 5.20   Post Closing Deliveries .............................................     106

         SECTION 5.21   Post Closing Consents ...............................................     106

ARTICLE 6         NEGATIVE COVENANTS ........................................................     106

         SECTION 6.1    Limitations on Indebtedness .........................................     106

         SECTION 6.2    Limitations on Liens ................................................     109

         SECTION 6.3    Limitations on Investments ..........................................     112

         SECTION 6.4    Restricted Payments .................................................     114

         SECTION 6.5    Merger, Sale of Assets, Purchases, Etc ..............................     115

         SECTION 6.6    Sale and Leaseback ..................................................     118

         SECTION 6.7    Quarterly Consolidated EBITDAR to Interest Expense Ratio ............     118

         SECTION 6.8    Quarterly Consolidated Total Debt Ratio to Consolidated EBITDAR .....     119

         SECTION 6.9    Maximum Capital Expenditures ........................................     120

         SECTION 6.10   Transactions with Affiliates ........................................     121

         SECTION 6.11   Restrictive Agreements ..............................................     122

         SECTION 6.12   Amendment of Material Documents .....................................     122

         SECTION 6.13   Line of Business; Changes in Business ...............................     123

         SECTION 6.14   Joint Ventures or Partnerships ......................................     123

         SECTION 6.15   Receivables .........................................................     123

         SECTION 6.16   ERISA Compliance ....................................................     123

         SECTION 6.17   Hazardous Materials .................................................     124
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                                   (continued)

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         SECTION 6.18   Fiscal Year; Fiscal Quarter .........................................     124

         SECTION 6.19   Deposit Accounts; Securities Accounts ...............................     124

         SECTION 6.20   Development Activities ..............................................     124

         SECTION 6.21   Trading Activities ..................................................     124

ARTICLE 7         EVENTS OF DEFAULT .........................................................     124

ARTICLE 8         GUARANTY ..................................................................     129

         SECTION 8.1    Guaranty ............................................................     129

         SECTION 8.2    No Impairment of Guaranty ...........................................     130

         SECTION 8.3    Continuation and Reinstatement, etc .................................     130

         SECTION 8.4    Limitation on Guaranteed Amount etc .................................     131

         SECTION 8.5    Stay of Acceleration ................................................     131

ARTICLE 9         PREPAYMENT COLLATERAL ACCOUNT .............................................     132

         SECTION 9.1    Prepayment Collateral Account .......................................     132

         SECTION 9.2    Investment of Funds .................................................     132

         SECTION 9.3    Grant of Security Interest ..........................................     132

         SECTION 9.4    Remedies ............................................................     133

ARTICLE 10        THE AGENTS AND THE ISSUING BANKS ..........................................     133

         SECTION 10.1   Administration by the Administrative Agent ..........................     133

         SECTION 10.2   Advances and Payments ...............................................     135

         SECTION 10.3   Sharing of Setoffs and Cash Collateral ..............................     137

         SECTION 10.4   Notice to the Lenders ...............................................     139

         SECTION 10.5   Liability of the Administrative Agent, the other Agents, the
                        Collateral Agent, the Tranche A Agent, the Tranche A Collateral
                        Agent and the Issuing Banks .........................................     139

         SECTION 10.6   Reimbursement and Indemnification ...................................     141

         SECTION 10.7   Rights of the Agents, the Collateral Agent, the Tranche A Agent, the
                        Tranche A Collateral Agent and Issuing Banks ........................     142

         SECTION 10.8   Independent Investigation by Lenders ................................     142

         SECTION 10.9   Delegation to Sub-Agents ............................................     142

         SECTION 10.10  Agreement of the Lenders ............................................     142

         SECTION 10.11  Notice of Transfer ..................................................     143

         SECTION 10.12  Relations Among Lenders .............................................     143
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                                   (continued)

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         SECTION 10.13  Resignation of an Agent, Collateral Agent, TrancheA Agent or
                        Tranche A Collateral Agent; Successors ..............................     143

         SECTION 10.14  Lender Payments .....................................................     144

         SECTION 10.15  Syndication Agents, Co-Lead Arrangers and Joint Book-Running
                        Managers ............................................................     145

ARTICLE 11        MISCELLANEOUS .............................................................     145

         SECTION 11.1   Notices .............................................................     145

         SECTION 11.2   Survival of Agreement, Representations and Warranties, etc ..........     149

         SECTION 11.3   Successors and Assigns; Syndications; Loan Sales; Participations ....     150

         SECTION 11.4   Expenses; Documentary Taxes .........................................     154

         SECTION 11.5   Indemnity ...........................................................     155

         SECTION 11.6   CHOICE OF LAW .......................................................     156

         SECTION 11.7   WAIVER OF JURY TRIAL ................................................     157

         SECTION 11.8   WAIVER WITH RESPECT TO CERTAIN DAMAGES ..............................     157

         SECTION 11.9   No Waiver ...........................................................     157

         SECTION 11.10  Extension of Payment Date ...........................................     158

         SECTION 11.11  Amendments, Waivers, etc ............................................     158

         SECTION 11.12  Severability ........................................................     160

         SECTION 11.13  SUBMISSION TO JURISDICTION; SERVICE OF PROCESS ......................     160

         SECTION 11.14  Headings ............................................................     161

         SECTION 11.15  Execution in Counterparts ...........................................     161

         SECTION 11.16  Subordination of Intercompany Indebtedness, Receivables, Payables and
                        Advances ............................................................     161

         SECTION 11.17  Setoff ..............................................................     162

         SECTION 11.18  Confidentiality .....................................................     162

         SECTION 11.19  Entire Agreement; Jointly Drafted; Third Party Beneficiary ..........     163

         SECTION 11.20  CONFIRMATION AND ACKNOWLEDGMENT OF THE OBLIGATIONS; RELEASE .........     163

         SECTION 11.21  Enforcement of Rights; No Obligation to Marshall Assets; Recapture ..     164

         SECTION 11.22  Reproduction of Documents ...........................................     164

         SECTION 11.23  Acknowledgment by the Lenders with Regard to Hedging Agreements .....     164

         SECTION 11.24  Anti-Hoarding Conditions ............................................     164

         SECTION 11.25  Intercreditor Agreements ............................................     164
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                                TABLE OF CONTENTS
                                   (continued)

Schedules
---------

1               Schedule of Outstanding Term Loans, Tranche A Loans, Revolving
                Credit Commitments, Senior Priority Commitments and Issuing Bank
                Amounts
1A              Credit Parties
1B              Contracts relating to the California Receivables
1C              Subordination Provisions
1D              Limited Guarantors
1E              Original SL Mortgages
1F              Synthetic Lease Properties
1G              Restructured Synthetic Lease Documents
1H              Restructured SL Mortgages
1I              Existing Letters of Credit issued by JP Morgan Chase Bank
3.1(a)          List of jurisdictions where RRI is qualified
3.1(b)          List of jurisdictions where the Credit Parties (other than RRI)
                are qualified
3.5(b)          Credit Parties for the Solvency Representation 3.7(b) Material
                Indebtedness and Guaranties 3.7(f) Lender Hedging Agreements
3.8(a)          Subsidiaries of RRI
3.8(b)          Beneficial Interests in Persons other than a Credit Party or a
                Subsidiary thereof
3.8(c)          Joint Ventures and Partnerships (other than Subsidiaries) in which a Credit Party is a general or limited partner
3.9             Proprietary Rights
3.10(a)         Title to Properties
3.10(c)         Condemnation Events
3.15            ERISA Matters
3.16            Material Agreements
3.17(a)         Filing Offices for UCC-1 Financing Statements
3.21(a)         Mortgaged Owned Real Property Assets
3.21(b)         Mortgaged Leased Real Property Assets
3.21(c)         Excluded Real Property Assets
3.22            Labor Matters
3.24            Insurance
3.25            Deposit Accounts, Securities Accounts and Commodities Accounts
5.18(j)         Terms for a Joint Venture Agreement
5.21            Post Closing Consents
6.1             Existing Indebtedness
6.2             Existing Liens
6.3             Existing Investments
6.5             Eligible Assets
6.10            Transactions with Affiliates
6.11            Restrictive Agreements
8.4             Limitations applicable to the Limited Guarantors
8.4(a)          Subordination Provisions relating to Orion Power Holdings, Inc.
                as to the OPMW Credit Agreement and the OPNY Credit Agreement
8.4(b)          Subordination Provisions relating to Orion Power Holdings, Inc.
                and OPH Indenture


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                                TABLE OF CONTENTS

                                   (continued)

Exhibits
--------

A               Form of Assignment and Acceptance
B-1             Form of Borrowing Certificate
B-2             Form of L/C Certificate
B-3             Form of Conversion/Continuation Certificate
C               Form of Instrument of Assumption and Joinder
D               Form of Contribution Agreement
E               Form of Excess Cash Flow Certificate
F               Form of Note
G               Form of Closing Certificate
H               Form of Security Agreement
I               Form of Compliance Certificate
J               Form of Quarterly Trading and Hedging Activity Report

                                     - vii -

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                                AMENDED AND RESTATED CREDIT AND GUARANTY
                                AGREEMENT, dated as of March 28, 2003 (as this agreement may be further amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among (i) RELIANT RESOURCES, INC., a Delaware corporation ("RRI"), as a Borrower and Guarantor; (ii) the other Credit Parties referred to herein, as Borrowers and/or Guarantors; (iii) the Lenders referred to herein; (iv) BANK OF AMERICA, N.A., as administrative agent for the Lenders, as Collateral Agent and as an Issuing Bank; (v) BARCLAYS BANK PLC and DEUTSCHE BANK AG, NEW YORK BRANCH, as syndication agents for the Lenders;
                                (vi) CITICORP USA, INC., as Tranche A Agent; and
                                (vii) CITIBANK, N.A., as Tranche A Collateral Agent.

                             INTRODUCTORY STATEMENT

     All capitalized terms used herein and not otherwise defined above or in this Introductory Statement, are as defined in Article 1 hereof or as defined elsewhere herein.

     Reference is hereby made to the following:

                (i) that certain 364-Day Credit Agreement dated as of August 23, 2001, among RRI, the lenders party thereto, and Bank of America, N.A., as Administrative Agent (as such agreement has heretofore been amended, supplemented or otherwise modified as of the date hereof, the "364-Day Credit Agreement");

                (ii) that certain Three-Year Credit Agreement dated as of August 23, 2001, among RRI, the lenders party thereto, and Bank of America, N.A., as Administrative Agent (as such agreement has heretofore been amended, supplemented or otherwise modified as of the date hereof, the "Three-Year Credit Agreement");

                (iii) that certain Interim 364-Day Credit Agreement dated as of November 15, 2001, among RRI, the lenders party thereto, and Bank of America, N.A., as Administrative Agent (as such agreement has heretofore been amended, supplemented or otherwise modified as of the date hereof, the "Interim 364-Day Credit Agreement"; and together with the 364-Day Credit Agreement and the Three-Year Credit Agreement, the "Existing Credit Agreements"); and

                (iv) (a) that certain $2,425,000,000 Amended and Restated Credit Agreement dated as of November 29, 2001 (the "CAA Credit Agreement") among the Owner Trusts, Signal Peak Trust, the lenders party thereto, and Citicorp USA, Inc., as Administrative Agent, (b) that certain Collateral Agency and Intercreditor Agreement dated as of November 29, 2001 (the "SL Intercreditor Agreement") among the Owner Trusts, Signal Peak Trust, Citicorp USA, Inc., as Lender Agent, Citibank, N.A., as Collateral Agent, and certain other secured parties and authorized representatives, (c) that certain Master Trust Agreement dated as of November 29, 2001 (the "Master Trust Agreement") among First Union Trust Company, National Association, as Master Owner Trustee, Citicorp USA, Inc., as Administrative Agent, the Owner Trusts, Signal Peak Trust, and the Certificate Participants, (d) the four Amended and Restated Construction Agency Agreements dated as of November 29, 2001 (the "CAAs") among each Owner

                                      - 1 -

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                        Trust and its corresponding Reliant LLC, as agent and
                        Signal Peak Trust, as owner trust and Signal Peak LLC, as agent, and in each case, the other parties thereto,
                        (e) the three Lease and Security Agreements dated as of November 29, 2001 (the "SL Leases") between each Owner Trust, as Lessor, and its corresponding Reliant LLC, as Lessee, (f) the three Ground Leases dated as of November 29, 2001 (the "SL Ground Leases") between each Reliant LLC, as Ground Lessor, and its corresponding Owner Trust, as Ground Lessee, (g) the three Amended and Restated Guaranties dated as of November 29, 2001 (the "SL Guaranties") made by RRI in favor of each Owner Trust and the Guaranty dated as of November 29, 2001 by RRI in favor of Signal Peak Trust, guaranteeing the obligations of its corresponding Reliant LLC and Signal Peak LLC (as the case may be) under the corresponding CAA and other agreements, and (h) other documents executed in connection with the foregoing, including the other security documents referred to in all of the CAAs (as such agreements have heretofore been amended, supplemented or otherwise modified from time to time, the "Synthetic Lease Documents")

     RRI has requested that the Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Banks and the Lenders enter into this Credit Agreement (i) to amend and restate the Existing Credit Agreements as set forth in this Credit Agreement in order to restructure the obligations thereunder; (ii) to amend and restate the obligations of RRI under the Synthetic Lease Documents as set forth in this Credit Agreement in order to restructure such obligations; and (iii) to provide for a new revolving credit facility in the amount of $300 million on the terms, subject to the conditions, for the purposes and with the priority set forth herein and in the other Fundamental Documents.

     To provide assurance for the repayment of the Loans hereunder and the other Obligations (as such term is hereinafter defined) hereunder, RRI will, among other things, provide or cause to be provided to the Administrative Agent or the Collateral Agent (as appropriate) in each case, for the benefit of the Secured Parties, the following:

                (i) a guaranty of the Obligations by each of the Guarantors pursuant to Article 8 hereof;

                (ii) a security interest in, Lien on, and collateral pledge of, the Collateral from each of the Credit Parties pursuant to the Security Agreement, which Collateral shall include all the Equity Interests of the Credit Parties (other than RRI) owned by a Credit Party; and

                (iii) Mortgages, Assignments of Leases and Rents and UCC-1 fixture filings with respect to each of the Real Property Assets listed on Schedules 3.21(a) and 3.21(b) attached hereto.

     Subject to the terms and conditions set forth herein, the Administrative Agent is willing to act as administrative agent for the Lenders, the Tranche A Agent is willing to act as administrative agent for the Tranche A Lenders (in accordance with, and as contemplated by, Section 10.1(b) hereof), the Collateral Agent is willing to act as collateral agent for the Lenders, the Tranche A Collateral Agent is willing to act as collateral agent for the Lenders owed the Adjusted Tranche A Obligations (in accordance with, and as contemplated by, Section 10.1(b) hereof), each of the Syndication Agents is willing to act as syndication agent for the Lenders, each Issuing Bank is willing to issue Letters of Credit as provided herein, each Lender is willing to continue and combine the outstanding loans and other obligations under

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

the Existing Credit Agreements and the Synthetic Lease Documents as provided herein, the Revolving Credit Lenders are willing to make Revolving Credit Loans and to participate in Revolver Letters of Credit as provided herein, in an aggregate amount at any one time outstanding not in excess of such Revolving Credit Lender's Revolving Credit Commitment hereunder, and the Senior Priority Lenders are willing to make Senior Priority Loans and to participate in Senior Priority Letters of Credit as provided herein, in an aggregate amount at any one time outstanding not in excess of such Senior Priority Lender's Senior Priority Commitment hereunder.

     Accordingly, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     For the purposes hereof unless the context otherwise requires, (a) all references to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Credit Agreement, (b) all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP, (c) all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in
Article 9 of the UCC, (d) any of the terms defined in this Article 1 may be used in the singular or the plural depending on the reference, (e) any pronoun shall include the masculine, feminine and neuter forms, (f) any references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of the same and any successor statutes and/or regulations (as applicable), and (g) the words "include", "includes" and "including" shall be deemed to be followed by the words "without limitation". As used in this Credit Agreement, the following terms shall have the respective meanings set forth below in this Article 1:

     "Adjusted Amount" shall have the meaning given to such term in Section 6.7(c) hereof.

     "Adjusted Consolidated EBITDAR" shall mean for RRI and its Subsidiaries, "Consolidated EBITDAR" as such term is defined in this Article 1 but calculated in respect of RRI and its Subsidiaries on a deconsolidated basis adjusted to remove the impact of the Excluded Entities.

     "Adjusted Consolidated Total Debt" shall mean for RRI and its Subsidiaries, "Consolidated Total Debt" as such term is defined in this Article 1 but calculated in respect of RRI and its Subsidiaries on a deconsolidated basis adjusted to remove the impact of the Excluded Entities.

     "Adjusted Interest Expense" shall mean for RRI and its Subsidiaries, "Interest Expense" as such term is defined in this Article 1 but calculated in respect of RRI and its Subsidiaries on a deconsolidated basis adjusted to remove the impact of the Excluded Entities.

     "Adjusted Tranche A Obligations" shall have the meaning given to such term in the Citibank Intercreditor Agreement.

     "Administrative Agent" shall mean Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder, or such successor Administrative Agent as may be appointed pursuant to Section 10.13 hereof, and with respect to
Article 2 and the Tranche A Loans, subject to the provisions of Section 10.1(b) hereof.

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     "Affiliate" shall mean with respect to any Person (including a Credit
Party), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, either (i) the power to vote 10% or more of any class of voting securities or other equity interests of such controlled Person or (ii) the power to direct, or cause the direction of, the management and policies of such controlled Person whether by contract or otherwise.

     "Agents" shall mean, collectively, Bank of America, N.A., in its capacity as Administrative Agent hereunder and the Syndication Agents; provided, that the term "Agents" shall not include any Syndication Agent that has resigned in accordance with Section 10.13 hereof.

     "Amendment Fee" shall have the meaning given to such term in Section 2.9(d) hereof.

     "Anti-Hoarding Conditions" shall mean collectively, the Revolver Anti-Hoarding Conditions and the Senior Priority Anti-Hoarding Condition.

     "Applicable Interest Margin" shall mean:

                (i) in the case of Base Rate Loans that are either Term Loans, Tranche A Loans or Revolving Credit Loans, 3.00% per annum;

                (ii) in the case of Eurodollar Loans that are either Term Loans, Tranche A Loans or Revolving Credit Loans, 4.00% per annum;

                (iii) in the case of Base Rate Loans that are Senior Priority Loans, 4.50% per annum; and

                (iv) in the case of Eurodollar Loans that are Senior Priority Loans, 5.50% per annum.

     "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of the United States, any state thereof or municipality therein, or of any foreign governmental body, or of any regulatory agency, in each case, applicable to the Person in question or any assets of such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which such Person or any asset of such Person is bound.

     "Approved Bank" shall have the meaning given to such term in the definition of "Cash Equivalents" set forth in this Article 1.

     "Assignment and Acceptance" shall mean an agreement substantially in the form of Exhibit A hereto, executed by the assignor, the assignee and the other parties as contemplated hereby or thereby.

     "Assignment of Leases and Rents" shall mean any assignment of leases and rents or equivalent document now existing or hereafter entered into, that is executed and delivered by one or more of the Credit Parties to the Collateral Agent (for the benefit of the Secured Parties), and in each case, as such document may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Authorized Officer" shall mean (i) with respect to RRI, the chief financial officer, the chief accounting officer, the senior vice president-finance, or the treasurer and, for purposes of sending notices under
Section 2.2, 2.3, 2.4, 2.5, 4.2 and/or 4.3 only, an assistant treasurer of RRI, and any other officer of RRI who, after the Closing Date, has substantially the same duties of any of the officers specifically listed in this clause (i); and
(ii) with respect to any other Credit Party, the president, a vice president, the chief financial officer, the chief accounting officer or the treasurer of such Credit Party or of the managing member or general partner of such Credit Party (if such entity is a limited liability company or a partnership).

     "Bank Credit Termination Date" shall mean the date on which (i) all of the Obligations have been indefeasibly paid in full in cash, (ii) the Revolving Credit Commitments have been permanently terminated in their entirety, (iii) the Senior Priority Commitments have been permanently terminated in their entirety,
(iv) all Letters of Credit shall have expired or been terminated or canceled or the applicable Borrowers shall have obtained a letter of credit from an Approved Bank for the benefit of each Issuing Bank in the face amount equal to 105% of the current amount of such Issuing Bank's L/C Exposure, which letter of credit shall be reasonably acceptable in all respects to such Issuing Bank, and (v) (A) each Lender Hedging Agreement shall have (1) expired, (2) been terminated or canceled or (3) been transferred by the applicable Lender Hedging Bank in a manner (satisfactory in all respects to such Lender Hedging Bank) so that such Lender Hedging Bank no longer has any obligations whatsoever with respect to such Lender Hedging Agreement, or (B) the Lender Hedging Obligations shall have been collateralized in a manner reasonably satisfactory to the applicable Lender Hedging Bank(s).

     "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. Section 101 et seq.

     "Barclays Capital" shall mean Barclays Capital, the investment banking division of Barclays Bank PLC.

     "Base Rate" shall mean, for any day, a fluctuating rate per annum equal to the higher of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its "prime rate" and (b) the Federal Funds Rate in effect for such day plus 1/2 of 1%. The "prime rate" is a rate set by Bank of America, N.A. based upon various factors including Bank of America N.A.'s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. "Federal Funds Rate" shall mean, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100th of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided, that
(i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as determined by the Administrative Agent. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the "prime rate" announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" shall mean a Loan the accrual of interest on which is based on the Base Rate in accordance with the provisions of Article 2 hereof.

     "Bighorn" shall have the meaning given to such term in the definition of "Bighorn Intercompany Lease" set forth in this Article 1.

     "Bighorn Equipment" shall have the meaning given to such term in the definition of "Bighorn Intercompany Lease" set forth in this Article 1.

     "Bighorn Intercompany Lease" shall mean (a) the transfer by Reliant Energy Bighorn, LLC ("Bighorn") to, or the direct purchase by, Reliant Energy Power Generation, Inc. ("REPGI") of (i) one air cooled condenser unit and related equipment, (ii) one steam turbine generating unit and related equipment, (iii) two heat recovery steam generating units and related equipment, and (iv) two combustion turbine generators and related equipment (collectively, the "Bighorn Equipment"), (b) the transfer of the Bighorn Equipment by REPGI to Reliant Energy Equipment Company, and (c) the lease of the Bighorn Equipment by Reliant Energy Equipment Company to Bighorn.

     "Benelux Note" shall have the meaning given to such term in the definition of "Consolidated Total Debt" set forth in this Article 1.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America, and any Governmental Authority succeeding to any of such Board of Governors' principal functions.

     "Borrower" shall mean (i) with respect to any Term Loan, Tranche A Loan or any Revolving Credit Loan, RRI; and (ii) with respect to any Senior Priority Loan, the Credit Party (other than OPH) that requested such Senior Priority Loan as evidenced by the Borrowing Certificate delivered to the Administrative Agent for such Senior Priority Loan.

     "Borrowing" shall mean a simultaneous group of Revolving Credit Loans or Senior Priority Loans, as the case may be, of a single Interest Rate Type and as to which a single Interest Period is in effect on a single day.

     "Borrowing Certificate" shall mean a borrowing certificate, substantially in the form of Exhibit B-1 hereto, to be delivered by the applicable Borrower to the Administrative Agent in connection with each Borrowing.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are required or permitted to close, or are in fact closed, in the State of New York or in the State of Texas; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank eurodollar market; and provided further, however, that when used in connection with a Letter of Credit, the term "Business Day" shall also exclude any day on which commercial banks are required or permitted to close, or are in fact closed, in the U.S. domicile of a Revolver Issuing Bank or a Senior Priority Issuing Bank.

     "CAA Credit Agreement" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "CAAs" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "California Receivables" shall mean all amounts currently owing to a Credit Party and withheld on the Closing Date in connection with the contracts set forth on Schedule 1B hereto.

     "Capital Expenditures" shall mean, with respect to any Person for any period, the aggregate amount of all expenditures by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant and equipment", "capital expenditures" or similar items reflected in the statement of cash flows of such Person for such period. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance or Condemnation Proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price, less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance or Condemnation Proceeds, as the case may be. Capital Expenditures shall specifically exclude (a) the amount of all expenditures by any such Person for an Emergency, disaster recovery, unplanned regulatory requirements and environmental requirements and (b) long-term service arrangements required by GAAP to be booked as "additions to property, plant and equipment", "capital expenditures" or similar items reflected in the statement of cash flows of such Person.

     "Capital Lease", as applied to any Person, shall mean any lease of (or other arrangement conveying the right to use) any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP and in the reasonable judgment of such Person, is required to be accounted for as a capital lease on the balance sheet of that Person.

     "Carryback Amount" shall have the meaning given to such term in Section 6.9(e) hereof.

     "Carryover Amount" shall have the meaning given to such term in Section 6.9(e) hereof.

     "Cash Equivalents" shall mean (i) marketable securities issued by, or directly and fully guaranteed or insured by, the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America supports such marketable securities) in each case, having a maturity of not more than twelve (12) months from the date of acquisition; (ii) deposit accounts with any Lender, Mellon Bank N.A., Wells Fargo Bank, N.A., Wachovia Bank, National Association, or a bank which has a long-term debt rating of AA or better by S&P, and Aa or better by Moody's (an "Approved Bank"); (iii) time deposits, certificates of deposit, acceptances or prime commercial paper issued by an Approved Bank at the time acquired or issued (as applicable and whichever is latest), in each case, having a maturity of not more than twelve (12) months from the date of acquisition; (iv) commercial paper with a rating of A-1 by S&P and P-1 by Moody's and, in each case, having a maturity of not more than twelve (12) months from the date of acquisition; (v) repurchase obligations for underlying securities of the types described in clause (i) entered into with, an Approved Bank at the time acquired, issued or entered into (as applicable and whichever is latest), in each case having a maturity of not more than twelve (12) months from the date of acquisition and secured by securities of the type described in clause (i), the market value of which (including accrued interest) is not less than the amount of the applicable repurchase agreement; or (vi) investments in money market funds which invest primarily in the foregoing obligations.

     "Cash Management Bank" shall mean any Lender to which a Borrower or any other Credit Party owes any Obligations of the type described in clause (a)(iii) of the definition of "Obligations" appearing in Article 1 hereof.

     "CenterPoint" shall mean CenterPoint Energy, Inc., a Texas corporation and its successors.

     "CERCLA" shall have the meaning given to such term in the definition of "Environmental Laws" set forth in this Article 1.

     "Certificate Participants" shall mean the several banks and financial institutions that are the holders of beneficial interests in Apple Investments 2001 Trust.

     "Change in Control" shall mean the happening of any of the following:

          (i) any event or series of events shall occur after the Closing Date pursuant to, or by, which any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "Option Right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the Equity Interests of RRI entitled to vote for members of the Board of Directors of RRI, on a fully-diluted basis (and taking into account all such Equity Interests that such "person" or "group" has the right to acquire pursuant to any exercisable Option Right); or

          (ii) at any time, a majority of the members of the Board of Directors of RRI shall cease to be composed of individuals (A) who were members of the Board of Directors of RRI on the Closing Date, (B) whose election or nomination to the Board of Directors of RRI was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of the Board of Directors of RRI or (C) whose election or nomination to the Board of Directors of RRI was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of the Board of Directors of RRI.

     "Channelview" shall mean Reliant Energy Channelview, L.P., a Delaware limited partnership.

     "Citibank Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of March 28, 2003 between Bank of America, N.A., as Administrative Agent and Collateral Agent and Citicorp USA, Inc., as Tranche A Agent and Citibank, N.A., as Tranche A Collateral Agent, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Closing Date" shall mean the date on which the conditions precedent set forth in Section 4.1 hereof have been satisfied or waived.

     "Code" shall mean the Internal Revenue Code of 1986, as heretofore and hereafter amended, as codified at 26 U.S.C. Section 1 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

     "Co-Lead Arrangers" shall mean Banc of America Securities LLC and Barclays Capital.

     "Collateral" shall have the meaning given to such term in the Security Agreement.

     "Collateral Agent" shall mean Bank of America, N.A. in its capacity as collateral agent for the Secured Parties under any of the Security Documents, or such successor Collateral Agent as may be appointed pursuant to Section 10.13 hereof.

     "Commitment Fees" shall mean the Revolver Commitment Fees and the Senior Priority Commitment Fees.

     "Commodity Account Control Agreement" shall mean a written agreement or other authenticated record with the Collateral Agent, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, pursuant to which the commodities intermediary shall agree, among other things, to comply with instructions from the Collateral Agent to such commodities intermediary as to Investment Property or apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary without further consent of any Credit Party or its nominee.

     "Condemnation Event" shall mean any condemnation or other taking, or temporary or permanent requisition of, any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, in each case as the result of the exercise of any right of condemnation or eminent domain. A sale or other transfer to a Governmental Authority in lieu of, or in anticipation of, condemnation shall be deemed to be a Condemnation Event.

     "Condemnation Proceeds" shall mean, with respect to any Condemnation Event, all awards or payments received by a Credit Party by reason of such Condemnation Event, including all amounts received with respect to any transfer in lieu of, or in anticipation of, such Condemnation Event or in settlement of any proceeding relating to such Condemnation Event; but excluding (a) any such award and other payment so received as and to the extent that, pursuant to any lease, mortgage, credit agreement or other contractual obligation applicable to such Credit Party and not prohibited by the terms and provisions of this Credit Agreement, such Credit Party is contractually obligated (i) to pay such award or other payment to a Person (other than a Credit Party or any of its Subsidiaries) or (ii) to expend or apply such award or other payment (or allow another Person to expend or apply such award or other payment) towards the cost of repair or restoration of the affected property or asset and (b) reasonable and customary expenses directly incurred in connection with such Condemnation Event and any costs of remediation, repair, or closure required by the applicable Governmental Authority in connection with such Condemnation Event.

     "Consolidated Capital Expenditures" shall mean with respect to any Person, the Capital Expenditures of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDAR" shall mean, for any Person for any period determined on a consolidated basis in accordance with GAAP, an amount equal to, without any duplication, (a) net income (before giving effect to the cumulative effect of changes in accounting principles and before income taxes and franchise taxes to the extent based on the income of such Person and its Subsidiaries) for such period, plus (b) Interest Expense for such period, plus (c) depreciation, depletion, impairment, abandonment and amortization expense for such period, plus (d) the book accounting lease expense under the REMA Lease for such period, plus (e) interest and fees expensed under any receivables monetization or securitization during such period (other than interest and fees arising out of a securitization or monetization of the California Receivables), plus (f) payments received from business interruption insurance during such period, plus (g) cash received during such period related to mark-to-market activities, (h) cash dividends or distributions actually received during such period from an entity which is not a Consolidated Subsidiary of such Person, and minus (i) cash paid during such period related to mark-to-market activities; provided, however, for purposes of this definition, (i) any mark-to-market earnings or losses, (ii) any expense accrued in relation to the Retail Clawback payment made or to be made to CenterPoint or any of its subsidiaries, (iii) gains and losses on the disposition of assets not in the ordinary course of business, (iv) Consolidated EBITDAR of Liberty, (v) any other noncash charge or gain, (vi) any extraordinary or other non-recurring item or expense, including severance costs, and (vii) any income or loss attributable to any Investment in an entity which is not a Consolidated Subsidiary of such Person, shall be excluded to the extent incurred or realized during such period in accordance with GAAP from the calculation of Consolidated EBITDAR. For purposes of Section 6.8 hereof only, if during any period for which Consolidated EBITDAR is being determined, RRI or any Subsidiary shall have acquired Texas Genco, then Consolidated EBITDAR shall be determined on a pro forma basis for such period as if such acquisition had been made or consummated as of the beginning of the first day of such period.

     "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

     "Consolidated Total Debt" shall mean, as of any date of determination for RRI and its Subsidiaries on a consolidated basis in accordance with GAAP, the total principal amount of all Debt of RRI and its Subsidiaries outstanding on such date less, without duplication, (a) all (i) cash, (ii) restricted cash,
(iii) broker, counterparty, and customer margin/collateral assets and deposits advanced to or held on behalf of such broker, counterparty or customer, and (iv) short-term investments on such date, as each of the foregoing is shown on the consolidated balance sheet of such Person and its Subsidiaries and (b) all cash and short-term investments of a Subsidiary of such Person on such date that are pledged to secure any obligations of such Person or any of its Subsidiaries; provided, however, that in no event shall "Consolidated Total Debt" include (i) any completion or performance guaranties (or similar guaranties that a project or a Subsidiary perform as planned), (ii) obligations of Reliant Energy Power Generation Benelux B.V. under cross-border leases in existence on the Closing Date or letter of credit reimbursement obligations in respect thereof, (iii) the Retail Clawback, (iv) the Liberty Project Financing, (v) any Indebtedness owed by RRI or any of its Subsidiaries to RRI or any of its Subsidiaries, and (vi) the Promissory Note ("Schuldbekentenis") dated as of October 7, 1999 by Reliant Energy Power Generation, Inc. payable to Reliant Energy Power Generation Benelux B.V. (as assignee of Reliant Energy Wholesale Holdings (Europe), Inc.), as amended (the "Benelux Note").

     "Construction Documents" shall mean the documents described in Part B of
Schedule 3.16 hereto.

     "Contribution Agreement" shall mean the contribution agreement, in the form of Exhibit D hereto executed by each of the Credit Parties, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Control Agreement" shall mean a Deposit Account Control Agreement, a Commodity Account Control Agreement, or a Securities Account Control Agreement.

     "Conversion/Continuation Certificate" shall mean a certificate substantially in the form of Exhibit B-3 hereto, to be delivered by the applicable Borrower to the Administrative Agent or the Tranche A Agent (as applicable) in connection with a continuation or a conversion of a Loan pursuant to Section 2.13 hereof.

     "Credit Agreement" shall have the meaning given to such term in the initial paragraph of this agreement.

     "Credit Exposure" shall mean, with respect to any Lender, an amount equal to (i) the aggregate principal amount of outstanding Loans owed to such Lender hereunder, plus (ii) such Lender's pro rata share of any Revolver L/C Exposure (if applicable) based on its Revolving Credit Percentage, plus (iii) the unused amount of the Revolving Credit Commitment of such Lender then in effect, plus
(iv) such Lender's pro rata share of any Senior Priority L/C Exposure (if applicable) based on its Senior

Priority Percentage, plus (v) the unused amount of the Senior Priority Commitment of such Lender then in effect.

     "Credit Party" shall mean RRI, those entities listed on Schedule 1A hereto and any other direct or indirect Subsidiary of RRI which becomes a signatory to this Credit Agreement as a Credit Party as required by Section 5.11 hereof.

     "Credit Party Agents" shall have the meaning given to such term in Section
11.18 hereof.

     "Currency Price Protection Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect a Credit Party or a Subsidiary of a Credit Party against fluctuations in currency values or reduce the effect of any such fluctuations.

     "Debt" shall mean on any date of determination with respect to RRI and its Subsidiaries, without duplication, in accordance with GAAP the following: (a) the total amount of indebtedness and other obligations of RRI and its Subsidiaries for borrowed money (whether by loan or the issuance of debt securities), including the unreimbursed amount of any drawings under letters of credit issued for the account of RRI or any of its Subsidiaries, (b) all obligations under any Capital Lease, (c) obligations under any synthetic lease,
(d) the unpaid balance owed to the certificate holders under the REMA Lease, (e) obligations under any accounts securitization or monetization arrangement permitted hereunder (other than with respect to any securitization or monetization of the California Receivables), (f) the net cash payment obligations of RRI and its Subsidiaries with respect to any forward sale contract for a commodity with respect to which RRI or any of its Subsidiaries has received a cash prepayment by a counterparty thereto; provided, that in no event shall "Debt" include forward sales contracts that are entered into in the ordinary course of RRI's or such Subsidiaries' trading, hedging, and risk management activities and not intended to function as a borrowing of cash, (g) deferred payment obligations of RRI or any of its Subsidiaries resulting from the adjudication or settlement of any litigation (excluding any portion of a deferred payment obligation that is covered by insurance and, in the case of the settlement of the pending litigation related to the sale of power in California prior to 2002, excluding the net amount of California Receivables) and (h) all guaranties of payment or collection of any obligations described in clauses (a) through (g) of this definition of any other Person; provided, however, that Debt shall not include (i) any guaranties that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions, (ii) any obligations or guaranties of performance of obligations under performance bonds or obligations to reimburse drawings under letters of credit issued to support obligations that do not represent money borrowed or raised, so long as such reimbursement obligations are paid in full within ten (10) Business Days after the date upon which such obligation arises, (iii) trade accounts payable in the ordinary course of business, (iv) customer advance payments and customer deposits arising in the ordinary course of business, and (v) the liability of any Person as a general partner of a partnership for Debt of such partnership, if the partnership is not a Subsidiary of such Person. In determining the outstanding amount of any Debt,
(A) the amount of money borrowed shall be the outstanding principal amount thereof, (B) the amount of all unreimbursed letters of credit shall be the unreimbursed amount thereof, (C) the amount of any accounts monetization or securitization shall be the amount invested by the investor therein, (D) the amount of any Capital Lease or any synthetic lease shall be the principal amount thereof determined in accordance with GAAP, and (E) the amount of guaranties shall be the amount of the guaranteed obligations determined as provided above in this sentence.

     "Debtor Relief Law" shall mean the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

     "Default" shall mean any event, act or condition specified in Article 7 hereof which event, act or condition, with notice or lapse of time, or both, would constitute an Event of Default.

     "Defaulting Lender" shall mean, at any time, any Lender which shall not have theretofore made available to the Administrative Agent, the Tranche A Agent or an Issuing Bank, as applicable, any amounts required to be made available by such Lender hereunder or which has otherwise failed to pay any obligation owing by such Lender pursuant to this Credit Agreement or any other Fundamental Document.

     "Deposit Account Control Agreement" shall mean, with respect to any Deposit Account, a written agreement or other authenticated record with the Collateral Agent, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, pursuant to which the depositary bank in which such Deposit Account is maintained shall agree, among other things, to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of any Credit Party or its nominee.

     "Deposit Accounts" shall have the meaning given to such term in the Security Agreement.

     "Designated Period" shall mean the period beginning on the Closing Date and ending at the same time the Preference Period (such term being used in this definition as defined in the Citibank Intercreditor Agreement) ends; provided, however, that to the extent that an Insolvency Event (as defined in the Citibank Intercreditor Agreement) shall have occurred prior to the end of the Preference Period, which Insolvency Event has not been dismissed pursuant to a final, non-appealable order, the Designated Period shall remain in effect until the priority claims set forth in Section 2.02 of the Citibank Intercreditor Agreement shall have been terminated pursuant to Sections 2.04 or 2.05 of the Citibank Intercreditor Agreement (it being understood and agreed that the occurrence and dismissal (pursuant to a final, non-appealable order) of an Insolvency Event (as defined in the Citibank Intercreditor Agreement) prior to the end of the Preference Period shall not shorten the Designated Period as provided for above).

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Domestic Subsidiary" shall mean a Subsidiary that is not a Foreign Subsidiary.

     "Eligible Asset" shall mean each asset set forth on Schedule 6.5 and identified by one or more Credit Parties as an asset contemplated to be sold.

     "Eligible Assignee" shall mean (i) a Lender, (ii) an Affiliate of a Lender,
(iii) a Related Fund, (iv) a commercial bank having total assets in excess of $1,500,000,000, or (v) a finance company, insurance company, savings and loan association, savings bank, other financial institution, investing company or fund, and which in the ordinary course of its business extends or invests in commercial loans and/or letter of credit facilities of the type herein, has total assets in excess of $500,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA.

     "Emergency" shall mean a condition or situation which, in the reasonable judgment of RRI, either affects or will affect RRI's or any of its Subsidiaries' ability to safely operate any portion of the affected asset, or the ability of any portion of the affected asset to operate due to any sudden or unexpected mechanical breakdown, any other unforeseen event, or any other event not reasonably anticipated as of the Closing Date.

     "Enterprise Value" shall mean an amount equal to (i) the product of (A) the purchase price per share to be paid by RRI or TG Holdco for each share of common stock of Texas Genco upon the exercise of the Texas Genco Option determined on such exercise date in accordance with the Option Agreement exclusive of any control premium multiplied by (B) the aggregate number of shares of the common stock of Texas Genco issued and outstanding on the date the Texas Genco Option is exercised in accordance with the Option Agreement, plus (ii) to the extent not included in the purchase price per share set forth in clause (i)(A) above and without any duplication, any control premium actually paid by RRI or TG Holdco in connection with the purchase of the outstanding common stock of Texas Genco pursuant to the Option Agreement, plus (iii) the aggregate principal amount of any consolidated Indebtedness for borrowed money of Texas Genco and its Subsidiaries relative to its operations (A) on the date RRI or TG Holdco exercises the Texas Genco Option or (B) if such amount is not capable of being determined on the date notice is required to be delivered in accordance with
Section 5.1(q), on the last day of the fiscal quarter ending immediately before the date the Texas Genco Option is exercised. In no event shall "Enterprise Value" include the principal amount of any Indebtedness incurred to purchase Texas Genco or incurred to provide working capital to Texas Genco or TG Holdco.

     "Environment" shall mean any environmental media, including all surface or subsurface water, groundwater, water vapor, surface or subsurface soil, geologic strata and formations, air, fish, wildlife, microorganisms and all other natural resources.

     "Environmental Claim" shall mean any and all administrative, statutory, judicial or other actions, suits, orders, claims, inquiries, demands, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any Person (including, but not limited to, any Governmental Authority) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs (including all studies, samplings and testing), cleanup costs, monitoring costs, removal and abatement costs, remedial costs, response costs, natural resource damages, damages, property damage, personal injuries, fines, judgments, losses, expenses (including any attorney or consultant fees and expenses, investigation expenses and laboratory and litigation costs), or penalties, of whatever kind, known or unknown, contingent or otherwise, which are threatened or asserted, arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including, but not limited to, any Premises or any location other than any Premises to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal by a Credit Party or a Subsidiary of a Credit Party.

     "Environmental Clean-up Site" shall mean any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any Environmental Claim or other pending or threatened action, suit, proceeding, monitoring or investigation related to or arising from any alleged violation of any Environmental Law, or at which there has been a Release, or a threatened or suspected Release of a Hazardous Material.

     "Environmental Laws" shall mean any and all federal, state, local or municipal or foreign statutes, laws, rules, orders, regulations, ordinances, codes, policies, directives, common law doctrines, decrees, judgments, permits, or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Surface Mining Control and Reclamation Act, 30 U.S.C. Sections 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
Section 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613, Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C.
Section 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq., the Occupational Safety and Health Act as amended, 29 U.S.C. Section 651 et seq., together, in each case, with any amendment thereto, and the rules and regulations adopted and promulgated thereunder and all substitutions thereof.

     "Environmental Permit" shall mean any federal, state, local, provincial, or foreign permits, identification numbers, registrations, licenses, orders, approvals, consents or authorizations (including any filings or reports, notifications or assessments) required by any Governmental Authority under or in connection with any Environmental Law and shall include, without limitation, any and all orders, consent orders, directives or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

     "Equity Interests" shall mean with respect to any Person, (i) any and all shares of capital stock (including preferred stock), partnership interests, membership interests, beneficial interests in a trust or any other equity ownership interest (as applicable) in such Person, (ii) any and all warrants, options, participations, rights to purchase or other equivalents, interests or similar rights (however designated) in or with respect to any of the foregoing described in clause (i) applicable to such Person, and (iii) as applicable, any security entitlement (as defined in the UCC) in respect of any of the foregoing described in clause (i) applicable to such Person.

     "ERCOT" shall mean the Electric Reliability Council of Texas.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. Section 1001 et seq., and the rules and regulations promulgated thereunder, or any successor provision thereto.

     "ERISA Affiliate" shall mean each Person (as defined in Section 3(9) of ERISA) which is treated as a single employer with any Credit Party under Section 414(b), (c), (m) or (o) of the Code.

     "Eurodollar Loan" shall mean a Loan the accrual of interest on which is based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

     "Eurodollar Reserve Percentage" shall mean, for any day during an Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, applicable to a Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to a Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

     "European Assets" shall mean (i) the capital stock of RECE or any of its Subsidiaries (collectively, the "European Entities"), and/or (ii) all or substantially all of the assets of any of the European Entities.

     "European Entities" shall have the meaning given to such term in the definition of "European Assets" set forth in this Article 1.

     "Event of Default" shall have the meaning given to such term in Article 7 hereof.

     "Excess Cash Flow" shall mean for RRI for the cumulative period beginning on January 1, 2003, and ending on December 31st of the applicable fiscal year for which "Excess Cash Flow" is being determined, an amount equal to:

(a) the sum of:     (i)   all cash available for distributions
                          to RRI during such period from all Subsidiaries, other than the Foreign Subsidiaries, whether or not any such distributions are actually made (reduced by the working capital needs of each Subsidiary);
                    (ii)  cash interest income paid to RRI during such period;
                    (iii) cash tax refunds paid to RRI during such period; and
                    (iv)  other cash paid to RRI during such period,
                          excluding: (u) asset sale proceeds, (v) cash proceeds from bank debt, as well as debt and equity capital market issuances, (w) cash proceeds from equity issued pursuant to any employee benefit plan,
                          (x) incremental cash proceeds from third party collateral deposits or other restricted cash receipts, (y) cash proceeds representing collateral deposit balances or restricted cash balances released from third parties, and (z) decreases in working capital and other assets and increases in other liabilities; provided, however, that proceeds described in clause (u) and (v) above, shall only be excluded from the definition of "Excess Cash Flow" to the extent that such proceeds have not been applied to repay principal which is being deducted in the calculation of "Excess Cash Flow" pursuant to clause (b) 2 below;

less (b) the sum of:
                     1.   cash payments by RRI for taxes during such period;
                     2. cash payments by RRI for interest (including hedging costs), principal and financing fees during such period;
                     3. permitted Investments made during such period in cash, including (without duplication) cash contributions or loans by RRI to Subsidiaries;
                     4. cash payments made by RRI during such period for permitted Consolidated Capital Expenditures of RRI and its Consolidated Subsidiaries; and
                     5. other cash payments or cash outflows of RRI during such period, excluding cash outflows as a result of increases in working capital and other assets and decreases in other liabilities.

     "Excess Cash Flow Certificate" shall have the meaning given to such term in
Section 2.11(e) hereof.

     "Excluded Asset Sale" shall mean either (i) the contraction or reduction of outstanding trading or hedging positions outstanding on December 31, 2002, of RRI and its Subsidiaries (but specifically excluding any sale or other disposition of all or substantially all of such trading or hedging positions in a single transaction or series of related transactions); or (ii) any sale, disposition, securitization or collection of the California Receivables, in each case, as not prohibited by the terms and provisions of this Credit Agreement.

     "Excluded Cash" shall mean with respect to cash and Cash Equivalents held by the Credit Parties, on any date of determination, (i) uncollected funds, (ii) cash collateral or cash deposits received from a Person (other than a Credit Party or Non-Credit Party) and held by a Credit Party, (iii) cash collateral given by a Credit Party to another Person (other than a Credit Party or a Non-Credit Party) and other cash, in each case, held by or on behalf of, another Person (other than a Credit Party or Non-Credit Party) pursuant to any contractual or regulatory obligation, (iv) cash that is restricted in use pursuant to the applicable bond documents for any Seward Tax-Exempt Bonds, (v) cash necessary to cover daylight overdrafts, and (vi) cash on hand necessary to fund (A) those obligations payable within the immediately succeeding four (4) Business Days and (B) those trade or trading obligations to be prepaid in the ordinary course of business in lieu of posting collateral within the immediately succeeding four (4) Business Days.

     "Excluded Entities" shall mean (i) RECE, Channelview, OPMW, OPNY, TG Holdco (but only at a time when it is the obligor of the purchase money indebtedness used to purchase Texas Genco permitted under Section 5.18 hereof), and/or Texas Genco and (ii) each of their respective Subsidiaries; provided, however, that RECE, Channelview, OPMW, OPNY, TG Holdco (but only at a time when it is the obligor of the purchase money indebtedness used to purchase Texas Genco permitted under Section 5.18 hereof), and/or or Texas Genco (as applicable) together with their respective Subsidiaries, shall no longer be an "Excluded Entity" in the event that (x) such entity is not prohibited under any agreement for borrowed money from taking the actions set forth in Section 5.11(b) hereof, and (y) such entity is no longer restricted or prohibited from paying dividends or other distributions to a Credit Party, repaying loans or advances owed to a Credit Party or transferring any of its properties or assets to a Credit Party, other than restrictions imposed by Applicable Law.

     "Existing Credit Agreements" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "Existing Loans" shall mean (i) all loans outstanding on the Closing Date under the Existing Credit Agreements, (ii) all loans outstanding on the Closing Date under the CAA Credit Agreement (regardless of whether such loans are revolving loans, letters of credit or other extensions of credit) and (iii) all unreturned investments made by the Certificate Participants under the Master Trust Agreement.

     "Existing Securitization" shall mean the retail receivables securitization program under the Receivables Purchase Agreement dated as of July 8, 2002 among Reliant Energy Retail Services LLC and StarEn Power LLC, as originators, RE Retail Receivables LLC, as buyer, and Falcon Asset Securitization Corporation, as the conduit administered by Bank One, NA, as such agreement has been, and may hereafter be further, amended, supplemented or otherwise modified from time to time.

     "Existing Seward L/C" shall have the meaning given to such term in the definition of "Seward Letters of Credit" set forth in this Article 1.

     "FA Engagement Letter" shall mean that certain letter agreement dated as of March 28, 2003 between FTI Consulting, Inc. and Bank of America, N.A., as Administrative Agent, as such letter agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Federal Funds Rate" shall have the meaning given to such term in the definition of "Base Rate" set forth in this Article 1.

     "Fee Letters" shall mean (i) that certain letter agreement dated as of January 22, 2003 between RRI on the one hand, and the Joint Book-Running Managers, on the other hand; and (ii) each other letter agreement entered into with an Issuing Bank with regard to any fee(s) for the Letters of Credit issued by such Issuing Bank, as any of such letter agreements may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Final Maturity Date" shall mean the earlier to occur of (i) March 15, 2007, and (ii) such date on which the Term Loans, the Tranche A Loans and/or the Revolving Credit Loans become due and payable pursuant to Article 7 hereof.

     "Financial Officer" shall mean (i) with respect to RRI, the chief financial officer, principal accounting officer or senior vice president of finance of RRI, and any other officer of RRI who, after the Closing Date, has substantially the same duties of any of the foregoing officers, and (ii) with respect to any other Credit Party, any Authorized Officer of such Credit Party.

     "Foreign Subsidiary" shall mean any Subsidiary that is a "controlled foreign corporation" under Section 957 of the Code.

     "Fundamental Documents" shall mean (i) this Credit Agreement, (ii) any Note, (iii) any application for a Letter of Credit, (iv) any Mortgage, (v) any Assignment of Leases and Rents, (vi) the Security Agreement, (vii) any Security Document, (viii) any Instrument of Assumption and Joinder, (ix) the Contribution Agreement, (x) any UCC financing statements, (xi) any Perfection Certificates,
(xii) any of the Fee Letters, (xiii) the Warrant Agreement and any of the RRI Warrants, (xiv) the Citibank Intercreditor Agreement, (xv) the Genco Intercreditor Agreement, (xvi) the Subordination Letter, and (xvii) any other document, agreement, certificate or instrument which is required to be or is otherwise executed by any Credit Party in connection with this Credit Agreement or any of the documents listed above.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements).

     "Genco Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of the date hereof between Texas Genco, L.P. and Bank of America, as Administrative Agent and as Collateral Agent and, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Genco Security Agreement" shall mean the Security Agreement dated as of March 28, 2003 among Reliant Energy Retail Services ("RERS"), LLC, StarEn Power, LLC ("StarEn") and Reliant Energy Solutions, LLC ("Solutions"), as debtors, and Texas Genco, L.P. as secured party securing up to $250,000,000 of obligations owing to Texas Genco, L.P. under the Master Power Purchase and Sale Agreement and the related Guaranty dated as of October 1, 2002 by Reliant Energy Retail Holdings, LLC, RERS, StarEn and Solutions in favor of Texas Genco, as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

     "Guaranteed Obligations" shall mean (i) with respect to RRI, all the Obligations of any Credit Party (other than RRI and OPH) with respect to Senior Priority Loans made to such Credit Party, Senior Priority Letters of Credit issued for the account of such Credit Party, and all other Obligations of such Credit Party; (ii) with respect to any Credit Party (other than RRI and OPH),
(A) all of the

Obligations of RRI, and (B) all of the Obligations of any other Credit Party (other than RRI and OPH) with respect to Senior Priority Loans made to such other Credit Party, Senior Priority Letters of Credit issued for the account of such other Credit Party, and all other Obligations of such other Credit Party; and (iii) in respect to OPH, all the Obligations, in each case, subject to the provisions of Section 8.4 hereof.

     "Guarantors" shall mean each of the Credit Parties.

     "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing, intending to guarantee, or having the economic effect of guaranteeing, or otherwise providing credit support for, any Indebtedness, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, by contract, as a general partner or otherwise, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase or pay any such primary obligation or to purchase any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or for the purchase of any property constituting direct or indirect security therefor or
(ii) to maintain working capital or equity capital or any other financial statement condition or liquidity of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase or lease property, securities or services from the primary obligor or other Person, in each case, primarily for the purpose of assuring the performance of the primary obligor of any such primary obligation or assuring the owner of any such primary obligation of the repayment of such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

     "Hazardous Materials" shall mean petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, pollutants, contaminants, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "infectious waste," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law.

     "Hedging Agreements" shall mean any Interest Rate Protection Agreement or Currency Price Protection Agreement (including, without limitation, any Lender Hedging Agreement).

     "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness and/or other obligations of such Person for borrowed money, under any synthetic lease, or for the deferred purchase price of property or services purchased (other than amounts constituting accounts payables arising in the ordinary course of business); (ii) all indebtedness and/or other obligations of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan); (iii) all Guaranties of such Person of the indebtedness of others of the type described in clauses (i), (ii), (vi), (vii), (viii), (ix) and/or (x) of this definition; (iv) indebtedness of other Persons of the type described in this definition that such Person has directly or indirectly assumed; (v) indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness (provided that if such Person has not assumed such indebtedness of another Person then the amount of indebtedness of such Person pursuant to this clause (v) for purposes of this Credit Agreement shall be equal to the lesser of the amount of the indebtedness of the other Person or the fair market value of the assets of such Person which secures such indebtedness); (vi) obligations, contingent or otherwise of such Person in respect of letters of credit, letters of guaranty, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (vii) obligations of such Person under Capital Leases;
(viii) all obligations of such Person under any Hedging Agreement; (ix) obligations under any securitization or monetization arrangement; and (x) obligations of such Person under any Equity Interest (including preferred stock) that is mandatorily redeemable or is redeemable at the option of the holder thereof. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For purposes of this Credit Agreement, or any date of determination, the Indebtedness in respect of a Hedging Agreement entered into by any Person shall be equal to the maximum aggregate amount (after giving effect to any enforceable netting agreements) that such Person would be required to pay if such Hedging Agreement was terminated at such time.

     "Indemnified Party" shall have the meaning given to such term in Section
11.5 hereof.

     "Initial Date" shall mean (i) in the case of the Administrative Agent, the Tranche A Agent, each of the Syndication Agents and Bank of America, N.A., in its capacity as an Issuing Bank, the Closing Date, (ii) in the case of each Lender and each other Issuing Bank which is an original party to this Credit Agreement, the Closing Date, (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender and (iv) in the case of any other Issuing Bank, the effective date on which it became an Issuing Bank hereunder.

     "Instrument of Assumption and Joinder" shall mean an Assumption and Joinder Agreement substantially in the form of Exhibit C hereto.

     "Intercreditor Agreements" shall mean, collectively, the Citibank Intercreditor Agreement and the Genco Intercreditor Agreement.

     "Interest Deficit" shall have the meaning given to such term in Section
2.18 hereof.

     "Interest Expense" shall mean without duplication, for any period for RRI and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) (a) the total interest expense for such period, plus (b) the interest expense during such period attributable to (i) the REMA Lease, (ii) the fees and yield paid in connection with, or interest expense attributable to, any account receivables securitization or monetization permitted hereunder (other than with respect to the California Receivables), and (iii) any cash capitalized interest paid during such period, plus (c) all cash dividends and distributions paid on preferred or preference stock, minus (d)(i) the total interest income of such Person and its Subsidiaries, including interest income from the Purchase Escrow Account or any other escrow or trust account, but excluding any interest income attributable to the settlement and collection of the California Receivables for such period, (ii) in all cases whether expensed or amortized, any interest expense attributable to (A) any makewhole or premium paid in connection with the repayment of any Debt permitted hereunder, (B) any upfront direct or indirect costs, expenses, or fees incurred in connection with, including those arising out of the preparation for the maturity of, (1) the Existing Credit Agreements, this Credit Agreement and the other Fundamental Documents, the restructuring of the Debt of OPC and its Subsidiaries and the restructuring of the Debt of RECE and Reliant Energy Power Generation Benelux B.V. or (2) the incurrence of any Debt after the Closing Date, (C) any incentive fees or one-time fees payable in connection with any Debt or fees payable for failure to reduce Debt below certain levels, including, without limitation, any Reduction Fee paid, (D) the upfront cost of any Interest Rate Protection Agreement permitted hereunder and existing on the Closing Date (excluding on-going settlement payments in connection with permitted interest rate swap agreements), and (E) any of the RRI Warrants; (iii) any interest expense attributable to the Liberty Project Financing, (iv) the fees and yield paid in connection with, or other interest expense attributable to, the settlement and collection of the California Receivables and (v) all non-recurring interest expense with respect to items not constituting Indebtedness.

     "Interest Payment Date" shall mean as to any Loan, the last Business Day of each month (commencing the last Business Day of April 2003), the last day of each Interest Period (with respect to Eurodollar Loans), and the Final Maturity Date or the Senior Priority Maturity Date (as applicable).

     "Interest Period" shall mean as to any Eurodollar Loan, the period commencing on the date such Loan is made, continued or converted or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, then the last day) in the calendar month that is one, two, three, six or nine months thereafter as the applicable Borrower may elect; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected with respect to any Term Loan, Tranche A Loan or any Revolving Credit Loan which Interest Period would end later than the Final Maturity Date,
(iii) no Interest Period may be selected with respect to any Senior Priority Loan which Interest Period would end later than December 15, 2004, (iv) interest shall accrue from and including the first day of such Interest Period to, but excluding, the last day of such Interest Period, (v) no Interest Period with respect to any portion of the Tranche A Loans constituting a Eurodollar Loan may be selected which result in the aggregate amount of Eurodollar Loans which are Tranche A Loans having Interest Periods ending after any date on which an installment of principal of the Tranche A Loans is scheduled to mature, being in excess of the aggregate principal installments scheduled to mature after such date, and (vi) no Interest Period with respect to any portion of the Term Loans constituting a Eurodollar Loan may be selected which would result in the aggregate amount of Eurodollar Loans which are Term Loans having Interest Periods ending after any date on which an installment of principal of the Term Loans is scheduled to mature, being in excess of the aggregate principal installments scheduled to mature after such date.

     "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Credit Party or a Subsidiary of a Credit Party against fluctuations in interest rates or to reduce the effect of any such fluctuations.

     "Interest Rate Type" shall have the meaning given to such term in
Section 2.6 hereof.

     "Interim 364-Day Credit Agreement" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "Investment" shall mean any capital stock or other Equity Interest or security of any Person (including any option, warrant or other right to acquire any of the foregoing), any loan, advance, evidence of Indebtedness, contribution of capital, extension of credit or commitment therefor (including the Guaranty of loans made to others and Guaranties of other obligations, but excluding any current trade or customer account receivable for goods sold or services provided and arising in the ordinary course of business), any investment or other interest in any Person or any purchase or other acquisition of (i) any

Equity Interest or security of another Person or (ii) a line of business, or all or substantially all of the assets, of any Person or any commitment to make any such purchase or acquisition.

     "ISP" shall have the meaning given to such term in Section 2.4(d) hereof.

     "Issuing Bank" shall mean (a) (i) with respect to Revolver Letters of Credit (other than those set forth in Schedule 1I hereto), each of Bank of America, N.A., Barclays Bank PLC, Deutsche Bank AG, New York Branch, Westdeutsche Landesbank Girozentrale, and any Lender which agrees (pursuant to a joinder in form and substance satisfactory to the Administrative Agent) to be an Issuing Bank for Revolver Letters of Credit after the Closing Date, each in its capacity as an issuer of Revolver Letters of Credit hereunder, and in each case, its successors in such capacity as provided in Section 2.4(k) hereof, and (ii) subject to the provisions of Section 2.4(m) hereof, with respect to those certain Revolver Letters of Credit listed on Schedule 1I hereto, JP Morgan Chase Bank (each of the foregoing entities referred to in this clause (a), a "Revolver Issuing Bank"); provided, however, that each of the Revolver Issuing Banks referred to in clause (a)(i) above shall only be required to issue Revolver Letters of Credit in accordance with the terms and subject to the conditions set forth herein, up to an aggregate amount, at any one time, not in excess of the amount opposite such entity's name under the column entitled "Issuing Bank Amount for Revolver Letters of Credit" in Schedule 1 hereto (as such Schedule may be amended in accordance with the terms hereof); and (b) with respect to Senior Priority Letters of Credit, Bank of America, N.A., Barclays Bank PLC, Deutsche Bank AG, New York Branch, and any Lender which agrees (pursuant to a joinder in form and substance satisfactory to the Administrative Agent) to be an Issuing Bank for Senior Priority Letters of Credit after the Closing Date, each in its capacity as an issuer of Senior Priority Letters of Credit hereunder, and each case, and its successors in such capacity as provided in Section 2.5(k) hereof; provided, however, that each of the foregoing entities referred to in this clause (b) (each a "Senior Priority Issuing Bank") shall only be required to issue Senior Priority Letters of Credit in accordance with the terms and subject to the conditions set forth herein, up to an aggregate amount, at any one time, not in excess of the amount opposite such entity's name under the column entitled "Issuing Bank Amount for Senior Priority Letters of Credit" in
Schedule 1 hereto (as such Schedule may be amended in accordance with the terms hereof). Each of the foregoing Issuing Banks may, in its discretion, arrange for Letters of Credit to be issued by an affiliate of the Issuing Bank as long as such affiliate is reasonably acceptable to the beneficiary under the Letter of Credit, in which case, the term "Issuing Bank" shall include, with respect to Letters of Credit issued by such affiliate, such affiliate.

     "January 22, 2003 Lender Presentation" shall mean the set of financial statements, projections and other financial and operational information of RRI and its Subsidiaries prepared by RRI and its financial advisors and distributed to the Lenders at the meeting held in New York City on January 22, 2003.

     "Joint Book-Running Managers" shall mean Banc of America Securities LLC, Barclays Capital and Deutsche Bank Securities, Inc.

     "Joint Venture" shall mean any Person (other than a wholly owned Subsidiary of a Credit Party) in which an Equity Interest is, at the time any determination is being made, owned or controlled by a Credit Party as permitted by this Credit Agreement.

     "Junior Securities" shall mean the issuance by RRI, solely for cash proceeds (except for the conversion of any convertible security into ordinary common stock of RRI), of senior subordinated notes (where either (i) the subordination provisions of such notes shall be at least as favorable to the Lenders as the subordination provisions set forth in Schedule 1C hereto; or (ii) the subordination provisions shall be in all respects satisfactory to the Agents), or preferred or preference stock of any kind, common equity securities, or any warrants, options or similar instruments for the purchase of any equity interest, whether common or preferred; provided, that any convertible security constituting a "Junior Security" pursuant to the foregoing shall only be convertible into ordinary common stock of RRI.

     "L/C Certificate" shall mean a certificate, substantially in the form of Exhibit B-2 hereto, to be delivered by the applicable Borrower to the Administrative Agent and the applicable Issuing Bank in connection with the issuance of each Letter of Credit or the amendment of any outstanding Letter of Credit to increase the face amount thereof (as applicable).

     "L/C Exposure" shall mean, at any time, the aggregate amount of Revolver L/C Exposure, plus the aggregate amount of Senior Priority L/C Exposure.

     "Lender" and "Lenders" shall mean the financial institutions whose names and signatures appear at the foot hereof and any assignee of a Lender pursuant to Section 11.3 hereof, and their respective successors.

     "Lender Hedging Agreement" shall mean a Hedging Agreement entered into by and between a Lender (or an affiliate of a Lender) and a Credit Party.

     "Lender Hedging Bank" shall mean any Lender or affiliate of a Lender which has entered into a Lender Hedging Agreement.

     "Lender Hedging Obligations" shall mean all the obligations of RRI and/or any other Credit Party to Lender Hedging Banks under Lender Hedging Agreements.

     "Lending Office" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which such Lender's Eurodollar Loans or Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Base Rate Loans are made, as notified by such Lender to the Administrative Agent and/or the Tranche A Agent (as applicable) from time to time.

     "Letter of Credit Fees" shall mean (i) the fees payable in respect of Revolver Letters of Credit pursuant to Section 2.4 hereof and (ii) the fees payable in respect of Senior Priority Letters of Credit pursuant to Section 2.5 hereof.

     "Letters of Credit" shall mean, collectively, the Revolver Letters of Credit and the Senior Priority Letters of Credit. A "Letter of Credit" shall mean any Revolver Letter of Credit or Senior Priority Letter of Credit individually.

     "Liberty" shall mean Liberty Electric Power, LLC, a Delaware limited liability company.

     "Liberty Project Financing" shall mean the Indebtedness incurred by Liberty Electric PA, LLC and Liberty to finance the 568 Megawatt combined cycle gas-fueled electric generating plant located in the Borough of Eddystone, Delaware County, Pennsylvania, together with any extensions, amendments, or refinancings thereof to the extent permitted hereunder.

     "LIBO Rate" shall mean, with respect to any Interest Period for a Eurodollar Loan, the following:

     (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such

Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

     (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

     (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Eurodollar Loan and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

     "Lien" shall mean any mortgage, deed of trust, hypothecation, pledge, security interest, encumbrance, lien or charge in each case of any kind or nature whatsoever (including, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction, and with respect to any Equity Interest or other security, any purchase option, call or similar right of a third party with respect to such Equity Interest or other security).

     "Limited Guarantor" shall mean a Guarantor listed on Schedule 1D hereto.

     "Loans" shall mean, collectively, the Term Loans, the Tranche A Loans, the Revolving Credit Loans and the Senior Priority Loans. A "Loan" shall mean any one of such Loans individually.

     "Margin Stock" shall be as defined in Regulation U of the Board.

     "Master Power Purchase and Sale Agreement" shall mean the Master Power Purchase and Sale Agreement dated as of October 1, 2002 between Texas Genco, L.P. and Reliant Energy Electric Solutions, LLC, as the same has been, may hereafter be, amended, supplemented or otherwise modified from time to time.

     "Master Separation Agreement" shall mean that certain Master Separation Agreement, dated as of December 31, 2000, by and between CenterPoint Energy Houston Electric, LLC (as successor to Reliant Energy Incorporated), and RRI, as the same has been, may hereafter be, amended, supplemented or otherwise modified from time to time.

     "Master Trust Agreement" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "Material Adverse Effect" shall mean any event, development, condition or circumstance that (a) has a material adverse effect on the business, assets, properties, performance, operations, financial condition or prospects of the Credit Parties taken as a whole, (b) materially impairs the ability of the Credit Parties to perform their material obligations under the Fundamental Documents, (c) materially and adversely affects the rights or remedies of, or benefits available to, the Administrative Agent, the

Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Lenders or any other Secured Party, under any Fundamental Document, or (d) materially and adversely affects the Liens granted to the Administrative Agent and/or the Collateral Agent (for the benefit of the Secured Parties) and/or the Tranche A Collateral Agent (for the benefit of the Lenders owed the Adjusted Tranche A Obligations) or materially impairs the validity or enforceability thereof in either case in this clause (d) with respect to a material portion of the Collateral and the Mortgaged Real Property Assets.

     "Material Capacity Contract" shall have the meaning given to such term in
Section 6.12 hereof.

     "Material Credit Party" shall mean: RRI and either

          (A) as of any date of determination occurring on or prior to December 31, 2004, (i) those Subsidiaries of RRI listed in Schedule 3.5(b) hereto
     (ii) any other Subsidiary of RRI, which Subsidiary is a Credit Party hereunder and either (x) owns Collateral and/or Mortgaged Real Property Assets having an aggregate book value in excess of one percent (1%) of the total book value of assets of all the Credit Parties on a deconsolidated basis after giving effect to intercompany eliminations, or (y) has contributed during the most recently completed period of four (4) fiscal quarters for which financial statements are available, five percent (5%) or more of the Adjusted Consolidated EBITDAR for such period; and (iii) to the extent not listed in Schedule 3.5(b) hereto and not a "Material Credit Party" pursuant to clause (A)(ii) above, any other Subsidiary of RRI, which Subsidiary is the direct or indirect parent of a Subsidiary that is a "Material Credit Party" pursuant to clause (A)(ii) above; and

          (B) as of any date of determination occurring on or after January 1, 2005, (1) any Subsidiary of RRI which is a Credit Party hereunder and either (a) owns Collateral and/or Mortgaged Real Property Assets having an aggregate book value in excess of one percent (1%) of the total book value of assets of all the Credit Parties on a deconsolidated basis after giving effect to intercompany eliminations, or (b) has contributed during any period of four (4) consecutive fiscal quarters occurring at any time during the most recently completed period of twelve fiscal quarters for which financial statements are available, five percent (5%) or more of the Adjusted Consolidated EBITDAR for such period; and (2) to the extent not a "Material Credit Party" pursuant to clause (B)(1) above, any Subsidiary of RRI, which Subsidiary is the direct or indirect parent of a Subsidiary that is a "Material Credit Party" pursuant to clause (B)(1) above.

     "Material Facility Leases" shall mean a lease or sublease of a material portion of one of the Mortgaged Real Property Assets by a Credit Party or its predecessor in title, to a Person who is not a Credit Party and which (i) grants such Person an exclusive right of occupancy that is superior to the Mortgage covering such Mortgaged Real Property Asset and (ii) is not terminable by the lessor or sublessor on no more than thirty (30) days prior written notice. For purposes of this Credit Agreement any such lease or sublease shall not be deemed to cover a material portion of a Mortgaged Real Property Asset if the real property covered thereby is not essential to the operation of the electric power plant located thereon for its intended purposes.

     "Material Indebtedness" shall mean Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Credit Parties and/or Subsidiaries of a Credit Party in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Credit Party or Subsidiary thereof in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (after giving effect to any enforceable netting agreements) that such Credit Party or Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "Maturity Date" shall mean the Final Maturity Date and/or the Senior Priority Maturity Date, as the context so requires.

     "Moody's" shall mean Moody's Investors Service, Inc. or if such company shall cease to issue ratings, another nationally recognized rating company selected in good faith by mutual agreement of the Administrative Agent and RRI.

     "Mortgage" shall mean any mortgage, deed of trust, deed to secure debt or such equivalent document now existing or hereafter entered into, that is executed and delivered by one or more of the Credit Parties to the Collateral Agent (for the benefit of the Secured Parties) or previously delivered by one or more of the Credit Parties to the Tranche A Collateral Agent (for the benefit of the Lenders owed the Adjusted Tranche A Obligations) (including the Restructured SL Mortgages) and in each case, as any such document may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Mortgaged Real Property Assets" shall mean those Real Property Assets of the Credit Parties on which a Lien has been granted by the applicable Credit Party to the Collateral Agent (for the benefit of the Secured Parties) which as of the Closing Date shall be those Real Property Assets listed on Schedules 3.21(a) and 3.21(b) hereto.

     "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA to which any Credit Party or ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the five (5) preceding plan years made or accrued an obligation to make contributions.

     "NEA Dividend" shall mean any and all dividends that may be declared and become payable by B.V. Nederlands Elektriciteit Administratiekantor to Reliant Energy Power Generation Benelux B.V.

     "Net Cash Proceeds" shall mean the aggregate cash proceeds received by a Credit Party (including, as applicable, all cash proceeds received by way of (i) deferred payment of principal pursuant to a note or installment receivable or otherwise, (ii) any cash received in respect of any non-cash consideration,
(iii) receivables retained by a Credit Party or any Subsidiary thereof as part of any sales consideration and (iv) amounts for reserves or holdback and other amounts released to such Credit Party including, from a NEA Dividend and Stranded Costs, in the case of each of the foregoing clauses, only as and when such cash proceeds are received), minus the following, without any duplication:
(a) reasonable and customary brokerage, underwriter's and placement agent's commissions and other reasonable and customary fees and direct expenses (including reasonable and customary fees and expenses of counsel and investment bankers and fees of lenders and note purchasers) actually paid by the applicable Credit Party or Subsidiary to third parties (other than Affiliates) related to such transaction, (b) to the extent applicable, with respect to any sale or other disposition of assets permitted hereunder, payments made to retire Indebtedness (other than the Loans) where payment of such Indebtedness is required in connection with such sale or disposition, (c) any income, franchise, transfer or other tax liability of any Credit Party arising from the applicable transaction; provided, that such taxes are payable in cash in the current year or in the next succeeding year with respect to the current year as a direct result of the applicable transaction, and (d) to the extent applicable, with respect to any sale or other disposition of assets permitted hereunder, reasonable reserves for customary indemnity obligations and purchase price adjustments; provided, however, that proceeds of insurance on account of the loss of or damage to any assets and Condemnation Proceeds, in each case to the extent paid to the Lenders or otherwise utilized pursuant to and in accordance with Section 2.11(i) hereof, shall not be deemed to be Net Cash Proceeds. Notwithstanding the foregoing, any cash collateral or other cash postings returned to any Credit Party in connection with any sale, transfer or disposition, including, any termination of a trading position, shall not constitute Net Cash Proceeds.

     "Ninety Percent Lenders" shall mean, at any time, Lenders having aggregate Credit Exposure representing more than ninety percent (90%) of the Total Credit Exposure at such time; provided, that for purposes of this definition, the Credit Exposure of a Lender shall be disregarded if and for so long as such Lender shall be a Defaulting Lender.

     "Non-Credit Party" shall mean any Subsidiary of a Credit Party which Subsidiary is not itself a Credit Party hereunder.

     "Note" shall have the meaning given to such term in Section 2.7(h) hereof.

     "Obligations" shall mean:

     (a) all obligations whether, direct or indirect, contingent or absolute, of every type or description and at any time existing, of RRI or any other Credit Party (as applicable) to make due and punctual payment of (i) principal of, and all interest on, the Loans, the Commitment Fees, the Letter of Credit Fees, reimbursement obligations in respect of Letters of Credit, costs and attorneys' fees and all other monetary obligations of RRI to any of the Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any affiliate of any of the Agents, the Collateral Agent, the Tranche A Agent or the Tranche A Collateral Agent, any Issuing Bank or any Lender under or in respect of this Credit Agreement, any Note, any other Fundamental Document or the Fee Letters (including interest accruing at the then applicable rate provided in this Credit Agreement after the maturity of any of the Loans and Post-Petition Interest accruing or payable at the then applicable rate provided in this Credit Agreement), (ii) any and all Lender Hedging Obligations (including a conditional obligation to make a future payment under an outstanding Lender Hedging Agreement); provided, that in the case of any Lender Hedging Obligation, (x) RRI or such other Credit Party (as applicable) shall have been permitted to enter into the applicable Lender Hedging Agreement pursuant to this Credit Agreement and (y) the Administrative Agent shall have received written notice of the applicable Lender Hedging Agreement (1) in the case of a Lender Hedging Agreement in existence on the Closing Date, within ten (10) Business Days after the Closing Date and (2) in the case of any Lender Hedging Agreement entered into after the Closing Date, within ten (10) Business Days after the execution of such Lender Hedging Agreement, and (iii) amounts payable to any Lender in connection with any bank account maintained by the Borrower or any other Credit Party at such Lender or any other banking services (including, without limitation, cash management services) provided to the Borrower or any other Credit Party by such Lender; and

     (b) all other obligations, liabilities and duties of RRI or any other Credit Party pursuant to this Credit Agreement or any other Fundamental Document, including its obligations under its Guaranty pursuant to Article 8 hereof.

     "Offices" shall have the meaning given to such term in Section 3.9 hereof.

     "OPC" shall mean Orion Power Capital, LLC, a Delaware limited liability company.

     "OPH" shall mean Orion Power Holdings, Inc., a Delaware corporation.

     "OPMW" shall mean Orion Power MidWest, L.P., a Delaware limited partnership.

     "OPNY" shall mean Orion Power New York, L.P., a Delaware limited partnership.

     "Option Agreement" shall mean that certain Option Agreement, dated as of December 31, 2000, by and between CenterPoint Energy Houston Electric, LLC (as successor to Reliant Energy Incorporated) and RRI, as the same may be amended, supplemented or otherwise modified from time to time.

     "Organizational Documents" shall mean (i) with respect to any corporation, its certificate or articles of incorporation, and its by-laws, in each case, as then in effect, (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, in each case, as then in effect, (iii) with respect to any general partnership, its partnership agreement, in each case, as then in effect, (iv) with respect to any limited liability company, its certificate of formation or articles of organization, and its operating agreement, in each case, as then in effect, (v) with respect to any unlimited liability company, its certificate of formation, and its memorandum and articles of association, in each case, as then in effect, and
(vi) with respect to any trust, its declaration of trust or similar instrument.

     "Original SL Mortgages" shall mean the documents described in Schedule 1E hereto.

     "Outside Date" shall mean the date which is nine (9) months after the date on which RRI or any of its Subsidiaries first acquires any shares of the capital stock of Texas Genco.

     "Owner Trusts" shall mean (i) Seward Trust, a Delaware statutory trust,
(ii) Hunterstown Trust, a Delaware statutory trust, and (iii) Choctaw County Trust, a Delaware statutory trust.

     "Participant Register" shall have the meaning given to such term in Section 11.3(g) hereof.

     "Participation Agreement" shall have the meaning given to such term in
Section 11.3(g) hereof.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Percentage" shall mean with respect to any Lender, the percentage of the Total Credit Exposure represented by such Lender's Credit Exposure.

     "Perfection Certificate" shall have the meaning given to such term in the Security Agreement.

     "Perfection Supplement" shall have the meaning given to such term in the Security Agreement.

     "Permitted Encumbrances" shall mean Liens permitted under Section 6.2 hereof.

     "Person" shall mean any natural person, corporation, division of a corporation, partnership, limited liability partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" shall mean an employee pension benefit plan within the meaning of
Section 3(2) of ERISA, other than a Multiemployer Plan, maintained or contributed to by any Credit Party or any ERISA Affiliate, or otherwise pursuant to which any Credit Party could have liability.

     "Post-Petition Interest" shall mean interest accruing after the filing of any petition in bankruptcy, or the commencement of any case, proceeding or action relating to the bankruptcy, reorganization or insolvency of RRI or any other Credit Party (or interest that would accrue but for the operation of applicable bankruptcy, reorganization or insolvency laws), whether or not a claim for post-filing or post-petition interest is allowed or allowable as a claim in any such case, proceeding or action.

     "Premises" shall mean any real property currently or formerly owned, leased or operated by any Credit Party or any Subsidiary of any Credit Party, including, but not limited to, all soil, surface water, or groundwater thereat.

     "Prepayment Collateral Account" shall have the meaning given to such term in Section 9.1 hereof.

     "Prepayment Date" shall have the meaning given to such term in Section 2.11(o) hereof.

     "Proprietary Rights" shall have the meaning given to such term in Section
3.9 hereof.

     "Pro Rata Share" shall mean with respect to any Obligation or other amount, each Lender's pro rata share of such Obligation or other amount determined in accordance with such Lender's Percentage.

     "Prudent Risk Policy Modifications" shall have the meaning given to such term in Section 5.19(b) hereof.

     "Purchase Escrow Account" shall mean a Securities Account with the Collateral Agent or one of its Affiliates in which funds shall be deposited and withdrawn in accordance with, and for the purposes set forth in Sections5.15(b) and 5.18 hereof and the applicable Securities Account Control Agreement executed with respect to such account.

     "Purchasing Lender" shall have the meaning given to such term in Section 2.15(e).

     "Real Property Assets" shall mean as of any time, (i) all parcels of real property, owned or leased at such time directly or indirectly by any Credit Party or any Subsidiary of a Credit Party, together with in each case, all buildings, improvements, appurtenant fixtures, easements and other property and rights of any Credit Party or any Subsidiary of a Credit Party incidental to the ownership or lease (as applicable) of such parcel of real property or any of the foregoing and (ii) all Rights of Way.

     "RECE" shall mean Reliant Energy Capital (Europe), Inc., a Delaware corporation.

     "RECE Credit Facility" shall mean that certain Euro 600,000,000 Facility Agreement, dated as of February 25, 2000, by and between RECE and Barclays Bank PLC, as Agent, as amended by the Amendment Letter, dated as of June 14, 2000, the Amendment Letter, dated as of June 11, 2001 and the Amendment Letter, dated as of November 16, 2001, as such agreement may be further amended, amended and restated or otherwise modified from time to time.

     "Recovery Event" means (a) the receipt of any Condemnation Proceeds in excess, for any single event, of $10,000,000, or (b) the receipt of proceeds of any insurance (other than business interruption insurance) required to be maintained pursuant to this Credit Agreement or any other Fundamental Document on account of each separate loss, damage or injury in excess of $10,000,000 to any tangible property of RRI or any other Credit Party.

     "Reduction Date" shall mean each of the following dates: May 14, 2004, May 16, 2005, and May 15, 2006.

     "Reduction Fee" shall have the meaning given to such term in Section 2.9(f) hereof.

     "REE" shall mean Reliant Energy Europe, Inc., a Delaware corporation.

     "Register" shall have the meaning given to such term in Section 11.3(e) hereof.

     "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Related Fund" shall mean, with respect to any Lender that is a fund that invests in the type of credit extended hereunder, any other fund that (i) invests in such type of credit, (ii) is advised or managed by the same investment advisor as such Lender, and (iii) has been advised or managed by such same investment advisor for a period of not less than 120 days immediately prior to the proposed assignment to such fund hereunder.

     "Related Parties" shall mean, with respect to any Person, such Person's affiliates and the respective directors, officers, employees, representatives, trustees, agents, advisors (including, without limitation, investment advisors) of, attorneys-in-fact of, and any professionals retained by, such Person or any of such Person's affiliates.

     "Release" shall mean any discharging, disposing, emitting, leaking, pumping, pouring, emptying, injecting, escaping, leaching, dumping or spilling of any Hazardous Material through, on, above, under or into the Environment.

     "Reliant LLCs" shall mean (i) Reliant Energy Seward, LLC, a Delaware limited liability company, (ii) Reliant Energy Hunterstown, LLC, a Delaware limited liability company, and (iii) Reliant Energy Choctaw County, LLC, a Mississippi limited liability company.

     "REMA" shall mean Reliant Energy Mid-Atlantic Power Holdings, LLC, a Delaware limited liability company.

     "REMA Lease" shall mean, collectively, the obligations of REMA as facility lessee under the Facility Lease Agreements, each dated as of August 24, 2000 and each between REMA and, respectively, Conemaugh Lessor Genco, LLC, Keystone Lessor Genco, LLC, and Shawville Lessor Genco, LLC, and under the related participation agreements and other documents executed in connection therewith.

     "REPGI" shall have the meaning given to such term in the definition of "Bighorn Intercompany Lease" set forth in this Article 1.

     "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA.

     "Required Lenders" shall mean, at any time, Lenders having aggregate Credit Exposure representing more than fifty percent (50%) of the Total Credit Exposure at such time; provided, that for purposes of this definition, the Credit Exposure of a Lender shall be disregarded if and for so long as such Lender shall be a Defaulting Lender.

     "Required Restructured Lenders" shall mean, at any time (i) Lenders holding more than fifty percent (50%) of the aggregate principal amount, if any, of the Term Loans, the Tranche A Loans and the Revolving Credit Loans then outstanding, the aggregate outstanding amount of Revolver L/C Exposure and the unused amount of the Total Revolving Credit Commitment then in effect or (ii) if no Term Loans, no Tranche A Loans and no Revolver Letters of Credit are then outstanding, Lenders holding more than fifty percent (50%) of the Total Revolving Credit Commitment; provided, that for purposes of this definition, the Loans, the pro rata portion of Revolver L/C Exposure and the Revolving Credit Commitment (as applicable) of a Lender shall be disregarded if and for so long as such Lender shall be a Defaulting Lender.

     "Required Revolving Lenders" shall mean, at any time (i) Revolving Credit Lenders holding more than fifty percent (50%) of the unpaid principal amount, if any, of the Revolving Credit Loans and Revolver L/C Exposure then outstanding or
(ii) if no Revolving Credit Loans and no Revolver Letters of Credit are then outstanding, Revolving Credit Lenders holding more than fifty percent (50%) of the Total Revolving Credit Commitment; provided, that for purposes of this definition, the Revolving Credit Loans, the pro rata portion of Revolver L/C Exposure and the Revolving Credit Commitment of a Revolving Credit Lender shall be disregarded if and for so long as such Revolving Credit Lender shall be a Defaulting Lender.

     "Required Senior Priority Lenders" shall mean, at any time (A) (i) Senior Priority Lenders holding more than fifty percent (50%) of the unpaid principal amount, if any, of the Senior Priority Loans and Senior Priority L/C Exposure then outstanding or (ii) if no Senior Priority Loans and no Senior Priority Letters of Credit are then outstanding, Senior Priority Lenders holding more than fifty percent (50%) of the Total Senior Priority Commitment, and (B) (1) if the aggregate Senior Priority Commitments of the Agents (in their capacity as Senior Priority Lenders hereunder) is greater than or equal to $150 million, all of the Agents or (2) if the aggregate Senior Priority Commitments of the Agents (in their capacity as Senior Priority Lenders hereunder) is less than $150 million, two of the Agents; provided, that for purposes of this definition, the Senior Priority Loans, the pro rata portion of Senior Priority L/C Exposure and the Senior Priority Commitment of a Senior Priority Lender shall be disregarded if and for so long as such Senior Priority Lender shall be a Defaulting Lender.

     "Required Term Lenders" shall mean, at any time, Term Lenders holding more than fifty percent (50%) of the aggregate unpaid principal amount of the Term Loans then outstanding; provided, that for purposes of this definition, the Term Loans of a Term Lender shall be disregarded if and for so long as such Term Lender shall be a Defaulting Lender.

     "Required Tranche A Lenders" shall mean, at any time, Tranche A Lenders holding more than fifty percent (50%) of the aggregate unpaid principal amount of the Tranche A Loans then outstanding; provided, that for purposes of this definition, the Tranche A Loans of a Tranche A Lender shall be disregarded if and for so long as such Tranche A Lender shall be a Defaulting Lender.

     "Requirements" shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, directives, rules, regulations and requirements of every Governmental Authority having jurisdiction over any Real Property Asset and all restrictive covenants applicable to any Real Property Asset.

     "Restricted Payment" shall mean (i) any distribution, dividend or other direct or indirect payment (whether in cash, securities or other property) on account of shares of any class of stock of, partnership interest in, or any other Equity Interest of, a Credit Party or any Subsidiary or Affiliate of a Credit Party, (ii) any purchase, redemption or other acquisition, re-acquisition or retirement, cancellation or termination by a Credit Party of any shares of any class of its own capital stock or any of its other Equity Interest(s) (as applicable) or Equity Interest(s) of another Credit Party or any Affiliate, now or hereafter outstanding, (iii) any payment (whether in cash, securities or other property) made to retire, or obtain the surrender of, any outstanding warrants, puts or options or other rights to purchase or otherwise acquire shares of any class of stock of, or any other Equity Interest in, a Credit Party or any Subsidiary or other Affiliate of a Credit Party, now or hereafter outstanding, (iv) any payment by a Credit Party of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness now or hereafter outstanding which Indebtedness is subordinated to any of the Obligations, and (v) any other transaction the economic effect of which is similar to any of the transactions described in the foregoing clauses (i) through (iv).

     "Restructured Lenders" shall mean those Lenders holding the Term Loans, the Tranche A Loans, the Revolving Credit Loans and/or a Revolving Credit Commitment hereunder.

     "Restructured Obligations" shall mean all Obligations which are not Senior Priority Obligations.

     "Restructured SL Mortgages" shall mean the documents described in Schedule 1H hereto.

     "Restructured Synthetic Lease Documents" shall mean the documents described in Schedule 1G hereto.

     "Retail Clawback" shall mean any payment RRI or any of its Subsidiaries is required under Texas law as provided in Section 39.262 of the Texas Public Utility Regulatory Act to make to CenterPoint, for the extent by which RRI's affiliated retail electric provider's price to beat for providing retail electric service to residential and small commercial customers in CenterPoint's Houston service territory during 2002 and 2003 exceeds the market price of electricity.

     "Revolver Anti-Hoarding Conditions" shall have the meaning given to such term in Section 4.2(b) hereof.

     "Revolver Commitment Fee" and "Revolver Commitment Fees" shall have the meaning given to such terms in Section 2.9(a) hereof.

     "Revolver Issuing Bank" shall have the meaning given to such term in the definition of "Issuing Bank" set forth in this Article 1.

     "Revolver L/C Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Revolver Letters of Credit then outstanding plus (without duplication), the face amount of all drafts which have been presented or accepted under all Revolver Letters of Credit but have not yet been paid or have been paid, but not reimbursed, whether directly or from the proceeds of a Revolving Credit Loan hereunder. The Revolver L/C Exposure of any Revolving Credit Lender at any time shall be such Revolving Credit Lender's Revolving Credit Percentage of the total Revolver L/C Exposure at such time.

     "Revolver Letter of Credit" shall mean a standby letter of credit issued by a Revolver Issuing Bank pursuant to Section 2.4 hereof.

     "Revolving Credit Commitment" shall mean the commitment of a Lender to make Revolving Credit Loans to RRI, and to participate in Revolver Letters of Credit from the Initial Date applicable to such Lender to the Revolving Credit Commitment Termination Date up to an aggregate amount, at any one time, not in excess of the amount set forth (i) opposite such Lender's name under the column entitled "Revolving Credit Commitment" appearing in Schedule 1 hereto, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced or modified from time to time in accordance with the terms of this Credit Agreement.

     "Revolving Credit Commitment Termination Date" shall mean the earlier of
(i) March 15, 2007, and (ii) the date on which the Total Revolving Credit Commitment shall terminate in accordance with Section 2.10 or Article 7 hereof.

     "Revolving Credit Lender" shall mean any Lender holding a Revolving Credit Commitment hereunder, or, if no such Revolving Credit Commitments are outstanding, any Lender holding a Revolving Credit Loan.

     "Revolving Credit Loans" shall have the meaning given to such term in
Section 2.2(a) hereof.

     "Revolving Credit Percentage" shall mean with respect to any Revolving Credit Lender, the percentage of the Total Revolving Credit Commitment represented by such Revolving Credit Lender's Revolving Credit Commitment.

     "Rights of Way" shall mean all rights of way, easements and all other similar rights granted to any of the Credit Parties (excluding leases) for the right to use and/or have access to and through real property that are or should be evidenced by instruments recorded in the appropriate real property records office of each of the counties where such real property is located.

     "RRI" shall mean Reliant Resources, Inc., a Delaware corporation.

     "RRI Warrants" shall mean the warrants issued by RRI pursuant to the Warrant Agreement.

     "S&P" shall mean Standard & Poor's Ratings Group (presently a division of The McGraw-Hill Companies, Inc.), together with its successors, or, if such company shall cease to issue ratings, another nationally recognized rating company selected in good faith by mutual agreement of the Administrative Agent and RRI.

     "Secured Parties" shall mean the Administrative Agent, the other Agents, the Tranche A Agent, the Issuing Banks, the Collateral Agent, the Tranche A Collateral Agent, the Lenders, the Lender Hedging Banks, any and all Cash Management Banks, and each of their respective successors and assigns.

     "Securities Account" shall mean any securities account as such term is defined in the UCC, now or hereafter held in the name of any Credit Party.

     "Securities Account Control Agreement" shall mean, with respect to any Pledged Securities or other Investment Property, a written agreement or other authenticated record with the

Collateral Agent, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, pursuant to which the securities intermediary which holds such Pledged Securities or such other Investment Property shall agree, among other things, to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to Pledged Securities or other Investment Property without further consent of any Credit Party or its nominee.

     "Security Agreement" shall mean the Security Agreement substantially in the form of Exhibit H hereto, among RRI, the other Credit Parties and the Collateral Agent (for the benefit of the Secured Parties), as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "Security Documents" shall mean (i) the Security Agreement, (ii) any Control Agreement, (iii) any Mortgage, (iv) any Assignment of Leases and Rents,
(v) any Perfection Certificate, (vi) the Citibank Intercreditor Agreement, (vii) the Genco Intercreditor Agreement, (viii) the Restructured Synthetic Lease Documents, and (ix) each other security agreement, pledge agreement, mortgage, deed of trust, assignment agreement and other instrument being executed concurrently herewith or from time to time hereafter pursuant to which a Lien has been granted by any of the Credit Parties in favor of the Collateral Agent or the Administrative Agent (on behalf of the Secured Parties) or the Tranche A Collateral Agent (on behalf of the Lenders owed the Adjusted Tranche A Obligations) on any of its assets to secure any of the Obligations including any security document delivered pursuant to Sections 5.9, 5.11 or 5.12 hereof.

     "Senior Priority Anti-Hoarding Condition" shall have the meaning given to such term in Section 4.3 hereof.

     "Senior Priority Commitment" shall mean the commitment of a Lender to make Senior Priority Loans to one or more of the Credit Parties, and to participate in Senior Priority Letters of Credit from the Initial Date applicable to such Lender to the Senior Priority Commitment Termination Date up to an aggregate amount, at any one time, not in excess of the amount set forth (i) opposite such Lender's name under the column entitled "Senior Priority Commitment" appearing in Schedule 1 hereto, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced or modified from time to time in accordance with the terms of this Credit Agreement.

     "Senior Priority Commitment Fee" and "Senior Priority Commitment Fees" shall have the meanings given to such terms on Section 2.9(b) hereof.

     "Senior Priority Commitment Termination Date" shall mean the earlier of (i) the Senior Priority Maturity Date, and (ii) the date on which the Total Senior Priority Commitment shall terminate in accordance with Section 2.10 or Article 7 hereof.

     "Senior Priority Issuing Bank" shall have the meaning given to such term in the definition of "Issuing Bank" set forth in this Article 1.

     "Senior Priority L/C Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Senior Priority Letters of Credit then outstanding plus (without duplication), the face amount of all drafts which have been presented or accepted under all Senior Priority Letters of Credit but have not yet been paid or have been paid, but not reimbursed, whether directly or from the proceeds of a Revolving Credit Loan or Senior Priority Loan hereunder. The Senior Priority L/C Exposure of any Senior Priority

Lender at any time shall be such Senior Priority Lender's Senior Priority Percentage of the total Senior Priority L/C Exposure at such time.

     "Senior Priority Lender" shall mean any Lender holding a Senior Priority Commitment hereunder, or if no such Senior Priority Commitments are then outstanding any Lender holding a Senior Priority Loan.

     "Senior Priority Letter of Credit" shall mean a standby letter of credit issued by an Issuing Bank pursuant to Section 2.5 hereof.

     "Senior Priority Loans" shall have the meaning given to such term in
Section 2.3(a) hereof.

     "Senior Priority Maturity Date" shall mean (i) in the event the Texas Genco Option is exercised in accordance with the Option Agreement, the earliest of (A) the consummation of the purchase by RRI or one of its Subsidiaries of any of the outstanding common stock of Texas Genco, (B) December 15, 2004 and (C) such date on which the Senior Priority Loans become due and payable pursuant to Article 7 hereof; and (ii) in the event the Texas Genco Option is not exercised in accordance with the Option Agreement, or otherwise expires or terminates, the earlier of (X) December 15, 2004 and (Y) such date on which the Senior Priority Loans become due and payable pursuant to Article 7 hereof.

     "Senior Priority Obligations" shall mean all Obligations of the Credit Parties relating to the Senior Priority Loans, any Senior Priority Letters of Credit and/or any Senior Priority Commitment, including principal of, and all interest on the Senior Priority Loans, Senior Priority Commitment Fee, the Letter of Credit Fees applicable to Senior Priority Letters of Credit, reimbursement obligations in respect of Senior Priority Letters of Credit, any interest accruing with respect to Senior Priority Loans and/or Senior Priority L/C Exposure at the then applicable rate provided in this Credit Agreement after the maturity of the Senior Priority Loans and Post-Petition Interest accruing or payable with respect to Senior Priority Loans and/or Senior Priority L/C Exposure at the then applicable rate provided in this Credit Agreement.

     "Senior Priority Percentage" shall mean with respect to any Senior Priority Lender, the percentage of the Total Senior Priority Commitment represented by such Senior Priority Lender's Senior Priority Commitment.

     "Seward Bond Issuer" shall have the meaning given to such term in the definition of "Seward Bond Trust Indentures" set forth in this Article 1.

     "Seward Bond Trustee" shall mean J.P. Morgan Trust Company, National Association, as Trustee, and any successor or other trustee, under the Seward Bond Trust Indentures.

     "Seward Bond Trust Indentures" shall mean (i) the Trust Indenture dated as of December 1, 2001 between Pennsylvania Economic Development Financing Authority (the "Seward Bond Issuer") and the Seward Bond Trustee pursuant to which the Seward Series 2001A Bonds were issued by the Seward Bond Issuer, (ii) the Trust Indenture dated as of April 1, 2002 between the Seward Bond Issuer and the Seward Bond Trustee pursuant to which the Seward Series 2002A Bonds were issued by the Seward Bond Issuer, (iii) the Trust Indenture dated as of April 1, 2002 between the Seward Bond Issuer and the Seward Bond Trustee pursuant to which the Seward Series 2002B Bonds were issued by the Seward Bond Issuer, as such Trust Indentures may be amended, modified, amended and restated or replaced from time to time, and (iv) trust indentures entered into by the Seward Bond Issuer after the

Closing Date as permitted hereunder in connection with any Seward Tax-Exempt Bonds issued after the Closing Date.

     "Seward Facility" shall mean the "Facility" as that term is used and defined in the Amended and Restated Construction Agency Agreement dated as of November 29, 2001 among Seward Trust, Reliant Energy Seward, LLC and the other parties thereto.

     "Seward Letters of Credit" shall mean (i) those certain three (3) letters of credit in the aggregate face amount of $304,931,506.87 issued by Westdeutsche Landesbank Girozentrale, New York Branch in favor of the Seward Bond Trustee and any letter of credit that replaces any of such letters of credit (the "Existing Seward L/C"); and (ii) any Revolver Letters of Credit issued to support any Seward Tax-Exempt Bonds issued after the Closing Date.

     "Seward Series 2001A Bonds" shall have the meaning given to such term in the definition of "Seward Tax-Exempt Bonds" set forth in this Article 1.

     "Seward Series 2002A Bonds" shall have the meaning given to such term in the definition of "Seward Tax-Exempt Bonds" set forth in this Article 1.

     "Seward Series 2002B Bonds" shall have the meaning given to such term in the definition of "Seward Tax-Exempt Bonds" set forth in this Article 1.

     "Seward Tax-Exempt Bonds" shall mean (i) the Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2001A, in the original aggregate principal amount of $150,000,000 (the "Seward Series 2001A Bonds"), (ii) the Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002A, in the original aggregate principal amount of $75,000,000 (the "Seward Series 2002A Bonds"), (iii) the Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002B, in the original aggregate principal amount of $75,000,000 (the "Seward Series 2002B Bonds"), and (iv) any bonds issued after the Closing Date as permitted hereunder by the Seward Bond Issuer.

     "Signal Peak LLC" shall mean Reliant Energy Signal Peak, LLC, a Delaware limited liability company.

     "Signal Peak Trust" shall mean Signal Peak Trust, a Delaware statutory trust.

     "SL Intercreditor Agreement" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "SL Ground Leases" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "SL Guaranties" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "SL Leases" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not reasonably believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The determination of whether a Person is Solvent and the facts and circumstances relevant thereto (including the amount of contingent and actual liabilities) on the applicable date shall be computed in the light of all the facts and circumstances existing at such time and reasonably determined by the financial management of such Person in good faith based on assumptions (including availability of intercompany liquidity, the Contribution Agreement, commodity pricing assumptions and level of collateral calls in existence at such time).

     "Specified Collateral Account" shall have the meaning given to such term in
Section 5.18 hereof.

     "Stranded Costs" shall mean stranded costs for which Reliant Energy Power Generation Benelux B.V. may receive compensation or other reimbursement from its former shareholders, B.V. Nederlands Elektriciteit Administratiekantor, or the government of the Netherlands.

     "Subordination Letter" shall mean that certain letter agreement dated as of March 28, 2003 among Banc of America Securities LLC and BNP Paribas, as arrangers, and Bank of America, N.A., as Administrative Agent, with respect to the subordination of the obligations of OPH under the Guaranty in Article 8 hereof.

     "Subsidiary" shall mean with respect to any Person, any corporation, limited liability company, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) (a) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or by one or more subsidiaries of such Person, or by such Person and one or more subsidiaries of such Person, or (b) which would be consolidated with such Person in such Person's financial statements if such financial statements were prepared in accordance with GAAP as of the date any determination is being made.

     "Super-Majority Lenders" shall mean, at any time, Lenders having aggregate Credit Exposure representing more than sixty-six and two thirds percent (66-2/3%) of the Total Credit Exposure at such time; provided, that for purposes of this definition, the Credit Exposure of a Lender shall be disregarded if and for so long as such Lender shall be a Defaulting Lender.

     "Super-Majority Tranche A Lenders" shall mean, at any time, Tranche A Lenders holding more than sixty-six and two thirds percent (66-2/3%) of the aggregate unpaid principal amount of the Tranche A Loans then outstanding; provided, that for purposes of this definition, the Tranche A Loans of a Tranche A Lender shall be disregarded if and for so long as such Tranche A Lender shall be a Defaulting Lender.

     "Syndication Agents" shall mean Barclays Bank PLC and Deutsche Bank AG New York Branch, in their respective capacities as syndication agent for the Lenders hereunder.

     "Synthetic Lease Documents" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "Synthetic Lease Property" shall mean any of the Real Property Assets described on Schedule 1F hereto.

     "Tax Sharing Agreement" shall mean that certain Tax Sharing Agreement dated as of October 1, 2002 among RRI and its Subsidiaries named therein, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "Term Lender" shall mean any Lender holding a Term Loan hereunder.

     "Term Loans" shall have the meaning given to such term in Section 2.1(a) hereof.

     "Texas Genco" shall mean Texas Genco Holdings, Inc., a Texas corporation and a 100% owner of Texas Genco, LP, a Texas limited partnership.

     "Texas Genco Option" shall mean, the option granted by CenterPoint Energy Houston Electric, LLC (as successor to Reliant Energy Incorporated) to RRI or another Credit Party as the assignee of RRI, to purchase all of the shares of common stock of Texas Genco owned by CenterPoint pursuant to the Option Agreement.

     "TG Basket Amount" shall mean five hundred million dollars ($500,000,000); provided, however, that if the European Assets are sold or otherwise disposed of in one transaction or a series of transactions, then such five hundred million dollar ($500,000,000) amount shall be increased by the lesser of (i) one hundred and fifty million dollars ($150,000,000) and (ii) fifty percent (50%) of the Net Cash Proceeds received by RRI or another Credit Party from such sale or other disposition of the European Assets.

     "TG Holdco" shall mean a special purpose Subsidiary of RRI organized under the laws of a State of the United States of America, which Subsidiary may be formed by RRI solely for the purpose of owning and holding directly the Equity Interests of Texas Genco; provided, however, that if TG Holdco is not, directly or indirectly, wholly-owned by RRI, then all of the Equity Interests of TG Holdco that are owned at any time by RRI or its Subsidiaries must be at all times owned and held in a single entity that is a Credit Party.

     "Three-Year Credit Agreement" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

     "Title Company" means a title insurance company of recognized national standing which is acceptable to the Administrative Agent in its sole discretion.

     "Title Policy" shall mean, with respect to any Mortgaged Real Property Asset, a mortgagee policy of title insurance (ALTA or the equivalent) or marked "commitment" of title insurance insuring the applicable Mortgage as a first priority Lien on such Mortgaged Real Property Asset in favor of the Collateral Agent (for the benefit of the Secured Parties) to secure the Senior Priority Obligations or as a second priority Lien on such Mortgaged Real Property Asset in favor of the Collateral Agent (for the benefit of the Secured Parties) to secure the Restructured Obligations (as applicable), free of all Liens other than Permitted Encumbrances, which policy of title insurance shall be issued by a Title Company in such policy amounts, with such endorsements and affirmative insurance, and in form and substance reasonably satisfactory to the Collateral Agent, and shall contain no exceptions to coverage other than matters satisfactory to the Collateral Agent in its judgment reasonably exercised and which policy of title insurance shall have been fully paid for by RRI.

     "Total Credit Exposure" shall mean an amount equal to (i) the aggregate principal amount of all outstanding Loans hereunder, plus (ii) the then current amount of L/C Exposure, plus (iii) the amount of the unused Total Revolving Credit Commitment then in effect, plus (iv) the amount of the unused Total Senior Priority Commitment then in effect.

     "Total Revolving Credit Commitment" shall mean the aggregate amount of the Revolving Credit Commitments then in effect of all of the Revolving Credit Lenders, as such amount may be reduced or modified from time to time in accordance with the terms of this Credit Agreement. As of the Closing Date, the Total Revolving Credit Commitment is $2,100,000,000.

     "Total Senior Priority Commitment" shall mean the aggregate amount of the Senior Priority Commitments then in effect of all of the Senior Priority Lenders, as such amount may be reduced or modified from time to time in accordance with the terms of this Credit Agreement. As of the Closing Date, the Total Senior Priority Commitment is $300,000,000.

     "Tranche A Agent" shall mean Citicorp USA, Inc., in its capacity as agent for the Tranche A Lenders hereunder; provided, that in accordance with Section 10.1(b) hereof, upon the expiration of the Designated Period, Citicorp USA, Inc. shall cease to be the Tranche A Agent.

     "Tranche A Collateral Agent" shall mean Citibank, N.A., in its capacity as collateral agent for the Lenders owed the Adjusted Tranche A Obligations; provided, that in accordance with Section 10.1(b) hereof, upon the expiration of the Designated Period, Citibank, N.A. shall cease to be the Tranche A Collateral Agent.

     "Tranche A Lender" shall mean any Lender holding a Tranche A Loan hereunder.

     "Tranche A Loans" shall have the meaning given to such term in Section 2.1(a) hereof.

     "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York at the relevant time.

     "UCP" shall have the meaning given to such term in Section 2.4(d) hereof.

     "Upfront Fee" shall have the meaning given to such term in Section 2.9(e) hereof.

     "VAR" shall have the meaning given to such term in Section 5.19(a) hereof.

     "Warrant Agreement" shall mean that certain Common Stock Warrant Agreement dated as of March 28, 2003 made by RRI for the benefit of the holders from time to time of the common stock warrants to be issued pursuant thereto, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.

     "364-Day Credit Agreement" shall have the meaning given to such term in the Introductory Statement of this Credit Agreement.

                                    ARTICLE 2

                                    THE LOANS

        SECTION 2.1     Tranche A Loans and Term Loans.

                (a) The parties hereto hereby agree that on the Closing Date, nine hundred twenty million six hundred seventeen thousand seven hundred thirty-one and 33/100 dollars ($920,617,731.33) of the aggregate outstanding principal amount of the Existing Loans of the type described in clause (ii) and clause (iii) of the definition of "Existing Loans", shall be continued and combined into a single tranche of term loans (the "Tranche A Loans") hereunder. The parties hereto hereby agree that on the Closing Date, two billion nine hundred twelve million three hundred eighty-two thousand two hundred sixty-eight and 67/100 dollars ($2,912,382,268.67) of the aggregate outstanding principal amount of the Existing Loans of the type described in clause (i) of the definition of "Existing Loans", shall be continued and combined into a single tranche of term loans (the "Term Loans") hereunder. RRI hereby confirms and acknowledges to the Agents, the Tranche A Agent and the Lenders that it is validly and justly indebted to the Lenders for the payment of all Existing Loans without offset, defense, cause of action or counterclaim of any kind or nature whatsoever.

                (b) On the Closing Date, the Term Loans shall be held by each of the Lenders in such amounts as are set forth opposite the name of such Lender under the column entitled "Outstanding Term Loan" on Schedule 1 hereto. On the Closing Date, the Tranche A Loans shall be held by each of the Lenders in such amounts as are set forth opposite the name of such Lender under the column entitled "Outstanding Tranche A Loan" on Schedule 1 hereto.

                (c) Once repaid, neither the Term Loans nor the Tranche A Loans may be re-borrowed.

        SECTION 2.2     Revolving Credit Loans.

                (a) Each Revolving Credit Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereinafter set forth, to make loans (the "Revolving Credit Loans") to RRI on any Business Day, and from time to time from the Closing Date to, but excluding, the Revolving Credit Commitment Termination Date, each in Dollars, in a principal amount which, when added to the aggregate principal amount of all Revolving Credit Loans then outstanding to RRI from such Revolving Credit Lender, plus such Revolving Credit Lender's Revolving Credit Percentage of the then current Revolver L/C Exposure, does not exceed such Revolving Credit Lender's Revolving Credit Commitment (after giving effect to all Revolving Credit Loans repaid and all reimbursements of Revolver Letters of Credit made concurrently with the making of any Revolving Credit Loans). The parties hereto hereby agree that on the Closing Date, one billion six hundred forty-one million eight hundred sixty-four thousand four hundred forty-five and 72/100 dollars ($1,641,864,445.72) of the aggregate outstanding principal amount of the remaining Existing Loans which have not been continued or combined as Tranche A Loans or Term Loans pursuant to Section 2.1(a) hereof, shall be continued and combined as Revolving Credit Loans hereunder.

                (b) Subject to the terms and conditions of this Credit Agreement, at any time prior to the Revolving Credit Commitment Termination Date, RRI may borrow, repay and re-borrow Revolving Credit Loans using the Revolving Credit Commitments.

                (c) Each Borrowing of Revolving Credit Loans requested hereunder on any date shall be made by each Revolving Credit Lender in accordance with its respective Revolving Credit Percentage.

                (d) RRI shall give the Administrative Agent prior written notice (in the form of a Borrowing Certificate duly executed by an Authorized Officer of RRI) of each Borrowing of Revolving Credit Loans hereunder; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent not later than 10:00 a.m., Central time, (i) in the case of Base Rate Loans, on the Business Day on which such Revolving Credit Loans are to be made and (ii) in the case of Eurodollar Loans, on the third Business Day preceding the date on which such Revolving Credit Loans are to be made. Such notice shall specify (A) the amount of the proposed Borrowing, (B) the date thereof (which shall be a Business Day) and (C) whether the Revolving Credit Loans then being requested are to be (or what portion or portions thereof are to be) Base Rate Loans or a Eurodollar Loans and the Interest Period or Interest Periods with respect thereto in the case of Eurodollar Loans. In the case of Eurodollar Loans, if no election of an Interest Period is specified in such notice, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Interest Rate Type of any Loans, such notice shall be deemed a request for Base Rate Loans.

                (e) The Administrative Agent shall promptly notify each Revolving Credit Lender of its proportionate share of each Borrowing consisting of Revolving Credit Loans, the date of such Borrowing, the Interest Rate Type of Revolving Credit Loans being requested and the Interest Periods applicable thereto. On the borrowing date specified in such notice, each Revolving Credit Lender shall make its share of the Borrowing available to the Administrative Agent at the location as set forth in Section 2.19 hereof, in each case, no later than 1:00 p.m., Central time, in Federal or other immediately available funds.

                (f) Notwithstanding any provision to the contrary in this Credit Agreement, RRI shall not, in any notice of Borrowing under this Section 2.2, request any Eurodollar Loans which, if made, would result in an aggregate of more than ten (10) separate Interest Periods for Eurodollar Loans (whether such Eurodollar Loans are Revolving Credit Loans, Term Loans, Tranche A Loans or Senior Priority Loans) of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Eurodollar Loans of the same type (i.e., Revolving Credit Loans, Term Loans, Tranche A Loans or Senior Priority Loans) having Interest Periods commencing and ending on the same days shall be considered one (1) single Eurodollar Loan.

                (g) The aggregate amount of any Borrowing of Revolving Credit Loans consisting of Eurodollar Loans shall be in a minimum aggregate principal amount of $10,000,000 or such greater amount which is an integral multiple of $1,000,000, and the aggregate amount of any Borrowing of Revolving Credit Loans consisting of Base Rate Loans shall be in a minimum aggregate principal amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000 (or such lesser amount as shall equal (i) the available but unused portion of the Total Revolving Credit Commitment then in effect or (ii) the amount necessary to fund a drawing under a Revolver Letter of Credit).

                (h) Subject to the satisfaction of the applicable conditions set forth herein, the Administrative Agent shall disburse the proceeds of Revolving Credit Loans (other than Revolving Credit Loans used to fund a drawing under a Revolver Letter of Credit and Revolving Credit Loans used to repay Senior Priority Loans as provided in Section 2.7(c) hereof) received pursuant to
Section 2.2(f) above by depositing them by 2:00 p.m., Central time on the date of the Borrowing in an account of RRI as RRI may specify to the Administrative Agent in writing.

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        SECTION 2.3     Senior Priority Loans.

                (a) Each Senior Priority Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereinafter set forth, to make loans (the "Senior Priority Loans") to any Credit Party (other than OPH) as the borrower thereof, on any Business Day, and from time to time from the Closing Date to, but excluding, the Senior Priority Commitment Termination Date, each in Dollars, in a principal amount which, when added to the aggregate principal amount of all Senior Priority Loans then outstanding from such Senior Priority Lender, plus such Senior Priority Lender's Senior Priority Percentage of the then current Senior Priority L/C Exposure, does not exceed such Senior Priority Lender's Senior Priority Commitment (after giving effect to all Senior Priority Loans repaid and all reimbursements of Senior Priority Letters of Credit made concurrently with the making of any Senior Priority Loans).

                (b) Subject to the terms and conditions of this Credit Agreement, at any time prior to the Senior Priority Commitment Termination Date, the Credit Parties may borrow, repay and re-borrow Senior Priority Loans using the Senior Priority Commitments.

                (c) Each Borrowing of Senior Priority Loans requested hereunder on any date shall be made by each Senior Priority Lender in accordance with its respective Senior Priority Percentage.

                (d) Any Credit Party (other than OPH) may request that Senior Priority Loans be made to it, and in connection therewith, such Credit Party shall give the Administrative Agent prior written notice (in the form of a Borrowing Certificate duly executed by an Authorized Officer of such Credit Party) of each Borrowing of Senior Priority Loans hereunder; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent not later than 10:00 a.m., Central time, (i) in the case of Base Rate Loans, on the Business Day on which such Senior Priority Loans are to be made and (ii) in the case of Eurodollar Loans, on the third Business Day preceding the date on which such Senior Priority Loans are to be made. Such notice shall specify (A) the amount of the proposed Borrowing, (B) the date thereof (which shall be a Business Day) and (C) whether the Senior Priority Loans then being requested are to be (or what portion or portions thereof are to be) Base Rate Loans or Eurodollar Loans and the Interest Period or Interest Periods with respect thereto in the case of Eurodollar Loans. In the case of Eurodollar Loans, if no election of an Interest Period is specified in such notice, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Interest Rate Type of any Loan, such notice shall be deemed a request for Base Rate Loans.

                (e) The Administrative Agent shall promptly notify each Senior Priority Lender of its proportionate share of each Borrowing consisting of Senior Priority Loans, the date of such Borrowing, the Interest Rate Type of Senior Priority Loans being requested and the Interest Periods applicable thereto. On the borrowing date specified in such notice, each Senior Priority Lender shall make its share of the Borrowing available to the Administrative Agent at the location as set forth in Section 2.19 hereof, in each case, no later than 1:00 p.m., Central time, in Federal or other immediately available funds.

                (f) Notwithstanding any provision to the contrary in this Credit Agreement, no Credit Party shall, in any notice of Borrowing under this Section 2.3, request any Eurodollar Loans which, if made, would result in an aggregate of more than ten (10) separate Interest Periods for Eurodollar Loans (whether such Eurodollar Loans are Senior Priority Loans, Term Loans, Tranche A Loans or Revolving Credit Loans) of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Eurodollar Loans of the same type having Interest Periods commencing and ending on the same days shall be considered one
(1) single Eurodollar Loan.

                (g) The aggregate amount of any Borrowing of Senior Priority Loans consisting of Eurodollar Loans shall be in a minimum aggregate principal amount of $10,000,000 or such greater amount which is an integral multiple of $1,000,000, and the aggregate amount of any Borrowing of Senior Priority Loans consisting of Base Rate Loans shall be in a minimum aggregate principal amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000 (or such lesser amount as shall equal (i) the available but unused portion of the Total Senior Priority Commitment then in effect or (ii) the amount necessary to fund a drawing under a Senior Priority Letter of Credit).

                (h) Subject to the satisfaction of the applicable conditions set forth herein, the Administrative Agent shall disburse the proceeds of Senior Priority Loans (other than Senior Priority Loans used to fund a drawing under a Senior Priority Letter of Credit) received pursuant to Section 2.3(e) above by depositing them by 2:00 p.m., Central time on the date of the Borrowing in an account of the applicable Credit Party that requested such Borrowing of Senior Priority Loans as such Credit Party may specify to the Administrative Agent in writing.

        SECTION 2.4     Revolver Letters of Credit.


                (a) The parties hereto hereby agree that any letter of credit issued and outstanding on the Closing Date under the Existing Credit Agreements or the Synthetic Lease Documents (including the Existing Seward L/C outstanding on the Closing Date) shall, on and after the Closing Date, be a Revolver Letter of Credit hereunder and shall be subject to, and governed by, the terms and provisions of this Credit Agreement.

                (b) (i) Subject to the provisions of Section 2.4(m) hereof, upon the terms and subject to the conditions hereof and of Applicable Law, each of the Revolver Issuing Banks agrees (in reliance upon, among other things, the agreements of the Revolving Credit Lenders set forth in this Section 2.4), upon the request of RRI, to issue Revolver Letters of Credit (and to amend, renew or extend Revolver Letters of Credit previously issued hereunder), payable in Dollars, from time to time, on any Business Day after the Closing Date and prior to the Revolving Credit Commitment Termination Date; provided, however, that (A) RRI shall not request the issuance, amendment, renewal or extension of, and a Revolver Issuing Bank shall not issue, amend, renew or extend, any Revolver Letter of Credit if, after giving effect thereto, the sum of the then current Revolver L/C Exposure, plus the aggregate principal amount of all Revolving Credit Loans then outstanding, would exceed the then current amount of the Total Revolving Credit Commitment, (B) RRI shall not request the issuance, amendment, renewal or extension of, and a Revolver Issuing Bank shall not issue, amend, renew or extend, any Revolver Letter of Credit having an expiration date (1) later than the thirtieth (30th) day prior to the Revolving Credit Commitment Termination Date or (2) more than one year after its date of issuance (or in the case of any amendment, renewal or extension thereof, one year after such amendment, renewal or extension); provided, that the foregoing clause (2) shall not apply to any Seward Letter of Credit and a Revolver Letter of Credit may include customary "evergreen" provisions, (C) RRI shall not request the issuance, amendment, renewal or extension of, and a Revolver Issuing Bank shall not issue, amend, renew or extend, any Revolver Letter of Credit if, after giving effect thereto, the then current Revolver L/C Exposure would exceed $1.325 billion, and (D) no Revolver Issuing Bank shall be required to issue, amend, renew or extend any Revolver Letter of Credit if, after giving effect thereto, the then current Revolver L/C Exposure with respect to all Revolver Letters of Credit issued by such Revolver Issuing Bank (or its affiliates) would exceed the amount set forth in Schedule 1 hereto, opposite the name of such Revolver Issuing Bank, under the column entitled "Issuing Bank Amount for Revolver Letters of Credit".

                    (ii) With respect to the Revolver Letters of Credit described in Section 2.4(a) above, on the Closing Date, and with respect to each other Revolver Letter of Credit immediately upon the issuance thereof (or an amendment to a Revolver Letter of Credit increasing the amount thereof), each

Revolving Credit Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the applicable Revolver Issuing Bank, a participation in such Revolver Letter of Credit in accordance with such Revolving Credit Lender's Revolving Credit Percentage. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Revolver Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Revolver Letter of Credit or the occurrence and continuance of any Default or Event of Default or the reduction or termination of the Revolving Credit Commitments.

                (c) Whenever RRI desires the issuance of a Revolver Letter of Credit (or the amendment, renewal or extension of an outstanding Revolver Letter of Credit), it shall deliver to the Administrative Agent and the applicable Revolver Issuing Bank from whom RRI is requesting such Revolver Letter of Credit (or amendment, renewal or extension), a written notice (in the form of an L/C Certificate duly executed by an Authorized Officer of RRI) no later than 1:00 p.m. (Central time) at least two (2) Business Days prior to the proposed date of issuance, amendment, renewal or extension (or such lesser time as is acceptable to the Administrative Agent and the applicable Revolver Issuing Bank). Such notice shall specify (i) the outstanding Revolver Letter of Credit to be amended, renewed or extended, if applicable, (ii) the proposed date of issuance, amendment, renewal or extension (which shall be a Business Day), (iii) the face amount of the Revolver Letter of Credit, (iv) the expiration date of the Revolver Letter of Credit, (v) the name and address of the beneficiary, (vi) whether the Revolver Letter of Credit is to be governed by the ISP or the UCP, and (vii) such other information as shall be necessary to prepare, amend, renew or extend such Revolver Letter of Credit. If requested by the applicable Revolver Issuing Bank in connection with any request for a Revolver Letter of Credit, RRI shall also submit a letter of credit application on the form as shall have been agreed upon after the Closing Date by RRI and such Revolver Issuing Bank. Any notice pursuant to this Section 2.4(c) shall be accompanied by a brief description of the underlying transaction and upon request of the applicable Revolver Issuing Bank or the Administrative Agent, RRI shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Revolver Letter of Credit, RRI shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Revolver Letter of Credit which, if presented by such beneficiary on or prior to the expiration date of the Revolver Letter of Credit, would require the applicable Revolver Issuing Bank to make payment under the Revolver Letter of Credit; provided, however, that a Revolver Issuing Bank, in its reasonable discretion, may require customary changes in any such documents and certificates to be presented by the beneficiary. Any Revolver Letter of Credit shall be issued solely for general corporate purposes in the ordinary course of RRI's or if applicable, its Subsidiaries' business. Upon the issuance, amendment, renewal or extension of a Revolver Letter of Credit, the applicable Revolver Issuing Bank shall notify the Administrative Agent and RRI of such issuance, amendment, renewal or extension (as applicable) and such notice shall be accompanied by a copy of such issuance, amendment, renewal or extension (as applicable). Promptly after receipt of such notice, the Administrative Agent shall notify each Revolving Credit Lender of the issuance, amendment, renewal or extension (as applicable) and the amount of such Revolving Credit Lender's respective participation in the applicable Revolver Letter of Credit. If requested by a Revolving Credit Lender, the Administrative Agent shall provide such Lender with a copy of such issuance, amendment, renewal or extension (as applicable).

                (d) Each Revolver Letter of Credit shall be subject to (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance, the "ISP") or (ii) ICC Uniform Customs and Practice for Documentary Letters of Credit, International Chamber of Commerce Publication No. 500 (or such later version thereof as may be in effect at the time of issuance, the "UCP"), as RRI shall elect with respect to such Revolver Letter of Credit; and as to matters not addressed by the

ISP or the UCP (as applicable), the law of the State of New York (or, if the applicable Revolver Issuing Bank so elects, the law of the jurisdiction in which the office from which it issues its Revolver Letters of Credit is located). Each Revolver Issuing Bank shall be entitled to honor any drafts or drawing certificates and accept any documents presented to it by the beneficiary of a Revolver Letter of Credit in accordance with the terms of such Revolver Letter of Credit and believed by such Revolver Issuing Bank in good faith to be genuine. No Revolver Issuing Bank shall have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment of a draft or a drawing certificate under any Revolver Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Revolver Letter of Credit.

                (e) If a Revolver Issuing Bank shall make payment on any draft or drawing certificate presented under a Revolver Letter of Credit (regardless of whether a Default, Event of Default or acceleration has occurred and/or is continuing), the applicable Revolver Issuing Bank shall give notice of such payment to RRI, the Administrative Agent and the Revolving Credit Lenders; provided, that any failure to give or any delay in giving such notice shall not relieve RRI of its obligations pursuant to Section 2.4(f) below, and each Revolving Credit Lender hereby authorizes and requests the applicable Revolver Issuing Bank to advance for its account, pursuant to the terms hereof, its share of such payment based upon its participation in such Revolver Letter of Credit and absolutely and unconditionally agrees promptly to reimburse such Revolver Issuing Bank in immediately available funds, in Dollars, for the amount so advanced on its behalf by such Revolver Issuing Bank. Each such reimbursement shall be made without any offset, abatement, withholding or reduction whatsoever. If any such reimbursement is not made by any Revolving Credit Lender in immediately available funds on the same day on which the applicable Revolver Issuing Bank shall have made payment on any such draft or drawing certificate, such Revolving Credit Lender shall pay interest thereon to such Revolver Issuing Bank at a rate per annum equal to such Revolver Issuing Bank's cost of obtaining overnight funds in the Federal Funds market for the first three (3) days following the time when such Revolving Credit Lender fails to make the required reimbursement, and thereafter (unless RRI shall have reimbursed such Revolver Issuing Bank pursuant to the immediately succeeding sentence) at a rate per annum equal to the Base Rate plus the Applicable Interest Margin for Base Rate Loans which are Revolving Credit Loans. In the event that a Revolving Credit Lender fails to make any required reimbursement to a Revolver Issuing Bank pursuant hereto, and such failure shall continue for three (3) days, then such Revolver Issuing Bank shall give notice to RRI of such failure and RRI shall immediately reimburse such Revolver Issuing Bank, in Dollars, for the full amount that the applicable Revolving Credit Lender failed to reimburse.

                (f) RRI is absolutely, unconditionally and irrevocably obligated to reimburse all amounts paid by a Revolver Issuing Bank under each Revolver Letter of Credit which reimbursement shall be made strictly in accordance with the terms of this Credit Agreement. If any draft or drawing certificate is presented under a Revolver Letter of Credit, the payment of which is required to be made at any time on or before the Revolving Credit Commitment Termination Date, then so long as no Default or Event of Default shall have occurred and is then continuing, payment by a Revolver Issuing Bank of such draft or drawing certificate shall constitute a Revolving Credit Loan (which is a Base Rate Loan) hereunder and interest shall accrue from the date the applicable Revolver Issuing Bank makes payment on such draft or drawing certificate under such Revolver Letter of Credit. If any draft or drawing certificate is presented under a Revolver Letter of Credit, the payment of which is required to be made after the Revolving Credit Commitment Termination Date or at the time when a Default or Event of Default shall have occurred and then be continuing, then RRI shall immediately reimburse the applicable Revolver Issuing Bank for such draft or drawing by paying to the Administrative Agent, in immediately available funds, in Dollars, the full amount of such draft or drawing together with interest thereon at a rate per annum of 2% in excess of the rate then in effect for Revolving Credit Loans which are Base Rate Loans, from the date on which the applicable Revolver Issuing Bank makes such payment of such draft or drawing certificate until the date it receives full reimbursement for such payment from RRI. Promptly following receipt by the Administrative Agent of any payment from RRI pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Revolver Issuing Bank (or, to the extent that Revolving Credit Lenders have made payments pursuant to Section 2.4(e), to reimburse the applicable Revolver Issuing Bank and the Revolving Credit Lenders who have made such payments, as their interests may appear). Interest accrued pursuant to this paragraph shall be for the account of the applicable Revolver Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to Section 2.4(e) to reimburse the applicable Revolver Issuing Bank shall be for the account of such Revolving Credit Lender to the extent of such payment. RRI further agrees that any Revolver Issuing Bank may reimburse itself for any drawing under a Revolver Letter of Credit from the balance in any other account (other than the Purchase Escrow Account (unless an Event of Default has occurred and is continuing) and the Prepayment Collateral Account) of RRI maintained with such Revolver Issuing Bank, to the extent such Revolver Issuing Bank has not been reimbursed for such drawing in accordance with this Credit Agreement as and when due, or at any time when an Event of Default has occurred and is then continuing.

                (g) (i) RRI agrees to pay the following amounts to each Revolver Issuing Bank with respect to Revolver Letters of Credit issued by it hereunder:

                        (A) with respect to the issuance, amendment, renewal,
                extension, transfer or other transaction related to a Revolver Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Revolver Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, renewal, extension, transfer, drawing or other transaction, as the case may be (all such charges to be payable within ten (10) days after an invoice is delivered to RRI with respect thereto); and

                        (B) a fronting fee payable directly to such Revolver
                Issuing Bank, for its own account, for the period from and including the Closing Date to, and including, the later of Revolving Credit Commitment Termination Date and the expiration of the last outstanding Revolver Letter of Credit issued by such Revolver Issuing Bank, computed at a rate equal to .50% per annum (or such other rate as shall have been agreed to in writing with such Revolver Issuing Bank) of the daily amount of the Revolver L/C Exposure (calculated in the same manner as interest on a Eurodollar Loan) with respect to all Revolver Letters of Credit issued by such Revolver Issuing Bank, such fee to be due and payable in arrears on and through the last Business Day of each month in each year (commencing on the last Business Day of April, 2003) prior to the Revolving Credit Commitment Termination Date or the expiration of the last outstanding Revolver Letter of Credit issued by such Issuing Bank (whichever is later), and on the later of the Revolving Credit Commitment Termination Date and the expiration of the last outstanding Revolver Letter of Credit issued by such Issuing Bank.

                        (ii) RRI agrees to pay to the Administrative Agent for distribution to each Revolving Credit Lender in respect of its Revolver L/C Exposure, such Revolving Credit Lender's pro rata share (based on its Revolving Credit Commitment) of a commission equal to (A) a per annum percentage rate equal to the Applicable Interest Margin for Revolving Credit Loans which are Eurodollar Loans multiplied by (B) the daily amount of the Revolver L/C Exposure (calculated in the same manner as interest on a Eurodollar Loan). Such commission shall be calculated in the same manner as interest on a Eurodollar Loan and shall be due and payable in arrears on and through the last Business Day of each month (commencing the last Business Day of April, 2003) prior to the Revolving Credit Commitment

Termination Date or the expiration of the last outstanding Revolver Letter of Credit (whichever is later) and on the later of the Revolving Credit Commitment Termination Date and the expiration of the last outstanding Revolver Letter of Credit; provided, however, that any such commission accruing after the Revolving Credit Commitment Termination Date shall be payable on demand. From the occurrence and during the continuance, of an Event of Default, such commission shall be increased to an amount equal to 2% plus the Applicable Interest Margin for Revolving Credit Loans which are Eurodollar Loans multiplied by the daily amount of the Revolver L/C Exposure (calculated in the same manner as interest on a Eurodollar Loan); provided, however, that if an Event of Default is waived by the applicable Lenders in accordance with the terms of this Credit Agreement then the provisions of this sentence shall be deemed waived from and after the effective date of the applicable waiver; and

                        (iii) Promptly upon receipt by a Revolver Issuing Bank or the Administrative Agent (as applicable) of any amount described in clause
(ii) of this Section 2.4(g), or any amount described in Section 2.4 owed by RRI and previously reimbursed to such Revolver Issuing Bank by the Revolving Credit Lenders, the applicable Revolver Issuing Bank or the Administrative Agent (as appropriate) shall distribute to each Revolving Credit Lender its pro rata share of such amount based on its participation in, or the amount paid by such Revolving Credit Lender with respect to, the applicable Revolver Letter(s) of Credit. Amounts payable under clause (i)(A) and (i)(B) of this Section 2.4(g) shall be paid directly to the applicable Revolver Issuing Bank and shall be for its own account.


                (h) Subject to the provisions of the last paragraph of Article 7 hereof, if at any time when an Event of Default shall have occurred and be continuing, any Revolver Letters of Credit shall remain outstanding, then the applicable Revolver Issuing Bank(s) that issued such Revolver Letter of Credit may, and if directed by the Required Revolving Lenders shall, require RRI to deliver to the Collateral Agent, cash or Cash Equivalents in an amount equal to 105% of the amount of the Revolver L/C Exposure or to furnish other security acceptable to such Revolver Issuing Bank(s) and the Required Revolving Lenders. Immediately upon receipt of notice from the applicable Revolver Issuing Bank that such Revolver Issuing Bank is requiring security pursuant to the foregoing, RRI shall deliver to the Collateral Agent such cash, Cash Equivalents or other security as so required. Any amounts so delivered pursuant to the two preceding sentences shall be applied to reimburse the applicable Revolver Issuing Bank(s) for the amount of any drawings honored under Revolver Letters of Credit and any costs associated with the Revolver Letters of Credit; provided, however, that if prior to the Revolving Credit Commitment Termination Date, (i) no Default or Event of Default is then continuing, then the Collateral Agent shall return all of such collateral relating to such deposit to RRI if requested by it or (ii) Revolver Letters of Credit shall expire or be returned by the beneficiary so that the amount of the cash or Cash Equivalents delivered to the Collateral Agent hereunder shall exceed 105% of the then current Revolver L/C Exposure, then such excess shall first be applied to pay any Obligations owing to the Revolving Credit Lenders and then, shall be applied in accordance with Section 10.2(b)(2) hereof, and the remainder after such application shall be returned to RRI.

                (i) Notwithstanding the termination of the Total Revolving Credit Commitment and the payment of the Revolving Credit Loans, the obligations of RRI under this Section 2.4 shall remain in full force and effect until the Administrative Agent, the Revolver Issuing Banks and the Revolving Credit Lenders shall have been irrevocably released from their obligations with regard to any and all Revolver Letters of Credit.

                (j) The obligations of RRI to reimburse the Issuing Banks and the Revolving Credit Lenders for drawings and other payments made under, or with respect to, any Revolver Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Credit Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Revolver Letter of Credit, this Credit Agreement or any term or provision therein or herein; (ii) the existence of any claim, counterclaim, setoff, defense or other right which RRI may have at any time against a beneficiary or a transferee of any Revolver Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting) or against any of the Revolver Issuing Banks, any of the Revolving Credit Lenders or any other Person, whether in connection with this Credit Agreement or the transactions contemplated herein, or in connection with any unrelated transaction; (iii) payment by any Revolver Issuing Bank against any draft, demand, certificate or other document presented under any Revolver Letter of Credit which proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Revolver Issuing Bank of any Revolver Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Revolver Letter of Credit (including payment by any Revolver Issuing Bank in accordance with its usual practices and procedures, subsequent to the expiry date of a Revolver Letter of Credit, as long as the applicable Revolver Issuing Bank has obtained the consent of RRI thereto and has not been notified in writing by the Administrative Agent or a Revolving Credit Lender of the occurrence of the Revolving Credit Commitment Termination Date); (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing, that might, but for the provisions of this Section 2.4(j), constitute a legal or equitable discharge of, or provide a right of setoff against any of RRI's obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing (it being understood that any such payment by RRI shall be without prejudice to, and shall not constitute a waiver of, any rights RRI might have or might acquire against any party as a result of the payment by the applicable Revolver Issuing Bank of any such draft or drawing or the reimbursement by RRI thereof). None of the Administrative Agent, the other Agents, the Tranche A Agent, the Lenders, the Issuing Banks, or any of the foregoing's Related Parties, shall have any liability or responsibility by reason of, or in connection with, the issuance or transfer of any Revolver Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss, or delay in transmission or delivery of any draft, notice or other communication under, or relating to, any Revolver Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of a Revolver Issuing Bank; provided, that the foregoing shall not be construed to excuse a Revolver Issuing Bank from liability to RRI or the other Credit Parties to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by RRI and the other Credit Parties to the extent permitted by Applicable
Law) suffered by RRI or the other Credit Parties that are caused by the Revolver Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Revolver Letter of Credit substantially comply with the terms thereof. RRI and the other Credit Parties hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Revolver Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude RRI and the other Credit Parties from pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. The parties hereto hereby expressly agree that, except in the case of gross negligence or willful misconduct on the part of a Revolver Issuing Bank (as determined by a final order or judgment of a court of competent jurisdiction), each Revolver Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties hereto hereby agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Revolver Letter of Credit, a Revolver Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation (regardless of any notice or information to the contrary) or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Revolver Letter of Credit.

                (k) A Revolver Issuing Bank may be replaced at any time by written agreement among RRI, the Administrative Agent, the replaced Revolver Issuing Bank and the successor Revolver

Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of a Revolver Issuing Bank. At the time any such replacement shall become effective, RRI shall pay all unpaid fees accrued for the account of the replaced Revolver Issuing Bank pursuant to this Section 2.4. From and after the effective date of any such replacement, (i) the successor Revolver Issuing Bank shall have all the rights and obligations of a Revolver Issuing Bank under this Credit Agreement with respect to Revolver Letters of Credit to be issued thereafter (subject to the terms and conditions of this Credit Agreement) (ii) references herein to the term "Revolver Issuing Bank" shall be deemed to refer to such successor, to any other Revolver Issuing Bank and, to any previous Revolver Issuing Bank, or collectively, to such successor, all other Revolver Issuing Banks and all previous Revolver Issuing Banks, as the context shall require and (iii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor, to any other Issuing Bank and, to any previous Issuing Bank, or collectively, to such successor, all other Issuing Banks and all previous Issuing Banks, as the context shall require. After the replacement of a Revolver Issuing Bank hereunder, the replaced Revolver Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Revolver Issuing Bank under this Credit Agreement with respect to Revolver Letters of Credit issued by it prior to such replacement, but shall not be required to issue any additional Revolver Letters of Credit or to amend, renew or extend any outstanding Revolver Letters of Credit issued by it. After the replacement of a Revolver Issuing Bank hereunder, the provisions of this Credit Agreement shall inure to the benefit of such replaced Revolver Issuing Bank, its sub-agents and its Related Parties as to any actions taken or omitted to be taken by it while it was a Revolver Issuing Bank or acting on behalf of a Revolver Issuing Bank under this Credit Agreement.

                (l) The parties agree that with respect to the terms and conditions of this Credit Agreement, on the one hand, and the terms and conditions of any letter of credit application or other agreement submitted by RRI to, or entered into by RRI with, a Revolver Issuing Bank relating to any Revolver Letter of Credit, on the other hand, the terms and conditions of this Credit Agreement shall control.

                (m) JP Morgan Chase Bank shall have no obligation to issue Revolver Letters of Credit (or to amend, renew or extend any outstanding Revolver Letter of Credit previously issued as set forth on Schedule 1I hereto) at any time after the Closing Date. All Revolver Letters of Credit to be issued after the Closing Date shall be issued by an Issuing Bank described in clause
 (a)(i) of the definition of "Issuing Bank" appearing in Article 1 hereof. In the event that all of the Letters of Credit set forth on Schedule 1I hereto issued by JP Morgan Chase Bank are no longer outstanding, JP Morgan Chase Bank shall cease to be an Issuing Bank and a Revolver Issuing Bank hereunder; provided, that the provisions of this Credit Agreement shall inure to the benefit of such entity, its sub-agents and its Related Parties as to any actions taken or omitted to be taken by it while it was an Issuing Bank and a Revolver Issuing Bank or acting on behalf of an Issuing Bank or a Revolver Issuing Bank under this Credit Agreement.

                (n) Westdeutsche Landesbank Girozentrale shall only be obligated to issue, amend, extend or renew (subject to the terms and conditions of this Credit Agreement) a Letter of Credit which constitutes a Seward Letter of Credit.

                (o) In the event that any Lender desires to become an Issuing Bank hereunder after the Closing Date, RRI agrees that the terms under which such Lender shall become an Issuing Bank (other than the fronting fee payable to such entity, but including the allocation of commitments to issue Letters of Credit hereunder among all the Issuing Banks) shall be agreed to in writing by RRI and all of the Agents.

        SECTION 2.5     Senior Priority Letters of Credit.

                (a) (i) Upon the terms and subject to the conditions hereof and of Applicable Law, each of the Senior Priority Issuing Banks agrees (in reliance upon, among other things, the agreements of the Senior Priority Lenders set forth in this Section 2.5), upon the request of a Credit Party (other than OPH), to issue Senior Priority Letters of Credit to such Credit Party, (and to amend, renew or extend Senior Priority Letters of Credit previously issued to such Credit Party hereunder), payable in Dollars, from time to time, on any Business Day after the Closing Date and prior to the Senior Priority Commitment Termination Date; provided, however, that (A) no Credit Party shall request the issuance, amendment, renewal or extension of, and a Senior Priority Issuing Bank shall not issue, amend, renew or extend, any Senior Priority Letter of Credit if, after giving effect thereto, the sum of the then current Senior Priority L/C Exposure, plus the aggregate principal amount of all Senior Priority Loans then outstanding, would exceed the then current amount of the Total Senior Priority Commitment, (B) no Credit Party shall request the issuance, amendment, renewal or extension of, and a Senior Priority Issuing Bank shall not issue, amend, renew or extend, any Senior Priority Letter of Credit having an expiration date
(1) later than November 15, 2004 or (2) more than one year after its date of issuance (or in the case of any amendment, renewal or extension thereof, one year after such amendment, renewal or extension); provided, that a Senior Priority Letter of Credit may include customary "evergreen" provisions, and (C) no Senior Priority Issuing Bank shall be required to issue, amend, renew or extend any Senior Priority Letter of Credit if, after giving effect thereto, the then current Senior Priority L/C Exposure with respect to all Senior Priority Letters of Credit issued by such Senior Priority Issuing Bank (or its affiliates) would exceed the amount set forth in Schedule 1 hereto, opposite the name of such Senior Priority Issuing Bank, under the column entitled "Issuing Bank Amount for Senior Priority Letters of Credit".

                        (ii) Immediately upon the issuance of each Senior Priority Letter of Credit (or an amendment to a Senior Priority Letter of Credit increasing the amount thereof), each Senior Priority Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the applicable Senior Priority Issuing Bank, a participation in such Senior Priority Letter of Credit in accordance with such Senior Priority Lender's Senior Priority Percentage. Each Senior Priority Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Senior Priority Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Senior Priority Letter of Credit or the occurrence and continuance of any Default or Event of Default or the reduction or termination of the Senior Priority Commitments.

                (b) Whenever a Credit Party (other than OPH) desires the issuance of a Senior Priority Letter of Credit (or the amendment, renewal or extension of an outstanding Senior Priority Letter of Credit), it shall deliver to the Administrative Agent and the applicable Senior Priority Issuing Bank from whom such Credit Party is requesting such Senior Priority Letter of Credit (or amendment, renewal or extension), a written notice (in the form of an L/C Certificate duly executed by an Authorized Officer of such Credit Party) no later than 1:00 p.m. (Central time) at least two (2) Business Days prior to the proposed date of issuance, amendment, renewal or extension (or such lesser time as is acceptable to the Administrative Agent and the applicable Senior Priority Issuing Bank). Such notice shall specify (i) the outstanding Senior Priority Letter of Credit to be amended, renewed or extended, if applicable, (ii) the proposed date of issuance, amendment, renewal or extension (which shall be a Business Day), (iii) the face amount of the Senior Priority Letter of Credit,
(iv) the expiration date of the Senior Priority Letter of Credit, (v) the name and address of the beneficiary, (vi) whether the Senior Priority Letter of Credit is to be governed by the ISP or the UCP, and (vii) such other information as shall be necessary to prepare, amend, renew or extend such Senior Priority Letter of Credit. If requested by the applicable Senior Priority Issuing Bank in connection with any request for a Senior Priority Letter of Credit, the applicable Credit Party shall also submit a letter of credit application on the form as shall have been agreed upon after the Closing Date by RRI and such Senior Priority Issuing Bank. Any notice pursuant to this Section 2.5(b) shall be accompanied by a brief description of the underlying transaction and upon request of the applicable Senior Priority Issuing Bank or the Administrative Agent, the applicable Credit Party shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Senior Priority Letter of Credit, the applicable Credit Party shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Senior Priority Letter of Credit which, if presented by such beneficiary on or prior to the expiration date of the Senior Priority Letter of Credit, would require the applicable Senior Priority Issuing Bank to make payment under the Senior Priority Letter of Credit; provided, however, that a Senior Priority Issuing Bank, in its reasonable discretion, may require customary changes in any such documents and certificates to be presented by the beneficiary. No Senior Priority Letter of Credit shall be issued for any purpose other than to secure or to support obligations for RRI's and its Subsidiaries ongoing commercial and trading operations and no Letter of Credit shall be issued for any other general corporate or other working capital purpose. Each Credit Party agrees that it will not request Senior Priority Letters of Credit except for the foregoing permitted purposes of its or one of its Non-Credit Party's business or operations and not for those of any other Credit Party or Subsidiary of a Credit Party. Upon the issuance, amendment, renewal or extension of a Senior Priority Letter of Credit, the applicable Senior Priority Issuing Bank shall notify the Administrative Agent and RRI of such issuance, amendment, renewal or extension (as applicable) and such notice shall be accompanied by a copy of such issuance, amendment, renewal or extension (as applicable). Promptly after receipt of such notice, the Administrative Agent shall notify each Senior Priority Lender of the issuance, amendment, renewal or extension (as applicable) and the amount of such Senior Priority Lender's respective participation in the applicable Senior Priority Letter of Credit. If requested by a Senior Priority Lender, the Administrative Agent shall provide such Lender with a copy of such issuance, amendment, renewal or extension (as applicable).


                (c) RRI hereby agrees that it shall, as of the end of each calendar month, either (i) replace any outstanding Senior Priority Letter of Credit which has an expiration date one hundred twenty (120) days or more after its issuance (each a "Specified SP Letter of Credit") with a Revolver Letter of Credit, (ii) deliver to the applicable Senior Priority Issuing Banks, an acceptable back to back Revolver Letter of Credit issued for any such outstanding Specified SP Letter of Credit, or (iii) if a Senior Priority Issuing Bank is also a Revolver Issuing Bank and there is sufficient availability (in accordance with the terms of this Credit Agreement) for the issuance by such Issuing Bank of a Revolver Letter of Credit in the applicable amount, request (in writing) that such Issuing Bank transfer and re-designate any such outstanding Specified SP Letter of Credit as a Revolver Letter of Credit hereunder, in each case under clause (i), (ii) and (iii) above, provided, that at the applicable time, (X) there is sufficient letter of credit availability under the Total Revolving Credit Commitment to issue any such replacement or back to back letter of credit, and (Y) to the extent that after the issuance of any such replacement or back to back letter of credit or transfer and re-designation, the sum of (1) the aggregate amount of cash and Cash Equivalents (other than Excluded Cash) held by the Credit Parties, plus (2) the aggregate unused amount of the Total Revolving Credit Commitment, is projected to be $400 million or more. In the event that RRI requests that a Specified Senior Priority Letter of Credit be transferred and re-designated as provided in clause (iii) above, the applicable Issuing Bank shall promptly after receipt of any proper request in accordance with clause (iii) above, effect such transfer and re-designation.

                (d) Each Senior Priority Letter of Credit shall be subject to
(i) the ISP or the UCP, as the applicable Credit Party shall elect with respect to such Senior Priority Letter of Credit; and (ii) as to matters not addressed by the ISP or the UCP (as applicable), the law of the State of New York (or, if the applicable Senior Priority Issuing Bank so elects, the law of the jurisdiction in which the office from which it issues its Senior Priority Letters of Credit is located). Each Senior Priority Issuing Bank shall be entitled to honor any drafts or drawing certificates and accept any documents presented to it by the beneficiary of a Senior Priority Letter of Credit in accordance with the terms of such Senior Priority Letter of Credit and believed by such Senior Priority Issuing Bank in good faith to be genuine. No Senior Priority Issuing Bank shall have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment of a draft or a drawing certificate under any Senior Priority Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Senior Priority Letter of Credit.

                (e) If a Senior Priority Issuing Bank shall make payment on any draft or drawing certificate presented under a Senior Priority Letter of Credit (regardless of whether a Default, Event of Default or acceleration has occurred and/or is continuing), the applicable Senior Priority Issuing Bank shall give notice of such payment to RRI, the applicable Credit Party for whose account such Letter of Credit was issued (if not RRI), the Administrative Agent and the Senior Priority Lenders; provided, that any failure to give or any delay in giving such notice shall not relieve the applicable Credit Party of its obligations pursuant to Section 2.5(f) below, and each Senior Priority Lender hereby authorizes and requests the applicable Senior Priority Issuing Bank to advance for its account, pursuant to the terms hereof, its share of such payment based upon its participation in such Senior Priority Letter of Credit and absolutely and unconditionally agrees promptly to reimburse such Senior Priority Issuing Bank in immediately available funds, in Dollars, for the amount so advanced on its behalf by such Senior Priority Issuing Bank. Each such reimbursement shall be made without any offset, abatement, withholding or reduction whatsoever. If any such reimbursement is not made by any Senior Priority Lender in immediately available funds on the same day on which the applicable Senior Priority Issuing Bank shall have made payment on any such draft or drawing certificate, such Senior Priority Lender shall pay interest thereon to such Senior Priority Issuing Bank at a rate per annum equal to such Senior Priority Issuing Bank's cost of obtaining overnight funds in the Federal Funds market for the first three (3) days following the time when such Senior Priority Lender fails to make the required reimbursement, and thereafter (unless the applicable Credit Party shall have reimbursed such Senior Priority Issuing Bank pursuant to the immediately succeeding sentence) at a rate per annum equal to the Base Rate plus the Applicable Interest Margin for Base Rate Loans which are Senior Priority Loans. In the event that a Senior Priority Lender fails to make any required reimbursement to a Senior Priority Issuing Bank pursuant hereto, and such failure shall continue for three (3) days, then such Senior Priority Issuing Bank shall give notice to the applicable Credit Party of such failure and such Credit Party shall immediately reimburse such Senior Priority Issuing Bank, in Dollars, for the full amount that the applicable Senior Priority Lender failed to reimburse.

                (f) Each Credit Party is absolutely, unconditionally and irrevocably obligated to reimburse all amounts paid by a Senior Priority Issuing Bank under each Senior Priority Letter of Credit issued for its account which reimbursement shall be made strictly in accordance with the terms of this Credit Agreement. If any draft or drawing certificate is presented under a Senior Priority Letter of Credit, the payment of which is required to be made at any time on or before the Senior Priority Commitment Termination Date, then so long as no Default or Event of Default shall have occurred and is then continuing, payment by a Senior Priority Issuing Bank of such draft or drawing certificate shall constitute a Senior Priority Loan (which is a Base Rate Loan) hereunder and interest shall accrue from the date the applicable Senior Priority Issuing Bank makes payment on such draft or drawing certificate under such Senior Priority Letter of Credit. If any draft or drawing certificate is presented under a Senior Priority Letter of Credit, the payment of which is required to be made after the Senior Priority Commitment Termination Date or at the time when a Default or Event of Default shall have occurred and then be continuing, then the applicable Credit Party for whose account such Letter of Credit was issued, shall immediately reimburse the applicable Senior Priority Issuing Bank for such draft or drawing by paying to the Administrative Agent, in immediately available funds, in Dollars, the full amount of such draft or drawing together with interest thereon at a rate per annum of 2% in excess of the rate then in effect for Senior Priority Loans which are Base Rate Loans, from the date on which the applicable Senior Priority Issuing Bank makes such payment of such draft or drawing certificate until the date it receives full reimbursement for such payment from the applicable Credit Party. Promptly following receipt by the Administrative Agent of any payment from a Credit Party pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Senior Priority Issuing Bank (or, to the extent that Senior Priority Lenders have made payments pursuant to Section 2.5(e), to reimburse the applicable Senior Priority Issuing Bank and the Senior Priority Lenders who have made such payments, as their interests may appear). Interest accrued pursuant to this paragraph shall be for the account of the applicable Senior Priority Issuing Bank, except that interest accrued on and after the date of payment by any Senior Priority Lender pursuant to Section 2.5(e) to reimburse the applicable Senior Priority Issuing Bank shall be for the account of such Senior Priority Lender to the extent of such payment. Each Credit Party further agrees that any Senior Priority Issuing Bank may reimburse itself for any drawing under a Senior Priority Letter of Credit from the balance in any other account (other than the Prepayment Collateral Account) of such Credit Party maintained with such Senior Priority Issuing Bank, to the extent such Senior Priority Issuing Bank has not been reimbursed for such drawing in accordance with this Credit Agreement as and when due, or at any time when an Event of Default has occurred and is then continuing.

                (g) (i) Each Credit Party agrees to pay the following amounts to each Senior Priority Issuing Bank with respect to Senior Priority Letters of Credit issued by it hereunder for the account of such Credit Party:

                        (A) with respect to the issuance, amendment, renewal,
                extension, transfer or other transaction related to a Senior Priority Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Senior Priority Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, renewal, extension, transfer, drawing or other transaction, as the case may be (all such charges to be payable within ten (10) days after an invoice is delivered to the applicable Credit Party with respect thereto); and

                        (B) a fronting fee payable directly to such Senior
                Priority Issuing Bank, for its own account, for the period from and including the Closing Date to, and including, the later of Senior Priority Commitment Termination Date and the expiration of the last outstanding Senior Priority Letter of Credit issued by such Senior Priority Issuing Bank, computed at a rate equal to .50% per annum (or such other rate as shall have been agreed to in writing with such Senior Priority Isssuing Bank) of the daily amount of the Senior Priority L/C Exposure (calculated in the same manner as interest on a Eurodollar Loan) with respect to all Senior Priority Letters of Credit issued by such Senior Priority Issuing Bank, such fee to be due and payable in arrears on and through the last Business Day of each month in each year (commencing on the last Business Day of April, 2003) prior to the Senior Priority Commitment Termination Date or the expiration of the last outstanding Senior Priority Letter of Credit issued by such Issuing Bank (whichever is later), and on the later of the Senior Priority Commitment Termination Date and the expiration of the last outstanding Senior Priority Letter of Credit issued by such Issuing Bank.

                        (ii) Each Credit Party agrees to pay to the Administrative Agent for distribution to each Senior Priority Lender in respect of its Senior Priority L/C Exposure attributable to Senior Priority Letters of Credit issued for the account of such Credit Party, such Senior Priority Lender's pro rata share (based on its Senior Priority Commitment) of a commission equal to (A) a per annum percentage rate equal to the Applicable Interest Margin for Senior Priority Loans which are Eurodollar Loans multiplied by (B) the daily amount of the Senior Priority L/C Exposure (calculated in the same manner as interest on a Eurodollar Loan). Such commission shall be calculated in the same manner as interest on a Eurodollar Loan and shall be due and payable in arrears on and through the last Business Day of each month (commencing the last Business Day of April, 2003) prior to the Senior Priority Commitment Termination Date or the expiration of the last outstanding Senior Priority Letter of Credit (whichever is later) and on the later of the Senior Priority Commitment Termination Date and the expiration of the last outstanding Senior Priority Letter of Credit; provided, however, that any such commission accruing after the Senior Priority Commitment Termination Date shall be payable on demand. From the occurrence and during the continuance, of an Event of Default, such commission shall be increased to an amount equal to 2% plus the Applicable Interest Margin for Senior Priority Loans which are Eurodollar Loans multiplied by the daily amount of the Senior Priority L/C Exposure (calculated in the same manner as interest on a Eurodollar Loan); provided, however, that if an Event of Default is waived by the applicable Lenders in accordance with the terms of this Credit Agreement then the provisions of this sentence shall be deemed waived from and after the effective date of the applicable waiver; and

                        (iii) Promptly upon receipt by a Senior Priority
Issuing Bank or the Administrative Agent (as applicable) of any amount described in clause (ii) of this Section 2.5(g), or any amount described in Section 2.5 owed by a Credit Party and previously reimbursed to such Senior Priority Issuing Bank by the Senior Priority Lenders, the applicable Senior Priority Issuing Bank or the Administrative Agent (as appropriate) shall distribute to each Senior Priority Lender its pro rata share of such amount based on its participation in, or the amount paid by such Senior Priority Lender with respect to, the applicable Senior Priority Letter(s) of Credit. Amounts payable under clause
(i)(A) and (i)(B) of this Section 2.5(g) shall be paid directly to the applicable Senior Priority Issuing Bank and shall be for its own account.

                (h) If at any time when an Event of Default shall have occurred and be continuing, any Senior Priority Letters of Credit shall remain outstanding and the Senior Priority L/C Exposure is not then fully cash collateralized at 105%, then the applicable Senior Priority Issuing Bank(s) that issued such Senior Priority Letter(s) of Credit may, and if directed by the Required Senior Priority Lenders shall, require the applicable Credit Party for whose account Senior Priority Letters of Credit were issued to deliver to the Collateral Agent, cash or Cash Equivalents in an amount equal to 105% of the amount of the Senior Priority L/C Exposure attributable to Senior Priority Letters of Credit issued for the account of such Credit Party or to furnish other security acceptable to such Senior Priority Issuing Bank(s) and the Required Senior Priority Lenders. Immediately upon receipt of notice from the applicable Senior Priority Issuing Bank that such Senior Priority Issuing Bank is requiring security pursuant to the foregoing, RRI shall deliver to the Collateral Agent such cash, Cash Equivalents or other security as so required. Any amounts so delivered pursuant to the two preceding sentences shall be applied to reimburse the applicable Senior Priority Issuing Bank(s) for the amount of any drawings honored under Senior Priority Letters of Credit and any costs associated with the Senior Priority Letters of Credit; provided, however, that if prior to the Senior Priority Commitment Termination Date, (i) no Default or Event of Default is then continuing, then the Collateral Agent shall return all of such collateral delivered pursuant to this Section 2.5(h) relating to such deposit to the applicable Credit Parties if requested by them or (ii) Senior Priority Letters of Credit shall expire or be returned by the beneficiary so that the amount of the cash or Cash Equivalents delivered to the Collateral Agent hereunder shall exceed 105% of the then current Senior Priority L/C Exposure, then such excess shall first be applied to pay any Obligations owing to the Senior Priority Lenders under this Credit Agreement and then shall be applied in accordance with Section 10.2(b)(2) hereof, and the remainder after such application shall be returned to the applicable Credit Parties.

                (i) Notwithstanding the termination of the Total Senior Priority Commitment and the payment of the Senior Priority Loans, the obligations of each Credit Party under this Section 2.5 shall remain in full force and effect until the Administrative Agent, the Senior Priority Issuing Banks and the Senior Priority Lenders shall have been irrevocably released from their obligations with regard to any and all Senior Priority Letters of Credit.

                (j) The obligations of each of the Credit Parties to reimburse the Issuing Banks and the Senior Priority Lenders for drawings and other payments made under or with respect to any Senior Priority Letter of Credit issued for such Credit Party's account shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Credit Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Senior Priority Letter of Credit, this Credit Agreement or any term or provision therein or herein; (ii) the existence of any claim, counterclaim, setoff, defense or other right which a Credit Party may have at any time against a beneficiary or a transferee of any Senior Priority Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting) or against any of the Senior Priority Issuing Banks, any of the Senior Priority Lenders or any other Person, whether in connection with this Credit Agreement or the transactions contemplated herein, or in connection with any unrelated transaction; (iii) payment by any Senior Priority Issuing Bank against any draft, demand, certificate or other document presented under any Senior Priority Letter of Credit which proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Senior Priority Issuing Bank of any Senior Priority Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Senior Priority Letter of Credit (including payment by any Senior Priority Issuing Bank in accordance with its usual practices and procedures, subsequent to the expiry date of a Senior Priority Letter of Credit, as long as the applicable Senior Priority Issuing Bank has obtained the consent of the applicable Credit Party thereto and has not been notified in writing by the Administrative Agent or a Senior Priority Lender of the occurrence of the Senior Priority Commitment Termination Date); (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing, that might, but for the provisions of this Section 2.5(j), constitute a legal or equitable discharge of, or provide a right of setoff against any Credit Party's obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing (it being understood that any such payment by a Credit Party shall be without prejudice to, and shall not constitute a waiver of, any rights a Credit Party might have or might acquire against any party as a result of the payment by the applicable Senior Priority Issuing Bank of any such draft or drawing or the reimbursement by a Credit Party thereof). None of the Administrative Agent, the other Agents, the Tranche A Agent, the Lenders, the Issuing Banks, or any of the foregoing's Related Parties, shall have any liability or responsibility by reason of, or in connection with, the issuance or transfer of any Senior Priority Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss, or delay in transmission or delivery of any draft, notice or other communication under, or relating to, any Senior Priority Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of a Senior Priority Issuing Bank; provided that the foregoing shall not be construed to excuse a Senior Priority Issuing Bank from liability to RRI or the other Credit Parties to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by RRI and the other Credit Parties to the extent permitted by Applicable Law) suffered by RRI or the other Credit Parties that are caused by the Senior Priority Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Senior Priority Letter of Credit substantially comply with the terms thereof. RRI and the other Credit Parties hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Senior Priority Letters of Credit; provided, however, that this assumption is not intended to, and shall not, preclude RRI and the other Credit Parties from pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. The parties hereto hereby expressly agree that, except in the case of gross negligence or willful misconduct on the part of a Senior Priority Issuing Bank (as determined by a final order or judgment of a court of competent jurisdiction), each Senior Priority Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties hereto hereby agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Senior Priority Letter of Credit, a Senior Priority Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation (regardless of any notice or information to the contrary) or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Senior Priority Letter of Credit.

                (k) A Senior Priority Issuing Bank may be replaced at any time by written agreement among the Credit Parties, the Administrative Agent, the replaced Senior Priority Issuing Bank and the successor Senior Priority Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of a Senior Priority Issuing Bank. At the time any such replacement shall become effective, the applicable Credit Parties shall pay all unpaid fees accrued for the account of the replaced Senior Priority Issuing Bank pursuant to this
Section 2.5. From and after the effective date of any such replacement, (i) the successor Senior Priority Issuing Bank shall have all the rights and obligations of a Senior Priority Issuing Bank under this Credit Agreement with respect to Senior Priority Letters of Credit to be issued thereafter (subject to the terms and conditions of this Credit Agreement) (ii) references herein to the term "Senior Priority Issuing Bank" shall be deemed to refer to such successor, to any other Senior Priority Issuing Bank and to any previous Senior Priority Issuing Bank, or collectively, to such successor, all other Senior Priority Issuing Banks and all previous Senior Priority Issuing Banks, as the context shall require and (iii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor, to any other Issuing Bank or to any previous Issuing Bank, or collectively, to such successor, all other Issuing Banks and all previous Issuing Banks, as the context shall require. After the replacement of a Senior Priority Issuing Bank hereunder, the replaced Senior Priority Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Senior Priority Issuing Bank under this Credit Agreement with respect to Senior Priority Letters of Credit issued by it prior to such replacement, but shall not be required to issue any additional Senior Priority Letters of Credit or to amend, renew or extend any outstanding Senior Priority Letters of Credit issued by it. After the replacement of a Senior Priority Issuing Bank hereunder, the provisions of this Credit Agreement shall inure to the benefit of such replaced Senior Priority Issuing Bank, its sub-agents and its Related Parties as to any actions taken or omitted to be taken by it while it was a Senior Priority Issuing Bank or acting on behalf of a Senior Priority Issuing Bank under this Credit Agreement.

                (l) In the event that the Texas Genco Option is exercised in accordance with the Option Agreement and the Total Senior Priority Commitment terminates upon the consummation of the purchase by RRI or one of its Subsidiaries of any of the outstanding shares of common stock of Texas Genco, RRI shall obtain a Revolver Letter of Credit, or a letter of credit from an Approved Bank, in either case, for the benefit of each Senior Priority Issuing Bank in the face amount equal to 105% of the current amount of such Senior Priority Issuing Bank's L/C Exposure, which letter of credit shall be reasonably acceptable in all respects to such Senior Priority Issuing Bank. Any such letter of credit shall be delivered to the applicable Senior Priority Issuing Bank on or before the date the Total Senior Priority Commitment so terminates.

                (m) The parties agree that with respect to the terms and conditions of this Credit Agreement, on the one hand, and the terms and conditions of any letter of credit application or other agreement submitted by a Credit Party to, or entered into by a Credit Party with, a Senior Priority Issuing Bank relating to any Senior Priority Letter of Credit, on the other hand, the terms and conditions of this Credit Agreement shall control.

        SECTION 2.6 Interest Rate Type of the Loans. Each Loan shall be either a Base Rate Loan or Eurodollar Loan (each such type of Loan, an "Interest Rate Type") as RRI or in the case of a Senior Priority Loan, the applicable Credit Party, may request (i) in its notice of Borrowing delivered to the Administrative Agent pursuant to Section 2.2(d) or 2.3(d) hereof (as applicable) in the case of a Revolving Credit Loan or a Senior Priority Loan; or (ii) in its notice delivered to the Administrative Agent pursuant to Section 4.1(y) hereof in the case of a Term Loan or a Tranche A Loan (in each case, as such Loan may be continued or converted pursuant to the provisions of Section 2.13 hereof). Subject to Section 2.15(d), each Lender may at its option fulfill its obligations hereunder with respect to any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided, that any exercise of such option shall not affect the obligation of RRI or in the case of a Senior Priority Loan, the applicable Credit Party, to repay such Loan in accordance with the terms hereof and of any Note evidencing such Loan. Subject to the provisions of Section 2.2, Section 2.3, Section 2.12(b), Section 2.13, Section
2.16 and Section 4.1(y), Loans of more than one Interest Rate Type may be outstanding at the same time.

        SECTION 2.7 Repayment of the Loans; Evidence of Debt.

                (a) The Term Loans and Tranche A Loans shall be payable as follows, subject to acceleration as provided in Article 7 hereof, and subject to adjustment for the application of prepayments (if any) of the Loans made pursuant to Section 2.11 hereof, as provided in such Section 2.11 (any such payment to be applied to repay outstanding Term Loans and outstanding Tranche A Loans, on a pro rata basis, determined in accordance with the aggregate outstanding principal balance of the Term Loans and Tranche A Loans):


     Date Installment of Principal Is Due                                 Amount of Principal Payment
     ------------------------------------------------------      --------------------------------------------
     May 15, 2006 .........................................                    $0.5 billion
     Final Maturity Date ..................................      the aggregate unpaid principal amount of all
                                                                 outstanding Term Loans and all outstanding
                                                                 Tranche A Loans


                RRI hereby unconditionally promises to pay to the Administrative Agent for the account of the Term Lenders and Tranche A Lenders (i) the amortization payments provided for above, on the dates when due; and (ii) on the Final Maturity Date, the then aggregate unpaid principal amount of all Term Loans and all Tranche A Loans, plus all other unpaid amounts then owing in respect of the Term Loans and Tranche A Loans in full in cash. All repayments of the Term Loans and Tranche A Loans under this Section 2.7(a) shall, as regards Interest Rate Type, be applied first to Base Rate Loans, and then to Eurodollar Loans in the order of the scheduled expiry of Interest Periods with respect thereto (i.e., those Eurodollar Loans with Interest Periods which end sooner would be paid before those with Interest Periods which end later.)

                (b) The outstanding principal balance of the Revolving Credit Loans shall be payable in full in cash on the Final Maturity Date (subject to acceleration as provided in Article 7 hereof; and subject to mandatory prepayment as provided in Section 2.11 hereof). RRI hereby unconditionally promises to pay to the Administrative Agent for the account of the Revolving Credit Lenders, the then aggregate unpaid principal amount of all Revolving Credit Loans on the Final Maturity Date.

                (c) On the last Business Day of each calendar month, the Senior Priority Loans shall be repaid with proceeds of Revolving Credit Loans to the extent that after giving effect to such repayment the sum of (i) the aggregate amount of cash and Cash Equivalents (other than Excluded Cash) held by the Credit Parties, plus (ii) the aggregate unused amount of the Total Revolving Credit Commitment, is projected to be $400 million or more.

                (d) The outstanding principal balance of the Senior Priority Loans shall be payable in full in cash on the Senior Priority Maturity Date (subject to acceleration as provided in Article 7 hereof; and subject to mandatory prepayment as provided in Section 2.11 hereof). The Credit Parties hereby unconditionally promise to pay to the Administrative Agent for the account of the Senior Priority Lenders, the then aggregate unpaid principal amount of all Senior Priority Loans on the Senior Priority Maturity Date.

                (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                (f) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each outstanding Loan hereunder, the Borrower on such Loan, the Interest Rate Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                (g) The entries made in the accounts maintained pursuant to paragraph (e) or (f) of this Section 2.7 shall be prima facie evidence of the existence and amounts of the Obligations recorded therein and shall be conclusive absent manifest error; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its Loans and other Obligations hereunder in accordance with the terms of this Credit Agreement.

                (h) No promissory notes evidencing Loans, Revolving Credit Commitments or Senior Priority Commitments hereunder will be issued unless a Lender requests that the Loans made by it, the Revolving Credit Commitment held by it and/or the Senior Priority Commitment held by it be evidenced by a promissory note. In such event, the applicable Borrowers shall promptly prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns permitted by Section 11.3) in the amount of the aggregate outstanding principal amount of such Lender's Term Loans, Tranche A Loans, its Revolving Credit Commitment or its Senior Priority Commitment (as applicable), and, in substantially the form of Exhibit F hereto (any such note as amended, modified, supplemented, replaced, renewed or extended from time to time in accordance with the terms hereof being referred to herein as a "Note"). Thereafter, the Loans, Revolving Credit Commitment or Senior Priority Commitment evidenced by such promissory note and interest thereon (as applicable) shall at all times (including after assignment pursuant to Section 11.3 hereof) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

                (i) All amounts received by the Administrative Agent from or on behalf of a Borrower or any other Credit Party (as applicable) as a payment or prepayment of, or interest on, the Term Loans, the Tranche A Loans, the Revolving Credit Loans or the Senior Priority Loans (as applicable), shall be applied among the Lenders holding the Term Loans, the Tranche A Loans, the Revolving Credit Loans or the Senior Priority Loans, respectively, on a pro rata basis in accordance with the outstanding balance of the Term Loans, the Tranche A Loans, the Revolving Credit Loans or the Senior Priority Loans (as the case may be) owed to each such Lender, respectively.

        SECTION 2.8 Interest. (a) Subject to Section 2.12(a) hereof, in the case of a Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Base Rate plus the Applicable Interest Margin for Base Rate Loans. Interest shall be payable in arrears on each Base Rate Loan on each Interest Payment Date, and on the applicable Maturity Date; provided, that (i) interest accrued pursuant to Section 2.12(a) shall be payable on demand, and
(ii) in the event of any repayment or prepayment of any Base Rate Loan, accrued interest on the principal amount being repaid or prepaid shall be payable on the date of such repayment or prepayment. The Administrative Agent shall determine the Base Rate applicable to the Base Rate Loans hereunder and such determination shall be conclusive absent manifest error.

                (b) Subject to Section 2.12 hereof, in the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Interest Margin for Eurodollar Loans. Interest shall be payable on each Eurodollar Loan on each Interest Payment Date (regardless of the applicable Interest Period), and on the applicable Maturity Date; provided, that
(i) interest accrued pursuant to Section 2.12(a) shall be payable on demand,
(ii) subject to the provisions hereof, including Section 2.11(o) and Section 2.14, in the event of any repayment or prepayment of any Eurodollar Loan, accrued interest on the principal amount being repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the Interest Period therefor, accrued interest on such Eurodollar Loan shall be payable on the effective date of such conversion. The Administrative Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period; and such determination shall be conclusive absent manifest error.

                (c) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan, to but excluding, the date on which such Loan is paid or, if applicable, converted to a Loan of a different Interest Rate Type.

                (d) Anything in this Credit Agreement or in any Note hereunder to the contrary notwithstanding, the interest rate on the Loans or with respect to any drawing under a Letter of Credit shall in no event be in excess of the maximum rate permitted by Applicable Law.


        SECTION 2.9  Commitment Fees and Other Fees.

                (a) RRI agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender on the last Business Day of each calendar month (beginning April, 2003) in each year prior to the Final Maturity Date, on the date of any termination or reduction of the Total Revolving Credit Commitment (as provided in Section 2.10(f)), and on the Final Maturity Date, a fee (the "Revolver Commitment Fee" and collectively, for all the Revolving Credit Lenders, the "Revolver Commitment Fees") of 0.50% per annum (computed on the basis of the actual number of days elapsed during the preceding period over a year of 360 days) on the actual daily amount during the preceding period by which such Revolving Credit Lender's Revolving Credit Commitment (as such Revolving Credit Commitment may be modified in accordance with the provisions of this Credit Agreement) exceeded the sum of (i) the product of such Revolving Credit Lender's Revolving Credit Percentage and the Revolver L/C Exposure, and
(ii) the aggregate principal amount of such Revolving Credit Lender's outstanding Revolving Credit Loans.

                (b) Each of the Credit Parties, jointly and severally, agrees to pay to the Administrative Agent for the account of each Senior Priority Lender on the last Business Day of each calendar month (beginning April, 2003) in each year prior to the Senior Priority Maturity Date, on the date of any termination or reduction of the Total Senior Priority Commitment (as provided in

Section 2.10(f)), and on the Senior Priority Maturity Date, a fee (the "Senior Priority Commitment Fee" and collectively, for all the Senior Priority Lenders, the "Senior Priority Commitment Fees") of 1.50% per annum (computed on the basis of the actual number of days elapsed during the preceding period over a year of 360 days) on the actual daily amount during the preceding period by which such Senior Priority Lender's Senior Priority Commitment (as such Senior Priority Commitment may be modified in accordance with the provisions of this Credit Agreement) exceeded the sum of (i) the product of such Senior Priority Lender's Senior Priority Percentage and the Senior Priority L/C Exposure, and (ii) the aggregate principal amount of such Senior Priority Lender's outstanding Senior Priority Loans.

                (c) All of the Commitment Fees shall commence to accrue on the Closing Date.

                (d) RRI agrees to pay to the Administrative Agent (for the benefit of the Restructured Lenders as provided below), a fee in an amount equal to $88,995,000.00 (the "Amendment Fee") which shall be payable as follows: (i) $74,162,500.00 shall be payable on the Closing Date, to the Restructured Lenders on the Closing Date (on a pro rata basis in accordance with each such Lender's aggregate principal amount of outstanding Term Loans, Tranche A Loans and Revolving Credit Commitment hereunder on such date); and (ii) $14,832,500.00 shall be payable on the earlier of the Final Maturity Date and the Bank Credit Termination Date, to the Restructured Lenders on the applicable date of payment of such remaining portion of the Amendment Fee (on a pro rata basis in accordance with each such Lender's aggregate principal amount of outstanding Term Loans, Tranche A Loans and Revolving Credit Commitment hereunder on such payment date). Notwithstanding anything to the contrary, the entire Amendment Fee shall be fully earned on the Closing Date.

                (e) RRI agrees to pay to the Administrative Agent (for the benefit of the Senior Priority Lenders), on the Closing Date, a fee (the "Upfront Fee") in an amount equal to 1.50% of the Total Senior Priority Commitment. The Upfront Fee shall be distributed by the Administrative Agent to the Senior Priority Lenders on a pro rata basis in accordance with each Senior Priority Lender's Senior Priority Commitment hereunder.

                (f) After the Closing Date, if the aggregate outstanding principal amount of the Term Loans and the Tranche A Loans is not repaid (whether through scheduled payments pursuant to Section 2.7(a) hereof or through optional and/or mandatory prepayments) and/or the Total Revolving Credit Commitment permanently reduced on or before any of the Reduction Dates set forth below in at least the applicable aggregate paydown/reduction amount set forth in the chart below opposite such Reduction Date, then RRI agrees to pay to the Administrative Agent (for the benefit of the Restructured Lenders), on each such Reduction Date when the applicable aggregate paydown/reduction amount has not been achieved, a fee (a "Reduction Fee") in an amount equal to the fee percentage set forth in the chart below for the applicable Reduction Date multiplied by the sum of (i) the aggregate principal amount of outstanding Term Loans on such Reduction Date, (ii) the aggregate principal amount of outstanding Tranche A Loans on such Reduction Date, and (iii) the Total Revolving Credit Commitment in effect on such Reduction Date (in each case after giving effect to any repayment of Term Loans, Tranche A Loans and/or permanent reduction of the Total Revolving Credit Commitment which occurs on such Reduction Date):

                                         Aggregate
                                     Paydown/Reduction

                Reduction Date             Amount         Fee Percentage
                -------------------- -----------------    --------------

                May 14, 2004             $0.5 billion           .50%
                May 16, 2005             $1.0 billion           .75%
                May 15, 2006             $2.0 billion          1.00%

                Each Reduction Fee shall be distributed by the Administrative Agent to the Restructured Lenders on the applicable Reduction Date on a pro rata basis in accordance with each such Lender's then aggregate principal amount of outstanding Term Loans, Tranche A Loans and Revolving Credit Commitment. It is understood and agreed that a Reduction Fee shall be due and payable on each and every Reduction Date on which RRI has not repaid outstanding Term Loans and Tranche A Loans (whether through scheduled payments pursuant to Section 2.7(a) hereof or through optional and/or mandatory prepayments) and/or permanently reduced the Total Revolving Credit Commitment, in an aggregate principal amount at least equal to the applicable aggregate paydown/reduction amount set forth in the above chart opposite such Reduction Date.

                (g) In addition, RRI agrees to pay to the Administrative Agent (for the benefit of the parties entitled thereto), any and all fees that are due and payable pursuant to any of the Fee Letters.

                (h) All fees payable hereunder shall be paid on the dates due, in Dollars, in immediately available funds. Fees paid shall be fully earned on the due date, and once paid, shall not be refundable under any circumstances.

        SECTION 2.10 Termination and/or Reduction of the Total Revolving Credit Commitment and the Total Senior Priority Commitment.

                (a) Unless previously terminated, the Total Revolving Credit Commitment shall terminate on the Revolving Credit Commitment Termination Date. Unless previously terminated, the Total Senior Priority Commitment shall terminate on the Senior Priority Commitment Termination Date.

                (b) Upon at least three (3) Business Days' prior written, facsimile or telephonic notice (provided, that any such telephonic notice is immediately followed by written confirmation) to the Administrative Agent, RRI may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Credit Commitment or the Total Senior Priority Commitment. In the case of a partial reduction, each such reduction of the Total Revolving Credit Commitment or the Total Senior Priority Commitment (as applicable) shall be in a minimum aggregate principal amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000; provided, however, that (i) the Total Revolving Credit Commitment may not be reduced pursuant to this Section 2.10(b) unless the Total Senior Priority Commitment has expired or been permanently terminated in its entirety, (ii) the Total Revolving Credit Commitment may not be reduced to an amount less than the aggregate principal amount of all Revolving Credit Loans then outstanding, plus the then current Revolver L/C Exposure, and (iii) the Total Senior Priority Commitment may not be reduced to an amount less than the aggregate principal amount of all Senior Priority Loans then outstanding, plus the then current Senior Priority L/C Exposure. Each notice delivered by RRI pursuant to this Section 2.10(b) shall be irrevocable.

                (c) Any partial reduction of the Total Revolving Credit Commitment hereunder shall be made among the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Percentages. Any partial reduction of the Total Senior Priority Commitment hereunder shall be made among the Senior Priority Lenders ratably in accordance with their respective Senior Priority Percentages.

                (d) The Total Revolving Credit Commitment shall be automatically and permanently reduced (on a dollar-for-dollar basis) in an amount equal to each mandatory prepayment of outstanding Revolving Credit Loans pursuant to Sections 2.11(d) through and including 2.11(i) hereof or pursuant to Section
5.18 hereof.

                (e) (i) Upon the termination (without replacement) of any of the Seward Letters of Credit, the Total Revolving Credit Commitment shall be permanently reduced by the aggregate principal amount of the Seward Tax-Exempt Bonds supported by such Seward Letter of Credit, and (ii) upon the prepayment, as required by Section 2.11(d) hereof, of Revolving Credit Loans with the Net Cash Proceeds from the issuance of Seward Tax-Exempt Bonds not required to be supported by a letter of credit, the Total Revolving Credit Commitment shall be permanently reduced by an amount equal to such mandatory prepayment; provided, however, that in no event shall the Total Revolving Credit Commitment be reduced pursuant to this Section 2.10(e) by more than $.50 billion by reason of the termination of one or more of the Seward Letters of Credit or such prepayment of Revolving Credit Loans.

                (f) Simultaneously with each termination or reduction of the Total Revolving Credit Commitment, RRI shall pay to the Administrative Agent for the benefit of the Revolving Credit Lenders, all accrued and unpaid Revolver Commitment Fees on the amount of the Total Revolving Credit Commitment so terminated or reduced through the date of such termination or reduction. Simultaneously with each termination or reduction of the Total Senior Priority Commitment, the Credit Parties (on a joint and several basis) shall pay to the Administrative Agent for the benefit of the Senior Priority Lenders, all accrued and unpaid Senior Priority Commitment Fees on the amount of the Total Senior Priority Commitment so terminated or reduced through the date of such termination or reduction.

        SECTION 2.11 Prepayments. (a) If at any time the sum of the aggregate principal amount of all Revolving Credit Loans outstanding, plus the then current Revolver L/C Exposure shall exceed the Total Revolving Credit Commitment hereunder, RRI will immediately prepay Revolving Credit Loans to the extent necessary to eliminate such excess. If at any time the sum of the aggregate principal amount of all Senior Priority Loans outstanding, plus the then current Senior Priority L/C Exposure shall exceed the Total Senior Priority Commitment hereunder, the applicable Borrowers of the outstanding Senior Priority Loans will immediately repay Senior Priority Loans to the extent necessary to eliminate such excess.

                (b) The Loans shall be subject to prepayment as provided in
Section 5.18 hereof.

                (c) Subject to the terms of Section 2.14 hereof, a Borrower shall have the right at its option at any time and from time to time to prepay
(i) any Base Rate Loan, in whole or in part, upon prior written, facsimile, or telephonic (promptly confirmed in writing) notice to the Administrative Agent received not later than 10:00 a.m., (Central time) on the prepayment day, in the principal amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000 if prepaid in part, and (ii) any Eurodollar Loan, in whole or in part, upon at least three (3) Business Days' prior written, facsimile, or telephonic (promptly confirmed in writing) notice received not later than 10:00 a.m., (Central time) on such day, in the principal amount of $10,000,000 or such greater amount which is an integral multiple of $1,000,000 if prepaid in part. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the applicable Borrower of such Loan to prepay such Loan in the amount and on the date stated therein. With respect to any optional prepayment pursuant to this Section 2.11(c), the Credit Parties agree that (1) they shall prepay the Senior Priority Loans in full before prepaying any of the Term Loans, the Tranche A Loans or the Revolving Credit Loans and (2) the Term Loans and the Tranche A Loans shall be prepaid on a pro rata basis.

                (d) Promptly, but in no event later than three (3) Business Days, after the receipt of any Net Cash Proceeds by any Credit Party from any issuance by the Seward Bond Issuer of any Seward Tax-Exempt Bonds which are not required to be supported by a Seward Letter of Credit (other than Net Cash Proceeds paid into an account of the Seward Bond Trustee to pay construction costs of the Seward Facility or used directly to pay construction cost of the Seward Facility, in each case which construction costs are permitted to be incurred pursuant to this Credit Agreement), RRI shall prepay, or cause to be prepaid (subject to Section 2.11(l) hereof), the Revolving Credit Loans in an amount equal to such Net Cash Proceeds received.

                (e) Following the end of each fiscal year of RRI (commencing with the fiscal year in which the Texas Genco Option is exercised, expires or terminates, as applicable), RRI shall calculate Excess Cash Flow as of the end of such fiscal year. If Excess Cash Flow for such period exceeds the sum of three hundred million dollars ($300,000,000) (the "ECF Threshold"), then RRI shall prepay Loans (determined as provided in Sections 2.11(k) and 2.11(l) hereof) in an amount equal to the positive difference, if any, of (i) 50% of the amount by which Excess Cash Flow for such period exceeds the ECF Threshold less
(ii) the aggregate amount of all prepayments previously made pursuant to this
Section 2.11(e). Each prepayment required pursuant to this Section 2.11(e) shall be made on or before the date which is one hundred twenty (120) days after the end of the applicable fiscal year. Commencing with the fiscal year in which the Texas Genco Option is exercised, expires or terminates, as applicable, RRI shall deliver to the Administrative Agent, a certificate substantially in the form of Exhibit E hereto signed by a Financial Officer of RRI setting forth in reasonable detail the calculation of Excess Cash Flow for the period ended as of the end of such fiscal year. Any such certificate shall be referred to herein as an "Excess Cash Flow Certificate" and shall be delivered to the Administrative Agent (1) on or before the date which is one hundred twenty (120) days after the end of the applicable fiscal year or (2) with the making of any prepayment pursuant to this Section 2.11(e), as the case may be.

                (f) Promptly, but in no event later than three (3) Business Days, after the receipt of any Net Cash Proceeds by any Credit Party from any of the following: (i) the issuance by any Credit Party of any Indebtedness permitted under Section 6.1(b) or 6.1(l) hereof or (ii) any sale or other disposition of any asset of a Credit Party or the issuance of any Indebtedness, in each case not permitted by the terms and provisions of this Credit Agreement, to the extent such Net Cash Proceeds from the issuance of Indebtedness permitted under 6.1(l) hereof (if applicable) have not been deposited in the Purchase Escrow Account contemplated by, and permitted by Section 5.18 hereof, RRI shall prepay or cause to be prepaid Loans (determined as provided in Sections 2.11(k) and 2.11(l) below) in an amount equal to 100% of such Net Cash Proceeds received by a Credit Party.

                (g) Promptly, but in no event later than three (3) Business Days, after the receipt of any Net Cash Proceeds by RRI from the issuance by RRI of any Junior Securities (including the issuance of shares of capital stock upon the exercise of any warrant, option, right to purchase or other equivalent, interest or similar right (however designated) issued in connection with the Junior Securities), RRI shall prepay Loans as follows: (A) at any time on or prior to the exercise, expiration or termination of the Texas Genco Option, no Loans shall be required to be prepaid if 100% of such Net Cash Proceeds are deposited in the Purchase Escrow Account as contemplated by, and permitted by,
Section 5.18 hereof; (B) if at any time on or prior to the exercise, expiration or termination of the Texas Genco Option, any portion of such Net Cash Proceeds is not so deposited in the Purchase Escrow Account, then fifty percent (50%) of such portion of Net Cash Proceeds not so deposited in the Purchase Escrow Account shall be applied as a prepayment of the Loans (determined as provided in Sections 2.11(k) and 2.11(l) below) and the other 50% of such portion may be retained by RRI for general corporate purposes; and (C) at any time after the exercise, expiration or termination of the Texas Genco Option, fifty percent (50%) of such Net Cash Proceeds shall be applied as a prepayment of the Loans (determined as provided in Sections 2.11(k) and 2.11(l) below) and the other 50% of such Net Cash Proceeds may be retained by RRI for general corporate purposes.

                (h) Promptly, but in no event later than three (3) Business Days, after the receipt of any Net Cash Proceeds by a Credit Party (or in the case of clause (iii) below, by TG Holdco, Texas Genco or any of the Subsidiaries of Texas Genco) from any of the following: (i) the sale, transfer, lease or other

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disposition in any manner whatsoever of any Eligible Asset permitted by Section
6.5 hereof (other than sales, transfer, lease or other dispositions described in Section 6.5(a)(iv), a disposition due to a Recovery Event, and any Excluded Asset Sale), (ii) any formation of a Joint Venture (other than TG Holdco, Texas Genco or any Subsidiaries of Texas Genco to the extent the Net Cash Proceeds thereof have been used to fund and/or finance the acquisition of Texas Genco in accordance with the provisions of Section 5.18(f) hereof), or (iii) at any time after the consummation of the purchase of the outstanding common stock of Texas Genco by RRI or any of its Subsidiaries pursuant to the Texas Genco Option, any issuance of Equity Interests of TG Holdco, Texas Genco or any Subsidiaries of Texas Genco (including the issuance of shares of capital stock upon the exercise of any warrant, option, right to purchase or other equivalent, interest or similar right (however designated)), RRI shall prepay, or cause to be prepaid, Loans (determined as provided in Sections 2.11(k) and 2.11(l) below) in an amount equal to 100% of such Net Cash Proceeds received except in the case of clause (i) and clause (ii) above, to the extent such Net Cash Proceeds have not been deposited in the Purchase Escrow Account as required by Section 5.17 hereof or as contemplated by, and permitted by Section 5.18 hereof, and except in the case of clause (iii) above, to the extent such Net Cash Proceeds thereof have been used to fund or finance the acquisition of minority Equity Interests of Texas Genco in accordance with the last sentence of Section 5.18(f) hereof.

                (i) Promptly, but in no event later than three (3) Business Days following the receipt by RRI or any other Credit Party (or by the Collateral Agent as loss payee) of any payment of any proceeds of any Recovery Event (to the extent such proceeds have not been deposited in the Purchase Escrow Account as required by Section 5.17 hereof or as contemplated by, and permitted by
Section 5.18 hereof, and provided, that so long as no Event of Default shall have occurred and then be continuing, such proceeds received in connection with any Recovery Event (or any portion thereof) may be expended or irrevocably committed by RRI or any other Credit Party within twelve (12) months after such Recovery Event to repair or replace such property and RRI shall furnish to the Administrative Agent and the Collateral Agent evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent of such expenditure or commitment and shall have certified to the Administrative Agent and the Collateral Agent that such proceeds (or such proceeds together with other funds which are available to RRI and the other Credit Parties and permitted to be used for such purpose pursuant to the terms hereof) are sufficient to repair or replace such property pending which the Collateral Agent shall hold such proceeds in an interest bearing deposit account), RRI shall prepay Loans or, to the extent the Collateral Agent is loss payee under any insurance policy (if applicable), irrevocably direct the Collateral Agent to apply as a prepayment of Loans, an amount equal to 100% (or such lesser percentage which represents the remaining portion of such proceeds not expended or committed pursuant to the immediately preceding parenthetical phrase) of such proceeds received in connection with such Recovery Event less any amounts required to pay for necessary remediation expenses with respect to a condition affecting the applicable property, to pay reasonable expenses incurred in connection with the closure of the applicable property and to pay any costs reasonably incurred in connection with such Recovery Event, in each case subject to the terms of the Citibank Intercreditor Agreement; provided, that if an Event of Default shall have occurred and be continuing, all proceeds of any Recovery Event which would otherwise be payable to RRI pursuant to this Section 2.11(i) shall be paid to the Administrative Agent and applied pursuant to Section 10.2(b)(2) hereof; provided, however, that with respect to tangible property subject to any Permitted Encumbrance, no such prepayment shall be required to the extent that this Section would require an application of proceeds of any Recovery Event that would violate or breach any of the provisions of the instruments or documents under which such Permitted Encumbrance arises or which governs the application of proceeds.

                (j) Any optional prepayment of the Term Loans and Tranche A Loans pursuant to Section 2.11(c) above shall be applied to reduce subsequent scheduled amortization payments pursuant to Section 2.7(a) hereof in direct chronological order of maturity.

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


                (k) Subject to the provisions of Section 2.11(l) below, any mandatory prepayments pursuant to Sections 2.11(e) through and including 2.11(i) shall be applied first, to prepay outstanding Term Loans and outstanding Tranche A Loans, on a pro rata basis, determined in accordance with the aggregate outstanding principal amount of the Term Loans and the aggregate outstanding principal amount of the Tranche A Loans, second, to prepay outstanding Revolving Credit Loans and third, to cash collateralize Revolver Letters of Credit in an amount equal 105% of the then current Revolver L/C Exposure. All mandatory prepayments of the Term Loans and Tranche A Loans shall be applied to reduce subsequent scheduled amortization payments pursuant to Section 2.7(a) hereof in direct chronological order of maturity.

                (l) Notwithstanding the provisions of Section 2.11(d) or Section 2.11(k) above, if an Event of Default has occurred and is continuing, all mandatory prepayments set forth in this Section 2.11 shall be applied first, to repay outstanding Senior Priority Loans, second, to cash collateralize Senior Priority Letters of Credit in an amount equal to 105% of the then current Senior Priority L/C Exposure, and third as provided in Section 2.11(k) above.

                (m) All prepayments of Loans under this Section 2.11 shall, as regards Interest Rate Type, be applied first to Base Rate Loans, and subject to
Section 2.11(o) hereof, then to Eurodollar Loans in the order of the scheduled expiry of Interest Periods with respect thereto (i.e. those Eurodollar Loans with Interest Periods which end sooner would be paid before those with Interest Periods which end later).

                (n) All prepayments under this Section 2.11 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, and any payment required by Section 2.14 hereof.


                (o) If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.11, but for the operation of this Section 2.11(o) (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of Base Rate Loans which are of the type required to be prepaid (i.e., Term Loans, Tranche A Loans, Revolving Credit Loans or Senior Priority Loans), and no Event of Default exists or is continuing, then on such Prepayment Date, (i) RRI may deposit Dollars into the Prepayment Collateral Account in an amount equal to such excess, and only the outstanding Base Rate Loans which are of the type required to be prepaid shall be required to be prepaid on such Prepayment Date and (ii) on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurodollar Loan which is the type required to be prepaid, the Administrative Agent is irrevocably authorized and directed to apply funds from the Prepayment Collateral Account (and liquidate investments held in the Prepayment Collateral Account as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Prepayment Collateral Account.

        SECTION 2.12 Default Interest; Alternate Rate of Interest. (a) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, each Borrower shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on any and all Loans made to such Borrower outstanding up to (but not including) the date of actual payment of such Loan (after as well as before judgment) (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 2% in excess of the rate then in effect for each such Eurodollar Loan (it being understood by the parties hereto that no Eurodollar Loan may be continued into a subsequent Interest Period and no Base Rate Loan may be converted to a Eurodollar Loan, at any time when an Event of Default shall have occurred and then be continuing unless the Administrative Agent and the Lenders required pursuant to Section 11.11 hereof otherwise consent) and (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan and for all Base Rate Loans of a particular type (i.e., Term Loan, Tranche A Loan, Revolving Credit Loan or Senior Priority Loan) at 2% in excess of the rate then in effect for Base Rate

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


Loans of the same type; provided, however, that if such Event of Default is waived by the applicable Lenders in accordance with Section 11.11 hereof, then the foregoing provisions of this Section 2.12(a) shall also be deemed waived from and after the effective date of the applicable waiver. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, each Credit Party shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on all overdue amounts owed hereunder by such Credit Party (other than Loans) outstanding up to (but not including) the date of actual payment of such overdue amount (after as well as before judgment) at 2% in excess of the rate then in effect for Base Rate Loans that are Revolving Credit Loans; provided, however, that if such Event of Default is waived by the applicable Lenders in accordance with Section 11.11 hereof, then the foregoing provisions of this Section 2.12(a) shall also be deemed waived from and after the effective date of the applicable waiver.

                (b) In the event, and on each occasion, that on or before the day on which the LIBO Rate for a Eurodollar Loan is to be determined as set forth herein, (i) the Administrative Agent shall have received notice from Lenders constituting Required Lenders of such determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in an amount equal to the principal amount of such Lender's Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Lender's Eurodollar Loan during the applicable Interest Period or (ii) the Administrative Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination by such Lenders or the Administrative Agent to RRI, the other Borrowers and the Lenders and any request by RRI or any other Borrower for a Eurodollar Loan pursuant to Section 2.2 or Section 2.3 or for a conversion to or continuation as a Eurodollar Loan pursuant to Section 2.13 hereof, made after receipt of such notice and until the circumstances giving rise to such notice no longer exist, shall be ineffective in the case of a request for a conversion to a Eurodollar Loan, and shall be deemed to be a request for a Base Rate Loan in the case of a request for new Eurodollar Loan or for a continuation of a Eurodollar Loan.

        SECTION 2.13 Continuation and Conversion of Loans. Each Borrower shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to a Base Rate Loan, or to continue any Eurodollar Loan for a successive Interest Period, or (ii) to convert any Base Rate Loan or portion thereof to a Eurodollar Loan, subject to the following:

                (a) at least three (3) Business Days prior to any conversion or continuation hereunder, the applicable Borrower shall deliver to the Administrative Agent a notice with respect thereto, in the form of a Conversion/Continuation Certificate; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 10:00 a.m., Central time;

                (b) unless the Administrative Agent and the Lenders required pursuant to Section 11.11 hereof otherwise consent, no Event of Default shall have occurred and then be continuing at the time of any conversion to a Eurodollar Loan, or any continuation of a Eurodollar Loan into a subsequent Interest Period;

                (c) the aggregate principal amount of Loans of a particular type continued as, or converted to, Eurodollar Loans as part of the same continuation or conversion, shall be in a minimum amount of $10,000,000 or in such greater amount which is an integral multiple of $1,000,000;

                (d) if fewer than all Loans of a particular type at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in

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


accordance with the respective principal amount of such Loans held by the Lenders immediately prior to such continuation or conversion;

                (e) no Base Rate Loan (or portion thereof) may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than ten (10) separate Eurodollar Loans would be outstanding hereunder with respect to a Lender (for purposes of determining the number of such Loans outstanding, Loans of a different type (i.e. Term Loan, Tranche A Loan, Revolving Credit Loan or Senior Priority Loan) but with the same Interest Period and Loans of the same type or with different Interest Periods, in each case, shall be counted as different Eurodollar Loans even if made on the same date);

                (f) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

                (g) if a Eurodollar Loan is converted to a Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 2.14 shall be paid upon such conversion;

                (h) accrued interest on a Eurodollar Loan (or portion thereof) being converted to a Base Rate Loan shall be paid by the Borrower at the time of conversion; and

                (i) each request for a continuation as, or conversion to, a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

        Subject to the foregoing, in the event that the applicable Borrower shall not deliver a notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to a Base Rate Loan at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives a notice from a Borrower, promptly give the Lenders notice of any continuation or conversion and of such Lender's portion of each resulting Loan.

        SECTION 2.14 Reimbursement of Lenders. (a) Each Borrower shall reimburse each Lender on demand in accordance with this Section 2.14(a) for any loss or expense incurred or to be incurred by such Lender in the re-employment of the funds released (i) by any prepayment or conversion (for any reason whatsoever) of a Eurodollar Loan made to such Borrower if such Loan is prepaid or converted prior to the last day of the Interest Period for such Loan or (ii) in the event that after such Borrower delivers a notice of borrowing under Section 2.2 or 2.3 hereof (as applicable) or notice of continuation or conversion under Section
2.13 in respect of a Eurodollar Loan, such Loan is not made, continued or converted on the first day of the Interest Period specified in the applicable notice for any reason other than (i) a suspension or limitation under Section 2.12(b) of the right of a Borrower to select a Eurodollar Loan or (ii) a breach by such Lender of its obligation to fund such Borrowing when it was otherwise required to do so hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.8 hereof (but excluding any Applicable Interest Margin), for the period from the date of such payment or failure to continue or convert to the last day (x) in the case of a payment prior to the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of a failure to continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to continue or convert, over (B) the amount realized by such Lender in re-employing the funds received in prepayment or realized from the Loan not so continued or converted during the


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period referred to above. Each Lender shall deliver to the applicable
Borrower(s) and to the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The applicable Borrower(s) shall pay to the Administrative Agent for the account of such Lender the amounts shown on such certificate within ten (10) Business Days of such Borrower's receipt of such certificate.

                (b) In the event a Borrower fails to prepay any Loan made to such Borrower on the date specified in any prepayment notice delivered pursuant to Section 2.11(c), such Borrower on demand by any Lender, shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill obligations incurred in anticipation of such prepayment (but excluding any loss of anticipated profits). Each Lender shall deliver to the applicable Borrowers and to the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The applicable Borrowers shall pay to the Administrative Agent for the account of such Lender the amounts shown on such certificate within ten (10) Business Days of such Borrower's receipt of such certificate.

        SECTION 2.15 Change in Circumstances. (a) In the event that (w) after the applicable Initial Date, any change in Applicable Law or in the interpretation or administration thereof (including any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, (x) after the applicable Initial Date, the imposition of, or any change in, the Eurodollar Reserve Percentage,
(y) compliance by any Lender or Issuing Bank with any direction, request or requirement (whether or not having the force of law) issued after the applicable Initial Date by any Governmental Authority or monetary authority, including, without limitation, any change whether or not proposed or published prior to the applicable Initial Date and any modifications to Regulation D occurring after the applicable Initial Date, or (z) with respect to clauses (ii), (iii) or (iv) below any changes in conditions, shall occur which shall:

                        (i) subject any Lender or any Issuing Bank to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan or any Letter of Credit to any penalty with respect to the maintenance or fulfillment of such Lender's or such Issuing Bank's obligations under this Credit Agreement whether directly, or by such being imposed on or suffered by any Lender or such Issuing Bank with respect to Eurodollar Loans or Letters of Credit or such Issuing Bank's obligations under this Credit Agreement with respect to any Letters of Credit it issues (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding (or any penalty with respect thereto) (x) that is measured with respect to the overall net income of such Lender or such Issuing Bank or of a Lending Office of such Lender or such Issuing Bank, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or such Issuing Bank or its respective Lending Office is incorporated, in which such Lender or such Issuing Bank or such Lending Office is located, managed or controlled or in which such Lender or such Issuing Bank has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein), or (y) that is imposed solely by reason of any Lender or any Issuing Bank failing to make a declaration of, or solely to establish, nonresidence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender or an Issuing Bank may properly make such declaration or claim or so establish nonresidence or otherwise comply; or any variation or penalty with respect to any such other tax, levy, impost, duty, fee, charge, deduction, or withholding described in this parenthetical); or

                        (ii) change the basis of taxation of any payment to any Lender of principal of or interest on any Eurodollar Loan or participation in any Letter of Credit or any Issuing Bank in respect of a Letter of Credit it issues or other fees and amounts payable to any Lender or any Issuing Bank hereunder, or any combination of the foregoing, other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or such Issuing Bank or of a Lending Office of such Lender or such Issuing Bank, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or such Issuing Bank or such Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender or such Issuing Bank has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein); or

                        (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of such Lender with respect to any Eurodollar Loan or any Letter of Credit or an office of such Issuing Bank with respect to any Letters of Credit issued by any Issuing Bank or participations therein purchased by any Lender; or

                        (iv) impose upon such Lender any other condition with respect to the Eurodollar Loans, the Letters of Credit or this Credit Agreement or upon any Issuing Bank with respect to any Letters of Credit it issues or participations therein;

and the result of any of the foregoing shall be to directly or indirectly increase from the conditions that exist on the applicable Initial Date, the cost to such Lender of making or maintaining any Eurodollar Loan hereunder or participating in a Letter of Credit (or of maintaining its obligation to do any of the foregoing) or to such Issuing Bank of issuing any Letter of Credit (or of maintaining its obligation to do any of the foregoing) or to reduce the amount of any payment (whether of principal, interest, fees or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder or any Letter of Credit or by such Issuing Bank in connection with any Letter of Credit it issues, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder or any Letter of Credit or such Issuing Bank to make any payment in connection with any Letter of Credit it issues, then and in each case, the Borrowers agree to pay to the Administrative Agent for the account of such Lender or such Issuing Bank, in accordance with, and as provided in, paragraph (c) below, such amounts as shall be necessary to compensate such Lender or such Issuing Bank for such cost, reduction or payment (to the extent not otherwise compensated pursuant to another provision of this Credit Agreement); provided, however, that the Borrowers shall not be liable to any Lender or Issuing Bank for any such cost, reduction or payment with respect to any period of time which is more than one hundred eighty (180) days before such Lender or Issuing Bank (as applicable) obtained knowledge of the change that resulted in the applicable cost, reduction or payment for which such Lender or Issuing Bank is seeking reimbursement from the Borrowers.

                (b) If at any time and from time to time after the applicable Initial Date, any Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy which is adopted after the applicable Initial Date, or any change in any law, rule, regulation or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender (or any Lending Office of such Lender) or any

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Lender's holding company with any request or directive issued after the applicable Initial Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) then from time to time the Borrowers agree to pay to the Administrative Agent for the account of such Lender, in accordance with, and as provided in, paragraph (c) below, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered to the extent actually attributable to this Credit Agreement or the Loans made or Letters of Credit issued pursuant hereto, provided, however, that the Borrowers shall not be liable to any Lender for any such reduction with respect to any period of time which is more than one hundred eighty (180) days before such Lender obtained knowledge of the change that resulted in the applicable reduction for which such Lender seeking compensation from the Borrowers.

                (c) Each Lender shall deliver to RRI and the other Borrowers and to the Administrative Agent from time to time one or more certificates setting forth the amounts due to such Lender under paragraph (a) or (b) of this Section 2.15, the changes as a result of which such amounts are due and the manner of computing such amounts in reasonable detail. The determination by any Lender or any Issuing Bank, as the case may be, of any amount due pursuant to this Section
2.15 shall, in the absence of manifest error, be final, conclusive and binding on all parties hereto. The Borrowers shall pay to the Administrative
Agent for the account of each such Lender the amounts shown as due on any such certificate within ten (10) days after the Borrowers' receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or
(b) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion. The protection of this Section 2.15 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation hereunder.

                (d) Each Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in Section 2.12(b), this Section 2.15 or Section 2.16 or (ii) would require a Borrower to pay an increased amount under Section 2.12(b), this Section 2.15, Section 2.16, it will use reasonable efforts to notify the Borrowers in writing of such event or condition and, to the extent not inconsistent with such Lender's internal policies, will use reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable, participate in Letters of Credit as required by Section 2.4 or Section 2.5, through another Lending Office of such Lender if as a result thereof, the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender hereunder in respect of such Loans, Letters of Credit or participations therein would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such loans, Letters of Credit or participations therein pursuant to Section 2.12(b), this Section 2.15, or Section 2.16 would be materially reduced or the taxes or other amounts otherwise payable under Section 2.12(b), this Section
2.15 or Section 2.16 would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other Lending Office would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any action taken by such Lender to comply with this Section 2.15(d).

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                (e) If RRI shall receive notice from any Lender that Eurodollar
Loans are no longer available from such Lender pursuant to Section 2.16, that amounts are due to such Lender pursuant to paragraph (c) of this Section 2.15, that any of the events designated in paragraph (d) hereof have occurred, or that an event has occurred that would cause a Borrower to pay any amount pursuant to clause (e) of Section 2.17 hereof, RRI may (at its sole cost, expense and effort, and subject in any such case to the payments required by this Credit Agreement, including, without limitation Section 2.14 hereof), upon at least five (5) Business Days' prior written or facsimile notice to such Lender and the Administrative Agent, but not more than thirty (30) days after receipt of notice from such Lender, identify to the Administrative Agent an Eligible Assignee (a "Purchasing Lender") reasonably acceptable to RRI and the Administrative Agent (and the Revolver Issuing Banks if a Revolving Credit Commitment is being assigned and/or the Senior Priority Issuing Banks if a Senior Priority Commitment is being assigned) which will purchase (for an amount, in immediately available funds, equal to the principal amount of outstanding Loans payable to such Lender, plus all accrued but unpaid interest and fees payable to such Lender) the Revolving Credit Commitment, the Senior
Priority Commitment, the amount of outstanding Loans and participations in Letters of Credit (as applicable) from the Lender providing such notice, and such Lender shall thereupon assign its Revolving Credit Commitment, its Senior Priority Commitment, its participations in Letters of Credit and any Loans owing to such Lender (as applicable), and any Notes held by such Lender, to such Purchasing Lender pursuant to Section 11.3 hereof. A Lender shall not be required to make any assignment pursuant to this Section 2.15(e) if (A) prior to such assignment, as a result of a waiver by such Lender or otherwise, the circumstances entitling RRI to require such assignment cease to apply, or (B) prior to such assignment, such Lender elects to withdraw its applicable request or notice, (C) after such assignment, Eurodollar Loans would not be available from the Purchasing Lender or amounts payable to the Purchasing Lender pursuant to the various provisions set forth at the beginning of this Section 2.15(e), would not be materially less than the amounts payable to the Lender which is otherwise required to enter into the applicable assignment pursuant to this
Section 2.15(e) or (D) any Event of Default has occurred and is then continuing.

        SECTION 2.16 Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the date hereof in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrowers and the Administrative Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder and/or (ii) require that, subject to Section 2.14, all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below. Such Lender's pro rata portion of any subsequent Eurodollar Loan shall, instead, be a Base Rate Loan unless such declaration is subsequently withdrawn.

                (b) A notice to the Borrowers by any Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrowers.

        SECTION 2.17 United States Withholding. (a) Prior to the Closing Date, prior to the effective date set forth in the Assignment and Acceptance with respect to any Person becoming a Lender after the Closing Date, and from time to time after the Closing Date (if requested by a Borrower or the Administrative Agent, or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes obsolete, incomplete or incorrect in any material respect), each Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Administrative Agent and the Borrowers with complete, accurate and duly

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executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under any other Fundamental Document.

                (b) The Borrowers or the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments to a Lender hereunder or under any other Fundamental Document, if and to the extent that the Borrowers or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including any applicable treaty of the United States. In the event any Borrower or the Administrative Agent shall so determine that deduction or withholding of taxes is required, it shall advise the affected Lender, the Administrative Agent and the Borrowers (as applicable) as to the basis of such determination prior to actually deducting and withholding such taxes. In the event any Borrower or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, it (i) shall pay to, or deposit with, the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide to each Lender from whom taxes were deducted or withheld, evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by such Lender; and (iii) shall forward to each such Lender any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, any Borrower or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

                (c) Each Lender agrees (i) that as between it and any of the Borrowers or the Administrative Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by Applicable Law, it shall deduct and withhold taxes on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to Section
 11.3 hereof; and (ii) to indemnify the Borrowers, the Administrative Agent and Related Parties of any of the Borrowers or the Administrative Agent against, and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c) or arising from the reliance by a Borrower or the Administrative Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder or under any other Fundamental Document.

                (d) Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 11.3 shall be bound by this Section 2.17, so that such assignee will have all of the obligations and shall timely provide all of the forms and statements and all indemnities, representations and warranties required to be given by the assigning Lender under this Section 2.17.

                (e) Notwithstanding the foregoing, in the event that any withholding taxes or additional withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the applicable Initial Date for a Lender, an Issuing Bank, an Agent or the Tranche A Agent in respect of any sum payable hereunder or under any other Fundamental Document to such Lender, such Issuing Bank, such Agent or the Tranche A Agent (i) the sum payable by the applicable Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Lender, such Issuing Bank, such Agent or the Tranche A Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding deductions been made,
(ii) the applicable Borrower shall make such deductions, (iii) the applicable Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the applicable Borrower shall forward to such Lender, such Issuing Bank, such Agent or the Tranche A Agent (as the case may be) the official tax receipts or other documentation pursuant to and as set forth in Section 2.17(b). In addition, in the event of the change described above, the Borrowers, jointly and severally, shall indemnify each Lender, each Issuing Bank, each of the Agents and the Tranche A Agent for any additional withholding taxes paid by such Lender, such Issuing Bank, such Agent or the Tranche A Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly or legally asserted. For purposes of this Section 2.17(e), taxes shall include penalties, interest, additions to tax and expenses relating to taxes.

                (f) In the event that a Lender, an Issuing Bank, an Agent or the Tranche A Agent receives a refund of or utilizes a tax credit for taxes withheld or paid pursuant to this Section 2.17, which credit or refund is identifiable by such Lender, such Issuing Bank, such Agent or the Tranche A Agent (as applicable) as being a result of taxes withheld or paid in connection with sums payable hereunder or under any other Fundamental Document and indemnified by a Borrower pursuant to Section 2.17(e) hereof, such Lender, such Issuing Bank, such Agent or the Tranche A Agent (as applicable) shall promptly notify the Administrative Agent and the applicable Borrower(s) and shall promptly remit to the applicable Borrower(s) the amount of such refund or credit allocable to payments made hereunder or under any other Fundamental Document, net of all out-of-pocket expenses of such Agent, such Issuing Bank, such Lender or the Tranche A Agent (as applicable) (including any tax on such refund or credit) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that each of the Borrowers, upon request of such Lender, such Issuing Bank, such Agent or the Tranche A Agent (as applicable), agrees to repay the amount paid over to such Borrower to such Lender, such Issuing Bank, such Agent or the Tranche A Agent (as applicable) in the event such Lender, such Issuing Bank, such Agent or the Tranche A Agent (as applicable) is required to repay such refund to such Governmental Authority or such credit is disallowed. Nothing contained herein shall require any of the Agents, any Issuing Bank, any Lender or the Tranche A Agent to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

                (g) Each Lender agrees that after it becomes aware of the occurrence of an event that would cause a Borrower to pay any amount pursuant to clause (e) of this Section 2.17, it will use reasonable efforts to notify the Borrowers of such event and, to the extent not inconsistent with such Lender's internal policies, will use reasonable efforts to make, fund or maintain the affected Loans of such Lender through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid by reason of Section 2.17(e) in respect of such Loans would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise be disadvantageous to such Lender.

                (h) For any period with respect to which a Lender has failed to provide the Borrowers or the Administrative Agent with the appropriate form or statement pursuant to Section 2.17(a) (unless such failure is due to a change in treaty, statute, ruling, determination, law or regulation occurring subsequent to the date on which a form or statement originally was required to be provided), such Lender shall not be entitled to indemnification under Section 2.17(e); provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to taxes because of its failure to deliver a form or statement required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                (i) None of the Lenders, the Issuing Banks, the Agents or the Tranche A Agent shall be obligated to contest a tax that is indemnified hereunder by one or more of the Borrowers, unless in the sole discretion of the applicable Lender, Issuing Bank, Agent or the Tranche A Agent, there is a reasonable basis for such contest and such contest would not be disadvantageous to such Lender, such Issuing Bank, such Agent or the Tranche A Agent (as applicable) in any respect.

        SECTION 2.18 Interest Adjustments. If the provisions of this Credit Agreement or any Note hereunder would at any time require payment by a Borrower to a Lender of any amount of interest in excess of the maximum amount then permitted by Applicable Law, the applicable interest payments to that Lender in connection with the applicable Loan or other obligation shall be reduced to the extent and in such a manner as is necessary in order that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder with respect to a Loan or other obligation or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the Bank Credit Termination Date (except to the extent paid pursuant to the immediately succeeding sentence). Interest otherwise payable to a Lender hereunder with respect to the applicable Loan or other obligation and under any Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by Applicable Law.

                The amount of any Interest Deficit relating to any Loan or other obligation and any Note shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrowers to the Lenders of all the Loans at that time outstanding pursuant to Section 2.11(c) hereof. The amount of any Interest Deficit relating to a Loan or other obligation and any Note at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.11(c) hereof) shall be canceled and not paid.

        SECTION 2.19 Manner of Payments. All payments of principal and interest by a Borrower or any other Credit Party in respect of any Loans shall be allocated pro rata among the Lenders holding such Loans in accordance with the then outstanding principal amounts of such Loans held by them. All payments by a Borrower or any other Credit Party hereunder and under any Notes hereunder shall be made without offset, counterclaim, recoupment, defense, setoff or other deduction, in Federal or other immediately available funds, (i) in the case of amounts other than amounts with respect to the Tranche A Loans during the Designated Period, at the office of Bank of America, N.A., 901 Main Street, 14th floor, Mail Code: TX1-492-14-12, Dallas, TX, 75202, Attention: Ramon Presas (wiring information, ABA No. 111000012, Account No. 1292000883, Account Name:
Credit Services, Ref. Reliant Resources, Inc.) and (ii) in the case of amounts with respect to the Tranche A Loans during the Designated Period, Citicorp USA, Inc., Attention: Dave Graber (wiring information, ABA No. 021000089, Account No. 3685-2248, Favor Medium Term Finance, Ref. Reliant), no later than noon, Central time, on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

        SECTION 2.20 Notices during the Designated Period. During the Designated Period, each of RRI and the Tranche A Agent hereby agrees to provide to Bank of America, N.A., as Administrative

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Agent, copies of any notices, certificates or other documents delivered pursuant to any provision of this Article 2 with respect to the Tranche A Loans;
provided, however, that the Tranche A Agent shall not be required to do so if the applicable notice, certificate or other document has otherwise been received by the Administrative Agent.

                                    ARTICLE 3

              REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

                In order to induce the Agents, the Tranche A Agent, the Issuing Banks, and the Lenders to enter into this Credit Agreement, to continue and combine the Existing Loans as provided herein, to make Revolving Credit Loans and Senior Priority Loans and to issue or purchase participations in the Letters of Credit provided for herein, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Agents, the Tranche A Agent, the Issuing Banks, and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of any Notes, the continuation and combination of the Existing Loans, the making of the Revolving Credit Loans and/or the Senior Priority Loans and the issuance of any Letters of Credit hereunder:


        SECTION 3.1 Existence and Power. (a) RRI is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business and is in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing could reasonably be expected to result in a Material Adverse Effect (a list of all of the jurisdictions in which RRI is qualified to do business as of the Closing Date, is attached hereto as Schedule 3.1(a)).

                (b) Each Credit Party (other than RRI) is a corporation, limited liability company, limited partnership, general partnership or business trust, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business and is in good standing in all jurisdictions where both (i) the nature of its properties or business so requires and (ii) the failure to be in good standing could reasonably be expected to result in a Material Adverse Effect (a list of all of the jurisdictions in which each Credit Party is qualified to do business as of the Closing Date, is attached hereto as Schedule 3.1(b)).

                (c) Each of the Credit Parties has the corporate, limited liability company or partnership as the case may be, power and authority (i) to own its respective properties and to carry on its respective business as now being, or as now intended to be, conducted, (ii) to execute, deliver and perform, as applicable, its obligations under this Credit Agreement and the other Fundamental Documents and any other documents contemplated hereby or thereby to which it is or will be a party, (iii) to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral and the Mortgaged Real Property Assets as contemplated by this Credit Agreement and the other Fundamental Documents to which it is or will be a party, and (iv) to guaranty the Obligations as contemplated by Article 8 hereof; and in the case of each Borrower, to execute, deliver and perform its obligations under this Credit Agreement and any Notes executed by such Borrower and to borrow and obtain Letters of Credit as provided herein.

        SECTION 3.2 Authority and No Violation. The execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Credit Party, the grant to the Collateral Agent for the benefit of the Secured Parties and/or the Tranche A Collateral Agent for the benefit of the Lenders owed the Adjusted Tranche A Obligations of the security interest in the Collateral and the Mortgaged Real Property Assets as contemplated by this Credit Agreement and the

                                     - 74 -

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other Fundamental Documents to which it is or will be a party, by each Credit
Party, and, in the case of each Borrower, the Borrowings hereunder and the execution, delivery and performance of any Notes executed by such Borrower and, in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article 8 hereof, (i) have been duly authorized by all necessary corporate, limited liability company or partnership (as applicable) action on the part of each such Credit Party and by all necessary stockholder, member or partner (as applicable) action, (ii) will not constitute a violation of any provision of Applicable Law that could reasonably be expected to result in a Material Adverse Effect, or a material violation of any material order of any Governmental Authority applicable to such Credit Party or any of its respective properties or assets, (iii) will not violate any provision of the Organizational Documents of any Credit Party, or any provision of any indenture, bond, note, mortgage, deed of trust, or any similar instrument or agreement evidencing Indebtedness, or any other material agreement listed on Schedule 3.16 hereto, to which such Credit Party is a party or subject or by which such Credit Party or any of its respective properties or assets are bound, (iv) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such indenture, bond, note, mortgage, deed of trust, similar instrument or agreement evidencing Indebtedness or other material agreement listed on Schedule 3.16 hereto, or give rise to any right under any of the foregoing to require any payment to be made by any Credit Party, and (v) will not result in the creation or imposition of (or the obligation to create or impose) any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Credit Parties or any Subsidiary of a Credit Party, other than pursuant to the Fundamental Documents.

        SECTION 3.3 Governmental Approval. (a) All authorizations, approvals, orders, consents, licenses, registrations or filings from or with any Governmental Authority required for the execution, delivery and performance by any Credit Party of this Credit Agreement or any of the other Fundamental Documents to which it is a party, and the execution and delivery by any Credit Party of any Notes, have been duly obtained or made (other than the filing of UCC-1 financing statements, the Mortgage and the Assignments of Leases and Rents), and are in full force and effect.

                (b) Each Credit Party and each Subsidiary of a Credit Party has obtained and holds in full force and effect all governmental authorizations, orders, consents, licenses, franchises, permits, certificates, accreditations, easements, Rights of Way and other approvals necessary to own its respective property and assets and to carry on its respective business as now being, or as now intended to be, conducted, other than those the absence of which is not reasonably likely to result in a Material Adverse Effect.

                (c) As of the Closing Date, no Credit Party or Subsidiary of a Credit Party has been notified by any Governmental Authority with respect to a material authorization, order, consent, license, franchise, permit, certificate, accreditation, easement, right of way or other approval necessary to operate its business as currently being conducted, or intended to be conducted, of such authority's intention to rescind, or not renew, any such authorization, order, consent, license, franchise, permit, certificate, accreditation, easement, right of way or other approval.

        SECTION 3.4 Binding Agreements. Each Credit Party has duly executed and delivered this Credit Agreement and each other Fundamental Document to which it is a party. Each of this Credit Agreement and the other Fundamental Documents constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

        SECTION 3.5 No Material Adverse Effect; Solvency; No Default. (a) Since September 30, 2002, there has been no event, condition or circumstance not otherwise disclosed by RRI in its Form 10-Q for the quarterly period ended September 30, 2002 filed with the United States Securities and Exchange Commission or in any Form 8-K filed with such Commission during the period beginning November 14, 2002 through and including the Closing Date, which event, condition or circumstance could reasonably be expected to be a Material Adverse Effect.

                (b) Each of the Credit Parties set forth on Schedule 3.5(b) hereof is individually, and together with its Subsidiaries, taken as a whole, Solvent as of the Closing Date.

                (c) No Default or Event of Default has occurred and is continuing.

        SECTION 3.6 Existing Liens. There are no Liens of any kind whatsoever with respect to any of the assets or property of any Credit Party, other than Permitted Encumbrances.

        SECTION 3.7 Financial Information. (a) (i) The audited, consolidated balance sheet of RRI and its Consolidated Subsidiaries at December 31, 2001, together with the related statements of income, stockholders' equity and comprehensive income, and cash flows and the related notes and supplemental information; and (ii) the unaudited, consolidated balance sheets of RRI and its Consolidated Subsidiaries at September 30, 2002, together in each case with the related statements of income and cash flows and the related notes and supplemental information, in the case of clauses (i) and (ii), in the forms which have previously been delivered to the Lenders, have been prepared in accordance with GAAP consistently applied, except as otherwise indicated in the notes to such financial statements and subject in the case of unaudited statements, to changes resulting from year-end audit adjustments and the absence of footnote disclosure. All of such financial statements fairly present, in all material respects and in accordance with GAAP, the consolidated financial position, the results of operations and cash flows, as the case may be, of RRI and its Consolidated Subsidiaries, at the dates or for the periods indicated, except as otherwise indicated in the notes to such financial statements and subject in the case of unaudited statements, to changes resulting from year-end audit adjustment and the absence of footnote disclosure.

                (b) During the period from September 30, 2002 to and including the Closing Date, none of RRI, any other Credit Party or any Subsidiary of a Credit Party has entered into any agreement for any Indebtedness (including any commitment related to Indebtedness and any Guaranty related to Indebtedness, but excluding any loans and/or other obligations under the Existing Credit Agreements, the Synthetic Lease Documents and loans under revolving credit facilities and related documents in existence on September 30, 2002) in a principal amount in excess of ten million dollars ($10,000,000), other than as described on Schedule 3.7(b) hereto.

                (c) Except as disclosed in the financial statements referred to in Section 3.7(a) above or the notes thereto, RRI and its Consolidated Subsidiaries, taken as a whole, have, as of the Closing Date, no material contingent liabilities, material long-term commitments or unrealized material losses.

                (d) RRI has delivered to the Agents and the Lenders certain projections relating to RRI and its Subsidiaries, together with a statement of the underlying assumptions set forth in the January 22, 2003 Lender Presentation. Such projected statements are based on good faith estimates and assumptions believed by RRI to be reasonable at the time made.

                (e) Each annual business plan delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(h) hereof is based on good faith estimates and assumptions believed by RRI to be reasonable at the time made.

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                (f) Annexed hereto as Schedule 3.7(f) is a true and complete list as of the Closing Date of all Lender Hedging Agreements and the notional amount of each such agreement.

        SECTION 3.8 Subsidiaries, and Joint Ventures and Partnerships. (a) Annexed hereto as Schedule 3.8(a) is a true, correct and complete list as of the Closing Date, of each direct or indirect Subsidiary of RRI showing, as to each,
(i) its name and its organizational number (if any), (ii) the jurisdiction in which it was incorporated or otherwise organized, (iii) whether or not it is a Credit Party hereunder, and (iv) in the case of any Credit Party (other than RRI), any other Domestic Subsidiary of RRI or any Foreign Subsidiary directly owned by a Credit Party, (X) which is a corporation, its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of such capital stock, (Y) which is a limited partnership, the general partners and limited partners of such entity and the ownership of its partnership interests, and (Z) which is a limited liability company, the members of such entity and the ownership of its limited liability company interests.

                (b) As of the Closing Date, no Credit Party owns any Equity Interest, either directly or indirectly, in any Person other than (i) another Credit Party or a Subsidiary of a Credit Party (as set forth on Schedule 3.8(a) hereto) and (ii) such Persons as set forth on Schedule 3.8(b) hereto.

                (c) As of the Closing Date, no Credit Party is a general or limited partner in any joint venture or partnership, except as described in
Schedule 3.8(c) hereto.

        SECTION 3.9 Patents, Trademarks, Copyrights and Other Rights. (a) Each of the Credit Parties and each of their respective Subsidiaries possesses all patents, patent rights and licenses, trademarks, service marks, tradenames, trademark rights and licenses, trade secrets, copyrights, copyright rights and licenses and any other similar rights (collectively the "Proprietary Rights"), free from burdensome restrictions, which are material to the conduct of its respective business and has duly recorded, registered, or filed applications to record or register, its interest in such material Proprietary Rights that are capable of being recorded or registered, in the United States Patent and Trademark Office or the United States Copyright Office (collectively, the "Offices") as applicable. Schedule 3.9 is a true and complete list as of the Closing Date of all Proprietary Rights registered by a Credit Party in either of the Offices, and all Proprietary Rights as to which an application for registration has been made by a Credit Party in either of the Offices, that are owned and used or held for use by any Credit Party, specifying as to each, as applicable: (i) the nature of such Proprietary Right; (ii) the Credit Party which owns such Proprietary Right; (iii) the jurisdictions by or in which such Proprietary Right has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and (iv) all licenses, sublicenses and other agreements to which a Credit Party is a party and pursuant to which any Person is authorized to use any Proprietary Right including, as to licenses to a Credit Party, the identity of the licensor, and as to licenses granted by a Credit Party, the identity of the licensee. To the best of the Credit Parties' knowledge, as of the Closing Date, a Credit Party is either (1) the sole and exclusive owner (excluding licenses granted by a Credit Party) of all right, title and interest in and to (free and clear of any Lien, other than Permitted Encumbrances) the Proprietary Rights described in Schedule 3.9 hereto and has rights to the use thereof or the material covered thereby in connection with the services or products in respect of which they are being used, or (2) the licensee of (free and clear of any Lien, other than Permitted Encumbrances) the Proprietary Rights described in Schedule 3.9 hereto and has the rights to the use thereof or material covered thereby in connection with the services or products in respect of which they are being used.

                (b) Except as set forth on Schedule 3.9 hereto, (i) there is no claim, suit, action or proceeding pending, or to the Credit Parties' knowledge, threatened, against a Credit Party that involves a claim of infringement or misappropriation of any Proprietary Right owned or used or held for use by a Credit Party which claim, suit, action or proceeding could reasonably be expected to be a Material

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Adverse Effect; and (ii) no Credit Party has any knowledge of any existing infringement or misappropriation by any other Person of any Proprietary Right owned and used or held by a Credit Party, that could reasonably be expected to be a Material Adverse Effect.

        SECTION 3.10 Title to Properties. (a) Except as set forth on Schedule 3.10(a) hereto and except for Permitted Encumbrances, the Credit Parties and their Subsidiaries have good title to (and with respect to Mortgaged Real Property Assets, good and marketable title to), or for leasehold property, valid leasehold interests in, or for Rights of Way, valid easement rights in, each of the properties and assets which are material to their business and are reflected on the financial statements referred to in Section 3.7(a) hereof, including the Mortgaged Real Property Assets listed on Schedules 3.21(a) and 3.21(b) hereto (other than such properties or assets disposed of since the date of such financial statements and with respect to any period of time after the Closing Date, as permitted hereunder). As of the Closing Date, each of the Mortgaged Real Property Assets that is under construction has been separately identified as such on Schedule 3.10(a) hereto.

                (b) Each of the Credit Parties and each Subsidiary of a Credit Party has complied in all material respects with all Material Facility Leases to which it is a lessor, and is aware of no defaults under any such lease or any conditions which with the passage of time or delivery of notice or both would constitute a default thereunder and all such leases are in full force and effect. Each of the Credit Parties and each Subsidiary of a Credit Party which is a lessee under any lease that is part of the Mortgaged Real Property Assets and any lease that is material to the operation of its business, enjoys peaceful and undisturbed possession of the asset leased pursuant to such lease, subject only to Permitted Encumbrances and there is no default by it under any such lease or any conditions which with the passage of time or delivery of notice or both would constitute a default by it thereunder, which default would permit the lessor under such lease to terminate such Lease; and all such leases are in full force and effect.

                (c) Except as set forth on Schedule 3.10(c) hereto, as of the Closing Date, no Credit Party nor any Subsidiary of a Credit Party has received any notice of, nor has any knowledge of, any pending or contemplated Condemnation Event or Recovery Event with respect to any Mortgaged Real Property Asset which Condemnation Event or Recovery Event could reasonably be expected to be a Material Adverse Effect.

                (d) No Credit Party nor any Subsidiary of a Credit Party is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Property Asset or any interest therein except for such rights of first refusal, options or other contractual rights expressly permitted by Section 6.2(s) hereof and contracts for the disposition of assets permitted by Section 6.5 hereof.

        SECTION 3.11 Litigation; Judgments. (a) Except as disclosed in RRI's Form 10-K/A for the fiscal year ended December 31, 2001 or Form 10-Q for the quarterly period ended September 30, 2002 (in each case filed with the United Stated Securities and Exchange Commission) or in any Form 8-K filed by RRI with such Commission during the period beginning November 14, 2002 through and including the Closing Date, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or, any investigation by any Governmental Authority of the affairs of, or to the best of each Credit Party's knowledge, any threatened action, suit or other proceeding against or affecting, any Credit Party, any Subsidiary of a Credit Party or of any of their respective properties or rights which either (A) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (B) relate to this Credit Agreement, any other Fundamental Document, any of the transactions contemplated hereby, or thereby or a material portion of the Collateral and the Real Property Assets. No Credit Party and no Subsidiary of a Credit Party is in default with respect to any

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order, writ, injunction, decree, rule or regulation of any Governmental
Authority binding upon such Person, which default could reasonably be expected to result in a Material Adverse Effect.

                (b) As of the Closing Date, there are no unpaid final, nonappealable judgments or decrees in an aggregate amount of fifty million dollars ($50,000,000) or more (excluding any portion of a judgment or decree that is covered by insurance) entered by a court or courts of competent jurisdiction against one or more of the Credit Parties or their Subsidiaries.

        SECTION 3.12 Federal Reserve Regulations. No Credit Party nor any Subsidiary of a Credit Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans have been or will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of, or inconsistent with, any of the provisions of any regulation of the Board, including Regulation T, Regulation U and Regulation X thereto.

        SECTION 3.13 Investment Company Act. No Credit Party nor any Subsidiary of a Credit Party is, or will during the term of this Credit Agreement be, (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America or any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

        SECTION 3.14 Taxes. Each Credit Party and each Subsidiary of a Credit Party has timely filed or caused to be timely filed all tax returns and reports which are required to be filed with any Governmental Authority after giving effect to applicable extensions except for those tax returns and reports the failure of which to timely file (individually or in the aggregate) could not reasonably be expected to be a Material Adverse Effect. All such returns are complete and accurate in all material respects. Each Credit Party has paid or has caused to be paid all taxes due, as shown on said returns or on any assessment received by them, except as permitted by Section 5.8 hereof. As of the Closing Date, no Credit Party knows of any material additional assessments or any basis therefor which have not been disclosed to the Agents and the Tranche A Agent in writing. In the reasonable, good faith opinion of the Credit Parties, the charges, accruals and reserves on the books of the Credit Parties and their Subsidiaries in respect of taxes or other governmental charges are adequate in all material respects and all transfer taxes, if any, have been paid with respect to the termination or amendment of the Synthetic Lease Documents.

        SECTION 3.15 Compliance with ERISA. (a) Each Plan has been maintained and operated in all material respects in accordance with all applicable laws, including ERISA and the Code, and each Plan intended to qualify under Section 401(a) of the Code materially so qualifies. Except as would not have, and could not reasonably be expected to have, a Material Adverse Effect, no Reportable Event has occurred in the last five years as to any Plan, and, except as disclosed on Schedule 3.15 hereto, the present value of all benefits under all Plans subject to Title IV of ERISA determined on a plan termination basis (based on those actuarial assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA) did not, in the aggregate, as of the last annual valuation date immediately preceding the Closing Date applicable thereto, exceed the fair market value of the assets of such Plans allocable to such benefits as of the Closing Date. No waivers of the minimum funding standard under Section 412 of the Code have been requested in respect of any Plan. As of the Closing Date, no material liability (including any indirect, contingent or secondary liability) has been, and no circumstances exist pursuant to which any such material liability could be, imposed upon any Credit Party or ERISA Affiliate (i) under Chapter 43 of the

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Code, Section 409, 502(i), 502(l) or 515 of ERISA; (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan; or (iii) with respect to any Plan or welfare benefit plan (within the meaning of Section 3(1) of ERISA) that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the Code) and, after the Closing Date, no liability (including, indirect, contingent or secondary liability) has been, and no circumstances exist pursuant to which any such liability could be imposed upon any Credit Party or ERISA Affiliate of the types described in clauses (i), (ii) or (iii) above, in each case except as would not have, or could not reasonably be expected to have, a Material Adverse Effect. No material liability (including any indirect, contingent or secondary liability) has been, and no circumstances exist pursuant to which any such material liability could be, imposed upon any Credit Party or ERISA Affiliate under Title IV of ERISA with respect to any Plan or Multiemployer Plan, or (to the extent liability could result to any Credit Party or present ERISA Affiliate thereof) with respect to any Plan heretofore maintained by any Credit Party or ERISA Affiliate, or (to the extent liability could result to any Credit Party or present ERISA Affiliate thereof) any entity that heretofore was an ERISA Affiliate, except as would not have, and could not reasonably be expected to have, a Material Adverse Effect. Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA; no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated; and, using actuarial assumptions and computation methods consistent with Part 1 of Subtitle E of Title IV of ERISA, there would be no aggregate liabilities of the Credit Parties and their ERISA Affiliates to all Multiemployer Plans (if any) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such plan then ended.

                (b) The execution, delivery and performance of the Fundamental Documents and the consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

        SECTION 3.16 Agreements. (a) No Credit Party nor any Subsidiary of a Credit Party is in breach of, or default with respect to, the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or subject, or by which it or any of its property or assets is bound in any respect, and no Credit Party has any knowledge of any breach, default or anticipated breach or default by any other parties thereto, which breach or default, in either case, either individually or when aggregated with all other breaches or defaults, could reasonably be expected to result in a Material Adverse Effect.

                (b) Schedule 3.16 hereto is a true and complete listing as of the Closing Date of (i) all credit agreements, indentures, and other agreements related to any Indebtedness for borrowed money of any Credit Party, other than the Fundamental Documents and agreements related to Indebtedness of a Credit Party from another Credit Party, (ii) all credit agreements, indentures, and other agreements relating to any Indebtedness for borrowed money of any Non-Credit Party, other than agreements related to Indebtedness from a Non-Credit Party to another Non-Credit Party permitted under Section 6.3(d)(ii), and (iii) all other contractual arrangements entered into by a Credit Party or any Subsidiary of a Credit Party or by which any Credit Party or any Subsidiary of a Credit Party, or any of its property or assets is bound or subject, which arrangements are material to the Credit Parties and their Subsidiaries, taken as a whole.

                (c) Each of the Credit Parties and each of their respective Subsidiaries possesses all easements, Rights of Way, appurtenances, licenses, permits and service contracts which are material to the operation of each Mortgaged Real Property Asset owned, leased or operated by it.

       SECTION 3.17 Security Interests; Mortgages. (a) This Credit Agreement and the other Fundamental Documents (other than the Mortgages and the Assignments of Leases and Rents), when

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executed and delivered, will create and grant to the Collateral Agent for the benefit of the Secured Parties or the Tranche A Collateral Agent for the benefit of the Lenders owed the Adjusted Tranche A Obligations (as applicable) (upon (i) the filing of the appropriate UCC-1 financing statements with the filing offices listed on Schedule 3.17(a) hereto, and (ii) the possession of certificated Pledged Securities (together with blank executed stock powers with respect thereto), a valid, first and second priority, perfected security interest in the Collateral, subject (other than in the case of investment property) only to Permitted Encumbrances and, as to perfection, subject to the terms and provisions of the Security Agreement and the applicable Restructured Synthetic Lease Documents.

                (b) The Mortgages (other than the Mortgages listed on Schedule 1E hereto) and the Assignments of Leases and Rents, when executed and delivered, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Credit Parties' respective right, title and interest in and to the Real Property Assets (except personalty that does not constitute fixtures) covered thereby and the proceeds thereof. When each of the Mortgages and the Assignments of Leases and Rents are filed in the appropriate offices specified by a Credit Party, the proper amount of mortgage recording or similar taxes (if any) are paid and when the UCC-1 financing statements relating to fixtures are duly filed with the filing offices specified by a Credit Party, each of the Mortgages (other than the Original SL Mortgages) and the Assignments of Leases and Rents shall constitute fully perfected first and second priority Liens on, and fully perfected first and second priority security interest in, all right, title and interest of the applicable Credit Parties' in the Real Property Assets (except personalty that does not constitute fixtures) covered thereby and the proceeds thereof, subject only to Permitted Encumbrances and, as to perfection, subject to the terms and provisions of the Mortgages and the Assignments of Leases and Rents.

                (c) The Restructured SL Mortgages, when executed and delivered, shall continue the perfection and, subject to the Citibank Intercreditor Agreement, the priority of the Liens granted under the Original SL Mortgages.

        SECTION 3.18 Disclosure. None of this Credit Agreement, any other Fundamental Document or any other agreement, document, certificate, report, written statement or written information furnished to any of the Agents, the Tranche A Agent, the Co-Lead Arrangers, the Joint Book-Running Managers, the Issuing Banks or any Lender by or on behalf of any Credit Party in connection with any of the Fundamental Documents or any of the transactions contemplated thereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding the Credit Parties or their Subsidiaries or, when taken together with all such other agreements, documents, certificates, reports, statements and information then in existence furnished by or on behalf of any Credit Party, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading; provided, that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed by the Credit Parties to be reasonable at the time made. There is no fact known to any Credit Party (other than general industry, political or economic conditions or facts which have been disclosed to the Lenders in writing) that, individually or in the aggregate, could reasonably be expected in the future to be or to result in a Material Adverse Effect.

        SECTION 3.19 Environmental Matters. (a) There are no past, pending, or to the best of each Credit Party's knowledge, threatened Environmental Claims against, affecting or with respect to, any Credit Party or any Subsidiary of any Credit Party or any Premises or portion thereof, and no Credit Party nor any Subsidiary of any Credit Party is aware of any facts or circumstances which could reasonably be expected to form the basis for any such Environmental Claim, except to the extent that any such Environmental Claims, individually or in the aggregate, could not reasonably be expected to be, and would not be, a Material Adverse Effect;

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                (b) No Premises or portion thereof is currently, or was
formerly, used as a landfill or other waste disposal site, or for the handling, storage, treatment, disposal, manufacture, processing or generation of Hazardous Materials in violation of any Environmental Laws or Environmental Permits, except to the extent that any such violation, individually or in the aggregate, could not reasonably be expected to be, and would not be, a Material Adverse Effect;

                (c) Each Credit Party, each Subsidiary of a Credit Party, and any tenants, operators or occupants of any Premises, have obtained and hold all necessary Environmental Permits, except to the extent that any failure to hold any such Environmental Permit, individually or in the aggregate, could not reasonably be expected to be, and would not be, a Material Adverse Effect;

                (d) Each Credit Party and each Subsidiary of a Credit Party is in compliance with all terms, conditions and provisions of all applicable (1) Environmental Permits, and (2) Environmental Laws, except to the extent that any such non-compliance, individually or in the aggregate, could not reasonably be expected to be, and would not be, a Material Adverse Effect;

                (e) No Releases of Hazardous Materials have occurred at, from, in, to, on, or under any Premises, and no Hazardous Materials are present in, on, about or migrating to or from any Premises or portion thereof, in violation of any Environmental Laws or Environmental Permits, except to the extent that any such Releases or presence of Hazardous Materials, individually or in the aggregate, could not reasonably be expected to be, and would not be, a Material Adverse Effect;

                (f) Neither any Credit Party nor any Subsidiary of a Credit Party, nor any predecessor of any Credit Party or Subsidiary of a Credit Party, nor any entity previously owned by any Credit Party or Subsidiary of a Credit Party, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any location (other than any Premises) which could result in an Environmental Claim against any Credit Party or Subsidiary of a Credit Party, except to the extent that any such activity, individually or in the aggregate, could not reasonably be expected to be, and would not be, a Material Adverse Effect;

                (g) No Premises is a current, or to the best of any Credit Party's knowledge, a proposed Environmental Clean-up Site, or is listed, proposed or nominated for listing on the National Priorities List pursuant to CERCLA or any other Environmental Law, except to the extent as could not reasonably be expected to be, and would not be, a Material Adverse Effect;

                (h) There are no (1) underground storage tanks (active or abandoned), (2) urea formaldehyde insulation, (3) polychlorinated biphenyl containing equipment, (4) asbestos-containing material at any Premises, or (5) lead-based paint located at any Premises, except to the extent that the presence of any of the foregoing, individually or in the aggregate, could not reasonably be expected to be, and would not be, a Material Adverse Effect; and

                (i) As of the Closing Date, there have been no written, third party environmental site assessments conducted by or on behalf of, and which are in the possession of, any Credit Party with respect to any Mortgaged Real Property Asset which have not been delivered to the Agents.

        SECTION 3.20 Compliance with Laws. (a) No Credit Party, Subsidiary of a Credit Party or any Real Property Asset or the current and contemplated use of any Real Property Asset is in violation of any Applicable Law (including any Environmental Law or zoning law, ordinance or similar statute), any Environmental Permit or any restrictions of record or agreements affecting any Real Property Asset, except for such violations which in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

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                (b) No Credit Party, Subsidiary of a Credit Party or any Real
Property Asset is in violation of any zoning or building law, ordinance, rule, regulation or restriction affecting a Real Property Asset or any building permit, including, without limitation, any certificate of occupancy, except for such violations which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                (c) The intended use of the proceeds of any of the Loans as contemplated by Section 5.14 hereof, the issuance, amendment, renewal and/or extension of any Letters of Credit hereunder and the performance of the Fundamental Documents will not violate any Applicable Law which is applicable to any of the Credit Parties or any of their Subsidiaries.

        SECTION 3.21 Real Property. (a) Schedule 3.21(a) is a true and complete list of each Real Property Asset owned by a Credit Party which Real Property Asset is to become subject to a Mortgage on or before the Closing Date, setting forth for each such owned Real Property Asset (i) the location (by state, county and street address) thereof, (ii) the Credit Party which owns such Real Property Asset, (iii) all Material Facility Leases to which such Real Property Asset is subject, (iv) if applicable, the name and address of the lessee of such Real Property Asset, and (v) any mortgages to which such Real Property Asset is subject. The applicable Credit Party has a fee simple title to each Real Property Asset listed on Schedule 3.21(a).

                (b) Schedule 3.21(b) is a true and complete list of each Real Property Asset leased by a Credit Party which Real Property Asset is to become subject to a Mortgage on or before the Closing Date, setting forth for each such leased Real Property Asset (i) the location (by state, county and street address) thereof, (ii) the Credit Party which leases such Real Property Asset, (iii) the name and address of the owner/lessor of each such Real Property Asset, (iv) the term of the lease and the annual rental obligation (including, base rent, additional rent and charges, and escalations) to which each such Real Property Asset is subject, (v) any sublease(s) to which such Real Property Asset is subject, (vi) if applicable, the name and address of any sublessee of such Real Property Asset, and (vii) the term of the sublease and the annual rental obligations (including base rent, additional rent and charges, and escalations).

                (c) Schedule 3.21(c) is a true and complete list, as of the Closing Date, of each Real Property Asset owned or leased by a Credit Party, which Real Property Asset is not to become subject to a Mortgage on or before the Closing Date, setting forth for each such Real Property Asset (i) the location (by state, county and street address) thereof, and (ii) whether such Real Property Asset is owned or leased by a Credit Party.

        SECTION 3.22 Labor Matters. Except as set forth on Schedule 3.22 hereto, as of the Closing Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of any Credit Party or any Subsidiary of a Credit Party. As of the Closing Date, there are no strikes, walkouts, work stoppages, lockouts, slowdowns or other labor difficulty against any Credit Party or Subsidiary of a Credit Party pending or, to the knowledge of any Credit Party, threatened. The hours worked by, and payments made to, employees of any Credit Party or Subsidiary of a Credit Party have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters except for such violations as could not reasonably be expected to be a Material Adverse Effect. All payments due from any Credit Party or Subsidiary of a Credit Party, or for which any claim may be made against any Credit Party or Subsidiary of a Credit Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Credit Party or Subsidiary of a Credit Party except to the extent as could not reasonably be expected to be a Material Adverse Effect. The consummation of any of the transactions contemplated by any Fundamental Document has not, and will not, give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement by which any

                                     - 83 -

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Credit Party or Subsidiary of a Credit Party is bound, except as could not reasonably be expected to be a Material Adverse Effect.

        SECTION 3.23 Organizational Documents. The documents delivered pursuant to Section 4.1(b) and Section 4.1(c) hereof constitute, as of the Closing Date, all of the Organizational Documents (together with all amendments and modifications thereof) of the Credit Parties. The Credit Parties represent that they have delivered to the Administrative Agent, correct and complete copies of each of the documents set forth in Section 4.1(b) and Section 4.1(c) hereof.

        SECTION 3.24 Insurance. The Credit Parties currently maintain insurance as is customary for companies of the same or similar size in the same or similar businesses as that of the Credit Parties and their Subsidiaries (including comprehensive general liability insurance against claims for personal, and bodily injury and/or death, to one or more Persons, or property damage, as well as workers' compensation insurance), in each case, with insurers having an A.M. Best policyholders' rating of not less than A-V, or an S&P rating of A or the equivalent thereto as of the policy effective date or any renewal thereof, and in amounts as is customary for companies of the same or similar size in the same or similar businesses as that of the Credit Parties and their Subsidiaries (including self insurance levels and/or any fronting arrangements). All premiums in respect of such insurance have been paid before any failure to pay would result in a termination of such policies. Schedule 3.24 sets forth a description of all insurance maintained by or on behalf of a Credit Party as of the Closing Date.

        SECTION 3.25 Deposit Accounts, Securities Accounts and Commodity Accounts. Schedule 3.25 hereto sets forth a correct and complete list, as of the Closing Date, of all Deposit Accounts, Commodity Accounts and Securities Accounts or other similar accounts or instruments held by any Credit Party and including the following information: the correct legal name of the institution where such account is maintained, the Credit Party in whose name the account is maintained, and the account number. All of such Deposit Accounts, Commodity Accounts, Securities Accounts, other accounts and instruments have been pledged to the Collateral Agent (for the benefit of the Secured Parties), other than Deposit Accounts, Commodity Accounts and Securities Accounts which are used solely for deposits of Excluded Cash.

        SECTION 3.26 Use of Proceeds. No proceeds of the Loans and no Letter of Credit issued hereunder has been, or will be used, for any purpose that is not in strict compliance with Section 5.14 hereof.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

        SECTION 4.1 Conditions Precedent to the Effectiveness of This Credit Agreement. The effectiveness of this Credit Agreement is subject to the satisfaction in full, or waiver by all of the Lenders in writing, of each of the following conditions precedent:

                (a) Credit Agreement. The Administrative Agent shall have received executed counterparts of this Credit Agreement, which, when taken together, bear the signatures of the Agents, the Tranche A Agent, the Collateral Agent, the Tranche A Collateral Agent, the Issuing Banks, all of the Credit Parties and all of the Lenders.

                (b) Supporting Documents of RRI. The Administrative Agent shall have received:

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                        (i) a copy of the certificate of incorporation of

RRI, certified as of a recent date by the Secretary of State of Delaware;

                        (ii) a certificate of the Secretary of State of Delaware, dated as of a recent date as to the good standing of, and payment of taxes by, RRI, which certificate lists the charter or other organizational documents on file in the office of such Secretary of State with respect to RRI;

                        (iii) a certificate dated as of a recent date as to the good standing and/or authority to do business of RRI issued by the Secretary of State or other appropriate governmental official of each jurisdiction listed on Schedule 3.1(a) hereto;

                        (iv) a certificate of the Secretary or Assistant Secretary of RRI, dated the Closing Date, and certifying (A) that attached thereto is a true and complete copy of the by-laws of RRI as in effect on the date of such certification; (B) that the certificate of incorporation of RRI has not been amended since the date of the last amendment thereto indicated on the applicable certificate of the Secretary of State of Delaware furnished pursuant to clause (i) above, except to the extent specified in such Secretary's certificate; (C) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of RRI, which resolutions shall authorize the Borrowings by RRI contemplated hereunder, the Guaranty hereunder, the grant by RRI of the security interests and Liens contemplated by the Fundamental Documents, and the execution, delivery and performance by RRI in accordance with its respective terms of this Credit Agreement, the other Fundamental Documents and any other documents required or contemplated hereunder or thereunder, and that such resolutions have not been amended, rescinded or supplemented and are currently in effect; and (D) as to the incumbency and specimen signature of each officer of RRI executing this Credit Agreement, any Notes, any other Fundamental Document or any other document delivered in connection herewith or therewith on behalf of RRI;

                        (v) such additional supporting documents relating to

RRI as any of the Agents, the Tranche A Agent or their respective counsel, or any Lender, may reasonably request.

                (c) Supporting Documents of the Credit Parties, other than RRI. The Administrative Agent shall have received:

                        (i) a copy of the articles or certificate of incorporation, certificate of limited partnership, certificate of formation or other organizational document of each Credit Party (other than RRI), certified as of a recent date by the Secretary of State (or other appropriate governmental official) of such Credit Party's jurisdiction of incorporation or organization, as the case may be;

                        (ii) a certificate of the Secretary of State or other appropriate governmental official of such jurisdiction of incorporation or organization (as the case may be), dated as of a recent date as to the good standing of, and payment of taxes by, each Credit Party (other than RRI) which certificate lists the charter or other organizational documents on file in the office of such Secretary of State or other governmental official with respect to such Credit Party;

                        (iii) a certificate dated as of a recent date as to the good standing and/or authority to do business of each Credit Party (other than RRI) issued by the Secretary of State or other appropriate governmental official of each jurisdiction in which such Credit Party is qualified to do business as listed on Schedule 3.1(b) hereto;

                        (iv) a certificate of the Secretary or Assistant Secretary of each Credit Party (other than RRI), dated the Closing Date, and certifying (A) that attached thereto is a true and complete copy of the by-laws, partnership agreement or limited liability company agreement (as applicable) of such

Credit Party as in effect on the date of such certification; (B) that the articles or certificate of incorporation, certificate of limited partnership, certificate of formation or other organizational document of such Credit Party has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State (or other appropriate governmental official) furnished pursuant to clause (i) above, except to the extent specified in such Secretary's certificate; (C) that attached thereto is a true and complete copy of resolutions adopted by such Credit Party's Board of Directors (or other governing board if such Credit Party is not a corporation), which resolutions shall authorize the Borrowings by such Credit Party contemplated hereunder, the Guaranty hereunder, the grant by such Credit Party of the security interests and Liens contemplated by the Fundamental Documents, and the execution, delivery and performance by such Credit Party in accordance with its respective terms of this Credit Agreement, the other Fundamental Documents and any other documents required or contemplated hereunder or thereunder, and that such resolutions have not been amended, rescinded or supplemented and are currently in effect; and (D) as to the incumbency and specimen signature of each officer of such Credit Party executing this Credit Agreement, any Notes, any other Fundamental Document or any other document delivered in connection herewith or therewith on behalf of such Credit Party;

                        (v) with respect to any Credit Party that is a limited partnership, a limited liability company or trust, such Credit Party shall also provide the foregoing documents described in clauses (i) through
(iii) for its general partner, manager or trustee (as applicable); and the document described in clause (iv) shall only be delivered by such general partner, manager or trustee, but shall contain a certification as to the Organizational Documents of the applicable Credit Party and such general partner, manager or trustee (as applicable); and

                        (vi) such additional supporting documents relating to any Credit Party (other than RRI) as any of the Agents, the Tranche A Agent or their respective counsel, or any Lender, may reasonably request.

                (d) Opinions of Counsel. The Administrative Agent shall have received the written opinion of (i) Bracewell & Patterson, L.L.P., counsel to the Credit Parties, (ii) Hugh Rice Kelly, Esq., Senior Vice President, General Counsel, and Corporate Secretary of RRI, and (iii) an opinion letter from counsel to the Credit Parties in each jurisdiction where a Mortgaged Real Property Asset is located, each dated the Closing Date and addressed to the Agents, the Tranche A Agent, the Issuing Banks, the Collateral Agent, the Tranche A Collateral Agent and the Lenders, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent and to Clifford Chance US LLP, counsel to the Administrative Agent.

                (e) Security Agreement; Subordination Letter. The Administrative Agent shall have received fully executed originals of (i) the Security Agreement and (ii) each other Security Document required or contemplated by the Security Agreement, in each case, in form and substance satisfactory to the Administrative Agent (including such Control Agreements as are necessary for the Credit Parties to be in compliance with Section 5.15 hereof). The Administrative
 Agent shall have received the Subordination Letter
(in form and substance satisfactory to the Administrative Agent and RRI) duly executed by all the parties contemplated thereby.

                (f) Financing Statements; Pledged Securities; Instruments. The Collateral Agent shall have received UCC-1 financing statements in appropriate form to perfect the security interest in the Collateral pursuant to the Security Agreement for filing in each of the jurisdictions listed in Schedule 3.17(a) hereto and all other documents required to be delivered, filed or recorded under the terms of the Security Agreement or any other Security Document. The Collateral Agent shall have received possession and, subject to Section 7 of the Security Agreement, shall have Control (as defined in the UCC) of (i) the Pledged Securities (as defined in the Security Agreement) and to the extent such

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


Pledged Securities are represented by a certificate or other instrument, appropriate undated stock powers or other appropriate documents duly executed in blank with respect thereto, and (ii) Instruments (as defined in the Security Agreement), including promissory notes, as listed in the Perfection Certificate described in Section 4.1(g), together with appropriate undated note powers or other appropriate documents duly executed in blank.

                (g) Perfection Certificate. The Administrative Agent shall have received a fully completed Perfection Certificate from each Credit Party signed by a Financial Officer of such Credit Party, together with all attachments contemplated thereby.

                (h) Contribution Agreement. The Administrative Agent shall have received executed counterparts of the Contribution Agreement which, when taken together, bear the signatures of all of the Credit Parties.

                (i) Tax and UCC Liens Searches. The Administrative Agent shall have received such tax and UCC lien searches as the Administrative Agent may reasonably request and demonstrating that no other filings, encumbrances or transfers (other than in connection with Permitted Encumbrances) with regard to any Collateral are of record in any jurisdiction in which it shall be reasonably necessary or desirable for the Collateral Agent to make a UCC filing in order to provide the Collateral Agent (for the benefit of the Secured Parties) with a perfected security interest in the Collateral and if applicable, evidence reasonably satisfactory to the Administrative Agent that any Liens indicated by such financing statements (or similar documents) that are not permitted by
Section 6.2 hereof, have been released.

                (j) Mortgages; Assignments of Leases and Rents and related documentation. The Collateral Agent shall have received the following:

                        (i) a duly executed Mortgage and an Assignment of Leases and Rents with respect to each Real Property Asset listed on Schedule 3.21(a) or Schedule 3.21(b) hereto;

                        (ii) a marked title commitment with respect to each Mortgage and each Assignment of Leases and Rents which title commitment satisfies the requirements for a Title Policy set forth in the definition of "Title Policy" appearing in Article 1 hereof and any affidavits and indemnities that are required by the applicable Title Company in order to issue the Title Policies;

                        (iii) true and complete copies of all Material Facility Leases (if any), certified by a Financial Officer of RRI, encumbering any Mortgaged Real Property Asset;

                        (iv) UCC-1 fixture financing statements for each Real Property Asset referred to in clause (j)(i) above;

                        (v) the local counsel opinions referred to in clause
(d)(iii) above; and

                        (vi) all affidavits, mortgage records, tax returns and certificates required in connection with the recording of any of the documents referenced in clause (i) of this Section 4.1(j).

                (k) Liens. The Collateral Agent shall be satisfied that all financing statements, mortgages and other filings under Applicable Law necessary to provide the Collateral Agent for the benefit of the Secured Parties with a first, second and third priority perfected security interest, as applicable, in the Collateral and all Real Property Assets listed on Schedules 3.21(a) and 3.21(b) hereof (subject in the case of the Collateral (other than in the case of investment property) and such Real Property Assets, to Permitted Encumbrances) have been delivered to the Collateral Agent in satisfactory

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


form for filing, and with respect to financing statements, mortgages and other filings related to the Real Property Assets, all taxes, recording or other fees relating thereto have been paid or delivered to the Title Company(s) issuing the Title Policies with respect to such Real Property Assets;

                (l) Insurance. The Administrative Agent shall have received (i) evidence reasonably acceptable to the Administrative Agent that the insurance policies required by Section 5.5 hereof have been obtained and are in full force and effect; and (ii) Certificates of Insurance with respect to all existing insurance coverage maintained by the Credit Parties which is set forth on
Schedule 3.24 hereto, which certificates shall comply with the requirements set forth in Section 5.5 hereof.

                (m) Payment of Interest and Fees under the Existing Credit Agreements and Synthetic Lease Documents. The Administrative Agent shall have received (for the benefit of the parties entitled thereto) payment of all accrued but unpaid interest and fees under and pursuant to the Existing Credit Agreements and all other amounts owed to any Agent or any Lender under the Existing Credit Agreements (including any amounts owed under Section 2.14 (breakage cost section) of the Existing Credit Agreements). In addition, the administrative agent under the SL Intercreditor Agreement shall have received (for the benefit of the parties entitled thereto) payment of all accrued but unpaid interest, yield and fees under and pursuant to the Synthetic Lease Documents and all other amounts owed to any agent, any Lender or any Certificate Participant under the Synthetic Lease Documents.

                (n) Payment of Fees. The Administrative Agent (for the ratable benefit of Restructured Lenders on the Closing Date) shall have received, by wire transfer of immediately available funds, in Dollars, the Amendment Fee. The Administrative Agent (for the ratable benefit of the Senior Priority Lenders) shall have received, by wire transfer of immediately available funds, in Dollars, the Upfront Fee. The Administrative Agent shall have received (for the benefit of the parties entitled thereto) any other fees due and payable to any of the Agents and/or their affiliates pursuant to the Fee Letters. Once paid, all of the fees referred to in this Section 4.1(n) shall be non-refundable under all circumstances.

                (o) Payment of Expenses. All out-of-pocket expenses incurred by the Agents and the Book-Running Managers and invoiced as of the Closing Date in connection with the Existing Credit Agreements, this Credit Agreement, any other Fundamental Document, or the transactions contemplated by any of the foregoing, shall have been paid in full by RRI; such expenses to include the fees and disbursements of Clifford Chance US LLP, counsel to the Administrative Agent and in amounts agreed upon, FTI Consulting, Incorporated, financial advisor to Clifford Chance US LLP. All out-of-pocket expenses incurred by the administrative agent, the collateral agent and the owner trustee under the Synthetic Lease Documents and invoiced as of the Closing Date in connection with the Synthetic Lease Documents, this Agreement or the transactions contemplated by any of the foregoing, shall have been paid in full by RRI; such expenses to include the fees and disbursements of Chadbourne & Parke LLP, counsel to the administrative agent under the Synthetic Lease Documents, and PA Consulting, advisor to Chadbourne & Parke LLP.

                (p) Warrants. The Administrative Agent shall have received a copy of the Warrant Agreement duly executed on behalf of RRI, together with the RRI Warrants contemplated thereby (for the ratable benefit of the Restructured Lenders on the Closing Date), which Warrant Agreement and RRI Warrants shall be in all respects in form and substance satisfactory to the Agents.

                (q) Synthetic Lease Documents. (i) The transactions evidenced by the Synthetic Lease Documents shall have been unwound and/or amended in a manner satisfactory to the Agents and the Tranche A Agent; (ii) the Owner Trusts shall have become Subsidiaries of RRI; (iii) all transfer taxes due in connection with the unwinding and/or restructuring of the Synthetic Lease Documents have been

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

paid or no such taxes shall be due; and (iv) all documents relating to such unwinding and/or restructuring (including legal opinions) shall have been executed and delivered to the satisfaction of the Tranche A Agent.

                (r) Material Agreements. The Administrative Agent shall have received a true and complete copy, certified as such by RRI, of each agreement listed in Part (b)(i) and Part (b)(iii) of Schedule 3.16 hereof.

                (s) Amendment to the Master Power Purchase and Sale Agreement. The Administrative Agent shall have received a fully executed copy of (i) an amendment to the Master Power Purchase and Sale Agreement and (ii) the Genco Security Agreement, in each case, in form and substance satisfactory to the Agents.

                (t) FA Engagement Letter; VAR Letter. The Administrative Agent shall have received (i) a fully executed copy of the FA Engagement Letter, and (ii) an executed copy of the letter referred to in Section 5.19(a) hereof, in each case, in form and substance satisfactory to the Agents.

                (u) Litigation. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which involves this Credit Agreement or any of the other Fundamental Documents.

                (v) Required Consents, Approvals and/or Waivers. The Agents and the Tranche A Agent shall be satisfied that all required consents, approvals and/or waivers have been obtained by the Credit Parties and shall be in full force and effect with respect to the execution, delivery and performance of this Credit Agreement, the other Fundamental Documents and any other documentation or agreement contemplated by any of the foregoing and with respect to the transactions contemplated by any of the foregoing, from all Governmental Authorities with jurisdiction over the business and activities of any Credit Party, and from any other Person whose consent, approval or waiver is required pursuant to the terms of the Organizational Documents of any of the Credit Parties or any of the agreements listed on Schedule 3.16 hereto.

                (w) Compliance with Laws. The Agents shall be satisfied that the transactions contemplated by this Credit Agreement and the other Fundamental Documents will not violate any provision of Applicable Law, or any order of any Governmental Authority applicable to any of the Credit Parties or any of their respective properties or assets.

                (x) Representations and Warranties; No Default. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents in existence on the Closing Date shall be correct and complete in all material respects. No Default or Event of Default shall have occurred and be continuing hereunder.

                (y) Notice with respect to the Term Loans, Tranche A Loans and Revolving Credit Loans. Each of the Administrative Agent and the Tranche A Agent shall have received a notice from RRI setting forth, with respect to each of the Term Loans, the Tranche A Loans and the Revolving Credit Loans to be outstanding on the Closing Date as provided in Section 2.1 and Section 2.2 hereof, what portion thereof are to be maintained as Eurodollar Loans and what portion thereof are to be maintained as Base Rate Loans, and the Interest Period or Interest Periods with respect thereto in the case of Eurodollar Loans; provided, that as of the Closing Date, there may not be an aggregate of more than ten (10) outstanding separate Eurodollar Loans of any Lender (as determined as set forth in Section 2.2(f) hereof).

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

                (z) Closing Certificate. The Administrative Agent shall have received a closing certificate signed by a Financial Officer of RRI, substantially in the form of Exhibit G hereto.

                (aa) Fee Letters. The Administrative Agent shall have received executed counterparts of each of the Fee Letters, which when taken together, bear the signatures of all the Persons named as signatories or parties to each such Fee Letter.

                (bb) Deposit of Funds for Prepayment. RRI shall have irrevocably deposited cash with the Administrative Agent, to be applied as a prepayment of the Revolving Credit Loans on the Business Day immediately succeeding the Closing Date, which deposit shall be in such amount so that the aggregate amount of such cash and Cash Equivalents (other than Excluded Cash) held by the Credit Parties on the Closing Date (after giving effect to such repayment) shall be, in the reasonable judgment of RRI's financial management, less than $200 million.

                (cc) Intercreditor Agreements. The Administrative Agent shall have received a fully executed copy of the Citibank Intercreditor Agreement and the Genco Intercreditor Agreement, in each case in form and substance satisfactory to the Agents.

                (dd) Approval of Counsel. All legal matters incident to this Credit Agreement, the other Fundamental Documents and the transactions contemplated hereby and thereby shall be reasonably satisfactory to each of the Agents, the Tranche A Agent and their respective counsel.

                (ee) Other Documents. The Administrative Agent shall have received such other documents, instruments and other information as any of the Agents, the Tranche A Agent or their respective counsel, or any Lender, may reasonably require.

        SECTION 4.2 Conditions Precedent to each Revolving Credit Loan, each Senior Priority Loan, the Issuance of each Letter of Credit and certain Amendments to Outstanding Letters of Credit. The obligation of the Revolving Credit Lenders to make each Revolving Credit Loan (other than a Revolving Credit Loan to reimburse a drawing under a Revolver Letter of Credit as provided herein), and of the Senior Priority Lenders to make each Senior Priority Loan (other than a Senior Priority Loan to reimburse a drawing under a Senior Priority Letter of Credit as provided herein), and of an Issuing Bank to issue each Letter of Credit, or to amend an outstanding Letter of Credit to increase the face amount thereof, are subject to the following conditions precedent:

                (a) Notice. The Administrative Agent shall have received a notice with respect to such Borrowing (which notice shall be in the form of a Borrowing Certificate duly executed by an Authorized Officer of the applicable Credit Party requesting the Loan), or the applicable Issuing Bank and the Administrative Agent shall have received a notice with respect to the issuance or amendment of such Letter of Credit (which notice shall be in the form of an L/C Certificate duly executed by an Authorized Officer of the applicable Credit Party requesting the issuance or amendment of a Letter of Credit), in each case as required by Section 2.2, Section 2.3, Section 2.4 or Section 2.5 hereof, as applicable. It is a condition precedent under this Section 4.2 that any Borrowing Certificate shall contain a written certification from an Authorized Officer of RRI certifying that, in the reasonable judgment of RRI's financial management, after giving effect to the receipt of the proceeds of the requested Borrowing and the anticipated cash receipts and cash uses of RRI and the other Credit Parties on the date of the applicable Borrowing, RRI and the other Credit Parties are projected to have less than $200 million in the aggregate of cash and Cash Equivalents (other than Excluded Cash) (the foregoing being referred to herein as the "Revolver Anti-Hoarding Conditions").

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                (b) Representations and Warranties. The representations and warranties set forth in Article 3 hereof, in the other Fundamental Documents, or in any certificate or other document furnished by, or on behalf of, a Credit Party pursuant to, or in connection with, this Credit Agreement or any other Fundamental Document, shall be true and correct in all material respects on and as of the date of each Borrowing, or issuance, or amendment to increase the face amount, of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

                (c) No Event of Default. On the date of each Borrowing, or issuance, or amendment to increase the face amount, of a Letter of Credit hereunder, no Default or Event of Default shall have occurred and be continuing, nor shall any such event occur by reason of the making of the requested Revolving Credit Loan or Senior Priority Loan, or the requested issuance or amendment of a Letter of Credit.

Each request for a Borrowing, or issuance, or amendment to increase the face amount, of a Letter of Credit hereunder shall be deemed to be a representation and warranty by RRI (and if applicable, such other Credit Party that has requested such Borrowing, or issuance or amendment of a Letter of Credit) on the date of such Borrowing, or issuance or amendment of a Letter of Credit, hereunder as to the matters specified in paragraphs (b) and (c) of this
Section 4.2.

        SECTION 4.3 Additional Condition Precedent to each Senior Priority Loan, the Issuance of each Senior Priority Letter of Credit and certain Amendments to Outstanding Senior Priority Letters of Credit. In addition to the conditions precedent set forth in Section 4.2 above, the obligation of the Senior Priority Lenders to make each Senior Priority Loan (other than a Senior Priority Loan to reimburse a drawing under a Senior Priority Letter of Credit as provided herein), and of a Senior Priority Issuing Bank to issue each Senior Priority Letter of Credit, or to amend an outstanding Senior Priority Letter of Credit to increase the face amount thereof, are subject to the following condition precedent:

        The Administrative Agent shall have received a written certification from an Authorized Officer of RRI certifying that, in the reasonable judgment of RRI's financial management, on the date the requested Borrowing is to be made, or the date the requested Senior Priority Letter of Credit is to be issued or amended (as applicable), (i) the aggregate amount of cash and Cash Equivalents (other than Excluded Cash) held by the Credit Parties is projected to be less than $200 million; and (ii) the aggregate unused amount of the Total Revolving Credit Commitment is projected to be less than $200 million (the foregoing provisions of clauses (i) and (ii) being referred to herein as the "Senior Priority Anti-Hoarding Condition").

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

        From the date hereof and for so long as any Revolving Credit Commitment or Senior Priority Commitment shall be in effect, any amount shall remain outstanding with respect to any Loan, any Letter of Credit shall remain outstanding (or not cash collateralized in an amount equal to 105% of the then current L/C Exposure or backed with an acceptable back to back letter of credit in accordance with the terms of this Credit Agreement) or any Obligation shall remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of its Subsidiaries to:

        SECTION 5.1 Financial Statements and Other Information. Furnish or cause to be furnished to the Agents, the Tranche A Agent, the Issuing Banks and each of the Lenders (it being understood that

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delivery to the Administrative Agent and the posting by the Administrative Agent of each of the following items on an electronic website shall constitute delivery to each of the Agents, the Tranche A Agent, the Issuing Banks and the Lenders, and the Administrative Agent agrees to post on an electronic website or otherwise distribute to the Agents, the Tranche A Agent, the Issuing Banks and the Lenders any such item so delivered to the Administrative Agent), except to the extent that a paragraph of this Section 5.1 expressly provides for an item to be furnished to a different Person or Persons:

                (a) As soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of RRI, (i) the audited consolidated balance sheet and the related audited consolidated statements of operations or income, stockholders' equity and comprehensive income (or loss) and cash flows for such fiscal year for RRI and its Consolidated Subsidiaries and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified report and opinion of Deloitte & Touche or other independent public accountant of recognized national standing as shall be retained by RRI and be reasonably satisfactory to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements, (ii) for each of those Subsidiaries party to any credit facility, the annual balance sheet and other financial statements and reports of each such Subsidiary of RRI prepared and delivered in connection with any credit facility to which such Subsidiary is a party, (iii) to the extent not otherwise covered by clause (ii) hereto, the audited consolidated balance sheet and the related audited consolidated statements of income, stockholders' equity and cash flows for such fiscal year for REMA and each of the entities described in clause (i) of the definition of Excluded Entities (and their respective Consolidated Subsidiaries, as applicable) and the corresponding figures for each of such entities as at the end of, and for, the preceding fiscal year, accompanied by an unqualified report and opinion of Deloitte & Touche or other independent public accountant of recognized national standing as shall be retained by RRI and be reasonably satisfactory to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements, and (iv) a comparison of actual performance of RRI and its Consolidated Subsidiaries for such fiscal year to the corresponding figures for the prior fiscal year and to the projected performance for such fiscal year as set forth in the applicable business plan delivered to the Administrative Agent and the Lenders (pursuant to Section 5.1(h) hereof in the case of any fiscal year after 2002), together with an explanation of any variances;

                (b) As soon as available, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of RRI, (i) the unaudited consolidated balance sheet and the related unaudited consolidated statements of operations or income and cash flows for such fiscal quarter (other than with respect the consolidated statement of cash flows), and for the portion of the fiscal year ended as at the end of such fiscal quarter for RRI and its Consolidated Subsidiaries and the corresponding figures for the corresponding periods in the preceding fiscal year, together with a certificate signed by a Financial Officer of RRI, on behalf of RRI, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of RRI, all adjustments necessary to present fairly in all material respects the financial position of RRI and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of operations for the fiscal quarter then ended in conformity with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) for each of those Subsidiaries party to any credit facility, the quarterly balance sheet and other financial statements and reports of each such Subsidiary of RRI prepared and delivered in connection with any existing or future credit facility to which such Subsidiary is a party, (iii) to the extent not otherwise prepared and delivered pursuant to clause (ii) above, the unaudited

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consolidated balance sheet and the related unaudited consolidated statements of income and cash flows for REMA and each of the entities described in clause (i) of the definition of Excluded Entities (and their respective Consolidated Subsidiaries, as applicable) for such fiscal quarter (other than in respect of the consolidated statement of cash flows), and for the portion of the fiscal year ended as at the end of such fiscal quarter for each of such entities and the corresponding figures for the corresponding periods in the preceding fiscal year, together with a certificate signed by a Financial Officer of RRI, on behalf of RRI, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of RRI, all adjustments necessary to present fairly in all material respects the financial position of each of such entities as at the end of the fiscal quarter and the results of operations for the fiscal quarter then ended in conformity with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and (iii) a comparison of actual performance of RRI and its Consolidated Subsidiaries for such fiscal quarter and for the portion of the fiscal year ended as at the end of such fiscal quarter, to the projected performance for such fiscal quarter and for such portion of the year, respectively, as set forth in the applicable business plan delivered to the Administrative Agent and the Lenders (pursuant to Section 5.1(h) hereof), together with an explanation of any variances;

                (c) As soon as available, but in any event within thirty (30) days after the end of each calendar month, a copy of RRI's (i) internal monthly consolidated corporate reporting package (i.e., flash reports) and (ii) monthly historical collateral postings (liquidity) reports; provided, however, that the monthly consolidated corporate reporting package (flash reports) are not required to be delivered for the last month of any fiscal quarter;

                (d) Within one hundred twenty (120) days after the end of each fiscal year of RRI and within sixty (60) days after the end of each of the first three fiscal quarters of RRI, a certificate of a Financial Officer of RRI in substantially the form of Exhibit I hereto (i) stating whether or not such Financial Officer has knowledge, after due inquiry, of any condition or event which would constitute a Default or Event of Default and, if so, specifying in reasonable detail each such condition or event, the nature thereof and what action any Credit Party has taken, is taking, or proposes to take, with respect thereto, (ii) setting forth in reasonable detail (X) the calculations with respect to the financial covenants set forth in Section 6.7 through Section 6.9 hereof demonstrating RRI's performance with respect thereto for the periods covered thereby (including a calculation of (1) all unused Consolidated Capital Expenditure amounts carried forward from the immediately preceding fiscal year and used in the current fiscal year or quarter (as applicable) and (2) all Consolidated Capital Expenditure amounts permitted in the immediately succeeding fiscal year and used in the current fiscal year or quarter (as applicable)), and
(Y) a deconsolidating analysis reconciling the differences between the results set forth in the financial statements of REMA and the Excluded Entities delivered pursuant to paragraphs (a) and (b) of this Section 5.1 and the calculations with respect to the financial covenants, (iii) attaching an Excess Cash Flow Certificate as required pursuant to Section 2.11(e) hereof, and (iv) stating whether any change in GAAP or the application thereof has occurred since the date of RRI's most recent audited financial statements previously delivered pursuant to the terms hereof and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                (e) Together with each set of audited financial statements required to be delivered pursuant to paragraph (a) above, a letter from the independent public accountants rendering the report thereon stating whether, in connection with their audit examination, anything has come to their attention which would cause them to believe that any Default or Event of Default with respect to accounting matters existed on the date of such financial statements, and if such a condition or event has come to their attention, specifying in reasonable detail the nature and period, if known, of existence thereof;

                (f) Promptly upon their becoming available, copies of any management letters submitted by RRI's independent public accountants to management in connection with their annual audit,

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together with copies of all written responses from management, within ten (10)
days after such responses are sent;

                (g) (i) On or before the earlier of (X) fifteen (15) days after the forecast discussed in this Section 5.1(g) is presented to RRI's Board of Directors and (Y) January 31 of each calendar year, and (ii) on or before July 31 of each calendar year, a monthly liquidity forecast for the twelve (12) month period beginning on January 1 and July 1, respectively, of such calendar year substantially in the form set forth in the January 22, 2003 Lender Presentation;

                (h) On or before the earlier of (i) fifteen (15) days after the business plan referred to herein is presented to RRI's Board of Directors and
(ii) January 31 of each calendar year, an updated business plan on a consolidated and deconsolidated basis for RRI and its Consolidated Subsidiaries, and for RRI and its Consolidated Subsidiaries exclusive of the Excluded Entities, showing in each case, the projections and forecasts of the financial condition and operations for such parties for each fiscal quarter of the immediately succeeding fiscal year and for each annual period for the succeeding four fiscal years, with supporting assumptions and schedules (it being understood that such business plan and level of detail shall be in a format substantially similar to the January 22, 2003 Lender Presentation);

                (i) Within forty-five (45) days after the end of each fiscal quarter, such information as required pursuant to the FA Engagement Letter (which letter shall require that RRI deliver the information set forth therein to the applicable financial advisor of the Administrative Agent only, with respect to each fiscal quarter occurring after the Closing Date and through (and including) the later of (1) the fiscal quarter in which the first anniversary of the Closing Date occurs, and (2) the fiscal quarter in which RRI has issued securities in the capital markets in an aggregate amount of three hundred million dollars ($300,000,000) or more);

                (j) Within sixty (60) days after the end of each fiscal quarter, a report on trading activities substantially in the form of Exhibit J hereto;

                (k) Promptly upon the filing thereof, copies of all registration statements, proxy statements, notices, reports and other material which RRI or any other Credit Party shall file with any securities exchange or with the Securities and Exchange Commission or any successor agency (other than 11-K statements which shall be furnished to the Administrative Agent promptly upon request);

                (l) Promptly upon the mailing thereof to the shareholders of RRI, copies of all financial statements, reports, proxy statements and other material written communications so mailed;

                (m) As soon as possible and, in any event, within ten (10) days after a Credit Party or an ERISA Affiliate knows or has reason to know of the occurrence of any of the following, a certificate of a Financial Officer of RRI setting forth the full details as to such occurrence and the action, if any, that such Credit Party or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such Credit Party, the Plan Administrator or such ERISA Affiliate to or with the PBGC, any other Governmental Authority, or a Plan or Multiemployer Plan participant, and any notices received by such Credit Party or ERISA Affiliate from the PBGC or any other Governmental Authority: that a Reportable Event has occurred with respect to any Plan which might constitute grounds for a termination of such Plan (except to the extent that RRI has previously delivered a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the

                                     - 94 -

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following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that a Credit Party or an ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204, or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(1) of ERISA or with respect to a group health plan (as defined in Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that a Credit Party or Subsidiary of a Credit Party may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan;

                (n) Promptly, and in any event within five (5) Business Days, after receipt of any material notice or correspondence from any company or agent for any company providing insurance coverage to any Credit Party relating to any loss of $15,000,000 or more in a single or related occurrence, copies of such notices and/or correspondence;

                (o) Together with each set of audited financial statements required by paragraph (a) of this Section 5.1, beginning with the delivery of the financial statements for fiscal year 2003, furnish to the Administrative Agent and the Collateral Agent, a Perfection Supplement or a certificate from a Financial Officer of RRI or the applicable Credit Party certifying that there has been no change in the information set forth on the Perfection Certificate or Perfection Supplement most recently delivered by or on behalf of such Credit Party and that all such information set forth on such Perfection Certificate or Perfection Supplement, as applicable, is true, complete and correct in all material respects;

                (p) Promptly to the Administrative Agent copies of any and all agreements amending, modifying or supplementing in any material respect any agreement listed in Part (b)(i) and Part (b)(iii) of Schedule 3.16 hereof;

                (q) Promptly, and in any event within two (2) Business Days, (i) after the earliest to occur of the exercise of the Texas Genco Option, the expiration of the Texas Genco Option and the termination of the Texas Genco Option, notice thereof to the Agents; and (ii) after the exercise of the Texas Genco Option (if applicable), to the Agents, a certificate (in form and substance reasonably satisfactory to the Agents) setting forth the calculation of Enterprise Value; and

                (r) From time to time such additional information regarding (i) the operations, business affairs and/or financial condition of any of the Credit Parties or any of their respective Subsidiaries, (ii) the compliance with the terms of any Fundamental Document, or (iii) any of the Collateral or Mortgaged Real Property Assets, in each case, as the Administrative Agent or the Tranche A Agent may reasonably request.


        SECTION 5.2 Existence; Compliance with Laws. (a) Except as otherwise expressly permitted by Section 6.5 hereof, do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its existence, Proprietary Rights, licenses, permits, privileges, franchises, certificates

(including certificates of need), authorizations, accreditations, Rights of Way and other rights, consents and approvals, in each case where the failure to so preserve, renew and maintain in full force and effect could reasonably be expected to have a Material Adverse Effect, and (ii) to comply in all respects with all applicable statutes, ordinances, laws, rules, regulations and orders of, and all applicable restrictions or requirements imposed by, any Governmental Authority (including all zoning and building codes and ERISA) or any other Requirements except where the failure to do so could not reasonably be expected to have a Material Adverse Effect or the necessity of compliance therewith is being currently contested in good faith by the appropriate proceedings, provided, in each case being contested, that the applicable Credit Party or Subsidiary of a Credit Party shall have set aside on its books reasonable and appropriate reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP.

                (b) Obtain or make all further authorizations, approvals, orders, consents, licenses, registration or filings from or with any Governmental Authority and take any other action required for the performance by any Credit Party of this Credit Agreement and the other Fundamental Documents to which it is a party.

        SECTION 5.3 Maintenance of Properties. Keep and maintain its tangible properties (including all Mortgaged Real Property Assets) in good repair, working order (other than with respect to Mortgaged Real Property Assets the construction of which has not been completed) and condition (ordinary wear and tear excepted) in accordance with all prudent practices then utilized in the industry and, from time to time (a) subject to the terms hereof, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (b) comply at all times with the provisions of all laws, leases and other agreements (including policies of insurance) to which it is a party so as to prevent any loss or forfeiture thereof or thereunder except, in each case, where the failure to so make or so comply could not, individually or in the aggregate, be reasonably be expected to have a Material Adverse Effect or where the necessity of compliance therewith is being currently contested in good faith by appropriate proceedings, provided, in each case being contested, that the applicable Credit Party or Subsidiary of a Credit Party shall have set aside on its books reasonable and appropriate reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP.

        SECTION 5.4 Notice of Material Events. Promptly upon, but in any event within ten (10) Business Days after, an Authorized Officer or other executive officer of any Credit Party obtains knowledge of (i) any Default or Event of Default, (ii) any Material Adverse Effect, (iii) any action, event, development, condition or circumstance (including any material strike, work stoppage or other material labor difficulty or the institution of any action, suit, proceeding, investigation or arbitration) which could reasonably be expected to have a Material Adverse Effect, (iv) any other event which could reasonably be expected to decrease materially the value of the Collateral or the Mortgaged Real Property Assets, taken as a whole, (v) any Person giving any notice to any Credit Party or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraphs (f),
(g), (h), (i) of Article 7 hereof, or (vi) any material portion of the Collateral or any material portion of any Mortgaged Real Property Asset owned or leased by a Credit Party is damaged or destroyed or is subject to any Condemnation Event, give written notice thereof to the Administrative Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed Default or Event of Default or condition and what action any Credit Party or Subsidiary of a Credit Party has taken, is taking and proposes to take with respect thereto.

        SECTION 5.5 Insurance. (a) Keep its assets which are of an insurable character (including all Mortgaged Real Property Assets) insured at all times and maintain such other insurance, all in accordance with Section 3.24 hereof. All such insurance maintained by a Credit Party shall (i) contain a Lender's

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Loss Payable Endorsement in favor of the Collateral Agent on behalf of the
Secured Parties in all loss or damage insurance policies and have a severability of interest clause in all liability insurance policies, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof, shall be effective until at least thirty (30) days after written notice to the Administrative Agent and the Collateral Agent (on behalf of the Secured Parties) thereof, (iii) name the Collateral Agent (for the benefit of the Secured Parties) as loss payee for physical damage insurance with respect to all property which constitutes Collateral or a Mortgaged Real Property Asset, with the right, if an Event of Default has occurred and is then continuing, to adjust losses and claims with respect to such property, and as an additional insured for liability insurance, (iv) state that none of the Collateral Agent, the Administrative Agent, the Lenders, or any other Secured Party shall be responsible for premiums, commissions, club calls, assessments or advances, and
(v) contain a waiver of all rights of set-off, counterclaim, deduction or subrogation against the Collateral Agent and the other Secured Parties.

                (b) Upon the request of the Administrative Agent or the Collateral Agent, furnish promptly to the Administrative Agent or the Collateral Agent (as applicable), an updated schedule describing all insurance maintained by the Credit Parties, which schedule shall set forth, for each insurance policy, the policy number, the type of coverage, the policy limits and deductibles, the insurer (and reinsurers, if applicable) and the expiration date.

                (c) Furnish to the Collateral Agent, to the extent not previously delivered, original certificates of insurance for all insurance maintained by a Credit Party which certificates shall comply with the requirements of this Section 5.5 set forth above and contain signatures of duly authorized representatives of the insurer, at all times prior to policy termination, cessation or cancellation.

        SECTION 5.6 Books and Records. (a) Maintain or cause to be maintained at all times, in accordance with GAAP, true and complete books and records of its financial operations.

                (b) Provide the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent or its counsel), access to such books and records and to any of its properties or assets (subject in the case of access to its properties or assets, to any applicable restrictions contained in the leases for the Mortgaged Real Property Assets and the applicable Credit Party's site safety and security requirements) upon reasonable prior notice and during regular business hours in order that the Administrative Agent may make such audits and examinations and make abstracts from such books, accounts, records and other papers of a Credit Party or a Subsidiary of a Credit Party pertaining to the Collateral or any Mortgaged Real Property Asset, and upon reasonable prior notification to RRI, (i) permit the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to discuss the affairs, finances and accounts with, and be advised as to the same by, officers of RRI and independent accountants, all as the Administrative Agent may reasonably deem appropriate for the purpose of verifying any report delivered by any Credit Party to the Administrative Agent, the Issuing Banks and/or the Lenders pursuant to any Fundamental Document or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document; and (ii) permit the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to verify the validity, amount, quality, quantity, value, condition and/or status of, or any other matter relating to any part of the Collateral.

        SECTION 5.7 Observance of Agreements. (a) Duly observe and perform all the terms and conditions of any agreement to which it is a party (including all such agreements evidencing any Indebtedness or other material obligation) and protect and enforce diligently the rights of the Credit Parties and their Subsidiaries under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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                (b) Use all commercially reasonable efforts to diligently pursue and complete the construction of the facilities located at each of the Synthetic Lease Properties, in each case as contemplated by the Construction Documents.

        SECTION 5.8 Taxes and Charges. Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or Subsidiary of a Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid would become a Lien upon any property of any Credit Party or any Subsidiary of a Credit Party (not otherwise permitted pursuant to Section 6.2 or this Section 5.8); provided, however, that any tax, assessment, levy, governmental charge or claim for labor, materials or supplies need not be paid if (w) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings, (x) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation, (y) such Credit Party or Subsidiary of a Credit Party shall have set aside on its books reasonable reserves (the presentation of which is segregated to the extent required by GAAP) with respect thereto if such reserves are required by GAAP and (z) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; and provided, further, that such Credit Party or Subsidiary of a Credit Party will pay all taxes, assessments, levies or other governmental charges and claims for labor, materials or supplies forthwith upon the commencement, or during the pendency, of proceedings to foreclose or enforce any Lien which may have attached as security therefor unless such foreclosure or enforcement proceeding has been, and continues to be, enjoined or otherwise effectively stayed.

        SECTION 5.9 Further Assurances; Security Interests. Upon the request of the Administrative Agent or the Collateral Agent, at the cost and expense of RRI, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents, instruments, consents, authorizations or approvals (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent), and take or cause to be taken such action, as may be necessary, or requested by the Administrative Agent, the Collateral Agent or any of their respective counsel, to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents including, without limitation, such further agreements, documents or instruments as may be appropriate in the reasonable judgment of the Administrative Agent, the Collateral Agent or any of their respective counsel, to provide the Collateral Agent (or the Administrative Agent, if applicable) (for the benefit of the Secured Parties) a perfected Lien in the Collateral to the extent required by the terms hereof or any Fundamental Document, and any and all documents for filing under the provisions of any Applicable Law of the United States or any other jurisdiction which the Administrative Agent or the Collateral Agent may deem necessary or reasonably advisable, and perform or cause to be performed such other acts which are necessary or reasonably advisable, from time to time, in order to grant, perfect and maintain in favor of the Collateral Agent (or the Administrative Agent, if applicable) (for the benefit of the Secured Parties) the security interest in the Collateral and the Lien on the Mortgaged Real Property Assets to the extent required by the terms of any Fundamental Document, subject only to Permitted Encumbrances.

        SECTION 5.10 Environmental Laws. (a) Promptly notify the Administrative Agent upon any Authorized Officer or any other executive officer of a Credit Party becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, when taken together with all other pending violations of, or liability under, Environmental Laws could reasonably be expected to have a Material Adverse Effect, and promptly furnish to the Administrative Agent all notices of any nature which any Credit Party or any Subsidiary of a Credit Party may receive from any Governmental Authority with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under, any Environmental Laws which, in any case or

                                     - 98 -

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when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect.

                (b) Subject to any restrictions contained in applicable lease documents to which a Credit Party or a Subsidiary of a Credit Party is a party, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all applicable Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities, in either case except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

                (c) Indemnify, defend and hold harmless the Administrative Agent, the Collateral Agent, each Issuing Bank, the Lenders, any other Secured Parties and their respective Related Parties and shareholders, successors and assigns from and against any liability, fine, penalty, loss, damage, suit, settlement, action, expense and cost (including reasonable attorneys' fees and disbursements (including cost of in-house counsel), environmental consultant fees and expenses, investigation expenses, laboratory and litigation costs, all sums paid in settlement of claims and any fees and expenses incurred in enforcing this indemnity or collecting any sums permitted hereunder), arising out of or relating to: (i) the presence, use, generation, disposal, storage, handling, treatment, processing, transporting or Release of any Hazardous Materials at, to, on, under, from, or about any Premises; (ii) any violation of any Environmental Law or Environmental Permit by any Credit Party or any Subsidiary of any Credit Party; (iii) the transportation or the arrangement for the transportation, handling, treatment, or disposal of any Hazardous Materials to any location other than any Premises by or on behalf of any Credit Party or any Subsidiary of any Credit Party; (iv) any Environmental Claim relating to any Premises or any activities conducted at any Premises; (v) any costs and expenses associated with any Premises being an Environmental Clean-Up site; and (vi) any breach of any environmental representation or covenant in this Credit Agreement or any other Fundamental Document (but excluding any such liability, fine, penalty, loss, damage, suit, settlement, action, expense or cost of an indemnified party to the extent primarily caused by the gross negligence or willful misconduct of such indemnified party as determined by a final judgment of a court of competent jurisdiction). The obligations of RRI under this Section 5.10(c) shall survive the Bank Credit Termination Date, the termination of this Credit Agreement, the payment of the Obligations and the expiration, termination and/or cancellation of the Letters of Credit hereunder indefinitely. This
Section 5.10(c) supplements and does not modify the terms and provisions of the indemnity set forth in Section 11.5 hereof.

        SECTION 5.11 Subsidiaries. (a) Promptly (but in any event no later than ten (10) Business Days after any of the following occurs), notify the Administrative Agent (i) if any Subsidiary is formed or acquired by any Credit Party after the Closing Date, which Subsidiary has assets with a book value in excess of $10,000,000 on the date of formation or acquisition, (ii) if any Subsidiary which is formed or acquired by any Credit Party after the Closing Date and which did not have assets with a book value in excess of $10,000,000, subsequently acquires or otherwise holds assets with a book value in excess of $10,000,000, or (iii) if any Subsidiary ceases to be an Excluded Entity.

                (b) Subject to the provisions of Section 5.11(c) below, promptly
(1) after the formation or acquisition after the Closing Date of any new Domestic Subsidiary (other than a Domestic Subsidiary of a Non-Credit Party that is prohibited from becoming a Credit Party pursuant to an agreement for Indebtedness in existence on the Closing Date which is permitted under Section
6.1 hereof, or an agreement for any refinancing or renewal of any such Indebtedness pursuant to, and in accordance with, Section 6.1(n) hereof) that has assets with a book value in excess of $10,000,000, or (2) with respect to any Domestic Subsidiary which was formed or acquired after the Closing Date and which did not have assets with a book value in excess of $10,000,000, after such Subsidiary acquires or otherwise holds assets with a book value in excess of $10,000,000, or (3) after any Domestic Subsidiary ceases to be an

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Excluded Entity (as the case may be), deliver to the Collateral Agent (with copies to the Administrative Agent) the following: (i) an Instrument of Assumption and Joinder executed by such Subsidiary pursuant to which, among other things, such Subsidiary shall become a Credit Party hereunder, (ii) appropriate UCC-1 financing statements, (iii) an executed Perfection Certificate with respect to such Subsidiary (together with all applicable Lien searches),
(iv) Organizational Documents described in Section 4.1(c) with respect to such Subsidiary, (v) a written opinion of counsel covering those matters addressed in the opinion delivered on the Closing Date but limited to such Subsidiary, (vi) Mortgages as and to the extent required by Section 5.12 hereof, (vii) such other security documents as may be reasonably requested by the Administrative Agent, the Collateral Agent or their respective counsel and all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and their respective counsel, and (viii) if applicable, certificates or other instruments (if any) representing 100% of the Equity Interests in such Subsidiary owned by a Credit Party together with an undated stock power (or other appropriate document) executed in blank for each such certificate or other instrument. With respect to any Subsidiary of RRI that is a Foreign Subsidiary, RRI shall arrange for the pledge by the applicable Credit Parties of the Equity Interests of such Subsidiary owned by such Credit Parties if such Foreign Subsidiary is a direct Subsidiary of a Credit Party; provided, that no more than 65% of the total outstanding Equity Interests of such Subsidiary shall be required to be pledged by the Credit Parties pursuant to this Section 5.11. The documents listed in clauses (i), (ii), (iii), (iv), (v) and (viii) above shall be delivered no later than thirty (30) days after formation or acquisition of the applicable Subsidiary or after such Subsidiary ceasing to be an Excluded Entity as the case may be. Any document required to be delivered pursuant to clause (vii) above shall be delivered no later than thirty
(30) days after the request therefor.

                (c) If at any time after the Closing Date, Domestic Subsidiaries (other than Domestic Subsidiaries of a Non-Credit Party that are prohibited from becoming a Credit Party pursuant to an agreement for Indebtedness in existence on the Closing Date which is permitted under Section 6.1 hereof, or an agreement for any refinancing or renewal of any such Indebtedness pursuant to, and in accordance with, Section 6.1(n) hereof) have been formed or acquired which Subsidiaries are not Credit Parties hereunder and have, assets with a book value in excess of $50,000,000 in the aggregate, promptly cause one or more of such Subsidiaries to become Credit Parties hereunder and to provide the documents required by Section 5.11(b) above, so that the aggregate book value of the assets of all Domestic Subsidiaries that have been formed or acquired after the Closing Date and are not Credit Parties hereunder is, at all times, less than $50,000,000.

                (d) This Section 5.11 shall not apply to Texas Genco or TG Holdco to the extent the terms of the purchase money indebtedness permitted to be incurred by Texas Genco or by TG Holdco pursuant to the terms of Section 5.18 hereof would prohibit or restrict the foregoing.

        SECTION 5.12 Real Property. If, after the Closing Date, any Credit Party purchases, leases or otherwise acquires, any Real Property Asset having a fair market value of $10,000,000 or more, (i) promptly, but in any event within thirty (30) days or such additional period of time not to exceed thirty (30) days with the prior written consent of the Administrative Agent, after such purchase, lease or other acquisition, provide written notice thereof to the Administrative Agent and the Collateral Agent, setting forth in sufficient detail for the filing of a mortgage thereon, a description of such Real Property Asset purchased, leased or otherwise acquired and an appraisal or such Credit Party's good faith estimate of the current fair market value of such Real Property Asset and (ii) the applicable Credit Party shall promptly execute and deliver to the Collateral Agent, a Mortgage and such other documents, instruments, reports, opinions, insurance policies as the Administrative Agent or the Collateral Agent shall reasonably request with respect to such Real Property Asset consistent with the reports, opinions, insurance policies and other information required to be delivered with the other Real Property Assets. Any Right of Way purchased, leased or otherwise acquired or granted after the Closing Date shall be promptly evidenced by

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an instrument duly executed and recorded against the property it burdens in the appropriate recording office unless the decision to permit such Right of Way to remain unrecorded is commercially reasonable for companies of the same or similar size in the same or similar business.

        SECTION 5.13 Lender Meetings and Conference Calls. From time to time as requested by the Administrative Agent, participate in, and cause the senior financial and executive officers of RRI to be available for, and to participate in, one or more meetings or telephone conference calls with the Administrative Agent and the Lenders to be held, at reasonable intervals, at locations and at times reasonably requested by the Administrative Agent and reasonably acceptable to RRI.

        SECTION 5.14 Use of Proceeds. (a) Use the proceeds of Revolving Credit Loans solely for working capital and other general corporate purposes which are not otherwise prohibited by the terms of this Credit Agreement or any of the other Fundamental Documents. RRI hereby agrees that no proceeds of Revolving Credit Loans may be used to purchase any Equity Interests of Texas Genco.

                (b) Use the proceeds of Senior Priority Loans solely to secure or to prepay obligations for RRI and it Subsidiaries' ongoing commercial and trading operations, and not for other general corporate or other working capital purposes.

                (c) Use no portion of the proceeds of any Loan hereunder for the purpose (whether immediate, incidental or ultimate) of buying or carrying any Margin Stock or for any purpose that is in violation of any of the regulations of the Board, including Regulation U and Regulation X.

        SECTION 5.15 Deposit Accounts; Securities Accounts. (a) Maintain all cash and Cash Equivalents of the Credit Parties (other than the following: (I) Excluded Cash of the type described in clauses (ii), (iii) and/or (iv) of the definition thereof appearing in Article 1 hereof, (II) cash in an aggregate amount not exceeding $25,000 at any time, and (III) cash deposited in one or more payroll accounts in the ordinary course of business and consistent with past practices, in an amount necessary to fund payroll and related payroll taxes which are becoming due within the three (3) Business Days immediately succeeding such deposit) in one or more Deposit Accounts or Securities Accounts subject in each case to a Control Agreement (in form and substance satisfactory to the Administrative Agent and the Collateral Agent).

                (b) Maintain the Purchase Escrow Account in a Securities Account which is with the Collateral Agent or one of its affiliates and which is subject to a Securities Account Control Agreement (in form and substance satisfactory to the Administrative Agent and the Collateral Agent) which agreement shall provide, among other things, that (i) amounts in the Purchase Escrow Account may be invested in Cash Equivalents of the type described in clauses (i), (iii),
(iv), (v) and (vi) of the definition of "Cash Equivalents" in Article 1 hereof, as directed by RRI, so long as no Event of Default has occurred and is continuing and (ii) any investment of the funds in the Purchase Escrow Account shall be held in the name of the Collateral Agent.

        SECTION 5.16 Margin Accounts. Segregate the funds and account balances maintained by the Credit Parties in their customer margin accounts and take all steps necessary to prevent any commingling of such funds and account balances with the funds and cash balances of the Credit Parties.

        SECTION 5.17 Asset Sales. Deposit the first three hundred and fifteen million dollars ($315,000,000) of Net Cash Proceeds received by RRI or any of the other Credit Parties in the aggregate from the sale or other disposition of any Eligible Asset (excluding Net Cash Proceeds from Excluded Asset Sales and any cash collateral or other cash posting returned to a Credit Party in connection with an Excluded Asset Sale, but including proceeds of any Recovery Event not used to repair or replace (or

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committed to repair or replace) the applicable asset as contemplated by Section
2.11(i) hereof less any amounts required to pay for necessary remediation expenses with respect to a condition affecting the applicable property, to pay reasonable expenses incurred in connection with the closure of the applicable property and to pay any costs reasonably incurred in connection with such Recovery Event) and not used to prepay Loans, into the Purchase Escrow Account.

        SECTION 5.18 Texas Genco Option. (a) Funding of Option From Asset Sales. Prior to the earliest to occur of (i) the expiration or termination of the Texas Genco Option, (ii) the consummation of the purchase of 100% of the equity of Texas Genco and the payment of any control premium in connection therewith, and
(iii) the Outside Date, RRI shall be permitted to retain the following: (X) in an amount up to the TG Basket Amount, Net Cash Proceeds of sales or other dispositions of Eligible Assets of RRI or any of its Subsidiaries (including Net Cash Proceeds received in connection with a Recovery Event not used to repair or replace (or committed to repair or replace) the applicable property within 12 months after such Recovery Event in accordance with Section 2.11(i) hereof, but less any amounts required to pay for necessary remediation expenses with respect to a condition affecting the applicable property, to pay reasonable expenses incurred in connection with the closure of the applicable property and to pay any costs reasonably incurred in connection with such Recovery Event), and the Net Cash Proceeds from Excluded Asset Sales that, at RRI's option, have been deposited into the Purchase Escrow Account, (Y) Net Cash Proceeds of all issuances of Junior Securities and (Z) Net Cash Proceeds from the issuance of Indebtedness permitted under Section 6.1(l) hereof, which proceeds in the case of clause (X), (Y) and/or (Z) have not been used to repay the Term Loans and Tranche A Loans; provided, however, that all such proceeds are (A) held in the Purchase Escrow Account and (B) all amounts held in the Purchase Escrow Account are used first, upon any termination of the Total Senior Priority Commitment (including any such termination that occurs concurrently with the consummation of the purchase of the Equity Interests of Texas Genco contemplated under the Texas Genco Option), to repay in full all outstanding Senior Priority Loans and to cash collateralize Senior Priority L/C Exposure at 105% of the aggregate face amount thereof (to the extent that RRI has not obtained acceptable back to back letters of credit for such letters of credit as required herein) and second, to fund the purchase of Texas Genco; and provided, further, however, that RRI shall not be permitted to use any funds in the Purchase Escrow Account to fund the purchase of any equity of Texas Genco if an Event of Default has occurred and is continuing.

                (b) Application of Funds Upon Purchase of Equity of Texas Genco. Upon the consummation of the purchase of any of the outstanding common stock of Texas Genco by RRI or any of its Subsidiaries, the Total Senior Priority Commitment will terminate (if the Total Senior Priority Commitment shall not have previously been terminated) and amounts held in the Purchase Escrow Account shall first, be applied to repay in full all outstanding Senior Priority Loans and to the extent that RRI has not obtained acceptable back to back letters of credit for any outstanding letter of credit under the Total Senior Priority Commitment as required by the last sentence of this Section 5.18(b), to cash collateralize Senior Priority L/C Exposure at 105% of the aggregate face amount thereof, and may second, be used to pay the consideration for the purchase of the remaining equity of Texas Genco, to pay any control premium required to be paid in connection therewith and to repay any indebtedness of Texas Genco required to be repaid in connection with such purchase. For purposes of clarification, if less than 100% of the equity of Texas Genco is initially purchased, any amounts remaining in the Purchase Escrow Account after such initial purchase (and after the application thereof provided in clause "first" above) shall remain in the Purchase Escrow Account until the earlier of (i) the date on which 100% of the equity of Texas Genco is purchased and any required control premium in connection therewith has been paid and (ii) the Outside Date, unless RRI elects to apply such balance to the repayment of outstanding Term Loans and Tranche A Loans. Upon the termination of the Total Senior Priority Commitment and concurrently with the consummation of the purchase of any of the outstanding common stock of Texas

Genco, RRI shall cause acceptable back to back letters of credit to be issued for any then outstanding Senior Priority Letters of Credit.

                (c) Use of Proceeds of Junior Securities. In connection with the purchase of Texas Genco with funds on deposit in the Purchase Escrow Account, RRI shall use funds constituting the Net Cash Proceeds from the issuance of Junior Securities before using funds constituting the Net Cash Proceeds of asset sales. RRI shall not be permitted to use the proceeds of the Purchase Escrow Account to purchase any minority interest in Texas Genco until RRI has completed the acquisition of the Equity Interests of Texas Genco pursuant to the Texas Genco Option.

                (d) Application of Funds Upon Purchase of 100% of Equity of Texas Genco or Occurrence of Outside Date. If less than 100% of the equity of Texas Genco is initially purchased, then upon the earlier of (i) the consummation of the purchase of 100% of the equity of Texas Genco and the payment of any premium or the repayment of any indebtedness, in each case required to be paid in connection therewith and (ii) the Outside Date (and assuming the repayment of the Senior Priority Loans and the providing of back to back letters of credit in respect of the Senior Priority Letters of Credit issued under the Total Senior Priority Commitment as provided herein), any cash remaining in the Purchase Escrow Account (X) which constitutes Net Cash Proceeds from asset sales shall be applied to repay outstanding Term Loans and outstanding Tranche A Loans, on a pro rata basis determined in accordance with the aggregate outstanding principal balance of the Term Loans and the aggregate outstanding principal balance of the Tranche A Loans and (Y) 50% of such cash which constitutes Net Cash Proceeds from the issuance of Junior Securities shall be applied to repay the outstanding Term Loans and outstanding Tranche A Loans, on a pro rata basis determined in accordance with the aggregate outstanding principal balance of the Term Loans and the aggregate outstanding principal balance of the Tranche A Loans and the other 50% shall be released to RRI for general corporate purposes.

                (e) Application of Funds Upon Expiration or Termination of Option. Upon the expiration or termination of the Texas Genco Option (as applicable), any cash in the Purchase Escrow Account shall be applied as follows: first, an amount equal to 105% of the Total Senior Priority Commitment (whether drawn or undrawn) shall be held by the Collateral Agent as cash collateral in a separate, blocked collateral account with the Collateral Agent (such account being referred to as the "Specified Collateral Account" and it being understood that cash in the Purchase Escrow Account constituting Net Cash Proceeds from the issuance of Junior Securities shall be transferred to the Specified Collateral Account before using funds constituting Net Cash Proceeds from asset sales), and second, (i) any remaining cash constituting Net Cash Proceeds from asset sales shall be applied to repay outstanding Term Loans and outstanding Tranche A Loans, on a pro rata basis determined in accordance with the aggregate outstanding principal balance of the Term Loans and the aggregate outstanding principal balance of the Tranche A Loans, (ii) 50% of any such remaining cash constituting Net Cash Proceeds from the issuance of Junior Securities shall be applied to repay the outstanding Term Loans and outstanding Tranche A Loans, on a pro rata basis determined in accordance with the aggregate outstanding principal balance of the Term Loans and the aggregate outstanding principal balance of the Tranche A Loans and (iii) the other 50% of such cash constituting Net Cash Proceeds from the issuance of Junior Securities shall be released to RRI for general corporate purposes. Upon the termination of the Total Senior Priority Commitment in its entirety, the payment in full in cash of any Senior Priority Loans outstanding, the termination or expiration of all Senior Priority Letters of Credit, and/or the issuance of acceptable back to back letters of credit for the entire outstanding Senior Priority L/C Exposure,
(X) in the event the Texas Genco Option has been exercised, any cash in the Purchase Escrow Account shall remain in such account and may be used by RRI to pay the consideration for the purchase of remaining equity of Texas Genco, to pay any control premium required to be paid in connection therewith and to repay any indebtedness of Texas Genco required to be repaid in connection with such purchase and (Y) in the event the Texas Genco Option has terminated or expired, any cash in the Specified Collateral Account being held as cash collateral shall be applied to repay outstanding Term Loans and outstanding Tranche A Loans, on a pro rata basis determined in accordance with the aggregate outstanding principal balance of the Term Loans and the aggregate outstanding principal balance of the Tranche A Loans to the extent required herein.

                (f) Funding of Option. RRI shall be permitted to fund and/or finance a portion of the acquisition of Texas Genco in an amount up to 50% of the Enterprise Value of Texas Genco with the following; provided that, subject to the terms of the last sentence of this Section 5.18(f), any of the following are incurred, consummated or committed (as applicable) no later than the consummation of the purchase of any of the outstanding common stock of Texas Genco by RRI or any of its Subsidiaries pursuant to the Texas Genco Option: (i) proceeds of purchase money indebtedness incurred by Texas Genco in which case such purchase money indebtedness shall be secured by the assets of Texas Genco and its Subsidiaries and the equity of Texas Genco shall be pledged to the Collateral Agent as collateral security for the Obligations, (ii) in the event less than 100% of the equity of Texas Genco is acquired, proceeds of indebtedness incurred by TG Holdco in which case (x) such indebtedness shall be secured solely by the Equity Interests of Texas Genco and not in any assets of Texas Genco and (y) the Equity Interests of TG Holdco and any shareholder of TG Holdco (other than any third party not an Affiliate of RRI holding Equity Interests in Texas Genco or TG Holdco) shall be pledged to the Collateral Agent as collateral security for the Obligations, (iii) existing indebtedness of Texas Genco outstanding on the date of purchase and permitted to remain outstanding (which indebtedness (x) may be secured by the assets of Texas Genco if RRI causes Texas Genco to incur purchase money indebtedness as contemplated by clause (i) above or (y) shall be secured solely by the equity of Texas Genco and shall not be secured by the assets of Texas Genco or its Subsidiaries if RRI causes TG Holdco to incur indebtedness as contemplated by clause (ii) above) and
(iv) sales or other dispositions by RRI or TG Holdco of the equity of RRI, TG Holdco, Texas Genco or the Subsidiaries of Texas Genco, subject to Section 5.18(j) below. The funding of the purchase of Texas Genco shall be conducted by RRI or TG Holdco on a basis that is non-recourse to RRI or any of its Subsidiaries (other than Texas Genco or its Subsidiaries or TG Holdco; provided, that the assets of Texas Genco and its Subsidiaries may only be subject to a security interest in respect of indebtedness incurred by Texas Genco in accordance with the foregoing). In the event that the assets of Texas Genco are not pledged to secure the indebtedness of Texas Genco as permitted herein, RRI shall cause Texas Genco to grant a security interest in its assets to the Collateral Agent as collateral security for the Obligations unless the definitive loan document for any Indebtedness incurred by Texas Genco or TG Holdco (as applicable) as permitted by clause (i) or clause (ii) above, expressly prohibits the granting of such security interest. In all circumstances, Texas Genco will not be permitted to grant a security interest in any of its assets without the simultaneous pledge and delivery of the equity of Texas Genco (other than equity owned by any third party not an Affiliate of RRI) to the Collateral Agent as collateral security for the Obligations. To the extent RRI finances the acquisition of Texas Genco with any purchase money indebtedness as provided hereunder, no term loans under such permitted purchase money indebtedness may be reborrowed once repaid. Any refinancing of such purchase money indebtedness may not be for a principal amount in excess of the outstanding principal amount and unfunded commitments of such original purchase money indebtedness on the date of such refinancing. In addition to any purchase money indebtedness permitted under this Section 5.18(f), RRI shall be permitted to cause Texas Genco or TG Holdco to obtain a working capital credit facility (with recourse solely to Texas Genco or TG Holdco and its assets) in an amount not to exceed fifty million dollars ($50,000,000); provided, that such working capital facility (x) may be secured by the assets of Texas Genco if RRI causes Texas Genco to incur purchase money indebtedness as contemplated by clause (i) above or (y) shall be secured solely by the equity of Texas Genco and shall not be secured by the assets of Texas Genco or its Subsidiaries if RRI causes TG Holdco to incur indebtedness as contemplated by clause (ii) above. The foregoing working capital credit facility shall require an annual clean down of all outstandings (other than letters of credit and cash posted) thereunder for a period of not less than ten (10) consecutive calendar days. Notwithstanding the terms of the first proviso appearing in this Section

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5.18(f), RRI shall be able to fund and/or finance the purchase of minority equity interests of Texas Genco after the consummation of the purchase of equity interests pursuant to the Texas Genco Option, with proceeds of Indebtedness described in clauses (i) and/or (ii) of this Section 5.18(f); provided, that in no event, shall the aggregate amount of funding and/or financing from transactions described in clauses (i) through (iv) of this Section 5.18(f), at any time, exceed 50% of the Enterprise Value.

                (g) Application of Funds in Excess of Term Loan and Tranche A Loan. To the extent that the amount to be applied to the payment of Term Loans and Tranche A Loans under this Section 5.18 exceeds the aggregate amount of Term Loans and Tranche A Loans then outstanding, such excess shall be applied first, to the mandatory prepayment of the Revolving Credit Loans and then to cash collateralize Revolver L/C Exposure at 105% of the aggregate face amount thereof. All mandatory prepayments of the Revolving Loans shall permanently reduce the Revolving Credit Commitment on a dollar-for-dollar basis.

                (h) Cash in Purchase Escrow Account and Specified Collateral Account. It is understood that any cash in the Purchase Escrow Account and the Specified Collateral Account shall be Collateral for all of the Obligations of the Credit Parties under this Credit Agreement and the other Fundamental Documents, with the Senior Priority Obligations being secured on a first priority basis and all such other Obligations being secured on a second priority basis.

                (i) Limitation on Funds Used to Acquire Texas Genco. Notwithstanding anything to the contrary contained herein, the only source of funds used to acquire the equity of Texas Genco shall be (i) funds held in the Purchase Escrow Account or (ii) proceeds of permitted purchase money Indebtedness and equity issuances referred to in Section 5.18(f) hereof. Neither RRI nor any of its Subsidiaries may be permitted to use cash on hand or the proceeds of any Loan to acquire any equity of Texas Genco.

                (j) Rights of Minority Interests. To the extent RRI seeks to sell equity in Texas Genco or TG Holdco, ensure that the operative agreement for the Joint Venture to be formed as a result of such sale, contains the terms and provisions outlined in Schedule 5.18(j) hereof.

                (k) Exercise of Option. Notwithstanding anything herein or in any Fundamental Document to the contrary, neither RRI nor any of its Subsidiaries shall consummate the purchase contemplated under the Texas Genco Option without the prior written consent of the Required Lenders, which consent shall be given or withheld in their sole discretion.

        SECTION 5.19 Trading and Hedging Activities. (a) RRI agrees that it shall, within one month of the Closing Date, cause its senior management and Risk Oversight Committee to recommend to the Board of Directors a modification of RRI's existing risk policies regarding maximum value at risk ("VAR") for the trading and hedging activities not qualifying for designation as a hedge under GAAP, conducted by RRI and its Domestic Subsidiaries, which modifications shall reduce the VAR limits from $80,000,000 to a maximum of $31,000,000 (as fully described to the Agents pursuant to a letter dated March 28, 2003). RRI agrees that, prior to the adoption of such modifications, it shall conduct its trading and hedging activities not qualifying for designation as a hedge under GAAP, in accordance with the proposed modifications described above (including policies related to maximum VAR and methodology for calculation of VAR) as if such proposed modifications had been adopted. For purposes of certainty, it is hereby agreed that this Section 5.19(a) does not mean that VAR will at all times be less than $31,000,000, but rather that this limitation shall be RRI's internal risk policies limit.

                (b) RRI shall be permitted to modify its risk policies in order to respond to external business conditions or accounting rules affecting companies with similar operations as RRI, as well as modify its risk policies to allow for increased or decreased hedging activities in relation to prudent

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management of their commercial assets ("Prudent Risk Policy Modifications").
Notwithstanding any Prudent Risk Policy Modifications, RRI will not increase its maximum VAR to allow for increased proprietary trading activities from the levels set forth in the proposed modifications to its VAR policies as described above.

                (c) RRI will provide prompt written notice to the Agents of any Prudent Risk Policy Modifications.

        SECTION 5.20 Post Closing Deliveries. (a) Deliver to the Collateral Agent or its counsel, each of the following documents (all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and its counsel) on or before the date which is forty-five (45) days after the Closing Date (or such later date as shall be agreed to by the Administrative Agent):

                (i) a fully executed copy of a Commodity Account Control Agreement with each of ABN Amro Bank and Prudential Securities with respect to the commodity account(s) of a Credit Party maintained with such institution; and

                (ii) filed UCC-3 termination statements to evidence the release and/or termination of certain Liens as requested by the Collateral Agent prior to the Closing Date.

                (b) On or before the date which is forty-five (45) days after the Closing Date, establish the Purchase Escrow Account in accordance with the terms and provisions of this Credit Agreement, and deliver to the Collateral Agent, a Securities Account Control Agreement (complying with the provisions of
Section 5.15(b) hereof and in form and substance satisfactory to the Administrative Agent, the Collateral Agent and its counsel).

        SECTION 5.21 Post Closing Consents. Promptly commence and endeavor, through the use of commercially reasonable efforts, to obtain (a) those consents required under the documents described on Schedule 5.21 hereto, to the collateral assignment, mortgage, collateral transfer and encumbrance thereof; and (b) a fully executed copy of a bailee letter (in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and its counsel) with each of ALSTOM Power, Inc. and Siemens Westinghouse Corporation, with respect to the portions of the Collateral held by each of such entities.

                                    ARTICLE 6

                               NEGATIVE COVENANTS

        From the date hereof and for so long as any Revolving Credit Commitment or Senior Priority Commitment shall be in effect, any amount shall remain outstanding with respect to any Loan, any Letter of Credit shall remain outstanding (or not cash collateralized in an amount equal to 105% of the then current L/C Exposure or backed with an acceptable back to back letter of credit in accordance with the terms of this Credit Agreement) or any Obligation shall remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, it will not and will not allow any of its Subsidiaries to:

        SECTION 6.1 Limitations on Indebtedness. Incur, create, assume or permit to exist any Indebtedness, other than:

                (a) the Indebtedness and other Obligations under this Credit Agreement and the other Fundamental Documents;

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                (b) (i) to the extent not otherwise permitted hereunder,
Indebtedness of one or more Credit Parties refinancing a portion of the Indebtedness and/or other Obligations under this Credit Agreement provided, that the terms of any such Indebtedness refinancing only a portion of the Indebtedness and other Obligations under this Credit Agreement (including any security therefor) (A) shall provide for a final maturity no earlier than ninety
(90) days after the Final Maturity Date and require no principal amortization prior to the Final Maturity Date, (B) shall provide that only one or more Credit Parties shall be direct or contingent obligors in respect of such Indebtedness,
(C) shall specify a rate of interest that does not exceed the then applicable market rate of interest for Indebtedness having comparable terms, (D) shall require that the Net Cash Proceeds of such Indebtedness shall be applied as set forth in Section 2.11 hereof, (E) shall have material terms which, together with the terms of any related agreement or instrument entered into in connection therewith, taken as whole, are no less favorable in any material respect to the obligors thereof than the terms of this Credit Agreement and the other Fundamental Documents, and (F) if such Indebtedness is secured, the terms of such collateral security and any related intercreditor arrangements shall be satisfactory in all respects to the Administrative Agent; and (ii) up to an additional $200,000,000 of new Seward Tax Exempt Bonds issued after the Closing Date, the Net Cash Proceeds of which are applied in accordance with Section 2.11(d) hereof if applicable;

                (c) existing Indebtedness described on Schedule 6.1 hereof;

                (d) Indebtedness in respect of intercompany advances constituting Investments permitted under Section 6.3 hereof; provided, that such advances are subordinated to the extent required by Section 11.16 hereof;

                (e) Indebtedness incurred by a Credit Party or any Subsidiary of a Credit Party in respect of secured purchase money financing (including Capital Leases) to the extent permitted by Section 6.2(e) hereof;

                (f) Indebtedness incurred by RRI or any Subsidiary in connection with Interest Rate Protection Agreements or Currency Price Protection Agreements to the extent entered into by RRI or any Subsidiary to mitigate actual interest rate or foreign currency risk of RRI or any Subsidiary in the ordinary course of business, and not for speculative purposes;

                (g) Indebtedness of a Person which becomes a Subsidiary of a Credit Party after the Closing Date; provided, that (i) such Indebtedness existed at the time the Person became a Subsidiary and was not created in anticipation of the acquisition of such Person, (ii) immediately after giving effect to the acquisition of such Person by a Credit Party, no Default or Event of Default shall have occurred and be continuing and (iii) such Indebtedness is non-recourse to RRI or any other Credit Party (other than such Person and its Subsidiaries to the extent such Indebtedness was with recourse to such Subsidiaries at the time such Person became a Subsidiary of a Credit Party);

                (h) Indebtedness secured by any asset at the time of acquisition of such asset by a Credit Party or a Subsidiary of a Credit Party (not in violation of any of the terms hereof) at any time after the Closing Date; provided, that (i) such Indebtedness existed at the time the asset was acquired and was not created in anticipation of the acquisition thereof, (ii) such Indebtedness is recourse only to the specific asset acquired and is otherwise non-recourse to RRI or any other Credit Party and (iii) the aggregate principal amount of Indebtedness of all of the Credit Parties and their Subsidiaries permitted by this Section 6.1(h) to be incurred in any fiscal year shall not exceed $25,000,000;

                (i) Indebtedness consisting of the Retail Clawback;

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                (j) Indebtedness incurred by Texas Genco or TG Holdco which
Indebtedness is permitted by, and complies in all respects with, the provisions of Section 5.18(f) hereof;

                (k) Indebtedness incurred by Reliant Energy Retail Holdings LLC, StarEn Power LLC, Reliant Energy Solutions LLC or any Subsidiary of any of the foregoing (or, in the case of the California Receivables, the Subsidiary of RRI which shall be the seller of such receivables) in connection with the securitization or monetization of the California Receivables, the Existing Securitization, or one or more additional securitizations or monetizations, in each case, secured by Liens permitted pursuant to Section 6.2(p) hereof securing only the obligations of such entities solely in connection with such securitization and monetization; provided, that any such additional securitization or monetization of retail mass market receivables shall be on substantially the same terms and conditions as the Existing Securitization and any such additional securitization or monetization of other receivables by Reliant Energy Retail Holdings LLC, StarEn Power LLC, Reliant Energy Solutions LLC or any Subsidiary of any of the foregoing shall be on current market terms for such transactions; provided, further, that the aggregate outstanding capital invested by third party investors in all such transactions (including the Existing Securitization and excluding any such transaction involving the California Receivables) not exceed $350,000,000, at any time;

                (l) Indebtedness in connection with the facility located in Desert Basin which is nonrecourse to any of the Credit Parties or their respective assets, the Net Cash Proceeds of which are deposited in the Purchase Escrow Account or are used to repay outstanding Senior Priority Loans or Term Loans and Tranche A Loans as required pursuant to Section 2.11(f) hereof;

                (m) Indebtedness incurred by RECE and its Subsidiaries; provided, that (i) no Credit Party shall be a direct or contingent obligor thereof and (ii) such Indebtedness shall no longer be permitted hereunder upon the consummation of the sale of the European Assets;

                (n) refinancings or renewals by RRI, any other Credit Party or their Subsidiaries of Indebtedness permitted hereunder provided, that any such refinancing Indebtedness or renewal (i) is in an amount not in excess of the principal amount outstanding or committed under such Indebtedness being refinanced or renewed immediately prior to being refinanced or renewed, (ii) provides for a final maturity date no earlier than (A) with respect to Indebtedness of any Credit Party, 90 days after the Final Maturity Date and in any such case requiring no principal amortization prior to such date, and (B) with respect to Indebtedness of any Non-Credit Party, the existing scheduled maturity date of the Indebtedness being refinanced or renewed, (iii) has material terms which, together with the terms of any related agreement and instrument executed in connection therewith, taken as a whole, are no less favorable in any material respect to the obligors thereof than the terms of the Indebtedness which is refinanced or renewed except, in the case of a refinancing of the letter of credit facilities of REMA and its Subsidiaries listed as items 9, 11 and 13 of Schedule 6.1, such refinancings may be secured by Liens permitted under Section 6.2(o)(ii), and (iv) shall specify a rate of interest that does not exceed the then applicable market rate of interest for Indebtedness having comparable terms;

                (o) in addition to the Indebtedness permitted by other paragraphs of this Section 6.1, unsecured Indebtedness in an aggregate outstanding principal amount for all of the Credit Parties and their Subsidiaries not in excess of $50,000,000 at any time;

                (p) (i) Indebtedness incurred by RRI which Indebtedness constitutes Junior Securities; provided, that the terms of any such Indebtedness
(A) shall provide for a final maturity no earlier than ninety (90) days after the Final Maturity Date and require no principal amortization prior to the Final Maturity Date, (B) shall specify a rate of interest that does not exceed the then applicable market rate of interest for Indebtedness having comparable terms, (C) shall only be issued for cash proceeds and

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the Net Cash Proceeds of such Indebtedness shall be applied as set forth in
Section 2.11 hereof, and (D) shall have material terms which together with the terms of any related agreement or instrument entered into in connection therewith, taken as whole, are no less favorable in any material respect to RRI than the terms of this Credit Agreement and the other Fundamental Documents; and
(ii) Guaranties by one or more Credit Parties of Indebtedness of RRI which is permitted by clause (i) above; provided, that (X) the obligations of any Credit Party under or pursuant to any such Guaranty are subordinated to at least the same extent as the Indebtedness being guarantied is subordinated; and (Y) any such Guaranty shall have material terms which together with the terms of any related agreement or instrument entered into in connection therewith, taken as whole, are no less favorable in any material respect to the applicable Credit Party providing such Guaranty, than the terms of this Credit Agreement and the other Fundamental Documents; and

                (q) other Indebtedness in an aggregate amount not to exceed $10,000,000 at any time outstanding.

        SECTION 6.2 Limitations on Liens. Incur, create, assume or permit to exist any Lien on any of its revenue streams, property or assets (including any Proprietary Rights) whether now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                (a) pledges and deposits to secure the payment of worker's compensation, unemployment insurance, social security benefits or obligations under similar laws, or to secure the payment or performance of statutory or public obligations (including environmental, municipal and public utility commission obligations and requirements), reimbursement or indemnity obligations arising out of surety, appeal, performance, completion or other similar bonds, and other obligations of a like nature, in each case incurred in the ordinary course of business;

                (b) Liens arising out of or incurred in the ordinary course of business for the benefit of carriers, warehousemen, suppliers of materials and equipment, mechanics and repairmen and other Liens imposed by Applicable Law, in each case not securing obligations which are more than thirty (30) days past due (unless such obligations are being contested in good faith and with respect to which appropriate reserves have been established in accordance with GAAP and the applicable Credit Party or Subsidiary is in compliance with Section 5.8 hereof);

                (c) the Liens of the Administrative Agent or the Collateral Agent (in each case, for the benefit of the Secured Parties) or the Tranche A Collateral Agent (for the benefit of the Lenders owed the Adjusted Tranche A Obligations) under this Credit Agreement, the other Fundamental Documents and any other document contemplated hereby or thereby;

                (d) existing Liens listed on Schedule 6.2 hereto;

                (e) Liens granted to a Person financing (through a Capital Lease or otherwise) the acquisition of property, plant or equipment if (i) the Lien is limited to the particular assets acquired or leased and the proceeds thereof;
(ii) the Indebtedness secured by the Lien does not exceed the cost of the particular asset for which such Lien is granted; (iii) such transaction does not otherwise violate this Credit Agreement or any other Fundamental Document; and
(iv) the aggregate amount of all such Indebtedness of all of the Credit Parties and their Subsidiaries incurred in any fiscal year that is permitted to be secured pursuant to this Section 6.2(e) shall not exceed $25,000,000;

                (f) Liens arising out of or in connection with any judgment which does not constitute an Event of Default or in connection with any litigation or other legal proceeding as to which



                                     - 109 -

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an appeal to contest or review is timely commenced in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided, that any right to levy, seizure, attachment, sequestration, foreclosure or garnishment of any property and assets of any Credit Party or Subsidiary thereof arising out of or in connection with any such Lien has been and continues to be enjoined or effectively stayed;

                (g) Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or the validity or amount of which is currently being contested in good faith by appropriate proceedings and for which reserves have been set aside on the books of the applicable Credit Party or Subsidiary, in each case pursuant to and in accordance with the terms of Section
5.8 hereof;

                (h) Financing statements (including precautionary statements) filed in connection with a Capital Lease or an operating lease, in each case not prohibited hereunder; provided, that no such financing statement extends to, covers or refers to as collateral, any property or assets of a Credit Party or a Subsidiary thereof, other than the property or assets which are subject to such Capital Lease or such operating lease;

                (i) Liens granted to secure Indebtedness permitted to be incurred pursuant to Section 6.1(j) hereof; provided, that no Lien may be granted on the Equity Interests of Texas Genco except to the extent and in the manner set forth in Section 5.18 hereof;

                (j) Rights of way, Requirements, easements, restrictions (including zoning restrictions), covenants, consents, reservations, encroachments, variations, mineral reservations and rights, leases, licenses and other similar restrictions, charges, encumbrances (whether or not recorded) on any Real Property Asset which either (i) are shown in the applicable real property records on the Closing Date or (ii) which arise in the ordinary course of business that do not secure any monetary obligations (other than maintenance assessments) and which, in the aggregate, (A) do not detract materially from the value or marketability of the applicable Real Property Asset subject thereto,
(B) do not interfere materially with the ordinary conduct of the business of the Credit Parties, any Subsidiary of a Credit Party or any lessee under a lease or sublease, and (C) do not impair materially the use of, or access from and to, the applicable Real Property Asset by any Credit Party, any Subsidiary of a Credit Party or any lessee under a lease;

                (k) Liens on the property or assets of a Person which becomes a Subsidiary of a Credit Party after the Closing Date securing Indebtedness permitted under Section 6.1(g) hereof; provided, that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation or contemplation of the acquisition of such Person, (ii) any such Lien does not by its terms cover any property or assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto, and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary;

                (l) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights, contractual rights of setoff or netting arrangements entered into in the ordinary course of business and similar rights with respect to Deposit Accounts, commodity accounts and/or Securities Accounts;

                (m) Liens on an asset at the time of acquisition of such asset by a Credit Party or a Subsidiary thereof; provided, that (i) such Liens existed at the time of such acquisition and were not created in anticipation or contemplation of the acquisition of such asset, (ii) any such Lien does not by its terms cover any property or assets other than the asset acquired, and (iii) any such Lien does not by its terms secure any Indebtedness other than Indebtedness permitted pursuant to Section 6.1(h) hereof;

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

                (n) Liens in favor of RRI or any other Credit Party;

                (o) (i) Liens encumbering the assets of RECE and its Subsidiaries securing Indebtedness of RECE or its Subsidiaries permitted by
Section 6.1 hereof; and (ii) Liens encumbering assets of REMA and/or any of its Subsidiaries securing obligations under, in connection with, or which constitute, Qualifying Credit Support (as defined in the Participation Agreements listed as items 11, 13 and 15 of Schedule 6.1 hereto);

                (p) Liens on accounts (as defined in the applicable Uniform Commercial Code at any time in effect), receivables, notes, contracts or contract rights, general intangibles, lockboxes, (in each case related to the applicable accounts or receivables) and collections and proceeds therefrom created in connection with the securitization or monetization of the California Receivables, the Existing Securitization, or one or more additional securitizations or monetizations securing only the obligations of Reliant Energy Retail Holdings, LLC, StarEn Power, LLC, Reliant Energy Solutions, LLC or any Subsidiary of any of the foregoing (or, in the case of the California Receivables, the seller thereof) solely in connection with such securitization and monetization; provided, that any such additional securitization or monetization of retail mass market receivables shall be on substantially the same terms and conditions as the Existing Securitization and any such additional securitization or monetization of other receivables by Reliant Energy Retail Holdings LLC, StarEn Power LLC, Reliant Energy Solutions, LLC or any Subsidiary of any of the foregoing shall be on current market terms for such transactions; and provided, further, that the aggregate outstanding capital invested by third party investors in all such transactions (including the Existing Securitization and excluding any such transaction involving the California Receivables) shall not exceed $350,000,000 at any time;

                (q) inchoate statutory Liens arising under ERISA;

                (r) Liens (i) on cash and short-term investments (A) deposited by RRI or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties or (B) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds by RRI or any of its Subsidiaries, in the case of clause (A) or (B), to secure obligations with respect to (1) contracts for commercial and trading activities in the ordinary course of business and contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service or (2) interest rate, commodity price, or currency rate management contracts or derivatives and (ii) encumbering assets other than accounts or receivables arising out of contracts or agreements relating to the generation, distribution or transmission of energy; provided all such agreements or contracts are entered into in the ordinary course of business;

                (s) rights of first refusal, options or other contractual rights or obligations to sell, assign or otherwise dispose of any property or asset or interest therein which right of first refusal, option or contractual right (i) is described on Schedule 6.2 hereto or (ii) is in connection with an asset sale or disposition permitted by Section 6.5 hereof.

                (t) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

                (u) Liens granted by a Person in favor of a commercial trading counterparty pursuant to a netting agreement, which Liens encumber rights under agreements that are subject to such netting agreement and which Liens secure such Person's obligations to such counterparty under such netting agreement; provided, that any such agreements and netting agreements are entered into in the ordinary

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

course of business; and provided, further, that the Liens are incurred in the ordinary course of business and when granted, do not secure obligations which are past due;

                (v) Liens which do not secure Indebtedness, which encumber assets of any Non-Credit Party only and which are permitted under the contracts listed on Part (b)(ii) of Schedule 3.16 hereto;

                (w) Liens securing Indebtedness permitted under Section 6.1(b), 6.1(l) and/or 6.1(r) hereof; and

                (x) Liens in favor of Texas Genco created under the Genco Security Agreement, provided such Liens are subject always to the terms of the Genco Intercreditor Agreement.

        SECTION 6.3 Limitations on Investments. Create, make, incur, purchase acquire or hold (including pursuant to any merger with any Person) any Investment, except:

                (a) cash and Cash Equivalents and, in the case of a Non-Credit Party, cash equivalents or other liquid investments permitted under any agreement listed on Part (b)(ii) of Schedule 3.16 hereto;

                (b) loans and advances made to directors, officers and employees of RRI or any other Credit Party of not more than $5,000,000 in the aggregate at any one time outstanding;

                (c) Investments (whether as equity, loans, Guaranties or other Investments) by a Subsidiary of RRI in RRI; provided, that any such Investment is subordinated to the extent required by Section 11.16 hereof;

                (d) (i) Investments (whether as equity, loans, or Guaranties) by RRI or a Credit Party in or for the benefit of a Credit Party which is a wholly owned Subsidiary; provided, that any such Investment is subordinated to the extent required by Section 11.16 hereof; and (ii) Investments by a Non-Credit Party in another Non-Credit Party provided, that the Non-Credit Party making the Investment is either (A) the direct or indirect parent of the Non-Credit Party receiving such Investment or is a direct or indirect Subsidiary of the Non-Credit Party receiving such Investment, or (B) is owned, directly or indirectly, by a Non-Credit Party which also owns, directly or indirectly, the Non-Credit Party receiving such Investment;

                (e) Investments in Joint Ventures that have been consented to by the Administrative Agent, as contemplated by, and as permitted pursuant to,
Section 6.14 hereof;

                (f) Investments received in connection with the bankruptcy or reorganization of, or in settlement of delinquent accounts or disputes with, customers and suppliers, in each case, created in the ordinary course of business and owing to any Credit Party or a Subsidiary thereof;

                (g) existing Investments listed on Schedule 6.3 hereof;

                (h) Investments made as a result of the receipt of non-cash consideration from an asset sale made in compliance with Section 6.5 hereof;

                (i) Guaranties constituting Indebtedness permitted pursuant to
Section 6.1;

                (j) Hedging Agreements permitted pursuant to Section 6.1(f);

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

                (k) Investments in connection with the acquisition of up to 100% of the Equity Interests of Texas Genco pursuant to the terms of Section 5.18 hereof;

                (l) Investments in new, wholly-owned, direct Domestic Subsidiaries of a Credit Party acquired or formed after the Closing Date; provided, that such Subsidiaries have become Credit Parties hereunder to the extent required by Section 5.11 hereof;

                (m) Investments in entities formed to purchase assets which are subject to a securitization or monetization permitted pursuant to Section 6.2(p) hereof;

                (n) Investments to acquire or retain customers in ERCOT (but outside the service territory previously served by Reliant Energy HL & P, a division of Reliant Energy, Incorporated), for a price not to exceed $150 per retail customer, solely to the extent all amounts paid for such acquisition would reduce dollar-for-dollar the Retail Clawback;

                (o) Investments made as payments pursuant to the Tax Sharing Agreement or Investments in each Subsidiary of RRI that is a Non-Credit Party and listed on Schedule 6.3 hereof to pay taxes owed by such Subsidiary;

                (p) additional Investments by Reliant Energy Ventures, Inc., Reliant Energy Net Ventures Inc. and/or Reliant Energy Broadband, Inc. in entities in which it owns a minority interest as of the Closing Date (as described on Schedule 6.5 hereof); provided, that the aggregate amount of all Investments made pursuant to this Section 6.3(p) shall not exceed $15,000,000 over the term of this Credit Agreement;

                (q) Investments made by one or more Credit Parties to purchase retail customers in an aggregate amount not to exceed $25,000,000 in any fiscal year;

                (r) Investments not otherwise permitted in Non-Credit Parties in an aggregate amount not to exceed $50 million in any fiscal year (after giving effect to any cash received to reduce such Investment from such Subsidiaries during such fiscal year); provided, that such Non-Credit Party must use all commercially reasonable efforts to exhaust all other sources of available credit; and provided, further, that the proceeds of such Investment shall be used exclusively to support the ongoing operations of such Non-Credit Party and shall not be used to (i) make any acquisition (whether through merger, consolidation, the purchase of equity interests or assets or otherwise) prohibited pursuant to this Section 6.3, or (ii) to fund any Investment permitted pursuant to Section 6.3(u);

                (s) Investments consisting of surety bonds, Guaranties or letters of credit to be issued to support the operations and business of Non-Credit Parties or the direct unsecured credit support or unsecured credit enhancement of, or the provision of collateral to support, the obligations of such Non-Credit Party; provided, that in all cases the obligations of such Non-Credit Party supported by such bond, letter of credit, Guaranties, credit enhancement or credit support or collateral shall be owing to unaffiliated third parties only and in no case shall such bond, letter of credit, Guaranty, credit support or credit enhancement or collateral support any obligations for Indebtedness of such Non-Credit Party; and provided, further, that no such Investments permitted by this Section 6.3(s) shall be used to support any obligations of TG Holdco or Texas Genco or any of its Subsidiaries;

                (t) Restricted Payments permitted under Section 6.4 hereof made in connection with the repayment of intercompany loans or advances;

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

                (u) other Investments by a Credit Party; provided, that (i) the aggregate amount of all Investments made by the Credit Parties and their Subsidiaries in any fiscal year pursuant to this Section 6.3(u) shall not exceed $10,000,000; and provided, further, that in connection with any Investment made pursuant to this Section 6.3(u) by a Credit Party, if the proceeds of such Investment are used to acquire any Person, such Person shall become a Credit Party in accordance with the terms of Section 5.11 hereof;

                (v) Investments in RECE in an aggregate amount not exceeding the amount necessary to pay regularly scheduled interest, fees, expenses and other costs actually incurred by RECE, in each case pursuant to, and/or under, the RECE Credit Facility as in effect on the Closing Date until the earlier of (i) the closing of the sale of the European Assets as contemplated in the Share Purchase Agreement described in item no. 6 of Part VI of Schedule 6.10 hereto and (ii) the date which occurs six (6) months after the date such Stock Purchase Agreement is terminated without a closing of the sale contemplated thereunder; and provided, further, however, that no Investment shall be permitted to be made pursuant to this Section 6.3(v) at any time when an Event of Default has occurred and is then continuing; and

                (w) The payment by RRI of broker and advisor fees to ABN AMRO Bank N.V. or its affiliates and Merrill Lynch and Co. or its affiliates upon the closing of the sale of the European Assets as contemplated by the Share Purchase Agreement described in item no. 6 of Part VI of Schedule 6.10 hereto.

Notwithstanding the foregoing, each Credit Party agrees that it may not, and it will not permit any of its Subsidiaries to, make any acquisition of any Person, any line of business or all or substantially all of the assets of any Person or line of business, except pursuant to Section 6.3(u) above.

        SECTION 6.4 Restricted Payments. (a) Pay, declare, make or become obligated to make any Restricted Payment, except:

                        (i) (X) the declaration and payment of dividends and/or distributions by any direct or indirect wholly-owned Subsidiary of a Credit Party to a Credit Party and (Y) the declaration and payment of dividends and/or other distributions by a Non-Credit Party to another Non-Credit Party; provided, that the Non-Credit Party making such dividend or distribution is a direct wholly-owned Subsidiary of the Non-Credit Party receiving such dividend or other distribution;

                        (ii) to the extent not prohibited under Section 11.16 hereof, payments with respect to intercompany Indebtedness, intercompany receivables or intercompany advances constituting Investments permitted under
Section 6.3(c), 6.3(d) or 6.3(g) hereof;

                        (iii) (X) payments (in securities or other non-cash property) in exchange of shares (including through the repurchase of securities) in connection with any rights offering, and (Y) payments for the redemption of fractional shares in connection with any rights offering;

                        (iv) (X) Restricted Payments (including through the repurchase of securities) in connection with all severance arrangements, and stock option and other employee benefit plans, in each case, in existence and as in effect on the Closing Date (as the same may be amended, modified or supplemented only to the extent required by a change in Applicable Law occurring after the Closing Date) and including any renewal, extension or reissuance thereof on substantially the same economic and legal terms as those existing on the Closing Date and (Y) Restricted Payments (including through the repurchase of securities) required under severance arrangements entered into after the Closing Date,

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provided, that the aggregate amount of all such payments made pursuant to this clause (Y) shall not exceed $15,000,000 over the term of this Credit Agreement;

                        (v) payments of regularly scheduled interest on any Junior Securities which are Indebtedness;

                        (vi) the declaration and payment of cash dividends and distributions in respect of (A) preferred or preference stock of RRI constituting Junior Securities or (B) preferred or preference stock of Texas Genco or TG Holdco issued in accordance with, and as permitted by Section 5.18 hereof; provided, that the amount or rate of such dividends and distributions does not exceed the amount or rate (as applicable) expressly set forth in the applicable provisions of RRI's, Texas Genco's or TG Holdco's (as applicable) Organizational Documents relating to the terms of such preferred or preference stock at the time such preferred or preference stock was issued; and

                        (vii) at any time when RRI and/or one or more of its Subsidiaries owns less than 100% of the outstanding Equity Interests of Texas Genco, the declaration and payment of dividends by Texas Genco on its common stock, in the minimum amount necessary to comply with the terms and provisions of the Option Agreement as in effect on the Closing Date.

The Credit Parties acknowledge and agree that (among other things) any redemption, purchase or re-acquisition of any preferred or preference shares constituting Junior Securities is a Restricted Payment subject to this Section 6.4.

                (b) Make, directly or indirectly, any optional prepayment or other voluntary payment or distribution (whether in cash, securities or other property) in respect of any Indebtedness incurred pursuant to Section 6.1(b), 6.1(e), 6.1(g), 6.1(h), 6.1(j), 6.1(l) or any existing Indebtedness described in items 2, 4, 5, 6, 8, 10, 12 or 14 of Schedule 6.1 hereof, or any renewal or refinancing of any of the foregoing permitted by Section 6.1(n) (collectively, "Specified Indebtedness"), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Specified Indebtedness (or enter into any transaction the economic effect of which is substantially similar to any of the foregoing), except, RRI and/or any of its Subsidiaries shall be permitted (i) to make payments of regularly scheduled principal and interest as and when due in respect of any Specified Indebtedness; (ii) to make optional prepayments or other voluntary payments or distributions (whether in cash, securities or other property) in respect of Indebtedness incurred pursuant to Section 6.1(j) provided, that any such prepayment, payment or distribution pursuant to this clause (ii) shall be made by Texas Genco or TG Holdco from funds generated by its or its Subsidiaries' operations; (iii) to make optional prepayments or other voluntary payments or distributions (whether in cash, securities or other property) in respect of Indebtedness incurred pursuant to Section 6.1(l) or in respect of any existing Indebtedness described in items 5, 6 or 14 of Schedule
6.1 hereof from the funds held by or on behalf of the holders of such Indebtedness or from the proceeds of sale of any of the assets encumbered to secure such Indebtedness or from funds prohibited or restricted from being paid as dividends or distributions to a Credit Party and (iv) to make optional prepayments or other voluntary payments or distributions (whether in cash, securities or other property) in respect of Indebtedness incurred pursuant to
Section 6.1(e), 6.1(g) or 6.1(h) or any renewal or refinancing of any of the foregoing permitted by Section 6.1(n) hereof, up to an aggregate principal amount of $25,000,000 over the term of this Credit Agreement, and provided, that in all of the foregoing cases, at the time of any such prepayment, voluntary payment or distribution, no Event of Default shall have occurred and then be continuing.

        SECTION 6.5 Merger, Sale of Assets, Purchases, Etc. (a) Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell, transfer, lease or otherwise dispose of any of its property, stock or assets (including

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

any capital stock of any Subsidiary), or in the case of any Credit Party (other than RRI) or any Subsidiary of a Credit Party (other than Texas Genco or TG Holdco to the extent expressly permitted under Section 5.18 hereof), issue or become obligated to issue additional Equity Interests, or agree to do or suffer any of the foregoing, except for:

                        (i) (X) the merger by any Credit Party or Non Credit Party into RRI or another Credit Party; provided, that any such Non-Credit Party shall be Solvent at the time of such merger; and provided, further, that after such merger, no Default or Event of Default exists, or (Y) the merger of any Non-Credit Party into another Non-Credit Party;

                        (ii) the transfer by any Credit Party or Non-Credit Party of all of its assets to RRI or another Credit Party and the subsequent dissolution of such Credit Party or Non-Credit Party if after such transactions, no Default or Event of Default exists;

                        (iii) (W) sales or other dispositions of assets (other than Mortgaged Real Property Assets) in the ordinary course of business, which assets are obsolete or no longer useful in the operation of the Credit Parties' or Non-Credit Parties' businesses; (X) the sale, donation or other disposition to an unaffiliated third party, of an unimproved portion of any Mortgaged Real Property Asset which portion is no longer useful in the operation of such Mortgaged Real Property Asset or in the operation of the Credit Parties' businesses; provided, that the aggregate fair market value of all assets disposed of pursuant to this clause (X) shall not exceed $500,000 over the term of this Credit Agreement as determined in the good faith judgment of RRI; (Y) the disposition by Choctaw County Trust or Reliant Energy Choctaw County, LLC of the substations and the related Real Property Assets at the Choctaw generating facility to be conveyed to Entergy pursuant to the terms and provisions of that certain Agreement for Engineering, Procurement and Construction between Entergy Mississippi Inc. and Reliant Energy Choctaw County, LLC dated as of July 31, 2001 and to the Tennessee Valley Authority; or (Z) the disposition by Reliant Energy Bighorn, LLC of the substation at the Bighorn generating facility (and the related Real Property Assets) to be conveyed to Nevada Power Company pursuant to the terms and provisions of that certain EPC Agreement dated December 18, 2002 between Reliant Energy Bighorn, LLC and Nevada Power Company;

                        (iv) sales or dispositions of assets to customers or suppliers in the ordinary course of business;

                        (v) the transfer of assets to a Joint Venture that has been consented to by the Administrative Agent, as contemplated by, and as permitted pursuant to, Section 6.14 hereof;

                        (vi) sales, transfers and dispositions of assets by any Credit Party; provided, that (A) the consideration for each asset sold, transferred or disposed of shall not be less than the fair market value of such asset at the time of the sale, transfer or disposition thereof, (B) not less than ninety (90%) percent of the consideration for each such asset sold, transferred or disposed of shall be payable in cash upon the consummation of such sale, transfer or disposition other than payments of (1) the NEA Dividend and (2) Stranded Costs and (C) such asset is an Eligible Asset. For purposes hereof, in determining whether 90% or more of the purchase price for an Eligible Asset is payable in cash, (x) the aggregate amount of all liabilities assumed, retained or created, in each case, by the seller or any Subsidiary thereof shall be deducted from the amount of cash consideration payable by the purchaser thereof, (y) the aggregate amount of all liabilities assumed or retained by the purchaser shall be treated as cash consideration paid by the purchaser, and (z) in connection with any sale of Reliant Energy Power Generation Benelux, B.V., any cancellation of the outstanding amounts owing under the Benelux Note and any obligation by the purchaser thereof to pay over all or any portion of amounts received by such purchaser in respect of the NEA Dividend or Stranded Costs shall in each case not constitute consideration. In addition, reasonable reserves for indemnity obligations, and purchase price adjustments funded in cash or held back by the purchaser shall constitute consideration paid in cash upon the consummation of such sale, transfer or disposition;

                        (vii) sales, transfers and dispositions of assets by any Non-Credit Party; provided, that the consideration for each asset sold, transferred or disposed of shall not be less than the fair market value of such asset at the time of the sale, transfer or disposition thereof; and provided, further, that with respect to sales, transfers and dispositions of any assets by REMA or OPC or their respective Subsidiaries, any such sale, transfer or other disposition shall also be subject to any additional restrictions, conditions or limitations set forth in any credit facility to which such entity is then a party or by which it or its assets is then subject;

                        (viii) the granting of Permitted Encumbrances;

                        (ix) the transfer and/or disposition of any asset to the extent that such transfer and/or disposition constitutes an Investment permitted by Section 6.3 or a Restricted Payment permitted by Section 6.4(a) hereof;

                        (x) the transfer or sale of accounts, receivables, notes, contracts or contract rights in connection with a monetization or securitization as described in Section 6.2(p) hereof;

                        (xi) the transfer by Erie Boulevard Hydropower, L.P.
of the NiMo Assets to a New York (or a political subdivision thereof) industrial revenue authority in connection with any Approved IDA Transaction (as all of the foregoing capitalized terms are defined in the OPNY Credit Agreement listed as item 1 in Part (b)(ii) of Schedule 3.16 hereto); provided, that such transfer shall only be permitted hereunder if such transfer is permitted under the OPNY Credit Agreement referred to above;

                        (xii) any Excluded Asset Sale;

                        (xiii) a disposition resulting from a Condemnation
Event;

                        (xiv) a transfer resulting from a foreclosure by the applicable lenders (or in lieu of foreclosure) of the assets subject to the Liberty Project Financing;

                        (xv) the transfer by Reliant Energy Mid-Atlantic
Power Holdings, LLC to Seward Trust or Reliant Energy Seward, LLC of access to the substation at the existing Seward power generating facility, access to transmission lines at such facility, and various permits such as air, water, environmental permits and the PJM queue position for such facility, all in connection with the repowering of the power generating facility owned by Seward Trust and currently under construction for an amount not to exceed $40 million; and

                        (xvi) dispositions of assets in connection with, and as contemplated by, the Bighorn Intercompany Lease.

                (b) Purchase or otherwise acquire any Equity Interest or asset of any other Person, except for:

                        (i) transactions contemplated by Sections 6.5(a)(i) and 6.5(a)(ii) above;

                        (ii) the creation of new Subsidiaries in accordance with Section 5.11 hereof; and

                        (iii) Investments permitted by Section 6.3 hereof (other than Section 6.3(r) hereof);

                        (iv) Capital Expenditures permitted by Section 6.9 hereof; and

                        (v) assets not constituting Capital Expenditures or Investments incidental to the operation of its business in the ordinary course.

        SECTION 6.6 Sale and Leaseback. Enter into any arrangement with any Person or Persons, whereby in substantially contemporaneous transactions any Credit Party or any Subsidiary of a Credit Party sells essentially all of its right, title and interest in an asset and, in connection therewith, acquires, leases or licenses back the right to use such asset, other than the Bighorn Intercompany Lease provided, that any obligation to make lease payments in connection with the Bighorn Intercompany Lease are subordinated to the extent provided in Section 11.16 hereof.

        SECTION 6.7 Quarterly Consolidated EBITDAR to Interest Expense Ratio.
(a) On the last day of each fiscal quarter set forth below, permit, the ratio of
(i) Consolidated EBITDAR for the period of four consecutive fiscal quarters ended on such date to (ii) Interest Expense for such period, to be less than the ratio set forth below opposite such fiscal quarter:

                Fiscal Quarter     Ratio

                --------------     -----

                  Q1 2003           1.8
                  Q2 2003           1.8
                  Q3 2003           1.8
                  Q4 2003           1.8

                  Q1 2004           1.5
                  Q2 2004           1.5
                  Q3 2004           1.5
                  Q4 2004           1.5

                  Q1 2005           1.4
                  Q2 2005           1.4
                  Q3 2005           1.4
                  Q4 2005           1.4

                  Q1 2006           1.4
                  Q2 2006           1.4
                  Q3 2006           1.4
                  Q4 2006           1.4

                (b) On the last day of each fiscal quarter set forth below, permit, the ratio of (i) Adjusted Consolidated EBITDAR for the period of four consecutive fiscal quarters ended on such date to (ii) Adjusted Interest Expense for such period, to be less than the ratio set forth below opposite such fiscal quarter:

                Fiscal Quarter     Ratio

                --------------     -----

                  Q1 2003           1.2
                  Q2 2003           1.2
                  Q3 2003           1.2
                  Q4 2003           1.2

                  Q1 2004           1.1
                  Q2 2004           1.1
                  Q3 2004           1.1
                  Q4 2004           1.1

                  Q1 2005           1.1
                  Q2 2005           1.1
                  Q3 2005           1.1
                  Q4 2005           1.1

                  Q1 2006           1.1
                  Q2 2006           1.1
                  Q3 2006           1.1
                  Q4 2006           1.1

                (c) Notwithstanding the foregoing, if, Term Loans and Tranche A Loans are prepaid from the proceeds of capital market issuances of debt securities in an amount in excess of, or prior to, the amounts and corresponding dates set forth in Section 2.9(f), the calculation of Interest Expense for any period shall be adjusted such that the interest expense attributable to the portion of the debt securities equal to the principal amount of the Term Loans and Tranche A Loans prepaid in excess of, or prior to, the amounts and or dates set forth in Section 2.9(f) (the "Adjusted Amount") shall be calculated based upon the lower of (i) the interest expense for such Adjusted Amount and (ii) the pro forma interest expense for such Adjusted Amount based upon the interest rate accruing on the Term Loans and Tranche A Loans; provided, that the ratio of Consolidated EBITDAR to Interest Expense and the ratio of Adjusted Consolidated EBITDAR to Adjusted Interest Expense, calculated without giving effect to the adjustment set forth in this Section 6.7(c), may not be less than 1.0 to 1.0 at the end of any period of four consecutive fiscal quarters.

        SECTION 6.8 Quarterly Consolidated Total Debt Ratio to Consolidated EBITDAR. (a) On the last day of each fiscal quarter set forth below, permit, the ratio (i) Consolidated Total Debt on such date to (ii) Consolidated EBITDAR for the period of four consecutive fiscal quarters ended on such date, to exceed the ratio set forth below opposite such fiscal quarter:

                Fiscal Quarter     Ratio
                --------------     -----

                   Q4 2003           7.3

                   Q1 2004           7.3
                   Q2 2004           7.3
                   Q3 2004           7.3
                   Q4 2004           7.3

                  Q1 2005           7.3
                  Q2 2005           7.3
                  Q3 2005           7.3
                  Q4 2005           6.8

                  Q1 2006           6.8
                  Q2 2006           6.8
                  Q3 2006           6.8
                  Q4 2006           5.9

                (b) On the last day of each fiscal quarter set forth below, permit, the ratio of (i) Adjusted Consolidated Total Debt on such date to (ii) Adjusted Consolidated EBITDAR for the period of four consecutive fiscal quarters ended on such date, to exceed the ratio set forth below opposite such fiscal quarter:

                Fiscal Quarter      Ratio
                --------------      -----

                  Q4 2003            10.8

                  Q1 2004            10.8
                  Q2 2004            10.8
                  Q3 2004            10.8
                  Q4 2004            10.4

                  Q1 2005            10.4
                  Q2 2005            10.4
                  Q3 2005            10.4
                  Q4 2005             8.7

                  Q1 2006             8.7
                  Q2 2006             8.7
                  Q3 2006             8.7
                  Q4 2006             8.0

        SECTION 6.9 Maximum Capital Expenditures. Permit Consolidated Capital Expenditures for RRI and its Subsidiaries to exceed the following amounts during the following fiscal years:

                (a) Maintenance: Subject to Section 6.9(e) below, Consolidated Capital Expenditures incurred by RRI and its Subsidiaries (other than TG Holdco and Texas Genco and its Subsidiaries) for the maintenance, operation or replacement (including expenditures to improve operating efficiency) of capital assets in connection with the operation of their respective businesses shall not exceed, in the aggregate in any fiscal year, the amount set forth below for such fiscal year:

                        Maintenance Capital Expenditures

                        --------------------------------
                         2003           $  358,800,000
                         2004           $  190,900,000
                         2005           $  143,750,000
                         2006           $  232,300,000
                         2007           $  101,908,400

; provided, that up to $40,000,000 in the aggregate, of the approved amounts set forth above may be used to fund the unpaid balance of the purchase price for the turbines and recovery steam generators ordered for the planned Signal Peak facility and to fund the completion of the landfill gas facilities.

                (b) Construction Completion: Consolidated Capital Expenditures incurred to complete projects under construction on the Closing Date shall not exceed in the aggregate for all such projects $600,000,000 during the term of this Credit Agreement; provided, that such permitted amount shall be reduced by the unused amount of the construction budget for any such project sold prior to the Final Maturity Date.

                (c) Texas Genco. Consolidated Capital Expenditures incurred by TG Holdco and Texas Genco and their Subsidiaries after the consummation of the purchase contemplated by the Texas Genco Option shall not exceed, in the aggregate in any fiscal year, the amount set forth below for such fiscal year:

                        Texas Genco Capital Expenditures

                        --------------------------------
                          2004             $93,000,000
                          2005             $93,000,000
                          2006             $60,000,000
                          2007             $40,810,000

                (d) Other. Consolidated Capital Expenditures for all other purposes shall not exceed $25,000,000 in the aggregate in any fiscal year.

                (e) Carryover and Carryback of Permitted Amounts. With respect to the amount of Consolidated Capital Expenditures permitted under
Section 6.9(a) and Section 6.9(c) above, (i) the amounts permitted in any fiscal year pursuant to the applicable charts set forth above in such Sections that are not used during such fiscal year (any such unused amount, a "Carryover Amount") may be carried forward for a period of one year and added to the permitted amount in the immediately succeeding fiscal year pursuant to the applicable charts set forth above in such sections only and (ii) any amount permitted in any fiscal year pursuant to the applicable charts set forth above in such Sections may be subtracted from the total amount permitted in such fiscal year (any such subtracted amount, a "Carryback Amount") and added to the permitted amount in the immediately preceding fiscal year.

        SECTION 6.10 Transactions with Affiliates. Enter into any transaction with, or make any payment to, any of its Affiliates that is less favorable to such Credit Party or such Subsidiary than would have been the case if such transaction had been effected on an arm's-length basis with a Person other than an Affiliate except for (a) transactions between or among any Credit Party with any Non-Credit Party and between or among any Non-Credit Party with any other Non-Credit Party to the extent such terms were permitted under, and on the terms provided for in, existing agreements and arrangements as in effect on the Closing Date and listed or described on Schedule 6.10 hereto, (b) Restricted Payments permitted pursuant to Section 6.4 and/or Investments permitted pursuant to Section 6.3 hereof, and (c) transactions between or among Credit Parties only in the ordinary course of business. Each Credit Party agrees that any renewal or extension of an agreement or arrangement set forth or described on Schedule 6.10 shall be renewed or extended on arm's length terms unless the contractual restrictions requiring, or the contractual requirements resulting in, the non arm's-length terms in each case, as described on Schedule 6.10 hereto remain in effect. For purposes hereof, in circumstances where "arm's-length" terms cannot be determined with respect to any such agreement or arrangement, "arm's-length" shall mean, at a minimum, the provision of such product or service contemplated thereunder for not less than the cost thereof plus ten (10%) percent. Without limiting the generality of the foregoing, all transactions by any Credit Party or Non-Credit Party with TG Holdco, Texas Genco or any of its Subsidiaries shall be on terms no less favorable to such Credit Party or Non-Credit Party than would have been the case if such transactions had been effected on arm's length basis with a Person other than an Affiliate.

        SECTION 6.11 Restrictive Agreements. Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party or any Subsidiary of a Credit Party to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Credit Party or any Subsidiary of a Credit Party to pay dividends or make any other distributions with respect to any shares of its capital stock or any other Equity Interest or participation in its profits owned by a Credit Party or a Subsidiary of a Credit Party, or (c) the ability of any Credit Party or Subsidiary of a Credit Party to make or repay loans or advances to RRI or any other Credit Party or to Guarantee Indebtedness of RRI or any other Credit Party or to transfer any of its properties or assets to RRI or any other Credit Party; provided, however, that (i) the foregoing shall not apply to restrictions and conditions imposed by Applicable Law, (to the extent such restrictions or conditions are not rendered ineffective under Sections 9-406 and 9-408 of the Uniform Commercial Code) or by any Fundamental Document, (ii) the foregoing shall not apply to (A) restrictions and conditions in any agreement or contract existing on the Closing Date and identified on Schedule 6.11, Schedule 6.1, or Parts A, B and C of Schedule 6.2 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), or (B) restrictions or conditions that replace restrictions or conditions existing on the Closing Date that are substantially similar to or are less restrictive than, such existing restrictions or conditions, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or asset pending such sale; provided such restrictions and conditions apply only to the Subsidiary or asset that is to be sold and such sale is permitted hereunder,
(iv) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Credit Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and other than with respect to Indebtedness under Section 6.1(e), 6.1(g) or 6.1(h) hereof, such property or asset is not encumbered by a Lien created under the Fundamental Documents, (v) the foregoing shall not apply to customary non-assignment provisions in any contract, easement or lease (to the extent such provisions are not rendered ineffective under Section 9-406 and 9-408 of the Uniform Commercial Code), (vi) the foregoing shall not apply to restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which any Credit Party is a party; provided that such agreement prohibits the encumbrance of solely the property or assets of such Credit Party that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of such Credit Party or the assets or property of any other Credit Party and (vii) the foregoing shall not apply to restrictions existing at the time at which any such Person first becomes a Subsidiary, so long as such restriction was in existence prior to such time in accordance with the other provisions of this Agreement and was not agreed to or entered into in contemplation of such change in status.

        SECTION 6.12 Amendment of Material Documents. (a) Consent to any amendment, modification, supplement or waiver of (i) its Organizational Documents, (ii) any agreements governing any Indebtedness (other than the Fundamental Documents) or (iii) any agreement set forth in Part (b)(iii) of
Schedule 3.16 hereto, in each of the foregoing cases, in a manner which could reasonably be expected to be materially adverse to the Lenders with respect to such agreement or document; provided, however, that this Section 6.12(a) shall not apply any refinancing or renewal of Indebtedness permitted by Section 6.1(o) hereof.

                (b) Consent to the assignment by any other party to any agreement set forth on Schedule 3.16 hereto of any rights, obligations or interests of such party thereunder except as expressly permitted by any such agreement.

                (c) Notwithstanding any other provision of this Article 6, (i) create, make, assume or suffer to exist any amendment, modification or supplement of the Option Agreement as in effect on the Closing Date; (ii) consent to any amendment, modification, supplement or waiver of any of the agreements making effective, or relating to, the Master Separation Agreement as in effect on the Closing Date, which amendment, modification, supplement or waiver affects the Texas Genco Option, or creates or increases any obligation or liability of RRI or another Credit Party; (iii) create, make, assume or suffer to exist any agreement, any series of related agreements or other transactions, in each case in connection with a financing, whether done contemporaneously or not, with Texas Genco, TG Holdco or any of their Subsidiaries which agreement or transaction involves (X) the purchase or sale of electric capacity in a quantity of 1,000 Megawatts or more for a period in excess of one year, or (Y) the purchase or sale of electric energy in a quantity of 2,000 Megawatts or more for a period in excess of two years, or (Z) a purchase or sale of electric capacity, electric energy, or fuel on non-market terms and that has the effect of transferring or otherwise conveying value, assets or consideration from Reliant Energy Retail Holdings and any of its Subsidiaries to Texas Genco, TG Holdco or any of their Subsidiaries (for purposes hereof, the foregoing agreements or other transactions or any other transaction similar to any of the foregoing being referred to as a "Material Capacity Contract"); or (iv) consent to any amendment, modification, supplement or waiver of any of the agreements making effective, or relating to, an existing Material Capacity Contract which would have the effect of, or would result in, the transferring or otherwise conveying value, assets or consideration from RRI's retail Subsidiaries to Texas Genco, TG Holdco or any of their Subsidiaries, in each case, without the prior written consent of each of the Agents, which consent shall not be unreasonably withheld.

        SECTION 6.13 Line of Business; Changes in Business. Modify or alter in any material manner the fundamental business of RRI and its Subsidiaries, taken as a whole, of providing services and products in the energy market; or fail to continue to conduct the business of RRI and the Credit Parties, taken as a whole, that constitutes the primary business of RRI and the Credit Parties, taken as a whole, as of the Closing Date.

        SECTION 6.14 Joint Ventures or Partnerships. Enter into after the Closing Date any Joint Venture (including by way of selling the capital stock or other Equity Interests of a Subsidiary) other than in connection with the acquisition of Texas Genco in accordance Section 5.18 hereof, unless such arrangement (a) (i) constitutes an Investment permitted by Section 6.3(u) hereof or (ii) has been consented to by the Administrative Agent and (b) to the extent permitted under the relevant agreements, any interest received by a Credit Party in such Joint Venture or partnership is pledged to the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Security Agreement.

        SECTION 6.15 Receivables. Sell, discount or otherwise dispose of notes or other obligations (including any rental payments) owing to any Credit Party or any Subsidiary of a Credit Party except (a) to the extent not prohibited under Sections 6.1(k), 6.2(p) and 6.5(x), or (b) discounts granted in the ordinary course of business and consistent with prudent practices used in industries that are the same or similar to those in which such Credit Party or such Subsidiary of a Credit Party is engaged.

        SECTION 6.16 ERISA Compliance. Engage in a "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan; or knowingly consent to any "party in interest" or any "disqualified person," as such terms are defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction," with respect to any Plan or Multiemployer Plan; or permit any Plan to incur any "accumulated funding deficiency," as defined in Section 302 of ERISA or Section 412 of the Code; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; or engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which could result in the imposition of a Lien on any property of any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events described in this Section 6.16 (alone or in the aggregate) would result in a Material Adverse Effect.

        SECTION 6.17 Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable Environmental Laws; or release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in violation of any Environmental Law or in a manner that could result in liability under any Environmental Law or in an Environmental Claim, except in each case, which could not reasonably be expected to have a Material Adverse Effect.

        SECTION 6.18 Fiscal Year; Fiscal Quarter. Change its fiscal year from a fiscal year ending December 31, or change any of its fiscal quarters.

        SECTION 6.19 Deposit Accounts; Securities Accounts. Subject to in all cases the provisions of Section 5.15 hereof, establish or take any action to establish any new Deposit Account, Securities Account or other similar account or instruments of any of the Credit Parties after the Closing Date, without the prior written notice to the Administrative Agent and, provided in all cases, before any funds are deposited or transferred into any such account or before any instrument is created, such account or instrument, as applicable, shall be subject to a Control Agreement, other than accounts holding items of the type described in clauses (ii), (iii) or (iv) of the definition of "Excluded Cash" in
Article 1 hereof.

        SECTION 6.20 Development Activities. Engage in any construction development activities in respect of power plants except for completion of the projects under construction on the Closing Date, subject to the provisions of
Section 6.9(b) hereof, and development in connection with the repositioning or restoration (i) of existing improvements on a Real Property Asset following a casualty involving such improvements to the extent permitted by Section 2.11(i) hereof or (ii) to the extent permitted by, and to be funded pursuant to, the terms of Section 6.3(u) and 6.9(d), without duplication.

        SECTION 6.21 Trading Activities. Enter into any contract, instrument or agreement with respect to or relating to any commodity futures or forward agreements, tolling agreement, commodity swap, commodity option, any exchange-based market position or any other similar transaction, except to sell or purchase commodities or to hedge or mitigate commodity price or operational risk (including activities which negate or cancel trades), in each case, incurred in the ordinary course of business, and not for speculative purposes.


                                    ARTICLE 7

                                EVENTS OF DEFAULT

                In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

                (a) any representation, warranty, certification or statement made or deemed made by, or on behalf of, a Credit Party in this Credit Agreement or any other Fundamental Document to which it is a party (or any amendment, modification or waiver of any of the foregoing) or in connection with this Credit Agreement or any Fundamental Document (or any amendment, modification or waiver of any of the foregoing) or any representation, warranty, certification or statement made or deemed made by, or on behalf of, any Credit Party in any report, financial statement, certificate or other document furnished to the Administrative Agent, any of the other Agents, the Tranche A Agent, the Collateral Agent, the Tranche A Collateral Agent, any Issuing Bank or any Lender pursuant to, or in connection with, this Credit Agreement or any other Fundamental Document (or any amendment, modification or waiver of any of the foregoing or in connection with the effectiveness of any of the foregoing), shall prove to have been false or misleading in any material respect when made (or deemed made) or delivered;

                (b) except as expressly permitted by Section 2.11(o) hereof, default shall be made in the payment of principal of any Loan or any reimbursement obligation with respect to a Letter of Credit or any requirement to provide cash collateral or a back to back letter of credit to secure any L/C Exposure, in each case, as and when the same shall be due and payable or required to be provided (as applicable), whether at the due date thereof, by reason of maturity, mandatory prepayment, acceleration, or otherwise;

                (c) except as expressly permitted by Section 2.11(o) hereof, default shall be made in the payment of interest on any Loan, the Commitment Fees, the Letter of Credit Fees or other amounts (other than an amount referred to in paragraph (b) above) payable to the Administrative Agent, any of the other Agents, the Tranche A Agent, the Collateral Agent, the Tranche A Collateral Agent, either of the Co-Lead Arrangers, any of the Joint Book-Running Managers, any Issuing Bank or a Lender under this Credit Agreement or under any other Fundamental Document (including the Fee Letters), when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise, and such default shall continue unremedied for three (3) Business Days;

                (d) default shall be made by any Credit Party in the due observance or performance of any covenant, condition or agreement contained in
Section 5.2 (but only with respect to the existence of RRI), 5.4, 5.5, 5.12, 5.14, 5.15, 5.16, 5.17, 5.18, or 5.19 or Article 6 of this Credit Agreement;

                (e) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Fundamental Document (other than those covered by paragraphs (a), (b), (c) or (d) of this Article 7), and such default shall continue unremedied for thirty
(30) days after the earlier to occur of (i) a Credit Party receives notice thereof from the Administrative Agent (which notice shall be given at the request of any Lender) or any other Person, and (ii) an Authorized Officer or other executive officer of a Credit Party obtains knowledge of such occurrence;

                (f) default shall be made with respect to any payment, when due, of any Material Indebtedness (other than the Obligations or Indebtedness permitted under Section 6.1(k) hereof) of any Credit Party, or any other default shall occur, if the effect of such non-payment default is to accelerate the maturity of such Material Indebtedness or to permit (with or without the giving of notice, the lapse of time or both) the holder or holders thereof (or any trustee or agent of their behalf) to cause such Material Indebtedness to become due prior to its stated maturity or to terminate any commitment with respect to such Material Indebtedness and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance arises (other than the mere passage of time) by reason of which any Credit Party is required to prepay, repurchase, redeem or otherwise defease or offer to holders of Material Indebtedness of any such Person, the opportunity to have prepaid, repurchased, redeemed or defeased, any such Material Indebtedness; or any such Material Indebtedness shall become, or be declared to be, due and payable prior to its stated maturity (provided that the foregoing clause of this paragraph (f) shall not apply to secured Indebtedness permitted hereunder that becomes due prior to its stated maturity as a result of the voluntary sale or transfer as permitted hereunder of the property or assets securing such Indebtedness);

                (g) default shall be made with respect to any payment, when due, of any Material Indebtedness of OPC, REMA or any Subsidiary of either OPC or REMA, or any other default shall occur, if the effect of such non-payment default is to accelerate the maturity of such Material Indebtedness or terminate any commitment with respect to such Material Indebtedness, and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto, or any other circumstance arises (other than the mere passage of time) by reason of which any OPC, REMA or any Subsidiary of either OPC or REMA (as applicable) is required to prepay, repurchase, redeem or otherwise defease or offer to holders of Material Indebtedness of any such Person, the opportunity to have prepaid, repurchased, redeemed or defeased, any such Material Indebtedness; or any such Material Indebtedness shall become, or be declared to be, due and payable prior to its stated maturity (provided that the foregoing clause of this paragraph (g) shall not apply to secured Indebtedness permitted hereunder that becomes due prior to its stated maturity as a result of the voluntary sale or transfer as permitted hereunder of the property or assets securing such Indebtedness);

                (h) RRI, any other Material Credit Party, OPC, REMA or any Subsidiary of either OPC or REMA shall generally not pay or shall become unable to pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or RRI, any other Material Credit Party, OPC, REMA or any Subsidiary of either OPC or REMA shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or RRI, any other Material Credit Party, OPC, REMA or any Subsidiary of either OPC or REMA shall take any action to authorize, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing or any case, proceeding or other action described in Section 7(i) below;

                (i) any involuntary case, proceeding or other action against RRI, any other Material Credit Party, OPC, REMA or any Subsidiary of either OPC or REMA shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

                (j) one or more trial court judgment(s), arbitration or binding mediation award(s) and/or settlement(s) for the payment of money in excess of $50,000,000 in the aggregate (excluding any portion of a judgment, award and/or settlement covered by insurance or that has been paid) shall be rendered against, or entered into by, one or more of the Credit Parties, OPC, REMA, any Subsidiary of either OPC or REMA or any combination thereof and either (i) within thirty (30) days from the later of (X) the entry of any such judgment or the date of any such award or settlement (as applicable) and (Y) the date any payment is required to be made on or with respect to any such judgment, award or settlement pursuant to the terms thereof, the same shall not have been paid, discharged or vacated, or in the case of a judgment or award, stayed pending appeal, or shall not have been discharged or vacated within thirty (30) days from the entry of a final order of affirmance on appeal or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment, award or settlement;

                (k) (i) failure by any Credit Party or ERISA Affiliate to make any contributions required to be made to a Plan subject to Title IV of ERISA or a Multiemployer Plan, (ii) any accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) shall exist with respect to any Plan (whether or not waived), (iii) the present value of all benefits under all Plans subject to Title IV of ERISA determined on a plan termination basis (based on those actuarial assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA) exceeds, in the aggregate, as of the last annual valuation date applicable thereto, the fair market value of the assets of such Plans allocable to such benefits, by an amount (taking into account only Plans with positive underfunding) which could reasonably be expected to have Material Adverse Effect, (iv) any Credit Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, (v) a Reportable Event with respect to a Plan shall have occurred that would be reasonably likely to result in a Material Adverse Effect, (vi) the withdrawal by any Credit Party or ERISA Affiliate from a Plan during a plan year in which it was a substantial employer (within the meaning of Section 4001(a)(2) or 4062(e) of ERISA) reasonably likely to result in a liability of $50,000,000 or more, (vii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan under Section 4041(c) of ERISA reasonably likely to result in a liability of $50,000,000 or more, (viii) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Plan by the PBGC, (ix) any other event or condition which could constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, (x) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA as to any Credit Party or ERISA Affiliate or (xi) payments (whether payable in cash or other property) by any Credit Party and/or one or more of its ERISA Affiliates, in the amount of $50,000,000 or more in the aggregate in respect of one or more Plans, as the result of, or arising out of, one or more settlements, investigations, inquiries, demands, or other agreements outside the ordinary course of Plan administration, with or by the PBGC;

                (l) any Credit Party or any Subsidiary of any Credit Party is liable for a payment under any Environmental Law or any Environmental Claim which is, or is reasonably likely to result in, a Material Adverse Effect;

                (m) (i) this Credit Agreement, the Security Agreement, any Mortgage, any Assignment of Leases and Rents, or any other Fundamental Document shall, for any reason, not be or shall cease to be in full force and effect or shall be declared null and void, or any of the Fundamental Documents shall not give or shall cease to give the Administrative Agent, the Collateral Agent, the other Agents, the Lenders or any of the other Secured Parties (as applicable), the rights, powers and privileges purported to be created thereby or shall not give or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Encumbrances), or (ii) the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Fundamental Documents shall be contested by any Credit Party or any of their respective Affiliates; provided, that no such defects pursuant to clause (i) above with respect to a Lien granted or purported to be granted by any of the Fundamental Documents shall give rise to an Event of Default under this paragraph (m) unless such defects shall adversely affect the aggregate value of the Collateral or the Mortgaged Real Property Assets (taken as whole) by an aggregate amount of $50,000,000 or more;

                (n) at any time, for any reason, any Credit Party shall repudiate, or seek to repudiate, any of its Obligations, including in the case of a Credit Party, its Guarantee under any Fundamental Document;

                (o) a Change in Control shall occur;

                (p) any Applicable Law is issued or promulgated after the Closing Date, the effect of which, when taken with all other Applicable Law issued or promulgated after the Closing Date, is reasonably likely to result in a Material Adverse Effect; or


                (q) until the earlier of (i) the closing of the sale of the European Assets as contemplated in the Share Purchase Agreement described in item no. 6 of Part VI of Schedule 6.10 hereto and (ii) the date which occurs six
(6) months after the date such Stock Purchase Agreement is terminated without a closing of the sale contemplated thereunder, RECE shall default with respect to the payment, when due (after giving effect to any applicable grace period), of any accrued and unpaid interest on the loans outstanding under the RECE Credit Facility;

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent shall, if directed by the Required Lenders, by notice to RRI, take any or all of the following actions, at the same or different times (provided, however, that if any Senior Priority Loan is then outstanding, any Senior Priority Letter of Credit is then issued and outstanding, or any Senior Priority Commitment is outstanding, then any acceleration of outstanding Loans and the exercise of remedies under the Credit Agreement and the other Fundamental Documents shall also require the additional affirmative vote of the Required Senior Priority Lenders; provided that no such affirmative vote of the Required Senior Priority Lenders shall be required for any acceleration of the Loans and/or the exercise of any remedy under the Fundamental Documents directed to be made by the Required Lenders on or after the date which is sixty (60) days after the occurrence of the relevant Event of Default): (x) terminate forthwith the Revolving Credit Commitments and the Senior Priority Commitments, and/or (y) declare the principal of and the accrued and unpaid interest on the Loans (and any Notes hereunder) and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement, any Note or any other Fundamental Document to the contrary notwithstanding, and/or (z) to the extent any L/C Exposure is not then cash collateralized at 105% of the amount thereof in accordance with the terms of this Credit Agreement, require the applicable Borrower(s) to deliver to the Collateral Agent from time to time Cash Equivalents in an amount necessary so that the entire amount of L/C Exposure is cash collateralized at 105%, or to furnish other security therefor acceptable to the Revolver Issuing Banks and the Required Revolving Lenders (in the case of Revolver L/C Exposure) or the Senior Priority Issuing Banks and the Required Senior Priority Lenders (in the case of Senior Priority L/C Exposure). In connection with the foregoing, the parties hereto agree that Senior Priority L/C Exposure shall be cash collateralized (to the extent not cash collateralized at 105% of the amount thereof with funds on deposit in the Purchase Escrow Account as provided in Section 5.18 hereof or otherwise) before any Revolver L/C Exposure is cash collateralized. If an Event of Default specified in paragraphs
(h) or (i) above shall have occurred, without any notice to RRI or any other Borrower, the Revolving Credit Commitments and Senior Priority Commitments shall automatically terminate and the principal of, and accrued and unpaid interest on, the Loans (and any Notes hereunder) and all other amounts payable hereunder and thereunder shall automatically become due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement, any Note hereunder or any other Fundamental Document to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Administrative Agent, the Collateral Agent, the other Agents, the Tranche A Agent, the Tranche A Collateral Agent, the Lenders or any of the other Secured Parties pursuant to Applicable Law or otherwise.

                                    ARTICLE 8

                                    GUARANTY

        SECTION 8.1 Guaranty. (a) Each Guarantor unconditionally and irrevocably guarantees to the Secured Parties the due and punctual payment by, and performance of, the Guaranteed Obligations (including Post-Petition Interest). Each Guarantor further agrees that the Guaranteed Obligations may be increased, extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this Guaranty notwithstanding any increase, extension or renewal of any Guaranteed Obligation.

                (b) Each Guarantor waives acceptance hereof, presentation to, demand for payment from and protest to, as the case may be, any Credit Party or any other guarantor of any of the Guaranteed Obligations, and also waives notice of protest for nonpayment, notice of acceleration, notice of intent to accelerate and any other notice not expressly provided for herein. The obligations of each Guarantor hereunder shall not be released, discharged or otherwise affected by (i) the failure of the Collateral Agent, the Administrative Agent, the Tranche A Agent, the Tranche A Collateral Agent, or any other Secured Party (as appropriate) to assert any claim or demand or to enforce any right or remedy against any Borrower, any Guarantor or any other guarantor under the provisions of this Credit Agreement, any Fundamental Document, any Lender Hedging Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of any Secured Party to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, supplement, amendment or modification of any of the terms or provisions of this Credit Agreement, any Notes hereunder, any Fundamental Document, any Lender Hedging Agreement or any other agreement; (iv) the release, exchange, waiver, foreclosure, impairment, non-perfection or invalidity of any security held by the Collateral Agent, the Administrative Agent or the Tranche A Collateral Agent, or any guarantee or other liability of any third party, for the Guaranteed Obligations or any of them; (v) the failure or inability of the Collateral Agent, the Administrative Agent, the Tranche A Agent, the Tranche A Collateral Agent, or any other Secured Party (as appropriate) to exercise any right or remedy against any other Guarantor or Limited Guarantor or any other guarantor of the Guaranteed Obligations; (vi) the release or substitution of any Guarantor or guarantor;
(vii) any change in the corporate existence, structure or ownership of any Borrower, any Guarantor or other guarantor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, any Guarantor or other guarantor or its respective assets, or any resulting release or discharge of any obligation of any Borrower, any Guarantor or other guarantor contained in any Fundamental Document or Lender Hedging Agreement; (viii) the existence of any claim, set-off or other rights which any Guarantor may have at any time against any Borrower, any other Guarantor, any Agent, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Secured Party or any other Person, whether or not arising in connection herewith or any unrelated transaction (provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim); or (ix) any provision of Applicable Law or regulation purporting to prohibit the payment by any Borrower or any Guarantor of any amount payable by it under any Fundamental Document.


                (c) Each Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due, and not just of collection, and waives any right to require that any resort be had by the Collateral Agent, the Administrative Agent, the Tranche A Agent, the Tranche A Collateral Agent, or any other Secured Party (as appropriate) to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Collateral Agent, the Administrative Agent, the Tranche A Agent, the Tranche A Collateral Agent, or any other Secured Party in favor of any Borrower or any Guarantor, or to any other Person.

                (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of each of the other Credit Parties and any other guarantors, any circumstances affecting the Collateral or the Mortgaged Real Property Assets, and the ability of the Borrowers to perform under this Credit Agreement, the other Fundamental Documents and any Lender Hedging Agreement (as applicable).

                (e) Each Guarantor's obligations under the Guaranty shall not be released, discharged or otherwise affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations, any Notes hereunder or any other instrument evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, or extent of any Lien on any Collateral or Mortgaged Real Property Asset securing any Guaranteed Obligation or by any other circumstance relating to the Guaranteed Obligations or otherwise which might otherwise constitute a defense to this Guaranty. None of the Collateral Agent, the Administrative Agent, the other Agents, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Banks or the Lenders makes any representation or warranty with respect to any such circumstances or have any duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Guaranteed Obligations or any collateral security for the Guaranteed Obligations.

        SECTION 8.2 No Impairment of Guaranty. The obligations of each Guarantor under this Article 8 shall not be subject to any reduction, limitation, impairment or termination for any reason (except the indefeasible payment and performance in full in cash of the applicable Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent, the Administrative Agent, the Tranche A Agent, the Tranche A Collateral Agent, or any other Secured Party to assert any claim or demand or to enforce any right or remedy under this Credit Agreement, any Fundamental Document, any Lender Hedging Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of any of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Bank Credit Termination Date has occurred.

        SECTION 8.3 Continuation and Reinstatement, etc. (a) Each Guarantor further agrees that its Guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the bankruptcy or reorganization of any Borrower or any Guarantor, or otherwise. In furtherance of the provisions of this Article 8, and not in limitation of any other right which any Secured Party may have at law or in equity against any Borrower, any Guarantor or any other Person by virtue hereof, upon failure of any Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each applicable Guarantor hereunder of such Obligation hereby promises to and will, upon receipt of written demand by the Administrative Agent (acting at the request of a Secured Party), forthwith pay or cause to be paid to the Administrative Agent for the benefit of the Secured Parties (as applicable) in cash an amount equal to the unpaid amount of such Obligation with interest thereon at a rate of interest equal to the rate specified in Section 2.12(a) hereof, and thereupon the Administrative Agent shall assign, without recourse and without representation or warranty of any kind, such Obligation, and shall instruct the Collateral Agent or the Tranche A

Collateral Agent (as applicable), without recourse and without representation or warranty of any kind, to assign all security interests, if any, then held by the Collateral Agent or the Tranche A Collateral Agent (as applicable), in respect of such Obligation, to the Guarantor or Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Administrative Agent, the Collateral Agent or the Tranche A Collateral Agent on behalf of the Secured Parties or the Lenders owed the Adjusted Tranche A Obligations (as applicable) with regard to amounts payable by any Borrower in connection with the remaining unpaid Obligations (including Post-Petition Interest) and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

                (b) All rights of a Guarantor against any Borrower, arising as a result of the payment by such Guarantor of any sums to the Administrative Agent for the benefit of the Secured Parties, to the Tranche A Agent for the benefit of the Tranche A Lenders, or directly to the Lenders or Secured Party hereunder by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by, such Guarantor until and unless, the occurrence of the Bank Credit Termination Date. If any amount shall be paid to such Guarantor for the account of a Borrower, such amount shall be held in trust for the benefit of the Administrative Agent, segregated from such Guarantor's own assets, and shall forthwith be paid to the Administrative Agent on behalf of the applicable Secured Parties to be credited and applied to the Obligations, whether matured or unmatured.

        SECTION 8.4 Limitation on Guaranteed Amount etc. (a) Notwithstanding any other provision of any Fundamental Document, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 8 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article 8, any other agreement (including the Contribution Agreement) or Applicable Law shall be taken into account.

                (b) Notwithstanding anything to the contrary contained in this Credit Agreement (but subject to the terms and provisions of Section 8.4(a) above), the amount guaranteed by each Limited Guarantor hereunder shall be limited to an amount calculated as described in Part B of Schedule 8.4 hereto, and in the case of Orion Power Holdings, Inc., shall be subordinated to the extent described in Schedule 8.4(a) and Schedule 8.4(b) hereto; provided, however, that the foregoing shall cease to apply to any Limited Guarantor on the date on which the contractual obligation (or replacement thereof to the extent permitted by the terms of this Credit Agreement) that prohibited such Limited Guarantor from guaranteeing its Guaranteed Obligations hereunder in full (or in the case of Orion Power Holdings, Inc., prohibited it from guaranteeing its Guaranteed Obligations on a non-subordinated basis) shall no longer be in effect.

        SECTION 8.5 Stay of Acceleration. If acceleration of the time for payment of any amount payable by a Credit Party under any Fundamental Document is stayed upon the insolvency, bankruptcy or reorganization of such Credit Party, all such amounts otherwise subject to acceleration under the terms of such Fundamental Document shall nonetheless be payable by each of the Guarantors (other than the applicable Credit Party) under this Article 8 forthwith on demand by the Administrative Agent made, in the case of any Loans, at the request of the appropriate Lenders determined in accordance with this Credit Agreement or, in the case of obligations under a Lender Hedging Agreement, at the request of the relevant Lender (or affiliate of such Lender).

                                    ARTICLE 9

                          PREPAYMENT COLLATERAL ACCOUNT

        SECTION 9.1 Prepayment Collateral Account. There shall be established with the Administrative Agent an account (the "Prepayment Collateral Account") in the name of the Administrative Agent (for the benefit of the Secured Parties), into which any Borrower may from time to time deposit Dollars pursuant to, and in accordance with Section 2.11(o) hereof. Except to the extent otherwise expressly provided in Section 9.2(a) hereof, the Prepayment Collateral Account shall be under the sole dominion and control of the Administrative Agent.

        SECTION 9.2 Investment of Funds. (a) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited into the Prepayment Collateral Account so long as no Event of Default has occurred and is continuing, on the instructions of the applicable Borrower (provided that any such instructions given verbally shall be confirmed promptly in writing) or, if such Borrower shall fail to give such instructions upon delivery of any such funds, in the sole discretion of the Administrative Agent; provided, that in no event may any Borrower give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Prepayment Collateral Account in any Investment other than cash held in a deposit account with Bank of America, N.A. or a time deposit issued by Bank of America, N.A.

                (b) Any net income or gain on the investment of funds from time to time held in the Prepayment Collateral Account shall be for the account of the Borrowers and shall be promptly reinvested by the Administrative Agent as a part of the Prepayment Collateral Account; and any net loss on any such investment shall be for the account of the Borrowers and shall be charged against the Prepayment Collateral Account.

                (c) None of the Administrative Agent, the Collateral Agent, the other Agents, the Lenders or the other Secured Parties shall be a trustee for any of the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Prepayment Collateral Account, except as expressly provided herein and except that the Administrative Agent shall have the obligations of a secured party under the UCC. None of the Administrative Agent, the Collateral Agent, the other Agents, the Lenders or the other Secured Parties shall have any obligation or responsibility or shall be liable in any way for any investment decision made in accordance with this Section 9.2 or for any decrease in the value of the investments held in the Prepayment Collateral Account.

        SECTION 9.3 Grant of Security Interest. For value received and to induce each of the Issuing Banks to issue Letters of Credit and the Lenders to enter into this Credit Agreement, to continue and combine the Existing Loans, to make Revolving Credit Loans and Senior Priority Loans, and to acquire participations in Letters of Credit from time to time, all as provided for in this Credit Agreement, as security for the payment of all of the Obligations, each of the Credit Parties hereby assigns to the Administrative Agent (for the benefit of the Secured Parties) and grants to the Administrative Agent (for the benefit of the Secured Parties), a first and prior Lien upon all of such Credit Party's rights in and to the Prepayment Collateral Account, all cash, documents, instruments, securities and other investment property from time to time held therein, and all rights pertaining to investments of funds in the Prepayment Collateral Account, and all products and proceeds of any of the foregoing. All cash, documents, instruments, securities and other investment property from time to time on deposit in the Prepayment Collateral Accounts, and all rights pertaining to investments of funds in the Prepayment Collateral Account shall immediately and without any need for any further action on the part of any of the Credit Parties, the Administrative Agent, the Collateral Agent or any other Secured Party, become subject to the Lien set forth in this Section 9.3, be deemed Collateral for all purposes hereof and the Security Agreement and be subject to the provisions of this Credit Agreement and the Security Agreement.

        SECTION 9.4 Remedies. At any time during the continuation of an Event of Default, the Administrative Agent may sell any deposit, cash, credit balance, documents, instruments, securities and other investment property held in the Prepayment Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Prepayment Collateral Account in accordance with
Section 10.2(b)(2) hereof.

                                   ARTICLE 10

                        THE AGENTS AND THE ISSUING BANKS

        SECTION 10.1 Administration by the Administrative Agent. (a) The general administration of this Credit Agreement and the other Fundamental Documents and any other documents contemplated by this Credit Agreement or any other Fundamental Document shall be by the Administrative Agent or its respective designees (including the Collateral Agent) provided, that the Tranche A Agent shall have the rights expressly set forth herein (including pursuant to Section 10.1(b) below). Except as otherwise expressly provided herein, each of the Issuing Banks and each of the Lenders hereby irrevocably authorizes the Administrative Agent and the Collateral Agent, and during the Designated Period only, with respect to matters solely relating to the Tranche A Loans, the Tranche A Agent and with respect to matters solely relating to the Adjusted Tranche A Obligations the Tranche A Collateral Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such rights and/or powers under the Fundamental Documents, any Notes hereunder and any other documents contemplated by this Credit Agreement or any other Fundamental Document as are expressly delegated by the terms hereof or thereof, as appropriate, to the Administrative Agent, the Collateral Agent, the Tranche A Agent and the Tranche A Collateral Agent (as applicable) together with all actions and all powers reasonably incidental thereto. None of the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent or the Tranche A Collateral Agent shall have any duties, responsibilities or obligations except as expressly set forth in the Fundamental Documents. Without limiting the generality of the foregoing, (i) none of the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent or the Tranche A Collateral Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) none of the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent or the Tranche A Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers contemplated by the Fundamental Documents that such Person is expressly required to exercise after being directed to do so in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.11 hereof), and (iii) except as expressly set forth in the Fundamental Documents, none of the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent or the Tranche A Collateral Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to RRI or any of its Subsidiaries that is communicated to, or obtained by, any institution serving as the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent or the Tranche A Collateral Agent or any of their respective affiliates in any capacity.

        (b) Tranche A Agent. Notwithstanding anything contained herein to the contrary (but except as may be agreed upon in writing between the Administrative Agent and the Tranche A Agent), during the Designated Period only, solely for purposes of Article 2 hereof (other than Sections 2.9(d), 2.9(f), 2.11 and 2.15(e)) and solely with respect to the Tranche A Loans, the Tranche A Agent shall be the administrative agent with respect to payments of principal and interest and other matters

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specifically set forth in Article 2 hereof (other than Sections 2.9(d), 2.9(f),
2.11 and 2.15(e)) notwithstanding the use of the term "Administrative Agent" in such Article 2 hereof; and during the Designated Period, the Tranche A Collateral Agent shall be the collateral agent with respect to the Adjusted Tranche A Obligations, the Original SL Mortgages and the Restructured Synthetic Lease Documents. Upon the expiration of the Designated Period, the Tranche A Agent and the Tranche A Collateral Agent shall automatically and without any further action on the part of any Person, cease to be the Tranche A Agent and Tranche A Collateral Agent hereunder, and the Administrative Agent shall have the sole responsibility for the general administration of this Credit Agreement and the other Fundamental Documents and any other documents contemplated by this Credit Agreement or any other Fundamental Document for all of the Loans. Upon expiration of the Designated Period, each of the Original SL Mortgages, the Restructured SL Mortgages and the other Restructured Synthetic Lease Documents (other than the Master Consent, Assignment and Termination Agreement described in item no. 1 of Schedule 1G hereto) shall be automatically assigned to the Collateral Agent in accordance with the terms of each of such document.

                (c) The Secured Parties hereby authorize the Administrative Agent or the Collateral Agent as applicable (in its sole discretion) to do any of the following and during the Designated Period, the Tranche A Collateral Agent to take the actions set forth in Sections (i), (ii), (iv), (v), (vi) and
(vii) below:

                        (i) in connection with (A) the sale, exchange or other disposition of any asset included in the Collateral, of any Mortgaged Real Property Asset or of all of the Equity Interests of any Guarantor, or (B) any sale, dissolution or liquidation of any Subsidiary, in each case to the extent undertaken in accordance with the terms of this Credit Agreement; and, provided no Default or Event of Default has occurred and is then continuing, to release a Lien granted to it (for the benefit of the Secured Parties or the Lenders owed the Adjusted Tranche A Obligations (as appropriate)) on such asset, Mortgaged Real Property Asset or Equity Interest and/or to release such Guarantor from its obligations hereunder and under any other applicable Fundamental Documents;

                        (ii) in connection with any refinancing of a portion of the Indebtedness and/or the Obligations under this Credit Agreement to the extent permitted by Sections 6.1(b) and 6.2(w) hereof, to release a Lien granted to it (for the benefit of the Secured Parties or the Lenders owed the Adjusted Tranche A Obligations (as appropriate)) on any Collateral or Real Property Asset which is to secure such refinancing Indebtedness;

                        (iii) in connection with any monetization or securitization permitted under Section 6.1(k) and 6.2(p) hereof, to release the Lien granted to it (for the benefit of the Secured Parties) on the property sold in such transaction upon the closing thereof;

                        (iv) to determine that the cost to RRI or another
Credit Party is disproportionate to the benefit to be realized by the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, Lenders owed the Adjusted Tranche A Obligations, the Issuing Banks, the Lenders and/or the other Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral or in any Mortgaged Real Property Asset, and that RRI or other Credit Party should not be required to perfect such Lien in favor of the Collateral Agent (for the benefit of the Secured Parties) or the Tranche A Collateral Agent (for the benefit of the Lenders owed the Adjusted Tranche A Obligations) (as applicable);

                        (v) to appoint subagents to be the holder of record of a Lien to be granted to the Collateral Agent (for the benefit of the Secured Parties) or the Tranche A Collateral Agent (for the benefit of the Lenders owed the Adjusted Tranche A Obligations) (as applicable), or to hold on behalf of

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the Collateral Agent or the Tranche A Collateral Agent such Lien, or Collateral or instruments relating thereto;

                        (vi) to enter into and perform its obligations under the other Fundamental Documents including, without limitation, release any Lien in the manner and to the extent set forth in Section 19.13 of the Security Agreement;

                        (vii) to enter into intercreditor and/or subordination agreements on terms acceptable to the Administrative Agent and the Collateral Agent with Persons who have been granted Liens which are permitted pursuant to
Section 6.2 hereof, including the Citibank Intercreditor Agreement and the Genco Intercreditor Agreement; and

                        (viii) to enter into a collateral trust agreement or other arrangement on terms acceptable to the Administrative Agent and the Collateral Agent to secure on an equal and ratable basis with the obligations hereunder, Indebtedness permitted by Section 6.1(b) hereof which is secured by a Lien as contemplated by, and as permitted by, Section 6.2(w) hereof.

                The Collateral Agent or the Administrative Agent and, during the Designated Period, the Tranche A Agent or the Tranche A Collateral Agent (as applicable), hereby agrees to release the applicable Lien granted to it (for the benefit of the Secured Parties or the Adjusted Tranche A Obligations, as applicable) pursuant to any Fundamental Document in the case of any event described in clause (b)(i), (b)(ii) or (b)(iii) above (as applicable).

        SECTION 10.2 Advances and Payments. (a) On the date of each Revolving Credit Loan or Senior Priority Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Revolving Credit Lenders or Senior Priority Lenders (as applicable), the amount of the Revolving Credit Loan or Senior Priority Loan (as applicable) to be made by it in accordance with its Revolving Credit Percentage or Senior Priority Percentage (as appropriate) hereunder. Each of the Revolving Credit Lenders or Senior Priority Lenders (as applicable) hereby authorizes and requests the Administrative Agent to advance for its account, pursuant to the terms hereof, the amount of the Revolving Credit Loan or Senior Priority Loan (as applicable) to be made by it, and each of the Revolving Credit Lenders or Senior Priority Lenders (as applicable) agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made any such amount available on behalf of any Revolving Credit Lender or any Senior Priority Lender, such Revolving Credit Lender or Senior Priority Lender shall pay interest to the Administrative Agent at a rate per annum equal to the Administrative Agent's cost of obtaining overnight funds in the New York Federal Funds Market for the first three days following the time when the Revolving Credit Lender or Senior Priority Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to (i) the Base Rate plus the Applicable Interest Margin for Base Rate Loans which are Revolving Credit Loans in the case of a Revolving Credit Lender that has failed to make the required reimbursement; or (ii) the Base Rate plus the Applicable Interest Margin for Base Rate Loans which are Senior Priority Loans in the case of a Senior Priority Lender that has failed to make the required reimbursement. If and to the extent that any such reimbursement shall not have been made to the Administrative Agent, the Borrower of the applicable Loan agrees to repay to the Administrative Agent forthwith on demand a corresponding amount with interest thereon for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent (1) in the case of a Revolving Credit Loan, at the Base Rate plus the Applicable Interest Margin for Base Rate Loans which are Revolving Credit Loans.

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                (b) Subject to the terms and provisions of the Citibank
Intercreditor Agreement and the Genco Intercreditor Agreement, as between the Administrative Agent or the Collateral Agent on a pro rata basis on the one hand and the Secured Parties on the other hand, any amounts received by the Administrative Agent or the Collateral Agent in connection with the Fundamental Documents (other than amounts to which the Administrative Agent, the Issuing Banks or any Lender is entitled pursuant to Sections 2.9(b), 2.11, 2.12, 2.13, 2.14, 2.17, 11.4 or 11.5 hereof), the application of which is not otherwise provided for, shall be applied as follows:

                        (1) at a time when no Event of Default has occurred and
                is then continuing first, to pay accrued but unpaid interest on the Term Loans and Tranche A Loans on a pro rata basis determined in accordance with amounts owed with respect to the foregoing; second, to pay the aggregate outstanding principal balance of the Term Loans and outstanding principal balance of the Tranche A Loans on a pro rata basis (to be applied against the scheduled amortization payments of the Term Loans and Tranche A Loans in direct order of the maturity thereof and with amounts payable to each Lender to be determined in accordance with the amount of outstanding Term Loans and outstanding Tranche A Loans owed to such Lender); third, to pay accrued but unpaid Revolver Commitment Fees, Letter of Credit Fees in respect of Revolver Letters of Credit and accrued but unpaid interest on the Revolving Credit Loans, on a pro rata basis determined in accordance with amounts owed with respect to the foregoing; fourth, to pay the outstanding principal balance of the Revolving Credit Loans (with amounts payable to each Revolving Credit Lender to be determined in accordance with the amount of outstanding Revolving Credit Loans owed to such Revolving Credit Lender) and to cash collateralize Revolver Letters of Credit in an amount equal to 105% of the outstanding Revolver L/C Exposure, on a pro rata basis determined in accordance with the aggregate outstanding principal balance of the Revolving Credit Loans and the aggregate Revolver L/C Exposure; fifth, to pay accrued but unpaid Senior Priority Commitment Fees, Letter of Credit Fees in respect of Senior Priority Letters of Credit and accrued but unpaid interest on the Senior Priority Loans, on a pro rata basis determined in accordance with amounts owed with respect to the foregoing; sixth, to pay the outstanding principal balance of the Senior Priority Loans (with amounts payable to each Senior Priority Lender to be determined in accordance with the amount of outstanding Senior Priority Loans owed to such Senior Priority Lender) and to cash collateralize Senior Priority Letters of Credit in an amount equal to 105% of the outstanding Senior Priority L/C Exposure (to the extent not previously cash collateralized in such amount in accordance with this Credit Agreement), on a pro rata basis determined in accordance with the aggregate outstanding principal balance of the Senior Priority Loans and the aggregate Senior Priority L/C Exposure; and seventh, to pay the remainder of the Obligations or any other amounts then due under this Credit Agreement or any other Fundamental Document; and

                        (2) at a time when an Event of Default has occurred and
                is then continuing, first, to pay all unreimbursed costs and expenses of the Agents and the Collateral Agent that are payable by RRI or any of the other Credit Parties pursuant to any of the Fundamental Documents and then all unreimbursed costs and expenses of the Lenders which are payable pursuant to this Credit Agreement, second, to pay accrued but unpaid Senior Priority Commitment Fees, Letter of Credit Fees in respect of Senior Priority Letters of Credit and accrued but unpaid interest on the Senior Priority Loans, on a pro rata basis determined in accordance with amounts owed with respect to the foregoing; third, to pay the outstanding principal balance of the Senior Priority Loans (with amounts payable to each Senior Priority Lender to be determined in accordance with the amount

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

                of outstanding Senior Priority Loans owed to such Senior Priority Lender) and to cash collateralize Senior Priority Letters of Credit in an amount equal to 105% of the outstanding Senior Priority L/C Exposure (to the extent not previously cash collateralized in such amount in accordance with this Credit Agreement), and to pay the Senior Priority Issuing Banks for all unreimbursed drawings under Senior Priority Letters of Credit on a pro rata basis determined in accordance the aggregate outstanding principal balance of the Senior Priority Loans, the aggregate Senior Revolving L/C Exposure and (without any duplication) the aggregate amount of all unreimbursed drawings under Senior Priority Letters of Credit; fourth, to pay the accrued but unpaid interest on the Term Loans, Tranche A Loans and Revolving Credit Loans, accrued but unpaid Revolver Commitment Fees and Letter of Credit Fees in respect of Revolver Letters of Credit, on a pro rata basis determined in accordance with amounts owed with respect to the foregoing; fifth, to pay
                (x) the outstanding principal balance of the Term Loans, Tranche A Loans and the Revolving Credit Loans (with amounts payable to each Restructured Lender to be determined in accordance with the amount of outstanding Term Loans, Tranche A Loans and Revolving Credit Loans owed to such Restructured Lender); and in the case of the Term Loans and Tranche A Loans, to be applied against the scheduled amortization payments thereof in direct order of maturity, (y) to cash collateralize Revolver Letters of Credit in an amount equal to 105% of the outstanding Revolver L/C Exposure; and (z) to pay Revolver Issuing Banks for all unreimbursed drawings under Revolver Letters of Credit on a pro rata basis determined in accordance with the aggregate outstanding principal balance of the Term Loans, Tranche A Loans and the Revolving Credit Loans, the aggregate L/C Exposure attributable to Revolver Letters of Credit and (without any duplication) the aggregate amount of all unreimbursed drawings under Revolver Letters of Credit; and sixth, to pay the remainder of the Obligations or any other amounts then due under this Credit Agreement or any other Fundamental Document.

All amounts to be paid to any Lender, any Issuing Bank or other Secured Party by the Administrative Agent shall be credited to that Lender, Issuing Bank or other Secured Party, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such Lender's, Issuing Bank's or other Secured Party's correspondent account with the Administrative Agent, or as such Lender, Issuing Bank or other Secured Party and the Administrative Agent shall agree in writing from time to time.

        SECTION 10.3 Sharing of Setoffs and Cash Collateral. (a) Subject to the terms of the Citibank Intercreditor Agreement, each of the Lenders agrees that if it shall, through the exercise of a right of banker's lien, set off or counterclaim against any Credit Party (including a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law) or otherwise, (i) obtain payment in respect of its Senior Priority Loans as a result of which the unpaid portion of its Senior Priority Loans is proportionately less than the unpaid portion of Senior Priority Loans of any of the other Senior Priority Lenders then it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Senior Priority Lenders, a participation in the Senior Priority Loans and Senior Priority Letters of Credit of such other Senior Priority Lenders, so that the aggregate unpaid principal amount of each of the Senior Priority Lender's Loans (and obligations with respect to Senior Priority Letters of Credit) and its participation in the Senior Priority Loans (and obligations with

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

respect to Senior Priority Letters of Credit) of the other Senior Priority Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Senior Priority Loans (and obligations with respect to Senior Priority Letters of Credit) then outstanding as the principal amount of its Senior Priority Loans (and obligations with respect to Senior Priority Letters of Credit) prior to the obtaining of such payment was to the principal amount of all Senior Priority Loans (and obligations with respect to Senior Priority Letters of Credit) outstanding prior to the obtaining of such payment, (ii) obtain payment at a time when no Event of Default has occurred and is then continuing in respect of its Term Loans or its Tranche A Loans as a result of which the unpaid portion of its Term Loans and its Tranche A Loans is proportionately less than the unpaid portion of the Term Loans and the Tranche A Loans of any of the other Restructured Lenders then it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Restructured Lenders a participation in the Term Loans and the Tranche A Loans of such other Restructured Lenders, so that the aggregate unpaid principal amount of each of the Restructured Lender's Term Loans and Tranche A Loans and its participation in Term Loans and Tranche A Loans of the other Restructured Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans and Tranche A Loans then outstanding as the principal amount of its Term Loans and its Tranche A Loans prior to the obtaining of such payment was to the principal amount of all Term Loans and Tranche A Loans outstanding prior to the obtaining of such payment, or (iii) obtain payment at a time when no Event of Default has occurred and is then continuing, in respect of its Revolving Credit Loans as a result of which the unpaid portion of its Revolving Credit Loans is proportionately less than the unpaid portion of the Revolving Credit Loans of any of the other Revolving Credit Lenders then it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Revolving Credit Lenders, a participation in the Revolving Credit Loans and Revolver Letters of Credit of such other Revolving Credit Lenders, so that the aggregate unpaid principal amount of each of the Revolving Credit Lender's Loans (and obligations with respect to Revolver Letters of Credit) and its participation in the Revolving Credit Loans (and obligations with respect to Revolver Letters of Credit) of the other Revolving Credit Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Credit Loans (and obligations with respect to Revolver Letters of Credit) then outstanding as the principal amount of its Revolving Credit Loans (and obligations with respect to Revolver Letters of Credit) prior to the obtaining of such payment was to the principal amount of all Revolving Credit Loans (and obligations with respect to Revolver Letters of Credit outstanding prior to the obtaining of such payment).

                Each Restructured Lender agrees that if it shall, through the exercise of a right of banker's lien, set off or counterclaim against any Credit Party or otherwise, obtain payment in respect of its Term Loans, Tranche A Loans or Revolving Credit Loans at a time when an Event of Default has occurred and is then continuing, such Restructured Lender shall remit such payment to the Administrative Agent to be applied in accordance with Section 10.2(b)(2) hereof.

                Such other adjustments shall be made from time to time as shall be equitable to ensure that the applicable Lenders share any such payment pro rata; provided, that if all or any portion of such excess payment is thereafter recovered from the Lender which originally received such excess payment, such purchase (or portion thereof) shall be canceled and the purchase price restored to the extent of such recovery (without interest); provided, further, that notwithstanding anything to the contrary contained in this Section 10.3(a), (x) an Issuing Bank shall be entitled to retain any payments it receives in respect of unreimbursed amounts drawn under a Letter of Credit as a result of exercising any right of set off against any account maintained at such Issuing Bank by the applicable Credit Party Account, (y) a Lender Hedging Bank shall be entitled to retain any payments it receives in respect of Lender Hedging Obligations as a result of exercising any right of setoff, and (z) any Cash Management Bank shall be entitled to retain any payments it receives in respect of Obligations of the type described in clause (a)(iii) of the definition of "Obligations" appearing in Article 1 hereof as a result of exercising any right of setoff. The Credit Parties expressly consent to the foregoing arrangements and agree that any Lender or Lenders holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, set off or counterclaim with respect to any and all moneys owing by RRI or any other applicable Credit Party to such Lender or Lenders as fully as if such Lender or Lenders held such and was the original obligee on such Loan or on any Note evidencing such Loan (if applicable), in the amount of such participation.

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                (b) The Administrative Agent, and during the Designated Period only and solely with respect to the Tranche A Loans, the Tranche A Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law and notwithstanding any provision herein to the contrary, to set off and apply any and all amounts received by the Administrative or the Tranche A Agent (as applicable) for the account of a Defaulting Lender to the satisfaction of the unpaid obligations owing by such Defaulting Lender to the Administrative Agent, the Tranche A Agent or the Issuing Banks (as applicable) and the rights of such Defaulting Lender with respect to all such amounts shall be subject and subordinate to the rights of the Administrative Agent, the Tranche A Agent and the Issuing Banks, as the case may be, to be paid the amounts owing to it by such Defaulting Lender.

        SECTION 10.4 Notice to the Lenders. Upon receipt by the Administrative Agent, the Collateral Agent, any Issuing Bank and during the Designated Period only and solely with respect to the Tranche A Loans, the Tranche A Agent, from any of the Credit Parties of any communication calling for an action on the part of the Lenders, the Tranche A Lenders, the Revolving Credit Lenders and/or the Senior Priority Lenders, as the case may be, or upon written notice to the Administrative Agent or during the Designated Period only and solely with respect to the Tranche A Loans, the Tranche A Agent, of any Event of Default, the Administrative Agent, the Collateral Agent, the applicable Issuing Bank or the Tranche A Agent (as appropriate) will in turn promptly inform the other Lenders, the Tranche A Lenders, the Revolving Credit Lenders, and/or the Senior Priority Lenders, as the case may be, in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be. None of the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent the Tranche A Collateral Agent or the Issuing Banks shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Person by RRI, the Administrative Agent or a Lender.

        SECTION 10.5 Liability of the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent and the Issuing Banks. (a) The Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent or any Issuing Bank, when acting on behalf of the Lenders (or in the case of the Administrative Agent or the Collateral Agent, when acting on behalf of the Secured Parties or in the case of the Tranche A Agent or the Tranche A Collateral Agent, when acting on behalf of the Tranche A Lenders or the Lenders owed the Adjusted Tranche A Obligations, as applicable), may execute any of its duties under this Credit Agreement or the other Fundamental Documents by or through its directors, officers, agents, or employees, and none of the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Banks or their respective officers, agents or employees shall be liable to the Lenders (or in the case of the Administrative Agent or the Collateral Agent, and their respective directors, officers, agents or employees, to the Secured Parties or in the case of the Tranche A Agent or the Tranche A Collateral Agent, and their respective directors, officers, agents or employees, to the Tranche A Lenders or the Lenders owed the Adjusted Tranche A Obligations, as applicable) or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders (or in the case of the Administrative Agent or the Collateral Agent, and their respective directors, officers, agents or employees, to the Secured Parties or in the case of the Tranche A Agent or the Tranche A Collateral Agent, and their respective directors, officers, agents or employees, to the Tranche A Lenders or the Lenders owed the Adjusted Tranche A Obligations, as applicable) or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its own gross negligence or willful misconduct as determined by a final and non-appealable order or judgment of a court of competent jurisdiction. The Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, each Issuing Bank and their respective directors, officers, agents and employees shall in no event be liable to the Lenders (or in the case of the Administrative Agent or the Collateral Agent, and their respective directors, officers, agents or employees, to the Secured Parties or in the case of the Tranche A Agent or the Tranche A Collateral Agent, and their respective directors, officers, agents or employees, to the Tranche A Lenders or the Lenders owed the Adjusted Tranche A Obligations, as applicable) or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from, or with the consent of, with respect to the Administrative Agent, the other Agents, the Collateral Agent, each Issuing Bank and their respective directors, officers, agents and employees, the Required Lenders, with respect to the Tranche A Agent, the Tranche A Collateral Agent and their respective directors, officers, agents and employees, the Required Tranche A Lenders, or such number or percentage of the Lenders as shall be necessary as provided in Section 11.11, as the case may be, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Banks or any of their respective directors, officers, employees or agents shall be responsible to any of the Lenders (or in the case of the Administrative Agent or the Collateral Agent, and their respective directors, officers, agents or employees, to the Secured Parties or in the case of the Tranche A Agent or the Tranche A

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Collateral Agent, and their respective directors, officers, agents or employees, to the Tranche A Lenders or the Lenders owed the Adjusted Tranche A Obligations, as applicable) for or have any duty to ascertain or inquire into the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest or Lien contemplated by, this Credit Agreement, any other Fundamental Document or any related agreement, instrument, document or order, or for the contents of any certificate, report or other document delivered in connection with any Fundamental Document or for freedom of any of the Collateral or any of the Mortgaged Real Property Assets from prior Liens or security interests, or shall be required to ascertain or to make any inquiry concerning the performance or observance by any Credit Party of any of the terms, conditions, covenants, or agreements of this Credit Agreement, any other Fundamental Document, or any related agreement, instrument, document, or order.

                (b) None of the Administrative Agent (in its capacity as agent for the Lenders and the other Secured Parties), any other Agent (in its capacity as agent for the Lenders), the Collateral Agent (in its capacity as agent for the Lenders and the other Secured Parties), the Tranche A Agent (in its capacity as agent for the Tranche A Lenders), the Tranche A Collateral Agent (in its capacity as agent for the Lenders owed the Adjusted Tranche A Obligations), any Issuing Bank or any of their respective directors, officers, employees or agents shall have any responsibility to any Credit Party on account of the failure or delay in performance or breach by any of the Lenders of any of such Lender's obligations under this Credit Agreement, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith. No Lender or any of its directors, officers, employees or agents shall have any responsibility to any Credit Party on account of the failure or delay in performance or breach by any other Lender of such other Lender's obligations under this Credit Agreement, the other Fundamental Documents, any Lender Hedging Agreement or any related agreement or document or in connection herewith or therewith.

                (c) The Administrative Agent, the Collateral Agent and each of the other Agents, in each case, as agent for the Lenders hereunder and the other Secured Parties, the Tranche A Agent and the Tranche A Collateral Agent, in each case, as agent for the Tranche A Lenders or the Lenders owed the Adjusted Tranche A Obligations, as applicable, and each Issuing Bank shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, communication, instrument, document or other writing believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons. The Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent and each Issuing Bank shall also be entitled to rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent and each Issuing Bank may consult with legal counsel (who may be counsel for RRI or any other Credit Party), independent public accountants and other professional advisors and experts selected by it, and shall be entitled to rely on advice of, and shall not be liable for any action taken or not taken by it in accordance with the advice of, any such counsel, accountants, advisors or experts.

        SECTION 10.6 Reimbursement and Indemnification. (a) Each of the Lenders agrees (i) to reimburse the Administrative Agent or the Collateral Agent (as applicable) for such Lender's Pro Rata Share (determined in accordance with such Lender's Percentage) of any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, counsel fees and compensation of agents, employees, financial advisors and other professionals paid for services rendered for the benefit of the Administrative Agent, the Collateral Agent or the Lenders, and any other expense incurred in connection with the operation or administration of the Fundamental Documents or the enforcement thereof not reimbursed by or for the benefit of RRI or any other Credit Party and (ii) to indemnify and hold harmless the Administrative Agent, the Collateral Agent and any of their respective directors, officers, employees, or agents, on demand, in the amount of its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, it or any of them in any way relating to or arising out of any of the Fundamental Documents or any related agreement or document, or any action taken or omitted by it or any of them under any of the Fundamental Documents or any related agreement or document, to the extent not reimbursed by or on behalf of RRI or any other Credit Party (except such as shall result from the gross negligence or willful misconduct of the Person to be indemnified or held harmless (as applicable) as determined by a final and non-appealable order or judgment of a court of competent jurisdiction) and (iii) to indemnify and hold harmless each Issuing Bank and any of its directors, officers, employees, or agents, on demand, in the amount of its Pro Rata Share (determined in accordance with such Lender's Revolving Credit Percentage or Senior Priority Percentage (as applicable), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the issuance of any Letters of Credit or the failure to issue Letters of Credit (except such as shall result from the gross negligence or willful misconduct of the Person to be indemnified or held harmless (as applicable) as determined by a final and non-appealable order or judgment of a court of competent jurisdiction). To the extent indemnification payments made by the Lenders pursuant to this Section 10.6(a) are subsequently recovered by the Administrative Agent, the Collateral Agent or an Issuing Bank from a Credit Party, the Administrative Agent, the Collateral Agent or such Issuing Bank, as applicable, will promptly refund such previously paid indemnity payments to the Lenders.

                (b) Each of the Tranche A Lenders agrees to (i) to reimburse the Tranche A Agent or the Tranche A Collateral Agent (as applicable) for such Tranche A Lender's pro rata share (determined in accordance with the outstanding principal amount of such Tranche A Lender's Tranche A Loans) of any expenses and fees incurred for the benefit of the Tranche A Lenders under the Fundamental Documents, including, counsel fees and compensation of agents, employees, financial advisors and other professionals paid for services rendered for the benefit of the Tranche A Agent, the Tranche A Collateral Agent or the Tranche A Lenders, and any other expense incurred in connection with the operation or administration of the Fundamental Documents or the enforcement thereof not reimbursed by or for the benefit of RRI or any other Credit Party and (ii) to indemnify and hold harmless the Tranche A Agent, the Tranche A Collateral Agent and any of their respective directors, officers, employees, or agents, on demand, in the amount of its pro rata share (determined in accordance with the outstanding principal amount of such Tranche A Lender's Tranche A Loans), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, it or any of them in any way

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relating to or arising out of any of the Fundamental Documents or any related agreement or document, or any action taken or omitted by it or any of them under any of the Fundamental Documents or any related agreement or document, to the extent not reimbursed by or on behalf of RRI or any other Credit Party (except such as shall result from the gross negligence or willful misconduct of the Person to be indemnified or held harmless (as applicable) as determined by a final and non-appealable order or judgment of a court of competent jurisdiction). To the extent indemnification payments made by the Tranche A Lenders pursuant to this Section 10.6(b) are subsequently recovered by the Tranche A Agent or the Tranche A Collateral Agent from a Credit Party, the Tranche A Agent or Tranche A Collateral Agent, as applicable, will promptly refund such previously paid indemnity payments to the Tranche A Lenders.

        SECTION 10.7 Rights of the Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent and Issuing Banks. It is understood and agreed that each of the Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent and each of the Issuing Banks shall have the same duties, rights and powers as a Lender hereunder (including the right to give such instructions) as any of the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and may engage generally in other transactions with (including accepting deposits from and lending money to) any Credit Party or Affiliate thereof, as though it were not an Agent, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent or Issuing Bank (as applicable) under this Credit Agreement and the other Fundamental Documents.

        SECTION 10.8 Independent Investigation by Lenders. Each of the Lenders acknowledges that it has decided to enter into this Credit Agreement and the other Fundamental Documents, to combine and continue the Existing Loans, to make the Revolving Credit Loans, to make Senior Priority Loans and to participate in the Letters of Credit hereunder (as applicable) independently and without reliance upon any Agent, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Issuing Bank or any other Lender, based on such documents and information as it has deemed appropriate, and based its own analysis of the transactions contemplated hereby and of the creditworthiness of the Credit Parties; and each of the Lenders agrees that none of the Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Banks or other Lenders shall bear any responsibility therefor. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Fundamental Document or related agreement or any document furnished hereunder or thereunder.

        SECTION 10.9 Delegation to Sub-Agents. Each of the Agents and the Collateral Agent may perform any and all of its respective duties and exercise any of its respective rights and powers by or through any one or more subagents appointed by such Person. Any of the Agents, the Collateral Agent and any such sub-agents may perform any and all of their duties and exercise rights and powers through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub-agent and to the Related Parties of each Agent, the Collateral Agent and any such sub-agent.

        SECTION 10.10 Agreement of the Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, the Super Majority Lenders or such other number or class of Lenders in accordance with Section 11.11 hereof, action shall be taken by the Administrative Agent or the Collateral Agent for and on behalf of, or for the benefit of, all Lenders upon the direction of the Required Lenders, the Super Majority Lenders or such other number or class of Lenders in accordance with
Section 11.11 hereof and any such action so taken shall be binding on all Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Tranche A Lenders, or such other number or class of Tranche A Lenders in accordance with Section 11.11 hereof, action shall be taken by the Tranche A Agent or the Tranche A Collateral Agent for and on behalf of, or for the benefit of, all Tranche A Lenders upon the direction of the Required Tranche A Lenders or such other number of class of Tranche A Lenders in accordance with Section 11.11 hereof and any such action so taken shall be binding on all Tranche A Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section
11.11 hereof.

        SECTION 10.11 Notice of Transfer. The Administrative Agent, each other Agent, the Collateral Agent, the Tranche A Agent, Tranche A Collateral Agent and each Issuing Bank may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and shall have become effective in accordance with Section 11.3 hereof.

        SECTION 10.12 Relations Among Lenders. Notwithstanding anything to the contrary contained herein or in any other Fundamental Document, each Lender in its capacity as a Lender hereunder agrees that it will not take any legal action, or institute any actions or proceedings, against RRI or any other Credit Party hereunder or under any other Fundamental Document, or with respect to any Collateral or any Mortgaged Real Property Asset, it being understood and agreed that all such actions are to be taken by the Administrative Agent or the Collateral Agent (or during the Designated Period only and with respect to matters solely relating to the Tranche A Loans, the Tranche A Agent or, with respect to matters solely relating to the Adjusted Tranche A Obligations, the Tranche A Collateral Agent), as applicable, on behalf of the Lenders. Without limiting the generality of the foregoing, no Lender may unilaterally terminate its Revolving Credit Commitment or Senior Priority Commitment or accelerate, or otherwise enforce or seek to enforce any rights or remedies with respect to, any Loans or other Obligations owed to it, except pursuant to Section 10.3 or
Section 11.17 hereof and statutory or common law rights of banker's liens and set-off with respect to accounts maintained with such Lender.

        SECTION 10.13 Resignation of an Agent, Collateral Agent, Tranche A Agent or Tranche A Collateral Agent; Successors. Any Agent, the Collateral Agent, the Tranche A Agent or the Tranche A Collateral Agent may resign at any time by giving written notice thereof to the Lenders, the other Agents, the Issuing Banks, RRI, and in the case of a resignation of an Agent, the Collateral Agent; provided, such resignation (x) in the case of the Administrative Agent, shall not become effective until sixty (60) days after the giving of such written notice, (y) in the case of the Collateral Agent, shall not become effective until acceptance by a successor collateral agent of its appointment pursuant hereto and (z) in the case of the Tranche A Agent or the Tranche A Collateral Agent shall not become effective until sixty (60) days after the giving of such written notice. Upon any such resignation by the Administration Agent, Collateral Agent, Tranche A Agent or Tranche A Collateral Agent, the retiring Administrative Agent, Collateral Agent, Tranche A Agent or Tranche A Collateral Agent (as applicable) shall promptly appoint a successor administrative agent, collateral agent, tranche A agent or tranche A collateral agent (as applicable) from among the Lenders which successor shall be experienced and sophisticated in lending; provided, further, that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders, the Issuing Banks and RRI (in the case of the Administrative or the Collateral Agent) or to the Required Tranche A Lenders and RRI (in the case of the Tranche A Agent or the Tranche A Collateral Agent); provided, however, that such approval by RRI shall not be required at any time when a Default or Event of Default is continuing. If no successor administrative agent, collateral agent, tranche A agent or tranche A collateral agent (as applicable) shall have been so appointed by the retiring Administrative Agent, Collateral Agent, Tranche A Agent or Tranche A Collateral Agent (as applicable) and shall have accepted such appointment, within thirty
(30) days after the retiring Administrative Agent's, the Collateral Agent's, the Tranche A Agent's or the Tranche A Collateral Agent's (as applicable) giving of notice of resignation, RRI may appoint a successor administrative agent, collateral agent, tranche A agent or tranche A collateral agent (as applicable); provided, that any such successor must (a) be experienced and sophisticated in lending, (b) be reasonably acceptable to the Required Lenders and the Issuing Banks, (c) be either a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and (d) have a combined capital and surplus of at least $250,000,000. Notwithstanding the foregoing, upon any resignation (which shall become effective fifteen (15) days after the giving of written notice thereof) by Citicorp USA, Inc., as the Tranche A Agent or Citibank, N.A., as the Tranche A Collateral Agent (as applicable), Bank of America, N.A. shall become the successor Tranche A Agent or Tranche A Collateral Agent (as applicable). Upon the acceptance of any appointment as Administrative Agent, Collateral Agent, Tranche A Agent or Tranche A Collateral Agent (as applicable) hereunder by a successor administrative agent, collateral agent, tranche A agent or tranche A collateral agent (as applicable), such successor administrative agent, collateral agent, tranche A agent or tranche A collateral agent (as applicable) shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, Collateral Agent, Tranche A Agent or Tranche A Collateral Agent (as applicable) and the retiring Administrative Agent, Collateral Agent, Tranche A Agent, Tranche A Collateral Agent (as applicable) shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, any retiring Collateral Agent's resignation hereunder as Collateral Agent, any retiring Tranche A Agent's resignation hereunder as Tranche A Agent, or any retiring Tranche A Collateral Agent's resignation hereunder as Tranche A Collateral Agent, the provisions of this Article 10 shall inure to the benefit of such retiring Administrative Agent, such retiring Collateral Agent, such retiring Tranche A Agent, such retiring Tranche A Collateral Agent, their respective sub-agents and their respective Related Parties (as applicable) as to any actions taken or omitted to be taken by any of them while it was Administrative Agent, Collateral Agent, Tranche A Agent or Tranche A Collateral Agent (as applicable) or acting on behalf of the Administrative Agent, Collateral Agent, Tranche A Agent or Tranche A Collateral Agent (as applicable) under this Credit Agreement and the other Fundamental Documents. Notwithstanding anything herein to the contrary, if no successor administrative agent or tranche A agent shall have accepted appointment as Administrative Agent or Tranche A Agent (as applicable) hereunder by the date which is sixty (60) days following a retiring Administrative Agent's or Tranche A Agent's notice of resignation, the retiring Administrative Agent's or Tranche A Agent's resignation shall nevertheless thereupon become effective; and the Lenders shall perform all of the duties of the Administrative Agent or Tranche A Agent hereunder until such time, if any, as a successor administrative agent shall have been appointed by the Borrower as provided for above in this Section
10.13. Upon the effectiveness of any resignation by Citicorp USA, Inc., as the Tranche A Agent or Citibank, N.A., as the Tranche A Collateral Agent, Citicorp USA, Inc. or Citibank, N.A. (as applicable) shall, at the sole cost and expense of RRI, execute such documents as shall be necessary or reasonably advisable to vest with Bank of America, as successor Tranche A Agent or Tranche A Collateral Agent (as applicable) all the rights and powers held by Citicorp USA., Inc. as Tranche A Agent or Citibank, N.A. as Tranche A Collateral Agent (as applicable) (including any Liens held by such entity).

        SECTION 10.14 Lender Payments. (a) Except as otherwise provided herein, all payments by any Lender hereunder shall be made to the Administrative Agent at the office of Bank of America, N.A., 901 Main Street, 14th floor, Mail Code:
TX1-492-14-12, Dallas, TX, 75202, Attention: Ramon Presas (wiring information, ABA No. 111000012, Account No. 1292000883, Account name: Credit Services, Ref. Reliant Resources, Inc., not later than 11:00 a.m., Central Time. All payments received after such time shall be deemed received on the next succeeding Business Day. All payments shall be made in immediately available funds in lawful money of the United States of America.

                (b) If the Administrative Agent, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Issuing Bank, any Lender or any other Secured Party is required at any time to return to RRI or any other Credit Party, or to a trustee, receiver, liquidator, custodian, or any official under any proceeding under any Debtor Relief Law or otherwise, any portion of a payment made by RRI or any other Credit Party, each Lender or other Secured Party agrees that it shall, on demand of the Administrative Agent, return its share of the amount to be returned which was received by the applicable Lender or other Secured Party, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.

        SECTION 10.15 Syndication Agents, Co-Lead Arrangers and Joint Book-Running Managers. Notwithstanding anything in this Credit Agreement or any Fundamental Document to the contrary, the Syndication Agents, Co-Lead Arrangers and Joint Book-Running Managers shall have no duty, obligation or responsibility as such hereunder, except as may otherwise be expressly provided herein.

                                   ARTICLE 11

                                  MISCELLANEOUS

        SECTION 11.1 Notices. (a) Except in the case of notices and other communications that are expressly permitted to be given only by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand, overnight courier, certified or registered mail or sent by facsimile addressed as follows"

(i) if to RRI or any other Credit Party, to it as follows:

                1111 Louisiana Street
                Houston, Texas  77002

                Attention:     Rex Clevenger
                               Senior Vice President
                Facsimile No.: (713) 497-0988
                Telephone No.: (713) 497-3160

        with a courtesy copy to:

                1111 Louisiana Street
                Houston, Texas  77002

                Attention:     Hugh Rice Kelly, Esq.
                               General Counsel
                Facsimile No.: (713) 497-0140
                Telephone No.: (713) 497-7265

(ii) if to the Administrative Agent, the Collateral Agent or Bank of America, N.A., to it as follows:

        (X)     for other than a Notice of Borrowing:

                Bank of America, N.A.
                901 Main Street, 66th Floor
                Mail Code:  TX1-492-66-01
                Dallas, TX 75202

                Attention:     Jay T. Wampler
                               Managing Director
                Facsimile No.: (214) 209-3533
                Telephone No.: (214) 209-3711
                with a copy to:

                Bank of America, N.A.
                901 Main Street, 14th Floor
                Mail Code:  TX1-492-14-11
                Dallas, TX 75202

                Attention:     Lyudmila Ryabkova
                               Agency Management Officer

                Facsimile No.: (214) 290-9408
                Telephone No.: (214) 209-1226

                with a courtesy copy to:

                Clifford Chance US LLP
                200 Park Avenue
                New York, NY  10166-0153

                Attention:     Mark F. Liscio, Esq.
                               Margot B. Schonholtz, Esq.
                Facsimile No.: (212) 878-8375

        (Y) for any Notice of Borrowing and for Payments:

                Bank of America, N.A.
                901 Main Street, 14th Floor
                Mail Code:  TX1-492-14-12
                Dallas, TX 75202

                Attention:     Ramon Presas
                Facsimile No.: (214) 290-9478
                Telephone No.: (214) 209-2642

(iii) if to Bank of America, N.A., as Issuing Bank, to it as follows:

                Bank of America, N.A.
                Trade Operations - Los Angeles #22621
                333 S. Beaudry Avenue, 19th Floor
                Mail Code:  CA9-703-19-23
                Los Angeles, CA 90017-1466

                Attention:     Sandra Leon
                Facsimile No.: (213) 345-6694
                Telephone No.: (213) 345-5231

(iv) if to Citicorp USA, Inc., as Tranche A Agent, to it as follows:

                Citicorp USA, Inc.
                250 West Street - 8th Floor
                New York, New York 10013

                Attention:     Michael Becker
                Facsimile No.: (212) 723-3899
                Telephone No.: (212) 723-3059

(v) if to Citibank, N.A., as Tranche A Collateral Agent, to it as follows:

                Citibank, N.A.

                111 Wall Street - 14th Floor, Zone 3
                New York, New York  10005

                Attention:     Donna Marie White
                Facsimile No.: (212) 657-3862
                Telephone No.: (212) 657-5252

(vi) if to Barclays Bank PLC, as Syndication Agent, to it as follows:

                Barclays Bank PLC, New York Branch
                222 Broadway
                New York, New York 10038

                Attention:     Monica Mikolajczyk
                Facsimile No.: (212) 412-5306
                Telephone No.: (212) 412-3709

                with a copy to:

                Barclays Capital
                200 Park Avenue
                New York, New York 10166

                Attention:     Sydney Dennis
                Facsimile No.: (212) 412-2441
                Telephone No.: (212) 412-2470

                Attention:     Christopher Kinney
                Facsimile No.: (212) 412-5306
                Telephone No.: (212) 412-2756

(vii) if to Barclays Bank PLC, as Issuing Bank, to it as follows:

                Barclays Bank PLC
                222 Broadway
                New York, New York 10038

                Attention:     Dawn Townsend
                Facsimile No.: (212) 412-5111
                Telephone No.: (212) 412-5142

(viii) if to Deutsche Bank AG, New York Branch, as Syndication Agent, to it as follows:

                Deutsche Bank AG
                New York Branch
                31 West 52nd Street, 7th Floor
                New York, New York 10019

                Attention:     Keith C. Braun
                               Director
                Facsimile No.: (646) 324-7441
                Telephone No.: (646) 324-2276

                Deutsche Bank AG
                New York Branch
                31 West 52nd Street, 23rd Floor
                New York, New York 10019

                Attention:     Joel Makowsky
                               Director
                Facsimile No.: (212) 469-5711
                Telephone No.: (212) 469-7896

                Deutsche Bank AG
                New York Branch
                31 West 52nd Street, 23rd Floor
                New York, New York 10019

                Attention:     Hans-Christian Narberhaus
                               Vice President
                Facsimile No.: (212) 469-5711
                Telephone No.: (212) 469-2605

(ix) if to Deutsche Bank AG, New York Branch, as Issuing Bank, to it as follows:

                Deutsche Bank AG
                New York Branch

                60 Wall Street, 27th Floor
                New York, New York 10005

                Attention:     Marco Orlando
                Facsimile No.: (212) 797-0403
                Telephone No.: (212) 602-1132

(x) if to JP Morgan Chase Bank, as Issuing Bank, to it as follows:

                JP Morgan Chase Bank
                600 Travis, 20th Floor
                Houston, Texas  77002-8086

                Attention:     Peter Licalzi
                Facsimile No.: (713) 216-4117
                Telephone No.: (713) 216-8869

(xi) if to Westdeutsche Landesbank Girozentrale, as Issuing Bank, to it as follows:

                WestLB AG
                1211 Avenue of the Americas
                New York, New York 10036

                Attention:     Ravi Sood
                Facsimile No.: (212) 597-8388
                Telephone No.: (212) 852-6314

(xii) if to any Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire;

or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of any Person giving notice pursuant to this Section 11.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given (x) on the fifth Business Day after the date when sent, postage prepaid, return receipt requested, if by certified or registered mail, (y) when delivered, if delivered by hand or overnight courier service, or (z) when receipt is acknowledged, if by facsimile, in each case addressed to such party as provided in this Section 11.1 or in accordance with the latest unrevoked written direction from such party.

                (b) No notice to or demand on any of the Credit Parties on any occasion shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in the same, similar or other circumstances, unless otherwise expressly required under this Credit Agreement.

        SECTION 11.2 Survival of Agreement, Representations and Warranties, etc. All warranties, representations and indemnities made by any of the Credit Parties herein, in any other Fundamental Document or in any certificate or instrument delivered by it or on its behalf in connection with or pursuant to this Credit Agreement or any other Fundamental Document shall be considered to have been relied upon by the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Banks and the Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the execution and delivery of this Credit Agreement, the combination and continuation of the Existing Loans, the making of any Revolving Credit Loans, the making of any Senior Priority Loans and the issuance of the Letters of Credit herein contemplated, and the execution and delivery of any Notes hereunder, in each case, regardless of any investigation made by the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Issuing Bank or any of the Lenders or on their behalf and notwithstanding the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as any Obligation is outstanding and unpaid, any Letter of Credit is outstanding and so long as the Revolving Credit Commitments or the Senior Priority Commitments have not been terminated. All statements in any such certificate or instrument delivered in connection with, or pursuant to this Credit Agreement or other Fundamental Document shall constitute representations and warranties by the Credit Parties hereunder. Notwithstanding the foregoing, any representation, warranty, agreement or indemnity with respect to any tax shall survive at least until thirty (30) days after the expiration of the applicable statute of limitations with respect to such tax.

        SECTION 11.3 Successors and Assigns; Syndications; Loan Sales; Participations. (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party (including, without limitation any affiliate of any Issuing Bank that issues any Letter of Credit); provided, however, that neither RRI nor any other Credit Party may assign or transfer any of its rights or obligations hereunder or under any other Fundamental Document without the prior written consent of the Administrative Agent, each Issuing Bank and all of the Lenders (and any attempted assignment or transfer without such consent shall be null and void). All covenants, promises and agreements by or on behalf of any of the Credit Parties which are contained in this Credit Agreement or any other Fundamental Document shall inure to the benefit of the successors and assigns of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any other Fundamental Document.

                (b) Each of the Lenders may (but only with the prior written consent of those Persons set forth below in this Section 11.3(b) or in Section 11.3(c), as applicable) assign, in the case of the Term Loans or the Tranche A Loans, to any Person (other than a Person who in the ordinary course of its business owns and/or operates power generating facilities), or in the case of the Revolving Credit Loans, the Revolving Credit Commitments, the Senior Priority Loan and/or the Senior Priority Commitment, to one or more Eligible Assignees, all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of any Term Loans at the time owing to it and any Note held by it evidencing its Term Loans and/or all or a portion of any Tranche A Loans at the time owing to it and any Note held by it evidencing its Tranche A Loans, and/or all or a portion of its Revolving Credit Commitment, the same portion of any Revolving Credit Loans at the time owing to it, any Note held by it evidencing such Revolving Credit Commitment and its obligations with regard to Revolver Letters of Credit, and/or all or a portion of its Senior Priority Commitment, the same portion of any Senior Priority Loans at the time owing to it, any Note held by it evidencing such Senior Priority Commitment and its obligations with regard to Senior Priority Letters of Credit); provided, however, that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's interests, rights and obligations under this Credit Agreement, (ii) each assignment shall be in a minimum Revolving Credit Commitment amount, Senior Priority Commitment amount, Term Loan amount or Tranche A Loan amount (as the case may be) of $5,000,000 (or such lesser amount as shall equal the assigning Lender's entire Revolving Credit Commitment, Senior Priority Commitment, Term Loan or Tranche A Loan (as the case may be), or as shall be agreed to by the Administrative Agent and RRI), and
(iii) after giving effect to such assignment, the assigning Lender's remaining Revolving Credit Commitment, Senior Priority Commitment, outstanding Term Loans or Tranche A Loans (as appropriate) shall each either be zero or an amount equal to $2,500,000 or more, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance substantially in the form of Exhibit A hereto, together with the assigning Lender's original Notes (if any) evidencing the Revolving Credit Commitment, Senior Priority Commitment, Term Loans or Tranche A Loans (as applicable) being assigned and a processing and recordation fee of $3,500 to be paid to the Administrative Agent by the assigning Lender or the assignee, (v) if the assignee is not a Lender, it shall deliver to the Administrative Agent, an Administrative Questionnaire, and (vi) if the assignee is not organized under the laws of the United States of America or a state thereof, it shall deliver to RRI and the Administrative Agent the forms prescribed by the Internal Revenue Service of the United States certifying as to the assignee's exemption from United States withholding taxes with respect to all payments to be made to the assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject

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to such tax at a rate reduced by any applicable tax treaty. Upon such execution, delivery, acceptance and recording, and from and after the effective date specified in each Assignment and Acceptance, which effective date shall not (unless otherwise agreed to by the Administrative Agent) be earlier than five
(5) Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Fundamental Documents and shall be bound by the provisions hereof and thereof and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Credit Agreement except that, notwithstanding such assignment, any rights and remedies available to a Credit Party for any breaches by such assigning Lender of its obligations hereunder while a Lender shall be preserved after such assignment, and such Lender shall not be relieved of any liability to a Credit Party due to any such breach. In the case of an Assignment and Acceptance covering all of the remaining portion of the assigning Lender's rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto (but shall be entitled to the benefits of Sections 2.14, 2.15, 2.17, 11.4 and 11.5 hereof). It shall not be necessary for any Lender to sell the same percentage of its (A) Revolving Credit Commitment, Revolving Credit Loans and obligations with regard to Revolver Letters of Credit, (B) Senior Priority Commitment, Senior Priority Loans and obligations with regard to Senior Priority Letters of Credit,
(C) its Term Loans and (D) its Tranche A Loans (as the case may be) (although each such percentage of its Revolving Credit Commitment (and Revolving Credit Loans and Revolver L/C Exposure), Senior Priority Commitment (and its Senior Priority Loans and Senior Priority L/C Exposure), Term Loans and/or Tranche A Loans must be a constant, not varying percentage). Any assignment of any Term Loan or any Tranche A Loan shall not require the prior written consent of any Person including the Administrative Agent or RRI. Any assignment of a Revolving Credit Commitment and/or any obligations with respect to any Revolver Letter of Credit shall require the prior written consent of (i) the Administrative Agent and RRI, which consent in each case shall not be unreasonably withheld and which consent by RRI shall not be required if at the time the applicable Assignment and Acceptance is delivered to the Administrative Agent for its acceptance and recording, an Event of Default has occurred and is then continuing, and (ii) each Revolver Issuing Bank, which consent may be withheld in such Revolver Issuing Bank's sole discretion. Any assignment of a Senior Priority Commitment and/or any obligations with respect to any Senior Priority Letter of Credit shall require the prior written consent of (I) the Administrative Agent and RRI, which consent in each case shall not be unreasonably withheld and which consent by RRI shall not be required if at the time the applicable Assignment and Acceptance is delivered to the Administrative Agent for its acceptance and recording, an Event of Default has occurred and is then continuing, and (II) each Senior Priority Issuing Bank, which consent may be withheld in such Senior Priority Issuing Bank's sole discretion. Each Lender that is an investment fund hereby agrees to notify the Administrative Agent of any change of the identity of the investment manager for such fund.

                (c) Each Lender, in accordance with Section 11.3(b) above, may at any time make an assignment of its interests, rights and obligations under this Credit Agreement, (i) solely with respect to an assignment of the Revolving Credit Commitment only, without the prior written consent of the Administrative Agent or RRI, but with the prior written consent of each Revolver Issuing Bank (in its sole discretion), to any other Lender which at the time of the assignment has a Revolving Credit Commitment hereunder or (ii) solely with respect to an assignment of the Senior Priority Commitment only, without the prior written consent of the Administrative Agent or RRI, but with the prior written consent of each Senior Priority Issuing Bank (in its sole discretion), to any other Lender which at the time of the assignment has a Senior Priority Commitment hereunder.

                (d) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the

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interest being assigned thereby and that such interest is free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or any other Fundamental Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Credit Parties or the performance or observance by any of the Credit Parties of any of their respective obligations under the Fundamental Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.7(a) hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee agrees that it will, independently and without reliance upon the assigning Lender, the Administrative Agent, the Collateral Agent, the other Agents, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Banks, any other Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, any of the other Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (v) such assignee appoints and authorizes the Administrative Agent, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent and each Issuing Bank (as applicable) to take such action as agent(s) on its behalf and to exercise such powers under this Credit Agreement and the other Fundamental Documents as are delegated to the Administrative Agent, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent or such Issuing Bank (as applicable) by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and
(vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and the other Fundamental Documents and will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement and the other Fundamental Documents are required to be performed by it as a Lender.

                (e) The Administrative Agent, acting on behalf of RRI and the other Borrowers, shall maintain at one of its offices in any State of the United States, a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders, the Revolving Credit Commitment of each Lender, the Senior Priority Commitment of each Lender, the principal amount of the Loans owing to each Lender and any payments with respect to Letters of Credit which are owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error, and the Credit Parties, the Administrative Agent, the Collateral Agent, the other Agents, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by any Credit Party, the Collateral Agent, any of the other Agents, the Tranche A Agent, the Tranche A Collateral Agent, any Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice. Any assignment of any Loan, Revolving Credit Commitment or Senior Priority Commitment whether or not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Term Loan, Tranche A Loan, Revolving Credit Commitment or Senior Priority Commitment evidenced by a Note shall be registered on the Register only upon surrender for registration or assignment or transfer of the Note evidencing such Term Loan, Tranche A Loan, Revolving Credit Commitment or Senior Priority Commitment, accompanied by a duly executed Assignment and Acceptance, and thereupon new Notes shall be issued to the assignor and the assignee, and the old Notes shall be returned by the Administrative Agent to RRI marked "cancelled".

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                (f) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with the assigning Lender's original Note (if any) evidencing the Term Loan, Tranche A Loan, Revolving Credit Commitment or Senior Priority Commitment (as applicable) being assigned thereby, the processing and recordation fee, the assignee's completed Administrative Questionnaire (if applicable) and evidence of the prior written consents to such assignment as required by 11.3(b) or 11.3(c) hereof (as applicable), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to RRI. Within five (5) Business Days after receipt of the notice, RRI, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for any surrendered Note, a new Note to the order of such assignee in an amount equal to the Revolving Credit Commitment, Senior Priority Commitment and/or the principal amount of the Term Loan or Tranche A Loan (as appropriate) assumed by the assignee Lender pursuant to such Assignment and Acceptance and if the assigning Lender has retained a Revolving Credit Commitment, Senior Priority Commitment and/or any portion of the applicable Term Loan or Tranche A Loan (as appropriate) hereunder, a new Note to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment, Senior Priority Commitment and/or the principal amount of the Term Loan or Tranche A Loan (as appropriate) retained by such assigning Lender hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note (or if applicable, the outstanding principal amount of the Term Loan or Tranche A Loan, as the case may be, owed to the assigning Lender immediately preceding the relevant assignment), shall be dated the date of the surrendered Note and shall otherwise be in substantially the form of the surrendered Note.

                (g) Each of the Lenders may, without the consent of any of the Credit Parties, the Administrative Agent, any Issuing Bank or any of the other Lenders, sell participations to one or more banks, other financial institutions, investing companies or funds in all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of any Term Loans at the time owing to it and any Note held by it evidencing its Term Loans, and/or all or a portion of any Tranche A Loans at the time owing to it and any Note held by it evidencing its Tranche A Loans, and/or all or a portion of its Revolving Credit Commitment, the same portion of any Revolving Credit Loans at the time owing to it, any Note held by it evidencing such Revolving Credit Commitment and its obligations with regard to Revolver Letters of Credit, and/or all or a portion of its Senior Priority Commitment, the same portion of any Senior Priority Loans at the time owing to it, any Note held by it evidencing such Senior Priority Commitment and its obligations with regard to Senior Priority Letters of Credit); provided, however, that (i) any such Lender's obligations under this Credit Agreement shall remain unchanged and it shall remain solely responsible to the other parties hereto for the performance of such obligations, (ii) any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Fundamental Documents and to approve any amendment, modification or waiver of any provision of the Fundamental Documents and that such participant shall not be granted any voting rights or any right to control the vote of such Lender under this Credit Agreement by the Lender selling a participation hereunder, except that such participant may be granted voting rights (or a right to control the vote of such Lender under this Credit Agreement) with respect to (A) proposed decreases to interest rates or fees (in each case, as applicable to such participant), (B) any extensions of the final maturity of any Loan or any reduction of fees (in each case, as applicable to such participant) and (C) releases of all or substantially all the Collateral and the Mortgaged Real Property Assets taken as a whole, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.14, 2.15, and 2.16 hereof, but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive, unless the sale of the participation was made with RRI's prior written consent, (iv) the Credit Parties, the Administrative Agent, the Collateral Agent, the other Agents, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Bank and the other Lenders

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shall continue to deal solely and directly with such Lender in connection with such Lender's and its participants' rights and obligations under this Credit Agreement and (v) such Lender, acting for this purpose as an agent for RRI, shall maintain at one of its offices a copy of the agreement pursuant to which such participation is granted (the "Participation Agreement") and each agreement pursuant to which any interest in such participation is assigned by the participant, and a register (the "Participant Register") for the recordation of the names and addresses of each participant (and any such assignee of such participation), its respective interests in the Revolving Credit Commitments, Senior Priority Commitments, the principal amounts of the Term Loans, Tranche A Loans and L/C Exposure of such Lender. Each such Participation Agreement shall provide that such participation (and any assignment thereof) shall be effective upon recordation in such Participation Register.

                (h) A Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.3, disclose to the assignee or participant or proposed assignee or participant any information relating to RRI or any of its Subsidiaries furnished to the Administrative Agent, the Collateral Agent, any other Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Bank or such Lender by or on behalf of RRI or any other Credit Party; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section
11.18 hereof.

                (i) Any assignment pursuant to paragraph (b) or (c) of this
Section 11.3 shall constitute an amendment of Schedule 1 hereto as of the effective date of such assignment.

                (j) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 11.3 shall not apply to any such pledge or assignment of a security interest; provided, however, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        SECTION 11.4 Expenses; Documentary Taxes. Whether or not the transactions hereby contemplated shall be consummated, RRI and the other Borrowers, jointly and severally, agree to pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Co-Lead Arrangers, the Joint Book-Running Managers and the Issuing Banks in connection with, or arising out of, the performance of due diligence, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement, the other Fundamental Documents, and any other documentation contemplated hereby or thereby, the making of the Revolving Credit Loans and the issuance of the Revolver Letters of Credit, the making of the Senior Priority Loans and the issuance of the Senior Priority Letters of Credit, the Collateral any Real Property Asset including but not limited to, the reasonable out-of-pocket fees and disbursements of outside legal counsel and of out-of-pocket costs and internally allocated charges of audit or field examinations of the Administrative Agent in connection with the preparation, negotiation and administration of this Credit Agreement and the other Fundamental Documents, the verification of financial data or the transactions contemplated hereby or thereby, and the reasonable fees and disbursements of Clifford Chance US LLP, counsel for the Administrative Agent and any other counsel that any of the Agents and the Tranche A Agent shall retain, (b) all out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (c) all out-of-pocket expenses incurred by the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Issuing Bank or any Lender in connection with the enforcement or protection (as distinguished from administration) of its rights and remedies in connection with this Credit Agreement, the other Fundamental Documents, the Letters of Credit, the Loans or any Notes hereunder, or as a result

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of any transaction, action or non-action arising from any of the foregoing, incurred during any workout, restructuring or negotiations in respect of the Loans or Letters of Credit, including but not limited to, the fees and disbursements of any counsel for any of the Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Issuing Bank or any of the Lenders. Such payments shall be made on demand. RRI and the other Borrowers, jointly and severally, agree that it shall indemnify the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Banks and the Lenders from and hold them harmless against any documentary, transfer, stamp, excise, property or similar taxes, assessments or charges made by any Governmental Authority by reason of any payment made by or on behalf of RRI or other Credit Party hereunder or the execution, filing, recording, performance, release, discharge, amendment, enforcement and/or delivery of this Credit Agreement, any Notes hereunder or the issuance of any Letters of Credit or any other Fundamental Document or the transactions contemplated hereunder and thereunder. The obligations of the Credit Parties under this Section shall survive the Bank Credit Termination Date, the termination of this Credit Agreement, the payment of the Loans, the expiration or termination of the Letters of Credit and/or the termination of any Lender Hedging Agreement. Notwithstanding the foregoing, the reasonable fees and expenses of a financial adviser retained by or on behalf of the Administrative Agent, the other Agents, the Collateral Agent, any Issuing Bank or any of the Lenders from and after the Closing Date, shall only be payable by RRI and the other Borrowers, under the following circumstances: (1) such fees and expenses have been incurred pursuant to, and in accordance with, the FA Engagement Letter, (2) upon the occurrence of a Default or Event of Default, or (3) in connection with the preservation of rights or the exercise of remedies hereunder, under any other Fundamental Document, under Applicable Law or otherwise.

        SECTION 11.5 Indemnity. Each of the Credit Parties, jointly and severally, agrees to indemnify and hold harmless the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Co-Lead Arrangers, the Joint Book-Running Managers, the Issuing Banks and each Lender, and their respective Related Parties (each of the foregoing, an "Indemnified Party") (to the full extent permitted by Applicable
Law) from and against any and all claims, demands, losses, judgments, damages, expenses and liabilities (including liabilities for penalties) incurred by or asserted against any of them as a result of, or arising out of, or in any way related to, or by reason of, any actual or prospective investigation, claim, litigation or other proceeding (whether based on contract, tort or other theory and regardless of whether or not any Indemnified Party is a party thereto) related to the entering into and/or performance of any Fundamental Document, any of the Existing Credit Agreements, any Synthetic Lease Document or any other agreement or instrument contemplated by any of the foregoing (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the use of the proceeds of any Loans hereunder or the issuance of any Letter of Credit or the consummation of any other transaction contemplated in any Fundamental Document, any of the Existing Credit Agreements, any Synthetic Lease Document, including the reasonable fees and disbursements of counsel incurred in connection with any such investigation, claim, litigation or other proceeding (but excluding any such losses, liabilities, claims, demands, judgments, damages or expenses of an Indemnified Party to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Party, as determined by a final and non-appealable order or judgment of a court of competent jurisdiction). If any proceeding, including any governmental investigation, shall be instituted involving any Indemnified Party, in respect of which indemnity may be sought against RRI or any other Credit Party, such Indemnified Party shall promptly notify RRI and the applicable Credit Party in writing, and RRI or the applicable Credit Party shall assume the defense thereof on behalf of such Indemnified Party including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of all reasonable fees and expenses. Any Indemnified Party shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless
(i) the

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employment of such separate counsel has been specifically authorized by RRI or
(ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and one or more of the Credit Parties and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or in addition to those available to such Credit Parties (in which case the Credit Parties shall not have the right to assume the defense of such action on behalf of such Indemnified Party). At any time after a Credit Party has assumed the defense of any proceeding involving any Indemnified Party in respect of which indemnity has been sought against a Credit Party, such Indemnified Party may elect, by written notice to RRI and the applicable Credit Party, to withdraw its request for indemnity and thereafter the defense of such proceeding shall be maintained by counsel of the Indemnified Party's choosing and at the Indemnified Party's expense. The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent any Co-Lead Arranger, any Joint Book-Running Manager, any Issuing Bank or by any other Person either against the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Co-Lead Arranger, any Joint Book-Running Manager, any Issuing Bank or the Lenders or in connection with which any officer or employee of any of the foregoing is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Clifford Chance US LLP, special counsel to the Administrative Agent any reasonable out-of-pocket costs incurred by the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Co-Lead Arranger, any Joint Book-Running Manager, any Issuing Bank or any Lender in appearing as a witness or in otherwise complying with legal process served upon them. The obligations of the Credit Parties under this Section 11.5 shall survive the Bank Credit Termination Date, the termination of this Credit Agreement, the payment of the Loans, the termination of the Revolving Credit Commitments and the Senior Priority Commitments hereunder, and/or the expiration or termination of the Letters of Credit and/or the termination of any Lender Hedging Agreement and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans, its Revolving Credit Commitment and/or its Senior Priority Commitment hereunder. Any amount due under this Section 11.5 shall be payable by a Credit Party promptly after written demand therefor.

                If a Credit Party shall fail to do any act or thing which it has covenanted to do hereunder or under a Fundamental Document, or any representation or warranty of a Credit Party shall be breached, the Administrative Agent, and during the Designated Period, the Tranche A Agent, may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and there shall be added to the Obligations hereunder the cost or expense incurred by the Administrative or the Tranche A Agent, as the case may be, in conducting such performance or remedy, and any and all amounts expended by the Administrative Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at a rate per annum set forth in the last sentence of Section 2.12(a) from time to time in effect from the date advanced to the date of repayment. Any action taken by the Administrative Agent or the Tranche A Agent, as the case may be, pursuant to the immediately preceding sentence shall not relieve any Credit Party of any Default or Event of Default hereunder.

        SECTION 11.6 CHOICE OF LAW. THIS CREDIT AGREEMENT, THE OTHER FUNDAMENTAL DOCUMENTS AND ANY NOTE HEREUNDER SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES AND BY FEDERAL LAW TO THE EXTENT APPLICABLE; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY MORTGAGE OR ASSIGNMENT OF LEASES AND RENTS FILED IN A JURISDICTION OUTSIDE THE STATE OF NEW YORK, THE LAWS OF SUCH JURISDICTION WHERE SUCH MORTGAGE OR ASSIGNMENT OF LEASES AND RENTS

                                     - 156 -

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WAS FILED SHALL APPLY WITH RESPECT TO THE CREATION, PERFECTION AND
ENFORCEABILITY THEREOF.

        SECTION 11.7 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON (WHETHER DIRECTLY OR INDIRECTLY) THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

        SECTION 11.8 WAIVER WITH RESPECT TO CERTAIN DAMAGES. EACH CREDIT PARTY ACKNOWLEDGES THAT NONE OF THE ADMINISTRATIVE AGENT, THE OTHER AGENTS, THE COLLATERAL AGENT, THE TRANCHE A AGENT, THE TRANCHE A COLLATERAL AGENT, THE CO-LEAD ARRANGERS, THE JOINT BOOK-RUNNING MANAGERS, THE ISSUING BANKS OR THE LENDERS HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, ANY CREDIT PARTY ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT AND THE RELATIONSHIP BETWEEN THE ADMINISTRATIVE AGENT, THE OTHER AGENTS, THE COLLATERAL AGENT, THE TRANCHE A AGENT, THE TRANCHE A COLLATERAL AGENT, THE CO-LEAD ARRANGERS, THE JOINT BOOK-RUNNING MANAGERS, THE ISSUING BANKS AND THE LENDERS, ON THE ONE HAND, AND THE CREDIT PARTIES, ON THE OTHER HAND, IN CONNECTION THEREWITH IS SOLELY THAT OF CREDITOR AND DEBTOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO CREDIT PARTY SHALL ASSERT, AND EACH CREDIT PARTY HEREBY WAIVES, ANY CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE OTHER AGENTS, THE COLLATERAL AGENT, THE TRANCHE A AGENT, THE TRANCHE A COLLATERAL AGENT, ANY CO-LEAD ARRANGER, ANY JOINT BOOK-RUNNING MANAGER, ANY ISSUING BANK, ANY LENDER OR ANY OTHER INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF.

        SECTION 11.9 No Waiver. No failure on the part of the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Issuing Bank or any Lender to exercise, and no delay in exercising, any right, power or remedy hereunder, under any Note hereunder, with regard to any Letter of Credit, or under any other Fundamental Document shall operate as

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a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy or any abandonment or discontinuance of steps to enforce any such right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies hereunder and under the Fundamental Documents are cumulative and are not exclusive of any other rights, powers and remedies provided by Applicable Law or otherwise. No waiver of any provision of any Fundamental Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.11 hereof, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the issuance of a Letter of Credit or the continuation or conversion of a Loan hereunder shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

        SECTION 11.10 Extension of Payment Date. Except as otherwise specifically provided in Article 2 hereof, should any payment or prepayment of principal of, or interest on, any of the Loans or any other amount due hereunder or under any other Fundamental Document, become due and payable on a day other than a Business Day, the due date of such payment, prepayment or other amount shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

        SECTION 11.11 Amendments, Waivers, etc. (a) Unless otherwise specifically provided herein and subject to the terms and provisions of Sections 11.11(b) and 11.11(c) below, any provision of this Credit Agreement or any other Fundamental Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Credit Parties and the Required Lenders (and, if the rights or duties of the Administrative Agent, any other Agent, the Collateral Agent, the Tranche A Agent or the Tranche A Collateral Agent is affected thereby, then by the Administrative Agent, such other Agent, the Collateral Agent, the Tranche A Agent, or the Tranche A Collateral Agent (as applicable)); provided, that no such amendment or waiver shall (i) increase the Revolving Credit Commitment of any Revolving Credit Lender, without the prior written consent of such Revolving Credit Lender, (ii) increase the Total Senior Priority Commitment without the prior written consent of each Senior Priority Lender and each of the Required Restructured Lenders and the Required Tranche A Lenders, (iii) increase, reduce or forgive the principal amount of outstanding Terms Loans, Tranche A Loans, Revolving Credit Loans or Senior Priority Loans of any Lender, without the prior written consent of such Lender, (iv) reduce the rate of interest on, any Loan, or reduce any fees specified herein, due to a Lender, in each case, without the prior written consent of such Lender, (v) extend the final maturity date of any Loan of any Lender, without the prior written consent of such Lender, (vi) extend any date fixed for the payment of any interest on any Loans or any fees hereunder due to a Lender, without the prior written consent of such Lender, (vii) release all or substantially all of the Collateral and the Mortgaged Real Property Assets (taken as a whole) from the Liens created by the Fundamental Documents, without the prior written consent of all the Lenders (it being understood and agreed that any Lien on any asset sold or otherwise disposed of in accordance with, and as permitted by, the terms of this Credit Agreement (and not constituting all or substantially all of the Collateral and the Mortgaged Real Property Assets), may be released upon such sale or other disposition, without the further consent of any Lender),
(viii) amend the definition of "Required Lenders", the definition of "Super-Majority Lenders", the defintiion of "Ninety Percent Lenders" or the provisions of the first sentence of Section 2.19 hereof, without the prior written consent of all the Lenders, (ix) amend the definition of "Junior Securities" or Schedule 1C hereto, without the prior written consent of the Super-Majority Lenders, (x) amend Section 2.7(a) hereof to extend the date fixed for the one amortization payment of the Term Loans and Tranche A Loans set forth therein, without the prior written consent of the Ninety Percent Lenders, or
(xi) release any Guarantor from its obligations hereunder, without the prior written consent of the Super-Majority Lenders; provided; that any

Guarantor sold in accordance with the terms of this Credit Agreement shall be released upon any such sale without the further consent of any Lender. No such amendment, modification, waiver or consent shall amend Section 2.4 or Section
2.5 hereof or adversely affect the rights and obligations of any Issuing Bank hereunder without the prior written consent of such Issuing Bank. Each holder of a Loan or a Note hereunder shall be bound by any amendment, modification, waiver or consent authorized as provided herein (whether or not any applicable Note shall have been marked to indicate such amendment, modification, waiver or consent); and any consent by any holder of a Loan or a Note shall bind any Person subsequently acquiring such Loan or Note (whether or not any applicable
Note is so marked).

                (b) Notwithstanding the foregoing provisions of this Section 11.11, (i) any amendment or waiver affecting (x) solely the Senior Priority Loans or the Senior Priority Letters of Credit (including the use of proceeds of Senior Priority Loans and Senior Priority Letters of Credit set forth in Sections 3.26 and 5.14 hereof) or (y) any of the Senior Priority Anti-Hoarding Conditions, shall require the additional affirmative vote of the Required Senior Priority Lenders, and (ii) any amendment or waiver affecting solely the Term Loans, solely the Tranche A Loans or solely the Revolving Credit Loans shall require the additional affirmative vote of the Required Term Lenders, Required Tranche A Lenders or Required Revolving Lenders as the case may be. For purposes of clarification, (i) if a condition to any Borrowing of Revolving Credit Loans or the issuance of a Revolver Letter of Credit hereunder is not satisfied, an Event of Default has occurred and is continuing, and in each case, RRI is prohibited from borrowing a Revolving Credit Loan or receiving a Revolver Letter of Credit hereunder then in order to waive such condition or Event of Default, the consent of the Required Revolving Lenders (as a separate group) shall be required in addition to any other consent required pursuant to this Credit Agreement; and (ii) if a condition to any Borrowing of Senior Priority Loans or the issuance of a Senior Priority Letter of Credit hereunder is not satisfied or an Event of Default has occurred and is continuing, and in each case, a Credit Party is prohibited from borrowing a Senior Priority Loan or receiving a Senior Priority Letter of Credit hereunder, then in order to waive such condition, the consent of the Required Senior Priority Lenders (as a separate group) shall be required in addition to any other consent required pursuant to this Credit Agreement. It is hereby understood and agreed that any vote required under the provisions of this Section 11.11(b) shall be in addition to any vote or approval required under Section 11.11(a) above.


                (c) Notwithstanding the other provisions of this Section 11.11, if any Senior Priority Commitment is outstanding, any Senior Priority Loan is outstanding, or any Senior Priority Letter of Credit is issued and outstanding, then any acceleration of the Loans (as provided in Article 7 hereof) and/or the exercise of any remedy under any Fundamental Document, shall require the affirmative vote of the Required Senior Priority Lenders, (it being understood and agreed that such vote shall be in addition to any vote or direction required by Article 7 hereof); provided that no such affirmative vote of the Required Senior Priority Lenders shall be required for any acceleration of the Loans and/or the exercise of any remedy under the Fundamental Documents directed to be made by the Required Lenders on or after the date which is sixty (60) days after the occurrence of the relevant Event of Default.

                (d) Notwithstanding the foregoing provisions of this Section 11.11, or anything to the contrary contained in this Credit Agreement, any Lender which has requested that it not receive material, non-public information concerning RRI or any of the other Credit Parties and which is therefore unable or unwilling to vote with respect to an issue arising under this Credit Agreement will agree to vote and will be deemed to have voted its applicable Credit Exposure under this Credit Agreement pro rata in accordance with the percentage of applicable Credit Exposure voted in favor of, and the percentage of applicable Credit Exposure voted against, any such issue under this Credit Agreement.

                (e) Notwithstanding the foregoing provisions of this Section 11.11, (i) no amendment, modification or waiver of the Citibank Intercreditor Agreement, and (ii) during the Designated Period, no amendment, modification or waiver of any of the Restructured Synthetic Lease

Documents, shall be effective without the affirmative vote or consent of the Super-Majority Tranche A Lenders (it being understood and agreed that such vote shall be in addition to the vote required under Section 11.11(a)).

                (f) Notwithstanding the foregoing provisions of this Section 11.11, any agreement pursuant to Section 2.4(o) which changes the allocation of the commitments to issue Letters of Credit hereunder, shall constitute an amendment of the amounts in the column entitled "Issuing Bank Amount for Revolver Letters of Credit" or the column entitled "Issuing Bank Amount for Senior Priority Letters of Credit" (as applicable) set forth in Schedule 1 hereto to reflect such agreed change in allocations; provided, however, that the amount set forth in either of such columns with respect to a then existing Issuing Bank, may not be increased without the prior written consent of such Issuing Bank.

        SECTION 11.12 Severability. Any provision of this Credit Agreement or of any Note hereunder which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or thereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 11.13 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS (FOR ITSELF AND ITS PROPERTY) TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY (AND TO ANY APPELLATE COURT FROM ANY THEREOF), FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR BASED UPON, THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE LETTERS OF CREDIT) THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT AND THE SUBJECT MATTER THEREOF, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH CREDIT PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF OR ANY JUDGMENT (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (B) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. EACH CREDIT PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF EACH OF THE OTHER PARTIES HERETO. FINAL JUDGMENT AGAINST ANY CREDIT PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT,

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ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE
CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY
OF THE CREDIT PARTY THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT THE TRANCHE A AGENT OR THE TRANCHE A COLLATERAL AGENT MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A CREDIT PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE SUCH CREDIT PARTY OR SUCH ASSETS MAY BE FOUND. EACH CREDIT PARTY HEREBY CONSENTS TO SERVICE OF
PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT
TO SECTION 11.1 HEREOF.

        SECTION 11.14 Headings. Article and Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

        SECTION 11.15 Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed signature page to this Credit Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Credit Agreement.

        SECTION 11.16 Subordination of Intercompany Indebtedness, Receivables, Payables and Advances. (a) Each Credit Party hereby agrees that any intercompany Indebtedness or other intercompany receivables, intercompany payables or intercompany advances directly or indirectly made by or owed to such Credit Party by any other Credit Party, of whatever nature at any time outstanding shall be subordinate and subject in right of payment to the prior indefeasible payment in full in cash of the Obligations. Each Credit Party hereby agrees that it will not become obligated or otherwise liable for any intercompany Indebtedness, or other intercompany receivable, intercompany payable or intercompany advance that is owed to any Non-Credit Party, unless such Non-Credit Party agrees that such Indebtedness, receivable, payable or advance (as applicable) is completely subordinated to the Obligations and subject in right of payment to the prior indefeasible payment in full in cash of the Obligations, and that no payment on any such Indebtedness, receivable, payable or advance shall be made by a Credit Party until the Bank Credit Termination Date (i) except intercompany receivables, intercompany payables, intercompany advances and intercompany Indebtedness made to, or on behalf of, any Non-Credit Party permitted pursuant to the terms hereof may be paid or repaid, in each case so long as no Event of Default, shall have occurred and be continuing and (ii) except as specifically consented to by the Administrative Agent and, during the Designated Period only, the Tranche A Agent and the Required Lenders in writing; provided, however, that the foregoing shall not apply to any intercompany indebtedness or other intercompany receivable, intercompany payable or intercompany advance with a Non-Credit Party where such Non-Credit Party is expressly prohibited from agreeing to the foregoing subordination pursuant to the terms and provisions of the definitive credit documentation with respect to Indebtedness of such Non-Credit Party for borrowed money listed as items 5 through 14 on Schedule 6.1 hereto.

                (b) In the event that any payment on any such Indebtedness, receivable, payable or advance shall be received by a Credit Party other than as permitted by Section 11.16(a) before the Bank Credit Termination Date, such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Administrative Agent for

                                     - 161 -

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the benefit of the Secured Parties all such sums to the extent necessary so that the Secured Parties shall have been indefeasibly paid in full, in cash, all Obligations owed or which may become owing.

        SECTION 11.17 Setoff. In addition to any rights and remedies of the Lenders provided by Applicable Law, each Lender shall have the right, without prior notice to RRI or any other Credit Party, any such notice being expressly waived by RRI and the other Credit Parties to the extent permitted by Applicable Law, upon any amount becoming due and payable by any Credit Party hereunder, (in each case, whether at the stated maturity, by acceleration or otherwise), to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credit, Indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to, or for the credit or the account of, any Credit Party. Each Lender agrees promptly to notify RRI, any other applicable Credit Party, and the Administrative Agent after any such setoff and application made by such Lender, provided, that the failure to give such notice shall not affect the validity of such setoff or such application.

        SECTION 11.18 Confidentiality. (a) Each of the Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Banks and the Lenders understands that some of the information furnished to it pursuant to this Credit Agreement and the other Fundamental Documents may be received by it prior to the time that such information shall have been made public, and each of the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Banks and the Lenders hereby agrees that it will keep all the Information (as defined below) received by it confidential except that a Lender shall be permitted to disclose Information (i) only to such of its officers, directors, employees, agents, representatives, auditors, consultants, advisors, trustees, investments advisors, lawyers and affiliates as need to know such information in connection with this Credit Agreement or any other Fundamental Document and who will be advised of the confidential nature of such Information; (ii) to any other party to this Credit Agreement; (iii) to a proposed assignee or participant in accordance with Section 11.3(h) hereof; (iv) to the extent required by Applicable Law and regulations or by any subpoena or other legal process; (v) to the extent requested by any bank regulatory authority or other regulatory authority; (vi) to the extent such information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or (B) becomes available to such Lender on a nonconfidential basis from a source other than a Credit Party or any of its Affiliates; (vii) to the extent RRI shall have consented to such disclosure; or (viii) in connection with the servicing of the Loans hereunder, in protecting, exercising or enforcing any rights and/or remedies in connection with any Fundamental Document or in any proceeding in connection with any Fundamental Document or any of the transactions contemplated thereby. For the purposes of this Section, "Information" means all information received from RRI, any other Credit Party or their respective officers, directors, employees, agents, representatives, auditors, consultants, advisors, trustees, investment advisors, lawyers and affiliates (collectively, "Credit Party Agents") relating to RRI, any Credit Party, any Subsidiary of a Credit Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, any other Agent, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by RRI, any Credit Party, any Subsidiary of a Credit Party or Credit Party Agent. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In the event of any required disclosure of Information, any Person required to maintain the confidentiality of such Information as provided in this Section 11.18 agrees to use reasonable efforts to inform RRI as promptly as practicable of the circumstances and the Information required to be disclosed to the extent not prohibited by law.

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                (b) Notwithstanding anything to the contrary contained in this
Credit Agreement or any other express or implied agreement, arrangement or understanding, the Credit Parties and the Lenders agree that any of the Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Banks, the Lenders and their affiliates, employees, representatives and other agents may disclose to any and all Persons, the structure and any of the tax aspects of the transactions contemplated by this Credit Agreement and the other Fundamental Documents which are necessary to describe or support any United States federal income tax benefits that may result therefrom or any materials relating thereto, except where confidentiality is reasonably necessary to comply with United States federal of state securities laws. The parties or their representatives may be required to maintain a list of participants and other related information with respect to the transactions contemplated by this Credit Agreement and the other Fundamental Documents pursuant to Section 6112 of the Code. This list, if required, will be available for inspection upon request by the Internal Revenue Service.

        SECTION 11.19 Entire Agreement; Jointly Drafted; Third Party Beneficiary. Each of this Credit Agreement (including the Exhibits and Schedules hereto), the Fee Letters, the Security Documents relating to the grant of a Lien to the Collateral Agent (for the benefit of the Secured Parties) or to the Tranche A Collateral Agent (for the benefit of the Tranche A Lenders), and other Fundamental Documents represents the entire agreement of the parties with regard to the subject matter hereof or thereof (as applicable). This Credit Agreement and each of the other Fundamental Documents shall be deemed to have been jointly drafted, and no provisions of it shall be interpreted or construed for or against any party hereto because such party purportedly prepared or requested such provision, any other provision, or this Credit Agreement or Fundamental Document as a whole. The parties hereto hereby agree that the Collateral Agent and the Tranche A Collateral Agent shall be third party beneficiaries of this Credit Agreement.

        SECTION 11.20 CONFIRMATION AND ACKNOWLEDGMENT OF THE OBLIGATIONS; RELEASE. EACH OF RRI, HUNTERSTOWN TRUST, CHOCTAW TRUST, SEWARD TRUST, RELIANT ENERGY HUNTERSTOWN LLC, RELIANT ENERGY CHOCTAW LLC AND RELIANT ENERGY SEWARD LLC HEREBY (A) CONFIRMS AND ACKNOWLEDGES TO THE ADMINISTRATIVE AGENT, THE TRANCHE A AGENT, THE ISSUING BANKS AND THE LENDERS THAT AS OF THE CLOSING DATE, IT IS VALIDLY AND JUSTLY INDEBTED TO THE ADMINISTRATIVE AGENT, THE TRANCHE A AGENT, THE ISSUING BANKS AND THE LENDERS FOR THE PAYMENT OF ALL OBLIGATIONS WITHOUT OFFSET, DEFENSE, CAUSE OF ACTION OR COUNTERCLAIM OF ANY KIND OR NATURE WHATSOEVER AND (B) REAFFIRMS AND ADMITS THE VALIDITY AND ENFORCEABILITY OF THE EXISTING CREDIT AGREEMENTS AND THE SYNTHETIC LEASE DOCUMENTS AND THE LIENS IN THE COLLATERAL WHICH WERE GRANTED PURSUANT TO ANY OF THE SYNTHETIC LEASE DOCUMENTS OR OTHERWISE. EACH OF THE CREDIT PARTIES, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVES, RELEASES AND DISCHARGES EACH AGENT, THE COLLATERAL AGENT, THE TRANCHE A AGENT, THE TRANCHE A COLLATERAL AGENT, EACH ISSUING BANK AND EACH LENDER AND ALL OF THE AFFILIATES, RELATED PARTIES, SUCCESSORS AND ASSIGNS OF ANY OF THE FOREGOING FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION (KNOWN AND UNKNOWN) ARISING OUT OF OR IN ANY WAY RELATING TO THIS CREDIT AGREEMENT, THE EXISTING CREDIT AGREEMENTS, THE SYNTHETIC LEASE DOCUMENTS, ANY OF THE OTHER FUNDAMENTAL DOCUMENTS AND ANY DOCUMENTS, AGREEMENTS, DEALINGS OR OTHER MATTERS CONNECTED WITH THIS CREDIT AGREEMENT, THE EXISTING CREDIT AGREEMENTS, THE SYNTHETIC LEASE DOCUMENTS, OR ANY OF THE OTHER FUNDAMENTAL DOCUMENTS, IN EACH CASE TO THE EXTENT ARISING (X) ON OR PRIOR TO THE CLOSING DATE OR (Y) OUT

                                     - 163 -

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OF, OR RELATING TO, ACTIONS, DEALINGS OR MATTERS OCCURRING ON OR PRIOR TO THE
CLOSING DATE.

        SECTION 11.21 Enforcement of Rights; No Obligation to Marshall Assets; Recapture. In enforcing any rights under this Credit Agreement or any other Fundamental Document, none of the Administrative Agent, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent or any of the other Secured Parties shall be required to resort to any particular security, right or remedy, whether under any of the Fundamental Documents, at law or in equity, through foreclosure or otherwise, or to proceed in any particular order of priority, or to otherwise act or refrain from acting; and, to the extent permitted by Applicable Law, each Credit Party hereby waives and releases any right to a marshaling of assets or a sale in inverse order of alienation.

        SECTION 11.22 Reproduction of Documents. The Credit Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers, amendments and modifications that may hereafter be executed; (b) the Fundamental Documents; and (c) financial statements, certificates, and other information previously or hereafter furnished to any of the Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, any Co-Lead Arranger, any Joint Book-Running Manager, any Issuing Bank or any Lender may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by Applicable Law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

        SECTION 11.23 Acknowledgment by the Lenders with Regard to Hedging Agreements. Each Lender hereby acknowledges and agrees that in order for the obligations under any Hedging Agreement entered into by and between such Lender (or an affiliate of such Lender) and RRI or any other Credit Party to constitute an "Obligation" hereunder, such Hedging Agreement must be permitted to be entered into by RRI or such other Credit Party under Section 6.1 hereof and written notice thereof must be given to the Administrative Agent as provided in the definition of "Obligations" set forth in Article 1 of this Credit Agreement. In addition, each Lender agrees that by executing this Credit Agreement, it shall be bound by the terms hereof and that any of its affiliates that may become Lender Hedging Banks after the Closing Date, shall also be bound hereby to the extent applicable to such party as a Secured Party hereunder.

        SECTION 11.24 Anti-Hoarding Conditions. Each of the Credit Parties acknowledges and agrees that one of the primary purposes of the Anti-Hoarding Conditions is to prevent Borrowings hereunder that would otherwise enable RRI and/or any of the Credit Parties to hoard or otherwise accumulate cash (other than Excluded Cash) in excess of $200 million in the aggregate.

        SECTION 11.25 Intercreditor Agreements. Each Lender hereby acknowledges and agrees to the terms of each of the Intercreditor Agreements and the parties hereto hereby agree that this Credit Agreement and the other Fundamental Documents are subject to the terms of each of the Intercreditor Agreements.

                [Remainder of the page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.

                               BORROWER:

                               RELIANT RESOURCES, INC.

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer


                               OTHER CREDIT PARTIES:

                               GUIDESTREET, INC.
                               INSYNC INTERNET SERVICES, INCORPORATED
                               OPD GROUP, INC.
                               OPOS MIDATLANTIC, INC.
                               ORION POWER ATLANTIC, INC.
                               ORION POWER DEVELOPMENT COMPANY, INC.
                               ORION POWER HOLDINGS, INC.
                               ORION POWER MARKETING AND SUPPLY, INC.
                               ORION POWER NEW YORK GP II, INC.
                               ORION POWER OPERATING SERVICES ASTORIA, INC.
                               ORION POWER OPERATING SERVICES CARR STREET, INC. ORION POWER OPERATING SERVICES COLDWATER, INC. ORION POWER OPERATING SERVICES MIDWEST, INC. ORION POWER OPERATING SERVICES, INC.
                               RELIANT ENERGY BROADBAND, INC.
                               RELIANT ENERGY COMMUNICATIONS, INC.
                               RELIANT ENERGY COOLWATER, INC.
                               RELIANT ENERGY DEER PARK, INC.


                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer
                                          for each of the above-named Credit
                                          Parties

[Credit Agreement]

                               RELIANT ENERGY DEVELOPMENT SERVICES, INC.
                               RELIANT ENERGY ELLWOOD, INC.
                               RELIANT ENERGY ETIWANDA, INC.
                               RELIANT ENERGY EUROPE TRADING & MARKETING, INC. RELIANT ENERGY MANDALAY, INC.
                               RELIANT ENERGY MID-ATLANTIC DEVELOPMENT, INC. RELIANT ENERGY NET VENTURES, INC.
                               RELIANT ENERGY NORTHEAST
                               GENERATION, INC.
                               RELIANT ENERGY NORTHEAST HOLDINGS, INC.
                               RELIANT ENERGY ORMOND BEACH, INC.
                               RELIANT ENERGY POWER GENERATION, INC.
                               RELIANT ENERGY POWER OPERATIONS I, INC.
                               RELIANT ENERGY POWER OPERATIONS II, INC.
                               RELIANT ENERGY RENEWABLES, INC.
                               RELIANT ENERGY SABINE (TEXAS), INC.
                               RELIANT ENERGY SERVICES
                               INTERNATIONAL, INC.
                               RELIANT ENERGY SERVICES, INC.
                               RELIANT ENERGY SHELBY DEVELOPMENT CORP.
                               RELIANT ENERGY SHELBY HOLDING CORP.
                               RELIANT ENERGY SOLUTIONS CALIFORNIA, INC.
                               RELIANT ENERGY TRADING EXCHANGE, INC.
                               RELIANT ENERGY VENTURES, INC.
                               RELIANT ENERGY WHOLESALE SERVICE COMPANY
                               RELIANT RESOURCES INTERNATIONAL SERVICES, INC. RELIANTENERGY.COM, INC.
                               TEXAS STAR ENERGY COMPANY


                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer
                                          for each of the above-named Credit
                                          Parties
[Credit Agreement]

                               BEAVER RIVER, LLC
                               EDDYSTONE POWER, LLC
                               FREE STATE ELECTRIC, LLC
                               GRANE CREEK, LLC
                               LIBERTY MEMBER, LLC
                               LIBERTY MIDATLANTIC, LLC
                               MIDATLANTIC LIBERTY, LLC
                               REEVES COUNTY LAND ASSOCIATES, LLC
                               RELIANT ENERGY ARROW CANYON, LLC
                               RELIANT ENERGY ATLANTIC, LLC
                               RELIANT ENERGY AURORA DEVELOPMENT, LLC
                               RELIANT ENERGY AURORA HOLDING, LLC
                               RELIANT ENERGY BIGHORN, LLC
                               RELIANT ENERGY CALIFORNIA HOLDINGS, LLC
                               RELIANT ENERGY CHOCTAW COUNTY, LLC
                               RELIANT ENERGY CONSTRUCTION, LLC
                               RELIANT ENERGY CUSTOMER CARE SERVICES, LLC
                               RELIANT ENERGY DESERT BASIN, LLC
                               RELIANT ENERGY ELECTRIC SOLUTIONS, LLC
                               RELIANT ENERGY EQUIPMENT COMPANY, LLC
                               RELIANT ENERGY ERIE WEST, LLC
                               RELIANT ENERGY FLORIDA HOLDINGS, LLC
                               RELIANT ENERGY FUNDING, LLC
                               RELIANT ENERGY GAS STORAGE, LLC
                               RELIANT ENERGY GILBERT, LLC
                               RELIANT ENERGY HUNTERSTOWN, LLC
                               RELIANT ENERGY INDIAN RIVER, LLC
                               RELIANT ENERGY KEY/CON FUELS, LLC
                               RELIANT ENERGY NEW SMYRNA BEACH, LLC
                               RELIANT ENERGY OSCEOLA, LLC
                               RELIANT ENERGY PARTSCO, LLC
                               RELIANT ENERGY PORTLAND, LLC

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer
                                          for each of the above-named Credit
                                          Parties

[Credit Agreement]

                               RELIANT ENERGY RENEWABLES ATASCOCITA GP, LLC
                               RELIANT ENERGY RENEWABLES BAYTOWN GP, LLC
                               RELIANT ENERGY RENEWABLES BLUE BONNET GP, LLC RELIANT ENERGY RENEWABLES COASTAL PLAINS GP, LLC RELIANT ENERGY RENEWABLES CONROE GP, LLC
                               RELIANT ENERGY RENEWABLES FORT WORTH GP, LLC
                               RELIANT ENERGY RENEWABLES SECURITY GP, LLC
                               RELIANT ENERGY RETAIL HOLDINGS, LLC
                               RELIANT ENERGY RETAIL SERVICES, LLC
                               RELIANT ENERGY SERVICES DESERT BASIN, LLC
                               RELIANT ENERGY SERVICES MID-STREAM, LLC
                               RELIANT ENERGY SERVICES NEW MEXICO, LLC
                               RELIANT ENERGY SEWARD, LLC
                               RELIANT ENERGY SIGNAL PEAK, LLC
                               RELIANT ENERGY SOLUTIONS EAST, LLC
                               RELIANT ENERGY SOLUTIONS HOLDINGS, LLC
                               RELIANT ENERGY SOLUTIONS WEST, LLC
                               RELIANT ENERGY SOLUTIONS, LLC
                               RELIANT ENERGY TITUS, LLC
                               RELIANT ENERGY WINTER HAVEN, LLC
                               STAREN POWER, LLC

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer
                                          for each of the above-named Credit
                                          Parties


[Credit Agreement]

                               RELIANT ENERGY CAPTRADES HOLDING CORP.
                               RELIANT ENERGY SABINE (DELAWARE), INC.
                               RELIANT ENERGY RENEWABLES HOLDINGS II, LLC


                               By: /s/Patricia Genzel
                                   ---------------------------------------------
                                   Name:  Patricia Genzel
                                   Title: President for each of the above-named
                                          Credit Parties


[Credit Agreement]

                               ORION POWER ATLANTIC LLC

                               By: Orion Power Atlantic, Inc.,
                                   its Managing Member

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer


                               ORION POWER ATLANTIC, LTD.

                               By: Orion Power Atlantic LLC,
                                   its General Partner

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer



                               RELIANT ENERGY AURORA I, LP
                               RELIANT ENERGY AURORA II, LP

                               By: Reliant Energy Aurora Development, LLC,
                                   each of its General Partner

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer



                               RELIANT ENERGY AURORA, LP

                               By: Reliant Energy Aurora I, LP,
                                   its General Partner

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer

[Credit Agreement]

                               RELIANT ENERGY RENEWABLES ATASCOCITA, LP

                               By: Reliant Energy Renewables Atascocita GP, LLC,
                                   its General Partner

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer


                               RELIANT ENERGY RENEWABLES BAYTOWN, LP

                               By: Reliant Energy Renewables Baytown GP, LLC,
                                    its General Partner

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer

                               RELIANT ENERGY RENEWABLES BLUE BONNET, LP

                               By: Reliant Energy Renewables Blue Bonnet GP,
                                   LLC, its General Partner

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer


                               RELIANT ENERGY RENEWABLES COASTAL PLAINS, LP

                               By: Reliant Energy Renewables Coastal Plains GP,
                                    LLC, its General Partner

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer

[Credit Agreement]

                               RELIANT ENERGY RENEWABLES CONROE, LP

                               By: Reliant Energy Renewables Conroe GP, LLC,
                                   its General Partner

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer


                               RELIANT ENERGY RENEWABLES FORT WORTH, LP

                               By: Reliant Energy Renewables Fort Worth GP, LLC,
                                   its General Partner

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer


                               RELIANT ENERGY RENEWABLES SECURITY, LP

                               By: Reliant Energy Renewables Security GP, LLC,
                                   its General Partner

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer


                               RELIANT ENERGY SHELBY COUNTY II, LP
                               RELIANT ENERGY SHELBY COUNTY, LP

                               By: Reliant Energy Shelby I, LP,
                                   each of its General Partner

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer

[Credit Agreement]

                               RELIANT ENERGY SHELBY I, LP
                               RELIANT ENERGY SHELBY II, LP

                               By: Reliant Energy Shelby Development Corp.,
                                    each of its General Partner

                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer


                               CHOCTAW COUNTY TRUST
                               HUNTERSTOWN TRUST
                               SEWARD TRUST

                               By: Reliant Energy Funding, LLC,
                                   each of its Trustee


                               By: /s/ William S. Waller, Jr.
                                   ---------------------------------------------
                                   Name:  William S. Waller, Jr.
                                   Title: Vice President and Treasurer

[Credit Agreement]

                               BANK OF AMERICA, N.A., individually, as
                               Administrative Agent and as Collateral Agent

                               By: /s/ Jay T. Wampler
                                   ---------------------------------------------
                                   Name:  Jay T. Wampler
                                   Title: Managing Director

[Credit Agreement]

                               BARCLAYS BANK PLC, individually and as
                                Syndication Agent

                               By: /s/ Eric Chilton
                                   ---------------------------------------------
                                   Name:  Eric Chilton
                                   Title: Managing Director

[Credit Agreement]

                               DEUTSCHE BANK AG, NEW YORK BRANCH, individually and as Syndication Agent

                               By: /s/ Keith C. Braun
                                   ---------------------------------------------
                                   Name:  Keith C. Braun
                                   Title: Director

                               By: /s/ Michael E. Keating

                                   ---------------------------------------------
                                   Name:  Michael E. Keating
                                   Title: Managing Director

[Credit Agreement]

                               CITICORP USA, INC., individually and as Tranche A Agent

                               By: /s/ Michael C. Becker
                                   ---------------------------------------------
                                   Name:  Michael C. Becker
                                   Title: Director

[Credit Agreement]

                               CITIBANK, N.A., as Tranche A Collateral Agent

                               By: /s/ Michael C. Becker
                                   ---------------------------------------------
                                   Name:  Michael C. Becker
                                  Title: Director

[Credit Agreement]

                               ABN AMRO BANK N.V.

                               By: /s/ William J. Fitzgerald
                                   ---------------------------------------------
                                   Name:  William J. Fitzgerald
                                   Title: Group Senior Vice President

                               By: /s/ Neil J. Bivona
                                   ---------------------------------------------
                                   Name:  Neil J. Bivona
                                   Title: Senior Vice President

[Credit Agreement]

                             THE BANK OF NOVA SCOTIA

                               By: /s/ Denis P. O'Meara
                                   ---------------------------------------------
                                   Name:  Denis P. O'Meara
                                   Title: Managing Director

[Credit Agreement]

                               THE BANK OF TOKYO-MITSUBISHI, LTD.

                               By: /s/ John M. Mearns
                                   ---------------------------------------------
                                   Name:  John M. Mearns
                                   Title: Vice President & Manager

[Credit Agreement]

                               BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH AND/OR GRAND CAYMAN BRANCH

                               By: /s/ William W. Hunter
                                   ---------------------------------------------
                                   Name:  William W. Hunter
                                   Title: Director

                               By: /s/ Shannon Batchman
                                   ---------------------------------------------
                                   Name:  Shannon Batchman
                                   Title: Director

[Credit Agreement]

                               BAYERISCHE LANDESBANK,

                               Cayman Islands Branch (f/k/a BAYERISCHE
                               LANDESBANK GIROZENTRALE, CAYMAN ISLANDS BRANCH)

                               By: /s/ Oliver Hildenbrand
                                   ---------------------------------------------
                                   Name:  Oliver Hildenbrand
                                   Title: Vice President

                               By: /s/ James H. Boyle
                                   ---------------------------------------------
                                   Name:  James H. Boyle
                                   Title: Vice President

[Credit Agreement]

                               BNP PARIBAS


                               By: /s/ Francis Ballard
                                   ---------------------------------------------
                                   Name:  Francis Ballard
                                   Title: Director

                               By: /s/ Kathryn B. Quinn
                                   ---------------------------------------------
                                   Name:  Kathryn B. Quinn
                                   Title: Director

[Credit Agreement]

                               COBANK, ACB

                               By: /s/ Cathleen D. Reed
                                   ---------------------------------------------
                                   Name:  Cathleen D. Reed
                                   Title: Assistant Vice President


[Credit Agreement]

                               COMMERZBANK AG, NEW YORK AND GRAND CAYMAN
                               BRANCHES

                               By: /s/ Harry P. Yergey
                                   ---------------------------------------------
                                   Name:  Harry P. Yergey
                                   Title: Senior Vice President & Manager

                               By: /s/ Subash R. Viswanathan
                                   ---------------------------------------------
                                   Name:  Subash R. Viswanathan
                                   Title: Senior Vice President

[Credit Agreement]

                               CREDIT SUISSE FIRST BOSTON

                               By: /s/ Carol Flaton
                                   ---------------------------------------------
                                   Name:  Carol Flaton
                                   Title: Managing Director

[Credit Agreement]

                               DEXIA CREDIT LOCAL, NEW YORK AGENCY

                               By: /s/ Timothy Ononiwu
                                   ---------------------------------------------
                                   Name:  Timothy Ononiwu
                                   Title: Vice President

                               By: /s/ Marc Brugiere
                                   ---------------------------------------------
                                   Name:  Marc Brugiere
                                   Title: General Manager

[Credit Agreement]

                               ING CAPITAL LLC

                               By: /s/ Erwin Thomet
                                   ---------------------------------------------
                                   Name:  Erwin Thomet
                                   Title: Managing Director

                               By: /s/ Clara B. Alvarez
                                   ---------------------------------------------
                                   Name:  Clara B. Alvarez
                                   Title: Vice President

[Credit Agreement]

                               INTESABCI, LOS ANGELES FOREIGN BRANCH

                               By: /s/ Charles Dougherty
                                   ---------------------------------------------
                                   Name:  Charles Dougherty
                                   Title: Vice President

                               By: /s/ Frank Maffei
                                   ---------------------------------------------
                                   Name:  Frank Maffei
                                   Title: Vice President

[Credit Agreement]

                               JP MORGAN CHASE BANK

                               By: /s/ Robert W. Traband
                                   ---------------------------------------------
                                   Name:  Robert W. Traband
                                   Title: Vice President

[Credit Agreement]

                               MERRILL LYNCH CAPITAL CORPORATION

                               By: /s/ Carol J.E. Feeley
                                   ---------------------------------------------
                                   Name:  Carol J.E. Feeley
                                   Title: Vice President

[Credit Agreement]

                               NATIONAL AUSTRALIA BANK LTD

                               By: /s/ Robert A. Mulderrig
                                   ---------------------------------------------
                                   Name:  Robert A. Mulderrig
                                   Title: Senior Vice President - Credit
                                          Restructuring

[Credit Agreement]

                               ROYAL BANK OF CANADA

                               By: /s/ Rizwan Ahmad
                                   ---------------------------------------------
                                   Name:  Rizwan Ahmad
                                   Title: Senior Manager
[Credit Agreement]

                               THE ROYAL BANK OF SCOTLAND PLC

                               By: /s/ Charles Greer
                                   ---------------------------------------------
                                   Name:  Charles Greer
                                   Title: Senior Vice President

[Credit Agreement]

                               TORONTO DOMINION (TEXAS), INC.

                               By: /s/ Mark A. Baird
                                   ---------------------------------------------
                                   Name:  Mark A. Baird
                                   Title: Vice President

[Credit Agreement]

                               THE TORONTO DOMINION BANK

                               By: /s/ Mark A. Baird
                                   ---------------------------------------------
                                   Name:  Mark A. Baird
                                   Title: Manager Credit Administration

[Credit Agreement]

                               U.S. BANK NATIONAL ASSOCIATION

                               By: /s/ Alan R. Milster
                                   ---------------------------------------------
                                   Name:  Alan R. Milster
                                   Title: Vice President

[Credit Agreement]

                               WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                               NEW YORK BRANCH

                               By: /s/ John Ryan
                                   ---------------------------------------------
                                   Name:  John Ryan
                                   Title: Managing Director

                               By: /s/ Gary Greendale
                                   ---------------------------------------------
                                   Name:  Gary Greendale
                                   Title: Director - Global Structured Finance

[Credit Agreement]

                               ISSUING BANKS:

                               BANK OF AMERICA, N.A., as an Issuing Bank

                               By: /s/ Jay T. Wampler
                                   ---------------------------------------------
                                   Name:  Jay T. Wampler
                                   Title: Managing Director

[Credit Agreement]

                               BARCLAYS BANK PLC, as an Issuing Bank

                               By: /s/ Eric Chilton
                                   ---------------------------------------------
                                   Name:  Eric Chilton
                                   Title: Managing Director

[Credit Agreement]

                               DEUTSCHE BANK AG, NEW YORK BRANCH, as an Issuing Bank
                               By: /s/ Mark B. Cohen
                                   ---------------------------------------------
                                   Name:  Mark B. Cohen
                                   Title: Managing Director

                               By: /s/ Keith C. Braun
                                   ---------------------------------------------
                                   Name:  Keith C. Braun
                                   Title: Director

[Credit Agreement]

                               JP MORGAN CHASE BANK, as an Issuing Bank

                               By: /s/ Robert W. Traband
                                   ---------------------------------------------
                                   Name:  Robert W. Traband
                                   Title: Vice President

[Credit Agreement]

                               WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as an Issuing Bank

                               By: /s/ Peter Ciaccia
                                   ---------------------------------------------
                                   Name:  Peter Ciaccia
                                   Title: Manager - Global Structured Finance

                               By: /s/ Jared Brenner
                                   ---------------------------------------------
                                   Name:  Jared Brenner
                                   Title: Director

[Credit Agreement]

                                   SCHEDULE 1


                     OUTSTANDING TERM       OUTSTANDING         REVOLVING CREDIT    SENIOR PRIORITY
     LENDER                LOAN            TRANCHE A LOAN          COMMITMENT         COMMITMENT
-----------------------------------------------------------------------------------------------------





                     ISSUING BANK AMOUNT     ISSUING BANK AMOUNT
                     FOR REVOLVER LETTERS    FOR SENIOR PRIORITY
     LENDER              OF CREDIT            LETTERS OF CREDIT
------------------------------------------------------------------



                                   SCHEDULE 1



                                                                   OUTSTANDING         REVOLVING CREDIT        SENIOR PRIORITY
                LENDER                  OUTSTANDING TERM LOAN     TRANCHE A LOAN          COMMITMENT             COMMITMENT
---------------------------------------------------------------------------------------------------------------------------------
BANK OF AMERICA, N.A.                          461,277,936.96         64,604,753.03         288,117,310.01         100,000,000.00
BARCLAYS BANK PLC                              460,631,889.43         64,604,753.08         287,763,357.49         100,000,000.00
DEUTSCHE BANK AG, NEW YORK BRANCH              331,422,383.28         64,604,753.08         216,972,863.64         100,000,000.00
COMMERZBANK AG, NEW YORK AND GRAND
 CAYMAN BRANCHES                               223,209,421.87         74,295,466.04         162,995,112.08                   0.00
ABN AMRO BANK N.V.                             209,965,447.49         74,295,466.04         155,739,086.46                   0.00
WESTDEUTSCHE LANDESBANK GIROZENTRALE,
 NEW YORK BRANCH                               190,907,045.34         74,295,466.04         145,297,488.62                   0.00
TORONTO DOMINION (TEXAS), INC.                 137,608,124.06         74,295,466.04         116,096,409.91                   0.00
THE BANK OF NOVA SCOTIA                        131,793,696.27         64,604,753.08         107,601,550.65                   0.00
CITICORP USA, INC.                              61,697,539.19         80,755,941.35          78,046,519.47                   0.00
ING CAPITAL LLC                                129,209,506.15                  0.00          70,790,493.85                   0.00
ROYAL BANK OF SCOTLAND PLC                      61,697,539.19         64,604,753.08          69,197,707.74                   0.00
ROYAL BANK OF CANADA                            32,302,376.54         74,295,466.04          58,402,157.42                   0.00


                                          ISSUING BANK AMOUNT   ISSUING BANK AMOUNT
                                         FOR REVOLVER LETTERS   FOR SENIOR PRIORITY
                LENDER                        OF CREDIT         LETTERS OF CREDIT
-----------------------------------------------------------------------------------
BANK OF AMERICA, N.A.                          415,000,000.00        100,000,000.00
BARCLAYS BANK PLC                              300,000,000.00        100,000,000.00
DEUTSCHE BANK AG, NEW YORK BRANCH              300,000,000.00        100,000,000.00
COMMERZBANK AG, NEW YORK AND GRAND
 CAYMAN BRANCHES                                         0.00                  0.00
ABN AMRO BANK N.V.                                       0.00                  0.00
WESTDEUTSCHE LANDESBANK GIROZENTRALE,
 NEW YORK BRANCH                               310,000,000.00                  0.00
TORONTO DOMINION (TEXAS), INC.                           0.00                  0.00
THE BANK OF NOVA SCOTIA                                  0.00                  0.00
CITICORP USA, INC.                                       0.00                  0.00
ING CAPITAL LLC                                          0.00                  0.00
ROYAL BANK OF SCOTLAND PLC                               0.00                  0.00
ROYAL BANK OF CANADA                                     0.00                  0.00

                                   Schedule 1



                                                                   OUTSTANDING         REVOLVING CREDIT        SENIOR PRIORITY
                LENDER                  OUTSTANDING TERM LOAN     TRANCHE A LOAN          COMMITMENT             COMMITMENT
---------------------------------------------------------------------------------------------------------------------------------

BNP PARIBAS                                     99,491,319.73              0.00          54,508,680.26                   0.00
BAYERISCHE HYPO- UND VEREINSBANK AG,
 NEW YORK BRANCH AND/OR GRAND CAYMAN
 BRANCH                                                  0.00     80,755,941.35          44,244,058.65                   0.00
JPMORGAN CHASE BANK                             73,649,418.51              0.00          40,350,581.49                   0.00
DEXIA CREDIT LOCAL, NEW YORK AGENCY             16,151,188.27     48,453,564.81          35,395,246.92                   0.00
MERRILL LYNCH CAPITAL CORPORATION               64,604,753.08              0.00          35,395,246.92                   0.00
THE BANK OF TOKYO-MITSUBISHI, LTD.              61,697,539.19              0.00          33,802,460.81                   0.00
BAYERISCHE LANDESBANK, Cayman
 Islands Branch (f/k/a BAYERISCHE
 LANDESBANK GIROZENTRALE, CAYMAN
 ISLANDS BRANCH)                                61,697,539.19              0.00          33,802,460.81                   0.00
CREDIT SUISSE FIRST BOSTON                      48,453,564.81              0.00          26,546,435.19                   0.00
NATIONAL AUSTRALIA BANK LTD                     32,302,376.54              0.00          17,697,623.46                   0.00
US BANK NATIONAL ASSOCIATION                    16,151,188.27              0.00           8,848,811.73                   0.00
COBANK, ACB                                              0.00     16,151,188.27           8,848,811.73                   0.00
INTESABCI, LOS ANGELES FOREIGN BRANCH            6,460,475.31              0.00           3,539,524.69                   0.00
         TOTAL                               2,912,382,268.67    920,617,731.33       2,100,000,000.00         300,000,000.00


                                          ISSUING BANK AMOUNT   ISSUING BANK AMOUNT
                                         FOR REVOLVER LETTERS   FOR SENIOR PRIORITY
                LENDER                        OF CREDIT         LETTERS OF CREDIT
-----------------------------------------------------------------------------------
BNP PARIBAS                                              0.00               0.00
BAYERISCHE HYPO- UND VEREINSBANK AG,
 NEW YORK BRANCH AND/OR GRAND CAYMAN
 BRANCH                                                  0.00               0.00
JPMORGAN CHASE BANK                                      0.00               0.00
DEXIA CREDIT LOCAL, NEW YORK AGENCY                      0.00               0.00
MERRILL LYNCH CAPITAL CORPORATION                        0.00               0.00
THE BANK OF TOKYO-MITSUBISHI, LTD.                       0.00               0.00
BAYERISCHE LANDESBANK,  Cayman
 Islands Branch (f/k/a BAYERISCHE
 LANDESBANK GIROZENTRALE, CAYMAN
 ISLANDS BRANCH)                                         0.00               0.00
CREDIT SUISSE FIRST BOSTON                               0.00               0.00
NATIONAL AUSTRALIA BANK LTD                              0.00               0.00
US BANK NATIONAL ASSOCIATION                             0.00               0.00
COBANK, ACB                                              0.00               0.00
INTESABCI, LOS ANGELES FOREIGN BRANCH                    0.00               0.00
         TOTAL                               1,325,000,000.00     300,000,000.00

                               Schedule 1 - Page 2

                                   SCHEDULE 1A
                                 CREDIT PARTIES

Beaver River, LLC
Choctaw County Trust
Eddystone Power, LLC
Free State Electric, LLC
Grane Creek, LLC
GuideStreet, Inc.
Hunterstown Trust
Insync Internet Services, Incorporated
Liberty Member, LLC
Liberty MidAtlantic, LLC MidAtlantic Liberty, LLC OPD Group, Inc.
OPOS MidAtlantic, Inc.
Orion Power Atlantic, Inc.
Orion Power Atlantic LLC
Orion Power Atlantic, Ltd.
Orion Power Development Company, Inc.
Orion Power Holdings, Inc.
Orion Power Marketing and Supply, Inc.
Orion Power New York GP II, Inc.
Orion Power Operating Services Astoria, Inc.
Orion Power Operating Services Carr Street, Inc.
Orion Power Operating Services Coldwater, Inc.
Orion Power Operating Services Midwest, Inc.
Orion Power Operating Services, Inc.
Reeves County Land Associates, LLC
Reliant Energy Arrow Canyon, LLC
Reliant Energy Atlantic, LLC
Reliant Energy Aurora Development, LLC
Reliant Energy Aurora Holding, LLC
Reliant Energy Aurora I, LP
Reliant Energy Aurora II, LP
Reliant Energy Aurora, LP
Reliant Energy Bighorn, LLC
Reliant Energy Broadband, Inc.
Reliant Energy California Holdings, LLC
Reliant Energy CapTrades Holding Corp.
Reliant Energy Choctaw County, LLC
Reliant Energy Communications, Inc.
Reliant Energy Construction, LLC
Reliant Energy Coolwater, Inc.
Reliant Energy Customer Care Services, LLC
Reliant Energy Deer Park, Inc.
Reliant Energy Desert Basin, LLC
Reliant Energy Development Services, Inc.
Reliant Energy Electric Solutions, LLC
Reliant Energy Ellwood, Inc.
Reliant Energy Equipment Company, LLC

                                   Schedule 1A

Reliant Energy Erie West, LLC
Reliant Energy Etiwanda, Inc.
Reliant Energy Europe Trading & Marketing, Inc.
Reliant Energy Florida Holdings, LLC
Reliant Energy Funding, LLC
Reliant Energy Gas Storage, LLC
Reliant Energy Gilbert, LLC
Reliant Energy Hunterstown, LLC
Reliant Energy Indian River, LLC
Reliant Energy Key/Con Fuels, LLC
Reliant Energy Mandalay, Inc.
Reliant Energy Mid-Atlantic Development, Inc.
Reliant Energy Net Ventures, Inc.
Reliant Energy New Smyrna Beach, LLC
Reliant Energy Northeast Generation, Inc.
Reliant Energy Northeast Holdings, Inc.
Reliant Energy Ormond Beach, Inc.
Reliant Energy Osceola, LLC
Reliant Energy Partsco, LLC
Reliant Energy Portland, LLC
Reliant Energy Power Generation, Inc.
Reliant Energy Power Operations I, Inc.
Reliant Energy Power Operations II, Inc.
Reliant Energy Renewables Atascocita GP, LLC
Reliant Energy Renewables Atascocita, LP
Reliant Energy Renewables Baytown GP, LLC
Reliant Energy Renewables Baytown, LP
Reliant Energy Renewables Blue Bonnet GP, LLC
Reliant Energy Renewables Blue Bonnet, LP
Reliant Energy Renewables Coastal Plains GP, LLC
Reliant Energy Renewables Coastal Plains, LP
Reliant Energy Renewables Conroe GP, LLC
Reliant Energy Renewables Conroe, LP
Reliant Energy Renewables Fort Worth GP, LLC
Reliant Energy Renewables Fort Worth, LP
Reliant Energy Renewables Holdings II, LLC
Reliant Energy Renewables Security GP, LLC
Reliant Energy Renewables Security, LP
Reliant Energy Renewables, Inc.
Reliant Energy Retail Holdings, LLC
Reliant Energy Retail Services, LLC
Reliant Energy Sabine (Delaware), Inc.
Reliant Energy Sabine (Texas), Inc.
Reliant Energy Services Desert Basin, LLC
Reliant Energy Services International, Inc.
Reliant Energy Services Mid-Stream, LLC
Reliant Energy Services New Mexico, LLC
Reliant Energy Services, Inc.
Reliant Energy Seward, LLC
Reliant Energy Shelby County II, LP

                              Schedule 1A - Page 2

Reliant Energy Shelby County, LP
Reliant Energy Shelby Development Corp.
Reliant Energy Shelby Holding Corp.
Reliant Energy Shelby I, LP
Reliant Energy Shelby II, LP
Reliant Energy Signal Peak, LLC
Reliant Energy Solutions, LLC
Reliant Energy Solutions California, Inc.
Reliant Energy Solutions East, LLC
Reliant Energy Solutions Holdings, LLC
Reliant Energy Solutions West, LLC
Reliant Energy Titus, LLC
Reliant Energy Trading Exchange, Inc.
Reliant Energy Ventures, Inc.
Reliant Energy Wholesale Service Company
Reliant Energy Winter Haven, LLC
Reliant Resources International Services, Inc.
ReliantEnergy.com, Inc.
Seward Trust
StarEn Power, LLC
Texas Star Energy Company

                              Schedule 1A - Page 3

                                   SCHEDULE 1D
                               LIMITED GUARANTORS

Beaver River, LLC
Eddystone Power, LLC
Free State Electric, LLC
Grane Creek, LLC
Liberty Member, LLC
Liberty MidAtlantic, LLC
MidAtlantic Liberty, LLC
OPD Group, Inc.
OPOS MidAtlantic, Inc.
Orion Power Atlantic, Inc.
Orion Power Atlantic LLC
Orion Power Atlantic, Ltd.
Orion Power Development Company, Inc.
Orion Power Holdings, Inc.
Orion Power Marketing and Supply, Inc.
Orion Power New York GP II, Inc.
Orion Power Operating Services, Inc.
Orion Power Operating Services Astoria, Inc.
Orion Power Operating Services Carr Street, Inc.
Orion Power Operating Services Coldwater, Inc.
Orion Power Operating Services Midwest, Inc.

                                   SCHEDULE 1E
                              ORIGINAL SL MORTGAGES

1. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement from Reliant Energy Choctaw County, LLC, as Mortgagor and Lessee, to Choctaw County Trust, as Mortgagee and Lessor, dated as of November 29, 2001.

2. Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from Reliant Energy Hunterstown, LLC, as Mortgagor and Lessee, to Hunterstown Trust, as Mortgagee and Lessor, dated as of November 29, 2001.

3. Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement from Reliant Energy Seward, LLC, as Mortgagor and Lessee, to Seward Trust, as Mortgagee and Lessor, dated as of November 29, 2001.

4. Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from Choctaw County Trust, as Mortgagor, to Citibank, N.A., as Collateral Agent, as Mortgagee, dated as of November 29, 2001.

5. Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from Hunterstown Trust, as Mortgagor, to Citibank, N.A., as Collateral Agent, as Mortgagee, dated as of November 29, 2001.

6. Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from Seward Trust, as Mortgagor, to Citibank, N.A. as Collateral Agent, as Mortgagee, dated as of November 29, 2001.

7. Collateral Assignment of Deed of Trust from Choctaw County Trust, as the Assignor, to Citibank, N.A., as Collateral Agent, as the Assignee, dated as of November 29, 2001.

8. Collateral Assignment of Mortgage from Hunterstown Trust, as the Assignor, to Citibank, N.A., as Collateral Agent, as the Assignee, dated as of November 29, 2001.

9. Collateral Assignment of Mortgage from Seward Trust, as the Assignor, to Citibank, N.A., as Collateral Agent, as the Assignee, dated as of November 29, 2001.

                                   SCHEDULE 1H

                            RESTRUCTURED SL MORTGAGES

1. Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 28, 2003 given by Hunterstown Trust, as mortgagor, to Tranche A Collateral Agent, as mortgagee.

2. Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 28, 2003 given by Seward Trust, as mortgagor, to Tranche A Collateral Agent, as mortgagee.

3. Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 28, 2003 given by Choctaw County Trust, as grantor, to Tranche A Collateral Agent, as beneficiary.

4. Assignment of Leases and Rents dated as of March 28, 2003 from Hunterstown Trust, as assignee, to Tranche A Collateral Agent, as assignor.

5. Assignment of Leases and Rents dated as of March 28, 2003 from Seward Trust, as assignee, to Tranche A Collateral Agent, as assignor.

6. Assignment of Leases and Rents dated as of March 28, 2003 from Choctaw County Trust, as assignee, to Tranche A Collateral Agent, as assignor.

7. Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 28, 2003 given by Reliant Energy Hunterstown, LLC, as mortgagor, to Hunterstown Trust, as mortgagee.

8. Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 28, 2003 given by Reliant Energy Seward, LLC, as mortgagor, to Seward Trust, as mortgagee.

9. Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 28, 2003 given by Reliant Energy Choctaw County, LLC, as grantor, to Choctaw County Trust, as beneficiary.

10. Assignment of Leases and Rents dated as of March 28, 2003 between Reliant Energy Hunterstown, LLC, as assignor, and Hunterstown Trust, as assignee.

11. Assignment of Leases and Rents dated as of March 28, 2003 between Reliant Energy Seward, LLC, as assignor, and Seward Trust, as assignee.

12. Assignment of Leases and Rents dated as of March 28, 2003 between Reliant Energy Choctaw County, LLC, as assignor, and Choctaw County Trust, as assignee.

                                   Schedule 1H

13. Amended and Restated Collateral Assignment of Mortgage dated as of March 28, 2003 between Hunterstown Trust, as assignor, and Tranche A Collateral Agent, as assignee.

14. Amended and Restated Collateral Assignment of Mortgage dated as of March 28, 2003 between Seward Trust, as assignor, and Tranche A Collateral Agent, as assignee.

15. Amended and Restated Collateral Assignment of Deed of Trust dated as of March 28, 2003 between Choctaw County Trust, as assignor, and Tranche A Collateral Agent, as assignee.

                              Schedule 1H - Page 2

                                   SCHEDULE 1I

            EXISTING LETTERS OF CREDIT ISSUED BY JP MORGAN CHASE BANK


                               Letter of Original

Date of Issue           Credit #           Face Amount             Beneficiary            Expiry Date
-------------          ---------           -----------      ------------------------      -----------
  01/04/02              P 220893             4,550,000      Liberty Mutual Ins. Co.         01/02/04
  05/07/02              P 225150            35,000,000      P G & E Energy Trading          05/06/03
  05/28/02              P 225914               800,000      Nova Gas Transm.                05/24/03
  05/29/02              P 225915             1,000,000      Southwest Power Pool            09/30/03
  08/09/02              P 228693               284,777      PG&E Northwest                  09/15/03
  09/26/02              P 230405               225,000      Traveler's Indemnity Co.        09/23/03

                                                                       EXHIBIT A

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                            Dated ____________, 2003


        Reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 28, 2003 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among (i) Reliant Resources, Inc., a Delaware corporation ("RRI"), as a Borrower and a Guarantor; (ii) the other Credit Parties referred to therein, as Borrowers and Guarantors; (iii) the Lenders referred to therein; (iv) Bank of America, N.A., as Administrative Agent, as Collateral Agent and as an Issuing Bank; (v) Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents; (vi) Citicorp USA, Inc., as Tranche A Agent; and (vii) Citibank, N.A., as Tranche A Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

        This Assignment and Acceptance is between the Assignor and the Assignee (as each is set forth on Schedule I hereto and made a part hereof). The Assignor and the Assignee agree as follows:

        1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as set forth on Schedule I hereto), an undivided interest (the "Assigned Interest") in and to all of the Assignor's interests, rights and obligations under the Credit Agreement as are set forth on Schedule I hereto, in the principal amount as set forth on Schedule I hereto; provided, however, that it is expressly understood and agreed that (a) the Assignor is not assigning to the Assignee and the Assignor shall retain (i) all of the Assignor's rights under Sections 2.14, 2.15 and 2.17 of the Credit Agreement with respect to any cost, reduction or payment incurred or made prior to the Effective Date and (ii) any and all amounts paid to the Assignor prior to the Effective Date; and (b) both Assignor and Assignee shall be entitled to the benefits of Sections 11.4 and 11.5 of the Credit Agreement.

        2. The Assignor (a) makes no representations or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Fundamental Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Fundamental Documents or any other instrument or document furnished pursuant thereto, other than the representation and warranty that (i) it is the legal and beneficial owner of the interest being assigned by it hereby and that such interest is free and clear of any adverse claim and (ii) the restrictions set forth in Section
11.3 pertaining to the minimum amount of any assignment have been satisfied; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Credit Parties or the performance or observance by any of the Credit Parties of any of their respective obligations under the Fundamental Documents or any other instrument or document furnished pursuant thereto; and (c) requests that the Administrative Agent evidence the Assigned Interest by recording the information contained on Schedule I in the Register which reflects the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective
Date).

        3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance [, THAT IT IS AN ELIGIBLE ASSIGNEE]/1/ [AND IN THE ORDINARY COURSE OF ITS

----------
/1/ Required for any assignment of any Revolving Credit Loan, Revolving Credit
    Commitment, Senior Priority Loan and/or Senior Priority Commitment.

BUSINESS, DOES NOT OWN AND/OR OPERATE POWER GENERATING FACILITIES]/2/; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) thereof (or if none of such financial statements shall have theretofore been delivered, copies of the financial statements referred to in
Section 3.7(a) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent, the other Agents, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent, the Issuing Banks, any other Lender or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any of the other Fundamental Documents or any other instrument or document furnished pursuant thereto; (d) appoints and authorizes the Administrative Agent, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent and each Issuing Bank (as applicable) to take such action as agent(s) on its behalf and to exercise such powers under the Credit Agreement and the other Fundamental Documents as are delegated to the Administrative Agent, the Collateral Agent, the Tranche A Agent, the Tranche A Collateral Agent or such Issuing Bank (as applicable) by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and the other Fundamental Documents and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Fundamental Documents are required to be performed by it as a Lender; (f) if the Assignee is not organized under the laws of the United States of America or a state thereof, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by any applicable tax treaty and delivers copies thereof to RRI in accordance with Section 11.3 of the Credit Agreement; and (g) if the Assignee is not a Lender, has supplied the information requested on the administrative questionnaire attached hereto as Exhibit A.

        4. The effective date for this Assignment and Acceptance shall be the Effective Date as described in Schedule I hereto which effective date shall not (unless otherwise agreed to by the Administrative Agent) be earlier than five
(5) Business Days after the date of acceptance and recording by the Administrative Agent. Following the execution of this Assignment and Acceptance by the Assignee and the Assignor, it will be delivered (together with the processing and recordation fee of $3,500 to be paid by the Assignor or the Assignee to the Administrative Agent and the Assignor's original Notes (if any) evidencing the Revolving Credit Commitment, Senior Priority Commitment, Term Loans or Tranche A Loans (as applicable) being assigned) to the Administrative Agent for the consent of those Persons required pursuant to Section 11.3 of the Credit Agreement and for acceptance and recording by the Administrative Agent pursuant to Section 11.3 of the Credit Agreement./3/ Any assignment of any Term

----------
/2/ Required for any assignment of any Term Loan or Tranche A Loan.

/3/ Any assignment of a Revolving Credit Commitment and/or any obligations with respect to any Revolver Letter of Credit shall require the prior written consent of (i) the Administrative Agent and RRI, which consent in each case shall not be unreasonably withheld and which consent by RRI shall not be required if at the time of the applicable Assignment and Acceptance is delivered to the Administrative Agent for its acceptance and recording, an Event of Default has occurred and is then continuing, and (ii) each Revolver Issuing Bank, which consent may be withheld in such Revolver Issuing Bank's sole discretion. Any assignment of a Senior Priority Commitment and/or any obligations with respect to any Senior Priority Letter of Credit shall require the prior written consent of (i) the Administrative Agent and RRI, which consent in each case shall not be unreasonably withheld and which consent by RRI shall not be required if at the time of the applicable Assignment and Acceptance is delivered to the Administrative Agent for its acceptance and recording, an Event of Default has occurred and is then continuing, and (ii) each Senior Priority Issuing Bank, which consent may be withheld in such Senior Priority Issuing Bank's sole discretion. Each Lender, in accordance with Section 11.3(b) of the Credit Agreement may at any time make an assignment of its interests, rights and obligations under the Credit Agreement (a) solely with respect to an assignment of the Revolving Credit Commitment only, without the prior written consent of the Administrative

Loan or any Tranche A Loan shall not require the consent of any Person including the Administrative Agent or RRI (but any such assignment may not be to a Person who in the ordinary course of its business owns and/or operates power generating facilities).

        5. Upon such consents, acceptance and recording, and from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Fundamental Documents and shall be bound by the provisions thereof, and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Fundamental Documents (and if this Assignment and Acceptance covers all of the remaining portion of the Assignor's rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto).

        6. Upon the acceptance and recording by the Administrative Agent, and from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including, without limitation, payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments made by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

        7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).

        8. This Assignment and Acceptance may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile shall be as effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be duly executed by their respective duly authorized officers on Schedule I hereto.

----------
    Agent or RRI, but with the prior written consent of each Revolver Issuing Bank (in its sole discretion), to any other Lender which at the time of the assignment has a Revolving Credit Commitment, or (b) solely with respect to an assignment of the Senior Priority Commitment only, without the prior written consent of the Administrative Agent or RRI, but with the prior written consent of each Senior Priority Issuing Bank (in its sole discretion), to any other Lender which at the time of the assignment has a Senior Priority Commitment.

                                   SCHEDULE I

        to Assignment and Acceptance respecting that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 28, 2003 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among
(i) Reliant Resources, Inc., a Delaware corporation ("RRI"), as a Borrower and a Guarantor; (ii) the other Credit Parties referred to therein, as Borrowers and Guarantors; (iii) the Lenders referred to therein; (iv) Bank of America, N.A., as Administrative Agent, as Collateral Agent and as an Issuing Bank; (v) Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents;
(vi) Citicorp USA, Inc., as Tranche A Agent; and (vii) Citibank, N.A., as Tranche A Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

Legal Name of Assignor:    ____________________

Legal Name of Assignee:    ____________________

Assignment Effective Date: ____________________/4/

Principal Term Loan Amount Assigned                    $________/5/

Principal Tranche A Loan Amount Assigned               $________(See footnote 5)

Principal Revolving Credit Commitment Amount Assigned  $________(See footnote 5)

Principal Senior Priority Commitment Amount Assigned   $________(See footnote 5)

----------
/4/ Unless otherwise agreed to by the Administrative Agent, cannot be earlier than five (5) Business Days after the date of acceptance and recording by the Administrative Agent.

/5/ Pursuant to Section 11.3(b) of the Credit Agreement, each assignment must be in a minimum amount of $5,000,000, or such lesser amount (1) as shall equal the Assignor's entire Revolving Credit Commitment, Senior Priority Commitment, Term Loans or Tranche A Loans (as applicable) or (2) as may be agreed to by the Administrative Agent and RRI. After giving effect to the applicable assignment, the Assignor's remaining Revolving Credit Commitment, Senior Priority Commitment and/or outstanding Term Loans and Tranche A Loans (as appropriate) must either be zero or an amount equal to $2,500,000 or more.

                               [NAME OF ASSIGNOR]

                               By:
                                  --------------------------------
                                  Name:
                                  Title:

                               [NAME OF ASSIGNEE]

                               By:
                                  --------------------------------
                                  Name:
                                  Title:

CONSENTED TO:

BANK OF AMERICA, N.A., as Administrative
Agent/6/

By:
   --------------------------------
   Name:
   Title:

[Each Revolver Issuing Bank]/7/

[Each Senior Priority Issuing Bank]/8/

[RELIANT RESOURCES, INC. /9/

By:
   --------------------------------
    Name:
    Title]

----------
/6/ Consent of Administrative Agent not required for an assignment of any Term
    Loan or any Tranche A Loan and as provided in Section 11.3(c) of the Credit Agreement.

/7/ Consent of each Revolver Issuing Bank is required in the case of an assignment of a Revolving Credit Commitment and/or any obligations with respect to any Revolver Letter of Credit.

/8/ Consent of each Senior Priority Issuing Bank is required in the case of an assignment of a Senior Priority Commitment and/or any obligations with respect to any Senior Priority Letter of Credit.

/9/ Consent of RRI not required for (i) an assignment of any Term Loan or Tranche A Loan, (ii) if an Event of Default has occurred and is continuing or (iii) as provided in Section 11.3(c) of the Credit Agreement.

                                                                       EXHIBIT A

                                                    to Assignment and Acceptance
                                               ADMINISTRATIVE DETAILS REPLY FORM
Reliant Resources, Inc.                                             CONFIDENTIAL

FAX ALONG WITH COMMITMENT LETTER TO:  Lyudmila Ryabkova, FAX #:  214-290-9508

I. Borrower Name: Reliant Resources, Inc.

II. Legal Name of Lender for Signature Page:

                                                --------------------------------
III. Name of Lender for any eventual tombstone:

IV. Domestic Address:

V. Eurodollar Address:

-------------------------------------  -----------------------------------------

-------------------------------------  -----------------------------------------

VI. Contact Information:

                   Credit Contact       Operations Contact      Legal Counsel

Name:

                -------------------    -------------------   -------------------
Title:

                -------------------    -------------------   -------------------
Address:

                -------------------    -------------------   -------------------

                -------------------    -------------------   -------------------

                -------------------    -------------------   -------------------
Telephone:

                -------------------    -------------------   -------------------
Facsimile:

                -------------------    -------------------   -------------------
E Mail Address

                -------------------    -------------------   -------------------
                                                             Draft Documentation

                     Bid Contact           L/C Contact             Contact
                -------------------    -------------------   -------------------
Name:

                -------------------    -------------------   -------------------
Title:

                -------------------    -------------------   -------------------
Address:

                -------------------    -------------------   -------------------

                -------------------    -------------------   -------------------

                -------------------    -------------------   -------------------

Telephone:

                -------------------    -------------------   -------------------
Facsimile:

                -------------------    -------------------   -------------------
E Mail Address

                -------------------    -------------------   -------------------

VII. Lender's Fed Wire Payment Instructions:

Pay to:

                ----------------------------------------------------------------
                (Name of Lender)

                ----------------------------------------------------------------
                (ABA#) (City/State)

                ----------------------------------------------------------------
                (Account #)               (Account Name)
                ----------------------------------------------------------------
                (Attention)

Banc of America Securities              I - 1

                                               ADMINISTRATIVE DETAILS REPLY FORM
Reliant Resources, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
Borrower Name:         Reliant Resources, Inc.
VIII. Lender's Standby L/C Fed Wire Payment Instructions (if applicable):

Pay to:

                ----------------------------------------------------------------
                (Name of Lender)

                ----------------------------------------------------------------
                (ABA#) (City/State)

                ----------------------------------------------------------------
                (Account #)               (Account Name)
                ----------------------------------------------------------------
                (Attention)

IX. Organizational Structure:

Foreign Br., organized under which laws, etc.
Lender's Tax ID:

Tax withholding Form Attached (For Foreign Buyers)

[___] Form W-9

[___] Form W-8

[___] Form 4224 effective:

[___] Form 1001

[___] W/Hold _________% Effective

[___] Form 4224 on file with Bank of America from previous current years transaction ___________________


X. Bank of America Payment Instructions:

Servicing Site:   [_____]

Pay to:           [Bank of America, N.A.
                  ABA #11100012

                  Dallas TX
                  Acct. #1292000883
                  Attn:  CCS/Agency Services]
                  Ref: Reliant Resources, Inc.

XI. Name of Authorized Officer:

Name:

                                ------------------------------------------------
Signature:

                                ------------------------------------------------
Date:

                                ------------------------------------------------

--------------------------------------------------------------------------------
Banc of America Securities              I - 2

                                                                     EXHIBIT B-1

                          FORM OF BORROWING CERTIFICATE

To:  BANK OF AMERICA, N.A., as Administrative Agent

Ladies and Gentlemen:

                                    [Date]/1/

        Reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 28, 2003 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among (i) Reliant Resources, Inc., a Delaware corporation ("RRI"), as a Borrower and a Guarantor; (ii) the other Credit Parties referred to therein, as Borrowers and Guarantors; (iii) the Lenders referred to therein; (iv) Bank of America, N.A., as Administrative Agent, as Collateral Agent and as an Issuing Bank; (v) Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents; (vi) Citicorp USA, Inc., as Tranche A Agent; and (vii) Citibank, N.A., as Tranche A Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

        The undersigned hereby requests a Borrowing of [Revolving Credit Loans] or [Senior Priority Loans]:

        1.      On _______________________________./2/

        2.      In the amount of $ _________________________.

        3.      Comprised of _____________________________________ [Base Rate
                Loans or Eurodollar Loans].


        4. [If Eurodollar Loans are being requested] For an Interest Period of _____________ months [one, two, three, six or nine months].

----------
/1/ Notice must be received by the Administrative Agent not later than 10:00 a.m., Central time, (i) in the case of Base Rate Loans, on the Business Day on which such Revolving Credit Loan or Senior Priority Loan (as applicable) is to be made and (ii) in the case of Eurodollar Loans, on the third Business Day preceding the date on which such Revolving Credit Loan or Senior Priority Loan (as applicable) is to be made.
/2/ Such day must be a Business Day.

        The foregoing request complies with the requirements of Article 2 of the Credit Agreement. The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of receipt of the proceeds of the applicable Borrowing requested herein (both before and after giving effect to the applicable borrowing):

        (a) the representations and warranties set forth in Article 3 of the Credit Agreement, in the other Fundamental Documents, or in any certificate or other document furnished by, or on behalf of, a Credit Party pursuant to, or in connection with, the Credit Agreement or any other Fundamental Document, are true and correct in all material respects (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date;

        (b) no Default or Event of Default has occurred and is continuing, and no Default or Event of Default will occur by reason of the making of the [REVOLVING CREDIT LOAN] or [SENIOR PRIORITY LOAN] requested herein; and

        (c) [IN THE CASE OF A REVOLVING CREDIT LOAN] the proceeds of the requested Borrowing (a) are being used solely for working capital and other general corporate purposes which are not prohibited by the terms of the Credit Agreement or any other Fundamental Document; and (b) are not to be used to purchase any Equity Interests in Texas Genco; [IN THE CASE OF A SENIOR PRIORITY LOAN] the proceeds of the requested Borrowing are being used solely to secure or to prepay obligations for RRI's and its Subsidiaries' ongoing commercial and trading operations, and not for other general corporate or other working capital purposes.

        The undersigned hereby further certifies that on the date hereof, [FOR ANY BORROWING OF REVOLVING LOANS] in the reasonable judgment of RRI's financial management, after giving effect to the receipt of the proceeds of the requested Borrowing and the anticipated cash receipts and cash uses of RRI and the other Credit Parties on the date of such Borrowing, RRI and the other Credit Parties are projected to have less than $200 million in the aggregate of cash and Cash Equivalents (other than Excluded Cash); or [fOR ANY BORROWING OF SENIOR PRIORITY LOANS] in the reasonable judgment of RRI's financial management, on the date the requested Borrowing is made, (1) the aggregate amount of cash and Cash Equivalents (other than Excluded Cash) held by the Credit Parties is projected to be less than $200 million, and (2) the aggregate unused amount of the Total Revolving Credit Commitment is projected to be less than $200 million.

        IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed on this ___ day of ____________, 200[_].

                                        [RRI OR THE APPLICABLE CREDIT PARTY]/3/

                                        By:
                                            ------------------------------
                                            Name:
                                            Title:

----------
/3/ In the case of a Revolving Credit Loan, to be executed by an Authorized
    Officer of RRI. In the case of a Senior Priority Loan, to be executed by an Authorized Officer of the applicable Credit Party requesting the Borrowing.

                                                                     EXHIBIT B-2

                             FORM OF L/C CERTIFICATE

To:     BANK OF AMERICA, N.A., as Administrative Agent
        [Insert the name of the Revolver Issuing Bank or Senior Priority Issuing Bank (as applicable) from whom RRI (in the case of a Revolver Letter of Credit) or the applicable Credit Party (in the case of a Senior Priority Letter of Credit) is requesting that a Letter of Credit be issued]

Ladies and Gentlemen:

                                    [Date]/1/

        Reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 28, 2003 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among (i) Reliant Resources, Inc., a Delaware corporation ("RRI"), as a Borrower and a Guarantor; (ii) the other Credit Parties referred to therein, as Borrowers and Guarantors; (iii) the Lenders referred to therein; (iv) Bank of America, N.A., as Administrative Agent, as Collateral Agent and as an Issuing Bank; (v) Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents; (vi) Citicorp USA, Inc., as Tranche A Agent; and (vii) Citibank, N.A., as Tranche A Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

        The undersigned hereby requests the issuance, amendment, renewal or extension (as applicable) of a Letter of Credit:

        1. Type of Letter of Credit:

           (a)     _____ Revolver Letter of Credit; or

           (b)     _____ Senior Priority Letter of Credit


        2. Proposed date of issuance, amendment, renewal or extension of such Letter of Credit: _________________________./2/

        3. For the issuance of a new Letter of Credit:

           (a) Face amount of such Letter of Credit:______________________.


           (b) Expiration date of such Letter of Credit:__________________.

           (c) Name and address of the beneficiary of such Letter of Credit:________________________________________________

                   _______________________________________________________.

           (d) Whether such Letter of Credit is to be governed by the ISP or UCP:____________________________________________

----------
/1/ To be delivered by 1:00 p.m. (Central time) at least two (2) Business Days prior to the proposed date of issuance, amendment, renewal or extension. /2/ Must be a Business Day.

        4. For the amendment, renewal or extension of a Letter of Credit: A description of the amendment, renewal or extension (as applicable) being requested is as follows:

                _______________________________________________________________

                _______________________________________________________________

                _______________________________________________________________.

        5. Any other information as shall be necessary to prepare, amend, renew or extend the applicable Letter of Credit is as set forth below:_________________________________________________________

                _______________________________________________________________.

        6. A brief description of the underlying transaction for which the Letter of Credit is being requested is as follows:
                _______________________________________________________________

                _______________________________________________________________.

        [THE FOLLOWING LANGUAGE IS TO BE INCLUDED FOR ANY ISSUANCE OF A LETTER OF CREDIT, OR TO AMEND AN OUTSTANDING LETTER OF CREDIT TO INCREASE THE FACE AMOUNT THEREOF] The undersigned hereby certifies that the following statements are true and correct on the date hereof and will be true and correct on the proposed date of issuance or amendment (as applicable) of the Letter of Credit, both before and after giving effect to such issuance or amendment (as applicable):

        (a) the representations and warranties set forth in Article 3 of the Credit Agreement, in the other Fundamental Documents, or in any certificate or other document furnished by, or on behalf of, a Credit Party pursuant to, or in connection with, this Credit Agreement or any other Fundamental Document, are true and correct in all material respects (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date;

        (b) no Default or Event of Default has occurred and is continuing, and no Default or Event of Default will occur by reason of making the issuance or amendment of the Letter of Credit requested herein;

        (c)     [FOR REVOLVER LETTERS OF CREDIT:]

                (i) the sum of the current Revolver L/C Exposure (including, without limitation, Revolver L/C Exposure attributable to the Revolver Letter of Credit to be issued or amended (as applicable) as requested herein) plus the aggregate principal amount of all Revolving Credit Loans then outstanding, does not exceed the current amount of the Total Revolving Credit Commitment;

                (ii) the current Revolver L/C Exposure (including, without limitation, Revolver L/C Exposure attributable to the Revolver Letter of Credit to be issued or amended (as applicable) as requested herein) does not exceed $1.325 billion; and

                (iii) [FOR A NEW REVOLVER LETTER OF CREDIT] the Revolver Letter of Credit requested to be issued as provided herein is being used solely for general corporate purposes in the ordinary course of RRI's or if applicable, its Subsidiaries' business;

        (d) [FOR SENIOR PRIORITY LETTERS OF CREDIT:]

                (i) the sum of the current Senior Priority L/C Exposure (including, without limitation, Senior Priority L/C Exposure attributable to the Senior Priority Letter of Credit to be issued or amended (as applicable) as requested herein) plus the aggregate principal amount of all Senior Priority Loans then outstanding, does not exceed the Total Senior Priority Commitment; and

                (ii) [FOR A NEW SENIOR PRIORITY LETTER OF CREDIT] the Senior Priority Letter of Credit requested to be issued as provided herein is being used solely to secure or to support obligations of RRI's and its Subsidiaries ongoing commercial and trading operations, and not for other general corporate or other working capital purposes.

        [FOR A NEW SENIOR PRIORITY LETTER OF CREDIT] The undersigned hereby further certifies that on the date hereof, in the reasonable judgment of RRI's financial management on the date the requested Senior Priority Letter of Credit is issued or amended (as applicable) (1) the aggregate amount of cash and Cash Equivalents (other than Excluded Cash) held by the Credit Parties is projected to be less than $200 million, and (2) the aggregate unused amount of the Total Revolving Credit Commitment is projected to be less than $200 million.


        IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this ___ day of ___________, 200[_].

                                        [RRI OR THE APPLICABLE CREDIT PARTY]/3/

                                       By:
                                            ---------------------------------
                                            Name:
                                            Title:

----------
/3/ In the case of a Revolver Letter of Credit, to be executed by an Authorized
    Officer of RRI. In the case of a Senior Priority Letter of Credit, to be executed by an Authorized Officer of the applicable Credit Party requesting to issuance, amendment, renewal or extension.

                                                                     EXHIBIT B-3

                   FORM OF CONVERSION/CONTINUATION CERTIFICATE

To:     BANK OF AMERICA, N.A., as Administrative Agent

Ladies and Gentlemen:

                                    [Date]/1/

        Reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 28, 2003 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among (i) Reliant Resources, Inc., a Delaware corporation ("RRI"), as a Borrower and a Guarantor; (ii) the other Credit Parties referred to therein, as Borrowers and Guarantors; (iii) the Lenders referred to therein; (iv) Bank of America, N.A., as Administrative Agent, as Collateral Agent and as an Issuing Bank; (v) Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents; (vi) Citicorp USA, Inc., as Tranche A Agent; and (vii) Citibank, N.A., as Tranche A Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

        The undersigned hereby requests the following conversion or continuation of a Loan:

        1. Check one: Conversion ____ or Continuation ____.

        2. Description of the Loan to be converted or continued:_______________.


        3. Principal amount of the Loan (or the portion thereof) to be converted or continued: ______________________/2/

        4. Date of conversion, or last day of applicable Interest Period (as applicable): _______________

        5. For conversion of a Base Rate Loan to a Eurodollar Loan, or continuation of a Eurodollar Loan for a successive Interest Period, interest Period selected, (i.e., one, two, three, six or nine months), and the last day thereof/3/: _______________________

----------
/1/ Must be received not later than 10:00 a.m., Central time, at least three (3)
    Business Days prior to any conversion or continuation.
/2/ The aggregate principal amount of Loans of a particular type continued as, or converted to, Eurodollar Loans as part of the same continuation or conversion, shall be in a minimum amount of $10,000,000 or in such greater amount which is an integral multiple of $1,000,000.
/3/ Subject to the provisions contained in the definition of "Interest Period" in Article 1 of the Credit Agreement.

        The undersigned hereby represents and warrants that the following statement is true and correct on the date hereof, and will be true and correct on the date of the conversion or continuation (as applicable) requested herein, both before and after giving effect to such conversion or continuation:

        (a) no Event of Default has occurred and is then continuing at the time of any conversion to a Eurodollar Loan, or any continuation of a Eurodollar Loan into a subsequent Interest Period.

                IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this ___ day of _____________, 200[_].

                                        [THE APPLICABLE BORROWER OF THE LOAN
                                        REQUESTED TO BE CONVERTED OR
                                        CONTINUED]

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:
                                        2

                                                                       EXHIBIT C

                  FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER

        ASSUMPTION AND JOINDER AGREEMENT dated as of _________, 200[_] (the "Assumption Agreement") made by [Insert Name of New Credit Party] a [Insert State of Organization] [corporation, limited partnership or limited liability company] (the "Company") in favor of the lenders (the "Lenders") referred to in that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 28, 2003 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among (i) Reliant Resources, Inc., a Delaware corporation ("RRI"), as a Borrower and a Guarantor; (ii) the other Credit Parties referred to therein, as Borrowers and Guarantors; (iii) the Lenders; (iv) Bank of America, N.A., as Administrative Agent, as Collateral Agent and as an Issuing Bank; (v) Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents; (vi) Citicorp USA, Inc., as Tranche A Agent; and (vii) Citibank, N.A., as Tranche A Collateral Agent and the other Secured Parties. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

        Reference is hereby made to:

        (a) the Credit Agreement;

        (b) that certain Security Agreement dated as of March 28, 2003 (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Security Agreement"), among RRI, the other Credit Parties signatory thereto and Bank of America, N.A., as Collateral Agent; and

        (c) that certain Contribution Agreement dated as of March 28, 2003 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Contribution Agreement"), among RRI and the other Credit Parties signatory thereto.

                               W I T N E S S E T H

        The Company is a [STATE OF ORGANIZATION] [CORPORATION, LIMITED PARTNERSHIP OR LIMITED LIABILITY COMPANY] and is a Subsidiary of [NAME OF CREDIT PARTY]. [PURSUANT TO SECTION 5.11(B) OF THE CREDIT AGREEMENT, THE COMPANY IS REQUIRED TO EXECUTE THIS DOCUMENT: (I) AS A NEWLY FORMED OR ACQUIRED DOMESTIC SUBSIDIARY OF [NAME OF CREDIT PARTY], WHICH DOMESTIC SUBSIDIARY HAS ASSETS WITH A BOOK VALUE IN EXCESS OF $10,000,000, (II) AS A DOMESTIC SUBSIDIARY THAT WAS FORMED OR ACQUIRED AFTER THE CLOSING DATE AND WHICH DID NOT HAVE ASSETS WITH A BOOK VALUE IN EXCESS OF $10,000,000, AND HAS SUBSEQUENTLY ACQUIRED OR OTHERWISE HOLDS ASSETS WITH A BOOK VALUE IN EXCESS OF $10,000,000, OR (III) AS A SUBSIDIARY THAT HAS CEASED TO BE AN EXCLUDED ENTITY.] OR [THE COMPANY IS REQUIRED TO EXECUTE THIS DOCUMENT PURSUANT TO SECTION 5.11(C).]

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:

        1. Assumption and Joinder.

                (a) The Company hereby expressly confirms that it has assumed, and hereby agrees to perform and observe and be bound by, each and every one of the covenants, promises, agreements, terms, obligations, duties and liabilities of (i) a Credit Party under the Credit Agreement and all the other Fundamental Documents applicable to it as a Credit Party, (ii) a Guarantor under the Credit Agreement and all the other Fundamental Documents applicable to it as a Guarantor, (iii) a Grantor (such term being used herein as defined in the Security Agreement) under the Security Agreement, and (iv) a Contributor (such term being used herein as defined in the Contribution Agreement) under the Contribution Agreement. By virtue of the foregoing, the Company hereby accepts and assumes any liability of (x) a Credit Party and/or a Guarantor related to each representation, warranty, covenant or obligation made by a Credit Party and/or a Guarantor in the Credit Agreement or any other Fundamental Document and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations, (y) a Grantor related to each representation, warranty, covenant or obligation made by a Grantor in the Security Agreement, and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations, and (z) a Contributor related to each covenant or obligation made by a Contributor in the Contribution Agreement and hereby expressly affirms, as of the date hereof, each of such covenants and obligations.

                (b) All references to the term "Credit Party" or "Guarantor" in the Credit Agreement or in any other Fundamental Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, the Company.

                (c) All references to the term "Grantor" in the Security Agreement or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, the Company.

                (d) All references to the term "Contributor" in the Contribution Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be a reference to, and shall include, the Company.

        2. Representations and Warranties. The Company hereby represents and warrants to the Lenders and the other Secured Parties as follows:

                (a) The Company has the requisite [CORPORATE, PARTNERSHIP OR LIMITED LIABILITY COMPANY] power and authority to enter into this Assumption Agreement and to perform its obligations hereunder and under the Credit Agreement, the Security Agreement, the Contribution Agreement and any other Fundamental Document to which it is a party. The execution, delivery and performance of this Assumption Agreement by the Company and the performance of its obligations under the Credit Agreement, the Security Agreement, the Contribution Agreement and any other Fundamental Document to which it is a party have been duly authorized by the [BOARD OF DIRECTORS] of the Company and no other [CORPORATE, PARTNERSHIP OR LIMITED LIABILITY COMPANY] action or proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Assumption Agreement, the transactions contemplated hereby or the performance of its obligations under the Credit Agreement, the Security Agreement, the Contribution Agreement or any other Fundamental Document. This Assumption Agreement has been duly executed and delivered by the Company. This Assumption Agreement, the Credit Agreement, the Security Agreement and the Contribution Agreement, each constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.

                (b) The representations and warranties set forth in Article 3 of the Credit Agreement, as applicable to Company, are true and correct on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of the date hereof.

                (c) The authorized capitalization of the Company, the number of shares of its capital stock outstanding on the date hereof, and the ownership of the outstanding shares of its capital stock is set forth on Schedule 1 hereto [OR "THE GENERAL PARTNERS OF THE COMPANY AND THE OWNERSHIP OF ITS PARTNERSHIP INTERESTS ARE SET FORTH ON SCHEDULE 1 HERETO" OR "THE MEMBERS OF THE COMPANY AND THE OWNERSHIP OF ITS LIMITED LIABILITY COMPANY INTERESTS ARE SET FORTH ON
SCHEDULE 1 HERETO"].

                (d) The information contained in the Perfection Certificate delivered by the Company (a copy of which is attached hereto as Exhibit A) is true and correct in all [MATERIAL]/1/ respects.

        3. Further Assurances. At any time and from time to time, upon the Administrative Agent's or the Collateral Agent's request and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Administrative Agent or the Collateral Agent reasonably deems necessary to effect the purposes of this Assumption Agreement.

        4. Binding Effect. This Assumption Agreement shall be binding upon the Company and shall inure to the benefit of the Lenders and the other Secured Parties and their respective successors and assigns.

        5. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

        6. Miscellaneous. Delivery of an executed signature page to this Assumption Agreement by facsimile shall be effective as delivery of a manually executed copy of this Assumption Agreement. This Assumption Agreement is a Fundamental Document pursuant to the Credit Agreement.

----------
/1/ The word "material" is not to be inserted if the Company is a newly formed
    Subsidiary of RRI or any Credit Party but may be inserted if the Company has been acquired.

        IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                            [NAME OF COMPANY]

                                             By:
                                                -------------------------
                                                Name:
                                                Title:

                                                                      SCHEDULE 1
                                                       to Assumption and Joinder


                            Authorized Capitalization

[NUMBER OF SHARES OF CAPITAL STOCK OUTSTANDING:

OWNERSHIP OF THE OUTSTANDING CAPITAL STOCK:]

or

[GENERAL PARTNERS:

OWNERSHIP OF THE PARTNERSHIP INTERESTS:]

or

[MEMBERS OF THE COMPANY:

OWNERSHIP OF THE LIMITED LIABILITY COMPANY INTERESTS:]

                                                                       Exhibit A
                                                       to Assumption and Joinder

                        [COPY OF PERFECTION CERTIFICATE]

                                                                       EXHIBIT D

                         FORM OF CONTRIBUTION AGREEMENT

        This CONTRIBUTION AGREEMENT (as amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time in accordance with the terms hereof, the "Contribution Agreement") is entered into as of March 28, 2003 by and among Reliant Resources, Inc., a Delaware corporation ("RRI"), and the other Credit Parties listed on Schedule 1 hereto (RRI, such other Credit Parties listed on such Schedule 1 and such Subsidiaries of RRI as may hereafter become parties hereto by executing an Instrument of Assumption and Joinder as contemplated by Section 15 hereof, shall be referred to herein collectively, as the "Contributors" and individually, as a "Contributor"), for the purpose of establishing the respective rights and obligations of contribution among the Contributors in connection with the Credit Agreement (as defined hereinbelow). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement; and unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending upon the reference.

        WHEREAS, RRI and the other Contributors are parties to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 28, 2003 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among (i) RRI, as a Borrower and a Guarantor; (ii) the other Credit Parties, as Borrowers and Guarantors; (iii) the lenders referred to therein (the "Lenders"); (iv) Bank of America, N.A., as Administrative Agent, as Collateral Agent and as an Issuing Bank; (v) Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents; (vi) Citicorp USA, Inc., as Tranche A Agent; and (vii) Citibank, N.A., as Tranche A Collateral Agent, pursuant to which the Lenders have made certain loans to RRI and have agreed, subject to the terms and conditions set forth in the Credit Agreement, to make additional loans to RRI and/or to one or more of the other Contributors, and the Issuing Banks have agreed, subject to the terms and conditions set forth in the Credit Agreement, to issue Letters of Credit thereunder for the account of RRI and the other Contributors, all as provided in the Credit Agreement;

        WHEREAS, pursuant to the Credit Agreement, each of the Contributors has guaranteed the Guaranteed Obligations, subject to the limitations set forth therein;

        WHEREAS, (i) pursuant to the terms of that certain Security Agreement dated as of March 28, 2003 (as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Security Agreement"), among RRI, the other Contributors signatory thereto and Bank of America, N.A., as collateral agent (in such capacity, the "Collateral Agent"), each of RRI and the other Contributors has granted to the Collateral Agent (for the benefit of the Secured Parties) a Lien in the Collateral; and
(ii) pursuant to certain Mortgages, one or more of RRI and the other Contributors have granted Liens in certain Real Property Assets, in each case as security for their respective obligations under the Credit Agreement;

        WHEREAS, as a result of the transactions contemplated by the Credit Agreement, RRI and the other Contributors have benefited and/or will benefit, directly and indirectly, from the Obligations and in consideration thereof, desire to enter into this Contribution Agreement to allocate such benefits among themselves, and to provide an arrangement to make contributions in the event that any payment is made by a Contributor with respect to its Guaranteed Obligations under the Credit Agreement, or in the event that the Collateral Agent or the Administrative Agent (on behalf of the Secured Parties) or the Tranche A

Collateral Agent (on behalf of the Lenders owed the Adjusted Tranche A Obligations) exercises recourse against any of the Collateral or any of the Mortgaged Real Property Assets owned by a Contributor to pay any of its Guaranteed Obligations (any such payment or recourse being referred to herein as a "Contribution"; and with the "Contribution Amount" of any Contribution being equal to the amount of such payment made by such Contributor or the fair saleable value of such Contributor's portion of the Collateral or Mortgaged Real Property Assets against which recourse is so exercised, and shall be determined as of the date on which such payment is made or such recourse is exercised, as the case may be);

        NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Contributors hereby agrees as follows:

        Section 1. Contribution. In order to provide for appropriate contribution among the Contributors in the event any Contribution is made by a Contributor (a "Funding Contributor"), such Funding Contributor shall be entitled to a contribution from certain other Contributors for all payments, damages and expenses incurred by such Funding Contributor in discharging any of the Guaranteed Obligations, in the manner and to the extent set forth in this Contribution Agreement.

        Section 2. Benefit Amount Defined. For purposes of this Contribution Agreement, the "Benefit Amount" of any Contributor as of any date of determination shall be the net value of the benefits to such Contributor from the extensions of credit made by the Lenders and/or the Issuing Banks under the Credit Agreement. Such benefits shall include, without limitation, benefits of funds constituting proceeds of Loans not made to such Contributor which have been in turn advanced or contributed to such Contributor (collectively, the "Benefits"). In the case of any proceeds of Loans or Benefits advanced or contributed to, or received by, a Person, any of the equity interests of which are owned directly or indirectly by a Contributor (an "Owned Equity"), the Benefit Amount of such Contributor with respect thereto shall be the product of
(i) that portion of the net value of the benefits attributable to Loans or Benefits advanced or contributed to, or received by, the Owned Entity times (ii) the direct or indirect percentage ownership of such Contributor in its Owned Entity.

        Section 3. Contribution Obligation. Each applicable Contributor (which in the case of a Loan, is the Borrower of such Loan or which in the case of a Letter of Credit, is the party that requested such Letter of Credit and for whose account such Letter of Credit was issued (such party being referred to herein as the "Account Party")) shall be liable to each Funding Contributor for the Contribution Amount of each Contribution of such Funding Contributor in respect of such Loan or Letter of Credit. If any applicable Contributor does not satisfy such liability to any Funding Contributor, then each other Contributor shall be liable to such Funding Contributor in an amount equal to the product of
(i) a fraction the numerator of which is the Benefit Amount of such Contributor, and the denominator of which is the aggregate Benefit Amounts of all Contributors (other than the applicable Contributor described in the first sentence hereof) and (ii) the amount of Obligations paid by such Funding Contributor that were not satisfied by such applicable Contributor, in each case, determined as of the date on which the relevant payment is made by the applicable Funding Contributor or any recourse is exercised against such Funding Contributor's portion of the Collateral or Mortgaged Real Property Assets, as the case may be (giving effect to all payments made by other Funding Contributors and to the exercise of recourse against any other Funding Contributor's portion of the Collateral or Mortgaged Real Property Assets as of such date in a manner to maximize the amount of such contributions). RRI shall be liable to each Funding Contributor for the Contribution Amount of each Contribution of such Funding Contributor in respect of all Obligations (other than Obligations in respect of Loans and Letters of Credit which are covered by the other provisions of this Section 3).

        Section 4. Allocation. In the event that at any time there exists more than one Funding Contributor that has made a Contribution (in any such case, such Contributions shall be referred to in this Section 4 collectively, as the "Applicable Contribution"), then payment from the other Contributors pursuant to this Contribution Agreement shall be allocated among such Funding Contributors in proportion to the total amount of the Applicable Contribution made for or on account of the applicable Borrower by each such Funding Contributor. In the event that at any time any Contributor pays an amount under this Contribution Agreement in excess of the amount calculated pursuant to the second sentence of
Section 3 hereof, that Contributor shall be deemed to be a Funding Contributor to the extent of such excess and shall be entitled to contribution from the other Contributors and from the applicable Borrower or Account Party in accordance with the provisions of this Contribution Agreement.

        Section 5. Subrogation. Any payments made hereunder by a Borrower or Account Party shall be credited against amounts payable by such Borrower or Account Party pursuant to any subrogation rights of the Contributors which received the payments under this Contribution Agreement.

        Section 6. Preservation of Rights. This Contribution Agreement shall not limit any right that any Contributor may have against any other Person which is not a party hereto.

        Section 7. Payment by an Owned Entity. The amount of contribution payable under this Contribution Agreement by any Contributor shall be reduced by that portion of the amount of any contribution paid hereunder by an Owned Entity of such Contributor equal to the direct or indirect percentage ownership of such Contributor in such Owned Entity; provided, that any contribution payable to such Owned Entity shall not be so reduced.

        Section 8. Equitable Allocation. If, as a result of any reorganization, recapitalization, or other change in a Contributor or any Affiliate or Subsidiary of such Contributor, or as the result of any amendment, waiver or modification of the terms and conditions governing the Credit Agreement, any other Fundamental Document or any of the Guaranteed Obligations, or for any other reason, the contributions under this Contribution Agreement become inequitable, the parties hereto shall promptly modify and amend this Contribution Agreement to provide for an equitable allocation of such contributions. Any of the foregoing modifications and amendments to this Contribution Agreement shall be in writing and signed by all parties hereto and shall be consented to by the Administrative Agent.

        Section 9. Asset of Party to Which Contribution is Owing. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset in favor of the party to which such contribution is owing.

        Section 10. Subordination. No payments payable by a Contributor or by any Borrower or Account Party pursuant to the terms hereof shall be paid until after the Bank Credit Termination Date. Nothing contained in this Contribution Agreement shall affect the Obligations or the obligations of any party hereto under the Credit Agreement or any other Fundamental Document.

        Section 11. Successors and Assigns. This Contribution Agreement shall be binding upon each party hereto and its respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns, and in the event of any transfer or assignment of rights by a Contributor, the rights and privileges herein conferred upon that Contributor shall automatically extend to, and be vested in, such transferee or assignee, all subject to the terms and conditions hereof.

        Section 12. Termination. This Contribution Agreement shall remain in effect, and shall not terminate prior to the Bank Credit Termination Date (and shall remain in effect thereafter as necessary to accomplish its purposes), subject in all cases, to being reinstated in its entirety if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored or returned by any Lender or any other Secured Party upon the bankruptcy or reorganization of a Contributor, or for any other reason.

        Section 13. CHOICE OF LAW. THIS CONTRIBUTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

        Section 14. Counterparts. This Contribution Agreement, and any modifications or amendments hereto, may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed signature page to this Contribution Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Contribution Agreement.

        Section 15. Additional Contributors. Any Subsidiary of RRI that is required to become a Credit Party under the Credit Agreement pursuant to Section
5.11 thereof shall also become a party hereto by signing and delivering to the Administrative Agent an Instrument of Assumption and Joinder. Each of the parties hereto acknowledges and agrees to the foregoing.

        Section 16. Effectiveness. This Contribution Agreement shall become effective on the date on which all of the parties hereto shall have executed this Contribution Agreement.

        Section 17. Limitation. The liability of each Contributor (other than
RRI) under this Contribution Agreement shall be limited as set forth in Section
8.4 of the Credit Agreement.

        IN WITNESS WHEREOF, the undersigned parties have caused this Contribution Agreement to be duly executed as of the day and year first written above.

                                       BORROWER:

                                      [NAME OF CREDIT PARTY]

                                       By:
                                         -------------------------------
                                         Name:
                                         Title:

                                       CONTRIBUTORS:

                                       [SIGNATURE LINES TO FOLLOW]

                                                                      Schedule 1


                                 CREDIT PARTIES

GuideStreet, Inc.
Reliant Energy Broadband, Inc.
Insync Internet Services, Incorporated
Reliant Energy Communications, Inc.
Reliant Energy Europe Trading & Marketing, Inc.
Reliant Energy Funding, LLC
Reliant Energy Net Ventures, Inc.
Reliant Energy Retail Holdings, LLC
Reliant Energy Customer Care Services, LLC
Reliant Energy Retail Services, LLC
Reliant Energy Electric Solutions, LLC
Reliant Energy Solutions, LLC
Reliant Energy Solutions California, Inc.
Reliant Energy Solutions Holdings, LLC
Reliant Energy Solutions East, LLC
Reliant Energy Solutions West, LLC
Texas Star Energy Company
StarEn Power, LLC
Reliant Energy Services, Inc.
Reliant Energy Gas Storage, LLC
Reliant Energy Services Desert Basin, LLC
Reliant Energy Services Mid-Stream, LLC
Reliant Energy Services New Mexico, LLC
Reliant Energy Services International, Inc.
Reliant Energy Trading Exchange, Inc.
Reliant Resources International Services, Inc.
Reliant Energy Ventures, Inc.
Reliant Energy Wholesale Service Company
ReliantEnergy.com, Inc.
Reliant Energy Power Generation, Inc.
Reeves County Land Associates, LLC
Reliant Energy Arrow Canyon, LLC
Reliant Energy Aurora Holding, LLC
Reliant Energy Aurora I, LP
Reliant Energy Aurora II, LP
Reliant Energy Aurora, LP
Reliant Energy Aurora Development, LLC
Reliant Energy Bighorn, LLC
Reliant Energy California Holdings, LLC
Reliant Energy Coolwater, Inc.
Reliant Energy Ellwood, Inc.
Reliant Energy Etiwanda, Inc.
Reliant Energy Mandalay, Inc.
Reliant Energy Ormond Beach, Inc.
Reliant Energy CapTrades Holding Corp.
Reliant Energy Choctaw County, LLC

Reliant Energy Construction, LLC
Reliant Energy Deer Park, Inc.
Reliant Energy Desert Basin, LLC
Reliant Energy Development Services, Inc.
Reliant Energy Equipment Company, LLC
Reliant Energy Florida Holdings, LLC
Reliant Energy Indian River, LLC
Reliant Energy New Smyrna Beach, LLC
Reliant Energy Osceola, LLC
Reliant Energy Winter Haven, LLC
Reliant Energy Mid-Atlantic Development, Inc.
Reliant Energy Atlantic, LLC
Reliant Energy Erie West, LLC
Reliant Energy Gilbert, LLC
Reliant Energy Hunterstown, LLC
Reliant Energy Portland, LLC
Reliant Energy Seward, LLC
Reliant Energy Titus, LLC
Reliant Energy Northeast Holdings, Inc.
Reliant Energy Northeast Generation, Inc.
Reliant Energy Key/Con Fuels, LLC
Reliant Energy Partsco, LLC
Reliant Energy Power Operations I, Inc.
Reliant Energy Power Operations II, Inc.
Reliant Energy Renewables, Inc.
Reliant Energy Renewables Atascocita GP, LLC
Reliant Energy Renewables Baytown GP, LLC
Reliant Energy Renewables Blue Bonnet GP, LLC
Reliant Energy Renewables Coastal Plains GP, LLC
Reliant Energy Renewables Conroe GP, LLC
Reliant Energy Renewables Fort Worth GP, LLC
Reliant Energy Renewables Holdings II, LLC
Reliant Energy Renewables Atascocita, LP
Reliant Energy Renewables Baytown, LP
Reliant Energy Renewables Blue Bonnet, LP
Reliant Energy Renewables Coastal Plains, LP
Reliant Energy Renewables Conroe, LP
Reliant Energy Renewables Fort Worth, LP
Reliant Energy Renewables Security, LP
Reliant Energy Renewables Security GP, LLC
Reliant Energy Sabine (Delaware), Inc.
Reliant Energy Sabine (Texas), Inc.
Reliant Energy Shelby Holding Corp.
Reliant Energy Shelby I, LP
Reliant Energy Shelby II, LP
Reliant Energy Shelby County, LP
Reliant Energy Shelby County II, LP
Reliant Energy Shelby Development Corp.
Reliant Energy Signal Peak, LLC
Orion Power Atlantic, Inc.
Orion Power Atlantic LLC

Orion Power Atlantic, Ltd.
Orion Power Development Company, Inc.
Orion Power Holdings, Inc.
OPD Group, Inc.
Beaver River, LLC
Free State Electric, LLC
Grane Creek, LLC
MidAtlantic Liberty, LLC
Liberty Member, LLC
Eddystone Power, LLC
Liberty MidAtlantic, LLC
Orion Power Marketing and Supply, Inc.
Orion Power New York GP II, Inc.
Orion Power Operating Services, Inc.
OPOS MidAtlantic, Inc.
Orion Power Operating Services Midwest, Inc.
Orion Power Operating Services Astoria, Inc.
Orion Power Operating Services Coldwater, Inc.
Orion Power Operating Services Carr Street, Inc.
Choctaw County Trust
Hunterstown Trust
Seward Trust

                                                                       EXHIBIT E

                      FORM OF EXCESS CASH FLOW CERTIFICATE

        Reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 28, 2003 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among (i) Reliant Resources, Inc., a Delaware corporation ("RRI"), as a Borrower and a Guarantor; (ii) the other Credit Parties referred to therein, as Borrowers and Guarantors; (iii) the Lenders referred to therein; (iv) Bank of America, N.A., as Administrative Agent, as Collateral Agent and as an Issuing Bank; (v) Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents; (vi) Citicorp USA, Inc., as Tranche A Agent; and (vii) Citibank, N.A., as Tranche A Collateral Agent. Capitalized terms used herein and in the attachment hereto, and not otherwise defined shall have the meanings set forth in the Credit Agreement.

        RRI does hereby certify that the information set forth on the attachment hereto is true, complete and correct in all respects and that the calculations set forth on such attachment comply in all respects with the terms and conditions of the Credit Agreement.

        The amount of Excess Cash Flow for the cumulative period beginning on January 1, 2003 and ending on December 31, ______, is $ __________; and the required prepayment pursuant to Section 2.11(e) is $___________.

                                             RELIANT RESOURCES, INC./1/


                                             By:
                                                ------------------------
                                                Name:
                                                Title:


Dated:__________________

----------
/1/ To be signed by a Financial Officer of RRI.

                                                                      ATTACHMENT

       EXCESS CASH FLOW DETERMINED FOR THE CUMULATIVE PERIOD BEGINNING ON
               JANUARY 1, 2003 AND ENDING ON DECEMBER 31, [ ____]

(a)     the sum of:

(i)     all cash available for distributions to RRI during
        such period from all Subsidiaries, other than Foreign
        Subsidiaries, whether or not any such distributions
        are actually made (reduced by the working capital
        needs of each Subsidiary);                                            $_____

(ii)    cash interest income paid to RRI during such period;                   _____

(iii)   cash tax refunds paid to RRI during such
        period; and                                                            _____

(iv)    other cash paid to RRI during such period (excluding
        the amounts set forth below);                                          _____   $_____

[Amounts to be excluded from clause (iv) above:

(u)     asset sales proceeds;                                             $_____

        Less

        The amount of such proceeds that have been
        applied to repay the principal of the Loans being
        deducted pursuant to clause (b)(2) below;                (_____)  $_____

(v)     cash proceeds from bank debt and equity capital
        market issuances;                                         _____

        Less

        The amount of such proceeds that have been
        applied to repay the principal of the Loans being
        deducted pursuant to clause (b)(2) below                 (_____)   _____

(w)     cash proceeds from equity issued
        pursuant to any employee benefit plan;                             _____

(x)     incremental cash proceeds from third party
        collateral deposits or other restricted cash receipts;             _____


(y)     cash proceeds representing collateral deposit
        balances or restricted cash balances released from
        third parties; and                                                 _____

(z)     decreases in working capital and other assets
        and increases in other liabilities;                       _____

        Total Exclusion                                          $_____

Minus

(b)      the sum of:

(1)     cash payments by RRI for taxes during
        such period;                                                      $_____

(2)     cash payments by RRI for interest (including
        hedging costs), principal and financing fees
        during such period;                                                _____

(3)     permitted Investments made during such period in
        cash, including (without duplication) cash
        contributions or loans by RRI to Subsidiaries;                     _____

(4)     cash payments made by RRI during such period for
        permitted Consolidated Capital Expenditures of
        RRI and its Consolidated Subsidiaries; and                         _____

(5)     other cash payments or cash outflows of RRI
        during such period, excluding cash outflows as
        a result of increases in working capital and
        other assets and decreases in other liabilities.                   _____  (_____)

EXCESS CASH FLOW                                                                  $_____



    MANDATORY PREPAYMENT PURSUANT TO SECTION 2.11(e) OF THE CREDIT AGREEMENT

(1)     Excess Cash Flow                                            $__________

        minus,

(2)     $300,000,000 (the "ECF Threshold)                          (300,000,000)


(3)     Amount by which Excess Cash Flow for such period
        exceeds the ECF Threshold;                                   __________


(4)     50% of the amount on line 3 above;                           __________

minus,

Aggregate amount of all prepayments
previously made pursuant to Section
2.11(e) of the Credit Agreement;                                    (__________)

MANDATORY PREPAYMENT PURSUANT TO
SUBSECTION 2.11(e) OF THE CREDIT
AGREEMENT.                                                          $__________



                                                                       EXHIBIT F

                                  FORM OF NOTE

          [TERM] [TRANCHE A] [REVOLVING CREDIT] [SENIOR PRIORITY] NOTE

$ ____________                                           New York, New York
                                                         as of ____________

        FOR VALUE RECEIVED, [RELIANT RESOURCES, INC., a Delaware corporation (together with its successors, the "Obligor")] [EACH OF THE CREDIT PARTIES LISTED ON ANNEX 1 HERETO (together with their respective successors, individually, an "Obligor" and collectively, the "Obligors")]/1/, DOES HEREBY PROMISE TO PAY to the order of [INSERT NAME OF LENDER] (the "Lender") at the office of Bank of America, N.A., 901 Main Street, Dallas, Texas 75202-3714, in lawful money of the United States of America in immediately available funds, the principal amount of ___________ Dollars ($ __________), or the aggregate unpaid principal amount of all [Term] [Tranche A] [Revolving Credit] [Senior Priority] Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Obligor pursuant to said Credit Agreement, whichever is less, on such date or dates as is required by said Credit Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, at such rates and at such times as set forth in said Credit Agreement.

        The Obligor[s] and any and all sureties, guarantors and endorsers of this note and all other parties now or hereafter liable hereon severally waive demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration, but excluding any notice expressly required by the terms of the Credit Agreement) and diligence in collecting and bringing suit against any party hereto and agree to the extent permitted by applicable law (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for any holder of this note, in order to enforce payment of this note, to first institute or exhaust such holder's remedies against [the Obligor] [any Obligor] or any other party liable hereon or against any security for this note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        This note is one of the promissory notes referred to in that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 28, 2003 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among (i) [the Obligor]/[Reliant Resources, Inc., a Delaware corporation], as a Borrower and a Guarantor; (ii) the other Credit Parties referred to therein, as Borrowers and Guarantors; (iii) the Lenders referred to therein; (iv) Bank of America, N.A., as Administrative Agent, as Collateral Agent and as an Issuing Bank; (v) Barclays Bank PLC and Deutsche Bank AG, New York Branch, as

----------
/1/ The Obligors for any note in respect of a Senior Priority Commitment shall be all of the Credit Parties under the Credit Agreement.

Syndication Agents; (vi) Citicorp USA, Inc., as Tranche A Agent; and (vii) Citibank, N.A., as Tranche A Collateral Agent, and is entitled to the benefits of and is subject to all the terms and provisions of the Credit Agreement which, among other things, contains provisions for optional and mandatory prepayment and for acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Credit Agreement. This note is also secured by the Liens granted in the Fundamental Documents (as defined in the Credit Agreement) and is entitled to the benefits of all the terms and provisions of the Fundamental Documents.

        THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                                        [RELIANT RESOURCES, INC.]
                                        [LIST EACH CREDIT PARTY - See footnote 1 above]


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

                               [LAST PAGE OF NOTE]

       Amount of [TERM
       LOAN, TRANCHE A
       LOAN, REVOLVING
       CREDIT LOAN OR                            Unpaid
       SENIOR PRIORITY                          Principal
       LOAN (AS          Principal   Interest   Balance of   Name of Person
Date   APPLICABLE)]      Payments    Payments      Note      Making Notation
----   ---------------   ---------   --------   ----------   ---------------

                                                                         Annex 1

            [FOR ANY NOTE IN RESPECT OF A SENIOR PRIORITY COMMITMENT]

                                 Credit Parties

                                                                       EXHIBIT G

                           FORM OF CLOSING CERTIFICATE

        Reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March 28, 2003 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among (i) Reliant Resources, Inc., a Delaware corporation ("RRI"), as a Borrower and a Guarantor; (ii) the other Credit Parties referred to therein, as Borrowers and Guarantors; (iii) the Lenders referred to therein; (iv) Bank of America, N.A., as Administrative Agent, as Collateral Agent and as an Issuing Bank; (v) Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents; (vi) Citicorp USA, Inc., as Tranche A Agent; and (vii) Citibank, N.A., as Tranche A Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

        The undersigned, a Financial Officer of RRI, hereby certifies, pursuant to Section 4.1(z) of the Credit Agreement, as follows:

        1. All required consents, approvals and/or waivers have been obtained by the Credit Parties and are currently in full force and effect with respect to the execution, delivery and performance of the Credit Agreement, the other Fundamental Documents and any other documentation or agreement contemplated by any of the foregoing and, with respect to the transactions contemplated by any of the foregoing, from all Governmental Authorities with jurisdiction over the business and activities of any Credit Party and from any other Person whose consent, approval or waiver is required pursuant to the terms of the Organizational Documents of any of the Credit Parties or any of the agreements listed on Schedule 3.16 to the Credit Agreement.

        2. The transactions contemplated by the Credit Agreement and the other Fundamental Documents will not violate any provision of Applicable Law, or any order of any Governmental Authority applicable to any of the Credit Parties or any of their respective properties or assets.

        3. The representations and warranties set forth in Article 3 of the Credit Agreement and in the other Fundamental Documents in existence on the date hereof, are correct and complete in all material respects.

        4. No Default or Event of Default has occurred and is continuing under the Credit Agreement.

        5. There is no litigation, inquiry, injunction or restraining order pending, entered or threatened which involves the Credit Agreement or any of the other Fundamental Documents.

        6. There are no Material Facility Leases encumbering any Mortgaged Real Property Asset.

        7. After giving effect to the cash deposit to be made by RRI with the Administrative Agent, as required by Section 4.1(bb) of the Credit Agreement, the aggregate amount of cash and Cash Equivalents (other than Excluded Cash) held by the Credit Parties on the date hereof is, in the reasonable judgment of RRI's financial management, less than $200 million.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of RRI as of the ___ day of March, 2003.

                                                  RELIANT RESOURCES, INC.


                                                  By:
                                                     -----------------------
                                                     Name:
                                                     Title:

                                                                       EXHIBIT H

================================================================================

                           FORM OF SECURITY AGREEMENT

                          Dated as of March [__], 2003

                                      among

                             RELIANT RESOURCES, INC.

                                   as Grantor

                    THE OTHER CREDIT PARTIES SIGNATORY HERETO

                                   as Grantors

                                       and

                              BANK OF AMERICA, N.A.

                               as Collateral Agent

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                                TABLE OF CONTENTS
                                   (continued)

                                                                           PAGE
SECTION 1.    Definitions..................................................  1

     1.01.    Definition of Terms Used Herein Generally....................  1

     1.02.    Definition of Certain Terms Used Herein......................  1

     1.03.    Rules of Interpretation......................................  8

SECTION 2.    Security Interests...........................................  8

     2.01.    Grant of Security............................................  8

     2.02.    Secured Obligations..........................................  9

SECTION 3.    Authorization to File Financing Statements...................  9

SECTION 4.    Relation of this Security Agreement to Other Security
               Documents................................................... 10

SECTION 5.    Representations and Warranties............................... 10

     5.01.    Grantor's Legal Status....................................... 10

     5.02.    Grantor's Legal Name......................................... 10

     5.03.    Grantor's Locations.......................................... 10

     5.04.    Title to Collateral.......................................... 10

     5.05.    Nature of Collateral......................................... 10

     5.06.    Pledged Securities........................................... 11

     5.07.    Validity of Security Interest................................ 11

     5.08.    Perfection Certificate; Perfection........................... 12

     5.09.    Advice of Counsel............................................ 13

SECTION 6.    Covenants.................................................... 13

     6.01.    Grantors' Legal Status....................................... 13

     6.02.    Grantors' Name............................................... 13

     6.03.    Grantors' Organizational Number.............................. 13

     6.04.    Locations.................................................... 13

     6.05.    Promissory Notes and Tangible Chattel Paper.................. 13

     6.06.    Deposit Accounts............................................. 13

     6.07.    Investment Property.......................................... 14

     6.08.    Collateral in the Possession of a Bailee..................... 16

     6.09.    Electronic Chattel Paper and Transferable Records............ 16

     6.10.    Commercial Tort Claims....................................... 16

     6.11.    Intellectual Property........................................ 16

     6.12.    Account Debtors.............................................. 18

     6.13.    Taxes........................................................ 18

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

      6.14.   Limitation on Modification of Accounts, Chattel Paper,
               Instruments and Payment Intangibles.........................  18

      6.15.   Dispositions of Collateral...................................  18

      6.16.   Insurance....................................................  18

      6.17.   Periodic Certification.......................................  18

      6.18.   Other Actions as to any and all Collateral...................  18
 SECTION 7.   Limitations on Perfection of Security Interest...............  19

 SECTION 8.   Collateral Protection Expenses; Preservation of Collateral...  20

      8.01.   Expenses Incurred by Collateral Agent........................  20
      8.02.   Collateral Agent's Obligations and Duties....................  20


SECTION  9.   Securities and Deposits......................................  20

SECTION 10.   Notification to Account Debtors and Other Persons Obligated
               on Collateral...............................................  20

SECTION 11.   Power of Attorney............................................  21

     11.01.   Appointment and Powers of Collateral Agent...................  21

    11.02.    Ratification by Grantor......................................  21

    11.03.    No Duty on Collateral Agent..................................  22

SECTION 12.   Remedies.....................................................  22

     12.01.   Remedies upon Default........................................  22

     12.02.   Disposition of Pledged Securities............................  22

SECTION 13.   Standards for Exercising Remedies............................  24

SECTION 14.   Waivers by Each Grantor; Obligations Absolute................  24

SECTION 15.   Marshalling..................................................  25

SECTION 16.   Proceeds of Dispositions.....................................  25

SECTION 17.   Overdue Amounts..............................................  25

SECTION 18.   Reinstatement................................................  25

SECTION 19.   Miscellaneous................................................  25

     19.01.   Notices......................................................  25

     19.02.   GOVERNING LAW; CONSENT TO JURISDICTION.......................  26

     19.03.    WAIVER OF JURY TRIAL, ETC...................................  26

     19.04.   Counterparts.................................................  27

     19.05.   Headings.....................................................  27

     19.06.   Successors and Assigns.......................................  27

     19.07.   No Strict Construction.......................................  27

                                       -v-

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                                TABLE OF CONTENTS

                                   (continued)

                                                                            PAGE

     19.08.   Severability.................................................  27

     19.09.   Survival of Agreement........................................  27


     19.10.   Collateral Agent's Fees and Expenses; Indemnification........  27

     19.11.   Binding Effect; Several Agreement............................  28


     19.12.   Waivers; Amendment...........................................  28

     19.13.   Termination..................................................  28

     19.14.   Additional Grantors..........................................  29

     19.15.   Joint and Several Liability..................................  29

                                      -vi-

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Schedules

I             Guarantors
II            Material Copyrights
III           Patents
IV            Trademarks
V             Pledged Securities
VI            Renewable Electric Generating Facility Projects and Related Leases
VII           Other Interests Constituting Excluded Property
VIII          Aircraft

Annexes

1             Form of Perfection Certificate
2             Form of Supplement (in connection with Additional Grantors)
3             Form of Patent Security Agreement Supplement
4             Form of Trademark Security Agreement Supplement
5             Form of Copyright Security Agreement Supplement

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                               SECURITY AGREEMENT

        SECURITY AGREEMENT (this "Security Agreement"), dated as of March [__], 2003, among RELIANT RESOURCES, INC. ("RRI"), the OTHER CREDIT PARTIES SIGNATORY HERETO (each, together with Reliant Resources, Inc., a "Grantor" and collectively, the "Grantors"), and BANK OF AMERICA, N.A., as Collateral Agent for the benefit of the Secured Parties (as defined below) (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

        WHEREAS, RRI, the other Grantors, the financial institutions parties thereto (the "Lenders") Bank of America, N.A., as Administrative Agent, the Syndication Agents named therein, and the Collateral Agent, have entered into that certain Amended and Restated Credit and Guaranty Agreement, dated as of the date hereof (as the same may be amended, amended and restated, modified or supplemented or replaced from time to time, the "Credit Agreement"); and

        WHEREAS, pursuant to Article 8 of the Credit Agreement, the Grantors have agreed to guarantee (the "Guaranty"), among other things, the full payment and performance of all of the Guaranteed Obligations, subject to Section 8.4 of the Credit Agreement; and

        WHEREAS, the Grantors share an identity of interest as members of a combined group of companies, and the Grantors will derive substantial direct and indirect economic and other benefits from the extensions of credit under the Credit Agreement; and

        WHEREAS, the Lenders have required, as a condition to their entering into and making Loans and the other extensions of credit under the Credit Agreement, that RRI and the other Grantors execute and deliver this Security Agreement in order to secure all Secured Obligations (as defined below), and each Grantor has agreed to execute and deliver to the Collateral Agent a security agreement in substantially the form hereof.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1.   Definitions.

             1.01. Definition of Terms Used Herein Generally. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement. All terms used and not defined herein and defined in the NYUCC shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the NYUCC differently than in another Article of the NYUCC, the term has the meaning specified in Article 9 of the NYUCC.

             1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

        "Accounts" shall mean all "accounts," as such term is defined in the NYUCC now owned or hereafter acquired by any Grantor, and, in any event, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments, including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Grantor's rights in, to and under all purchase orders or

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receipts for goods or services, (c) all of each Grantor's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Grantor for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel, under a charter or other contract, arising out of the use of a credit card or charge card, for services rendered or to be rendered by such Grantor, or in connection with any other transaction (whether or not yet earned by performance on the part of such Grantor), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

        "Aircraft" shall mean the aircraft and related engines listed on
Schedule VIII.

        "Chattel Paper" shall mean any "chattel paper," as such term is defined in the NYUCC, including electronic chattel paper, now owned or hereafter acquired by any Grantor, wherever located.

        "Collateral" shall have the meaning assigned to such term in Section 2.

        "Contracts" shall mean all "contracts", as such term is defined in the NYUCC now owned or hereafter acquired by any Grantor and, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

        "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

        "Copyright Office" shall mean the United States Copyright Office.

        "Copyrights" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country and all extensions and renewals thereof, including registrations, recordings, supplemental registrations and pending applications for registration in the Copyright Office, including without limitation, those listed on Schedule II.

        "Copyright Security Agreement Supplement" shall mean a supplement to this Security Agreement, executed by a Grantor in favor of the Collateral Agent, substantially in the form of Annex 5 hereto.

        "Credit Agreement" shall have the meaning assigned to such term in the first recital of this Security Agreement.

        "Deposit Accounts" shall mean all "deposit accounts" as such term is defined in the NYUCC, now or hereafter held in the name of any Grantor.

        "Documents" shall mean all "documents" as such term is defined in the NYUCC now owned or hereafter acquired by any Grantor.

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        "Equipment" shall mean all "equipment," as such term is defined in the
NYUCC now owned or hereafter acquired by any Grantor, wherever located and, in any event, including all such Grantor's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment (including embedded software and peripheral equipment) and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock, Aircraft, vessels and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

        "Excluded Property" shall mean any of the following property or assets of any Grantor:

        (i) any property or assets to the extent that the Grantors are prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon any such property or assets by reason of (x) an existing and enforceable negative pledge provision to the extent permitted by Section 6.11 of the Credit Agreement or (y) applicable law or regulation to which such Grantors are subject, except (in the case of either of the foregoing clauses
 (x) and (y)) to the extent such prohibition is ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the NYUCC;

        (ii) (A) Receivables, Related Security relating thereto and all Collections thereof (in each case, as defined in the Receivables Sale Agreement) together with all related Records and any Lock-Boxes and Blocked Accounts (in each case, as defined in the Receivables Sale Agreement) with respect to such Receivables and Collections to the extent such Receivables Sale Agreement is in full force and effect and (B) and any Accounts, notes, contracts, and contract rights sold in connection with one or more additional securitizations or monetizations permitted under Sections 6.1(k) and 6.2(p) of the Credit Agreement;

        (iii) membership interests, limited partnership interests and Investment Property which by their respective express terms prohibit the grant of a security interest and which are described on Schedule 6.11, except to the extent such prohibition is ineffective under Section 9-408 of the NYUCC;

        (iv) permits and licenses to the extent the grant of a security interest therein is prohibited under applicable law or regulation or by their express terms, except to the extent such prohibition is ineffective under Section 9-408 of the NYUCC;

        (v) cash and cash equivalents furnished by any Grantor to third parties as deposits or as security for any obligation owing by such Grantor or any of its Subsidiaries, to the extent the furnishing of such cash and cash equivalents by such Person is permitted by the Credit Agreement;

        (vi) cash and cash equivalents held by any Grantor, or on the instruction of any Grantor, on behalf of third parties, or held by any Grantor as customer margin accounts, or held as security for any obligation owing to RRI or any of its Subsidiaries or as a deposit, or held by any Person in connection with the Seward Facility (all of the foregoing, collectively, "Restricted Cash and Cash Equivalents"), together with any Deposit Accounts in which such balances are maintained ("Restricted Deposit Accounts"); provided, however, that the foregoing exclusion shall apply only to (x) Restricted Cash and Cash Equivalents that are segregated from, and not commingled with, any other cash or cash equivalents of a Grantor, and (y) Restricted Deposit Accounts that contain only Restricted Cash and Cash Equivalents and no other cash;

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        (vii) Fixtures (other than those constituting Mortgaged Real Property
Assets on the Closing Date) to the extent permitted by Section 5.12 of the Credit Agreement;

        (viii) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Grantor's salaried employees to the extent permitted by Section 5.15 of the Credit Agreement;

        (ix) the Equity Interests in a Subsidiary of a Grantor, if such Subsidiary is a Foreign Subsidiary that is not directly owned by the Borrower or any Guarantor;

        (x) any interest in the renewables electric generating facility projects and related leases set forth on Schedule VI;

        (xi) the substations and related property and assets referred to in
Section 6.5(a)(iii)(y) and (z) of the Credit Agreement; and

        (xii) such other interests set forth on Schedule VII.

        "Excluded Stock" shall mean 35% of the capital stock, membership interests or other equity or ownership interests in each direct Foreign Subsidiary of the Borrower and the Guarantors.

        "Extraordinary Payments" shall have the meaning assigned to such term in
Section 6.07(b).

        "Fixtures" shall mean all "fixtures" as such term is defined in the UCC, as applicable, now owned or hereafter acquired by any Grantor.

        "General Intangibles" shall mean all "general intangibles," as such term is defined in the NYUCC, now owned or hereafter acquired by any Grantor, including all right, title and interest that any Grantor may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights and intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of any Grantor or any computer bureau or service company from time to time acting for any Grantor.

        "Goods" shall mean all "goods" as defined in the UCC, as applicable, now owned or hereafter acquired by any Grantor, wherever located, including embedded software to the extent included in "goods" as defined in the UCC.

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        "Instruments" shall mean all "instruments," as such term is defined in the NYUCC, now owned or hereafter acquired by any Grantor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, including any and all promissory notes issued by a special purpose entity purchasing accounts and related rights from Reliant Energy Retail Services, LLC ("RERS"), StarEN Power LLC ("StarEN") or Reliant Energy Solutions, LLC ("Solutions"), or any Subsidiary of the foregoing, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

        "Indemnitee" shall have the meaning assigned to that term in Section 19.10(b).

        "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Patent Licenses, Trademarks, Trademark Licenses, Copyrights, Copyright Licenses, domain names and domain name registrations, trade secrets, confidential or proprietary technical and business information, know-how or other data or information, software and databases and all embodiments or fixations and related documentation, registrations and franchises, licenses for any of the foregoing, and all license rights, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

        "Inventory" shall mean all "inventory," as such term is defined in the NYUCC, as applicable, now owned or hereafter acquired by any Grantor, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Grantor for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in any Grantor's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

        "Investment Property" shall mean (other than any shares or Equity Interests constituting Excluded Property) all "investment property" as such term is defined in the NYUCC now owned or hereafter acquired by any Grantor, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Grantor, including the rights of any Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Grantor; (iv) all commodity contracts of any Grantor; and (v) all commodity accounts held by any Grantor.

        "Letter-of-Credit Rights" shall mean "letter-of-credit rights" as such term is defined in the NYUCC, now owned or hereafter acquired by any Grantor, including rights to payment or performance under a letter of credit, whether or not such Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

        "Licenses" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party.

        "Liquid Assets" shall mean all cash and cash equivalents at any time held by any of the Grantors.

        "Material Copyright" shall mean any copyright which is material to the business of a Grantor.

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        "NYUCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

        "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

        "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the PTO or in any similar office or agency of the United States, any State or Territory thereof, or any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, together with the inventions disclosed or claimed therein, and the right to make, use and/or sell the inventions disclosed or claimed therein.

        "Patent Security Agreement Supplement" shall mean a supplement to this Security Agreement, executed by a Grantor in favor of Collateral Agent, substantially in the form of Annex 3 hereto.

        "Perfection Certificate" shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed on behalf of the Grantors certifying as to the contents thereof.

        "Perfection Supplement" shall have the meaning assigned to such term in
Section 6.17.

        "Pledged Securities" shall mean, with respect to each Grantor, (i) other than the Excluded Stock or any shares or Equity Interests constituting Excluded Property, all shares or other Equity Interests held by such Grantor in any corporations or other entities (including, without limitation, those corporations or other entities described in Schedule V that are directly held by such Grantor), together with all warrants to purchase, all depositary shares and all other rights of such Grantor in respect of such Equity Interests, (ii) all certificates, instruments or other documents evidencing same and registered or held in the name of, or otherwise in the possession of, such Grantor, and (iii) all present and future payments, dividend distributions, instruments, compensation, property, assets, interests and rights in connection with or related to the Equity Interests described in clause (i) above, and all monies due or to become due and payable to such Grantor in connection with or related to such Equity Interests or otherwise paid, issued or distributed in respect of or in exchange therefor (including all proceeds of dissolution or liquidation).

        "PPSA" means the Personal Property Security Act (Alberta) or the personal property security regulation of any other province of Canada, as the context so requires.

        "PTO" shall mean the United States Patent and Trademark Office.

        "Proceeds" shall mean "proceeds," as such term is defined in the NYUCC, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (c) any claim of any Grantor against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License,

Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Grantor against third parties with respect to any litigation or dispute concerning any of the Collateral, including claims arising out of the loss or non-conformity of, interference with the use of, defects in, or infringement of rights in, or damage to, any of the Collateral, (e) all amounts collected on, or distributed on account of, any of the Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and Pledged Securities, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of any of the Collateral and all rights arising out of any of the Collateral.

        "Receivables Sale Agreement" shall mean the Receivables Sale Agreement dated as of July 8, 2002 among RERS and StarEn, as originators and RE Retail Receivables LLC, as buyer, as such agreement may be amended, supplemented or otherwise modified from time to time.

        "Refinancing Obligations" shall mean all Obligations which are not Senior Priority Obligations.

        "Security Interest" shall mean the security interest granted pursuant to
Section 2, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Security Agreement.

        "Secured Obligations" shall mean, collectively all Senior Priority Obligations and all Refinancing Obligations; provided that solely with respect to Orion Power Holdings, Inc. and its Subsidiaries which are Grantors, the "Secured Obligations" shall mean the obligations guaranteed by such Grantors pursuant to Article 8 of the Credit Agreement in an aggregate amount not exceeding at any time the amount of such Limited Guarantors' Guaranty pursuant to Section 8.4(b) and Part A of Schedule 8.4 of the Credit Agreement; and with respect to Reliant Energy Desert Basin, LLC ("REDB") and the Facility (as defined in the Power Purchase Agreement dated October 20, 2000, between Salt River Agricultural Improvements and Power District and REDB), the Secured Obligations shall be limited to an amount (and the Security Interest with respect to the portions of the Collateral owned by REDB shall be subject to the limitations set forth in) Section 33 of the First Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of even date herewith, made by REDB in favor of Fidelity National Title, for the benefit of the Collateral Agent.

        "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) the other Agents, (e) the Issuing Banks,
(f) the Lender Hedging Banks, (g) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Fundamental Document and (h) the permitted successors and assigns of each of the foregoing.

        "Senior Priority Obligations" shall mean all Obligations of the Grantors relating to the Senior Priority Loans, any Senior Priority Letters of Credit and/or any Senior Priority Commitment, including principal of, and all interest on the Senior Priority Loans, Senior Priority Commitment Fee, the Letter of Credit Fees applicable to Senior Priority Letters of Credit, reimbursement obligations in respect of Senior Priority Letters of Credit, any interest accruing with respect to Senior Priority Loans and/or Senior Priority L/C Exposure at the then applicable rate provided in the Credit Agreement after the maturity of the Senior Priority Loans and Post-Petition Interest accruing or payable with respect to Senior Priority Loans and/or Senior Priority L/C Exposure at the then applicable rate provided in the Credit Agreement

        "Supporting Obligations" shall mean all "supporting obligations" as such term is defined in the NYUCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

        "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

        "Trademarks" shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the PTO, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule IV, (b) all goodwill of any businesses associated therewith or symbolized thereby and
(c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

        "Trademark Security Agreement Supplement" shall mean a supplement to this Security Agreement executed by a Grantor in favor of Collateral Agent, substantially in the form of Annex 4 hereto.

        "UCC" shall mean the Uniform Commercial Code as in effect in any jurisdiction (except as otherwise contemplated in Section 6.18). References to particular sections of Article 9 of the UCC shall be, unless otherwise indicated, references to Revised Article 9 of the UCC adopted and effective in certain jurisdictions on or after July 1, 2001.

             1.03. Rules of Interpretation. The rules of interpretation specified in Article 1 of the Credit Agreement shall be applicable to this Security Agreement.

        SECTION 2.   Security Interests.

             2.01. Grant of Security. (a) Each Grantor hereby grants to the Collateral Agent and, its successors and assigns, for the benefit of the Secured Parties (but with the respective priorities with respect to the security interests granted pursuant hereto as among the Secured Parties as set forth in
Section 2.02), a security interest in, and Lien on, and collateral pledge of all of such Grantor's right, title and interest in the following properties and assets (other than any Excluded Property), wherever located and whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of such properties, assets and proceeds, other than the Excluded Property, being hereinafter collectively referred to as the "Collateral"): all personal and fixture property of every kind and nature, including without limitation all Goods (including without limitation Inventory, Equipment, Fixtures and any accessions thereto), Instruments (including without limitation promissory notes), Documents, Accounts (including without limitation health-care-insurance receivables), Chattel Paper (whether tangible or electronic), Deposit Accounts, Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, Investment Property (including, without limitation, the Pledged Securities), Supporting Obligations, any other contract rights or rights to the payment of money, insurance claims, Liquid Assets, and all General Intangibles (including without limitation all Intellectual Property and payment intangibles).

                        (b) It is the intention of the Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets, subject only to the exclusion of Excluded Property. The Collateral Agent acknowledges that the attachment of its security interest in any commercial tort claim of any Grantor as original collateral is subject to such Grantor's compliance with Section 6.10.

                        (c) Without limiting the generality of the foregoing, RRI is the only Grantor granting a security interest in, and lien upon, the Aircraft.

                2.02. Secured Obligations. (a) This Security Agreement, and the security interests and liens granted and created herein, secures, in the case of each Grantor, the payment and performance of all Secured Obligations of such Grantor now or hereafter, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, expenses or otherwise), and including all amounts that constitute part of the Secured Obligations and would be owed by such Grantor but for the fact that they are unenforceable or not allowable due to a pending bankruptcy or insolvency proceeding involving such Grantor.

                        (b) Without limiting the generality of the foregoing, it is the intent of the parties that (i) the Senior Priority Obligations are superior in right of payment to the Refinancing Obligations in the manner and to the extent as set forth in Section 10.2 of the Credit Agreement and (ii) this Security Agreement creates two separate and distinct
Liens: the first Lien securing the payment and performance of the Senior Priority Obligations and the second Lien securing the payment and performance of the Refinancing Obligations. The second Lien securing the Refinancing Obligations shall be subject to and subordinate in all respects to the Lien securing the Senior Priority Obligations and in connection therewith, the Refinancing Lenders may not cause the Collateral Agent to exercise any right or remedy under this Security Agreement or the other Fundamental Documents without the affirmative vote of the Required Senior Priority Lenders.

                        (c) Notwithstanding paragraph (a) above or any other provision of any Fundamental Document, the amount of any Grantor's Secured Obligations that are secured by its rights in Collateral subject to a Lien in favor of the Collateral Agent hereunder or under any other Security Document shall be limited to the extent, if any, required so that the Liens it has granted under this Security Agreement shall not be subject to avoidance under
Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Grantor's Secured Obligations that are subject to the Lien on such Grantor's Collateral hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Grantor may have under Article 8 of the Credit Agreement, any other agreement (including the Contribution Agreement) or Applicable Law shall be taken into account.

        SECTION 3. Authorization to File Financing Statements. Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any jurisdiction in which the UCC or the PPSA has been adopted any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of each Grantor (other than the Excluded Property) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the NYUCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail (but in any event excluding the Excluded Property), and (b) contain any other information required by part 5 of Article 9 of the UCC or by the relevant sections of the PPSA for the sufficiency or filing office acceptance of any initial financing statement or amendment, including (i) whether each Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as timber to be cut or as-extracted collateral, a sufficient description of real property to which such Collateral relates. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any UCC or under the PPSA jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

        SECTION 4. Relation of this Security Agreement to Other Security Documents. The provisions of this Security Agreement supplement the provisions of any real estate mortgage or deed of trust granted by each Grantor to the Collateral Agent, for the benefit of the Secured Parties, and securing the payment or performance of any of the Secured Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Collateral Agent hereunder. In addition, the provisions of the Trademark Security Agreement Supplement, Patent Security Agreement Supplement, and Copyright Security Agreement Supplement are supplemental to the provisions of this Security Agreement. Nothing contained in any such supplement shall derogate from any of the rights or remedies of the Collateral Agent hereunder, nor shall anything contained in any such supplement be deemed to prevent or extend the time of attachment or perfection of any security interest in Collateral created hereby that are more specifically described therein.

        SECTION 5. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, as follows:

             5.01. Grantor's Legal Status. (a) Each Grantor is a registered organization of the type, and in the jurisdiction, as set forth in the Perfection Certificate or the most recent Perfection Supplement, as applicable, or as otherwise notified to the Collateral Agent pursuant to Section 6.01; and
(b) the Perfection Certificate or the most recent Perfection Supplement, as applicable, or a written notification delivered to the Collateral Agent pursuant to Section 6.03, sets forth each Grantor's organizational identification number or states that such Grantor has none.

             5.02. Grantor's Legal Name. Each Grantor's exact legal name is set forth on the Perfection Certificate and on the signature page hereof, or the most recent Perfection Supplement, as applicable, and from and after an amendment or modification thereto, on a written notification delivered to the Collateral Agent pursuant to Section 6.02.

             5.03. Grantor's Locations. The Perfection Certificate and the most recent Perfection Supplement, as applicable, or a written notification delivered to the Collateral Agent pursuant to Section 6.04, sets forth each Grantor's place of business, or (if it has more than one place of business) its chief executive office, as well as its mailing address if different. Each Grantor's place of business or (if it has more than one place of business) its chief executive office is, located in a jurisdiction that has adopted the UCC or whose laws generally require that information concerning the existence of nonpossessory security interests be made generally available in a filing, recording or registration system as a condition or result of the security interest obtaining priority over the rights of a lien creditor with respect to the collateral.

             5.04. Title to Collateral. Each Grantor is the owner of or has other rights in or power to transfer its right, title and interest in the Collateral, free from any Lien, except for the Security Interest created by this Security Agreement and the other Security Documents and the other Permitted Encumbrances. Each Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the PTO or the Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Encumbrances. Without limiting the generality of the foregoing, RRI is the only Grantor having any right, title or interest in the Aircraft.

             5.05. Nature of Collateral. None of the Collateral constitutes, or is the Proceeds of, farm products and none of the Collateral has been purchased for, or will be used by any Grantor primarily for personal, family or household purposes. Except as set forth in the Perfection Certificate or the most recent Perfection Supplement, or otherwise notified to the Collateral Agent pursuant to Sections 6.10, 6.11 or 6.12, respectively:

                        (a) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule in respect of such Collateral of the type described in Section 6.12;

                        (b) the Grantors hold no commercial tort claims;

                        (c) the Grantors hold no interest in, title to or power to transfer, any federally-registered Patents, Trademarks or Material Copyrights; and

                        (d) the Grantors hold no interest in, title to or power to transfer any Intellectual Property that is registered or for which an application has been filed in the PTO or the Copyright Office.

                5.06. Pledged Securities. (a) Each Grantor is the legal and beneficial owner of the Pledged Securities as set forth on Schedule V. The Pledged Securities have been duly authorized, validly issued and are fully paid and non-assessable and are not subject to any limitations to purchase similar rights by any person, and none of the Pledged Securities constitutes Margin Stock. Except as set forth on Schedule V, the Pledged Securities constitute all of the issued and outstanding shares of stock or other Equity Interests of each of the respective issuers thereof and no such issuer has any obligation to issue any additional shares of stock or other Equity Interests or rights or options thereto.

                        (b) Except for consents, authorizations, approvals, notices and filings obtained, made or waived, or as may be required in connection with any disposition of any portion of the Pledged Securities by laws affecting the offering and sale of securities generally, no consent of any person (including, without limitation, partners, shareholders or creditors of the Grantors or of any subsidiary of the Grantors) and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Security Agreement, (ii) the perfection or maintenance of the Security Interest created hereby (including the first priority nature of such Security Interest), or (iii) other than approval or authorization of, notice or report to, or registration, filing or declaration with, as applicable, the Federal Energy Regulatory Committee or applicable state authorities in connection with any foreclosure on the power generation facilities subject to the Mortgages or the Equity Interests in the Grantors that own such facilities, the exercise by the Collateral Agent of the rights provided for in this Security Agreement.

                5.07. Validity of Security Interest. (a) The Security Interest constitutes a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations. Upon the giving of value, the filing of financing statements describing the Collateral in the offices located in the jurisdictions listed on the Perfection Certificate, the recording in the PTO of the Trademark Security Agreement Supplement and the Patent Security Agreement Supplement and in the Copyright Office of the Copyright Security Agreement Supplement, as applicable, the taking of all applicable actions in respect of perfection contemplated by Sections 6.05, 6.06, 6.07, 6.08, 6.09 and 6.10 in respect of Collateral (in which a security interest cannot be perfected by the filing of a financing statement or such recordings in the PTO or the Copyright Office), except as otherwise provided in Section 7 hereof, the Security Interest will be valid, enforceable and perfected in all Collateral in which a security interest can be perfected by the Collateral Agent filing a financing statement, taking possession or obtaining control under the NYUCC.

                        (b) The Security Interest is and shall be prior to any other Lien on any of the Collateral (but with the respective priorities with respect to the security interests granted pursuant hereto as among the Secured Parties as set forth in Section 2.02), other than Permitted Encumbrances which by their terms, the time of their incurrence or otherwise pursuant to applicable law are prior to the Security Interest.

                        (c) Without limiting the foregoing Section 5.07(b), the Collateral Agent, on behalf of the Secured Parties, agrees that Liens granted by any Grantor in favor of its commercial trading counterparties pursuant to netting agreements or other contractual setoff arrangements, which Liens encumber rights under agreements that are subject to such netting agreements or contractual setoff arrangements and which Liens secure such Grantor's obligations to each such counterparty under such agreements (provided that such agreements, such netting agreements and such contractual setoff arrangements are entered into in the ordinary course of business, and provided further that the payables secured are incurred in the ordinary course of business and are not past due) shall have a first priority security interest in such Grantor's rights to payments from such counterparties and the accounts of such Grantor's representing the same, and that the Security Interest is subordinate to the Lien of any such counterparties in such payments and accounts.

                5.08. Perfection Certificate; Perfection.

                        (a) All information set forth on the Perfection Certificate is as of the Closing Date, and all information set forth on each Perfection Supplement shall be, as of the date of delivery of such Perfection Supplement, accurate and complete in all material respects, or as otherwise notified to the Collateral Agent in accordance with the terms of Sections 6.01, 6.02, 6.03, 6.04, 6.10, 6.11 or 6.12. When the UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been filed in each governmental, municipal or other office specified in Schedule 3.17 to the Credit Agreement, which are all the filings, recordings and registrations (other than filings required to be made in the PTO and the Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions will have been made, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

                        (b) Each Grantor which is the holder of a Trademark, Patent or Copyright constituting Collateral represents and warrants that a fully executed Patent Security Agreement Supplement, Trademark Security Agreement Supplement and a Copyright Security Agreement Supplement in the forms hereof and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Material Copyrights have been delivered to the Collateral Agent for recording by the PTO and the Copyright Office, as necessary, pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Material Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and is territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Material Copyrights of such Grantor (or registration or application for registration thereof) acquired or developed after the date hereof).

             5.09. Advice of Counsel. Each Grantor has discussed this Security Agreement and, specifically, the provisions of Sections 19.02 and
Section 19.03, with its counsel.

        SECTION 6. Covenants. Each Grantor covenants and agrees with the Secured Party, in each case at the Grantor's own cost and expense, as follows.

             6.01.   Grantors' Legal Status. Without providing at least thirty
(30) days prior written notice to the Collateral Agent or obtaining the prior written consent from the Collateral Agent, such Grantor shall not change its type of organization, jurisdiction of organization or other legal structure.

             6.02. Grantors' Name. Without providing at least thirty (30) days prior written notice to the Collateral Agent or obtaining the prior written consent from the Collateral Agent, such Grantor shall not change its name.

             6.03. Grantors' Organizational Number. Without providing at least thirty (30) days prior written notice to the Collateral Agent or obtaining the prior written consent from the Collateral Agent, such Grantor shall not change its organizational identification number if it has one, and if such Grantor does not have an organizational identification number and later obtains one, such Grantor shall forthwith notify the Collateral Agent of such organizational identification number.

             6.04. Locations. Without providing at least thirty (30) days prior written notice to the Collateral Agent or obtaining the prior written consent from the Collateral Agent, such Grantor shall not (a) change its principal residence, its place of business or (if it has more than one place of business) its chief executive office or its mailing address; or (b) except to the extent delivered to the Secured Party pursuant to Section 6.05 or otherwise permitted pursuant to the Credit Agreement, remove any of its property or assets constituting Collateral from the locations listed on the Perfection Certificate or the most recent Perfection Supplement, as applicable, except for any removal of such property or assets from such locations in the ordinary course of business.

             6.05. Promissory Notes and Tangible Chattel Paper. Except as otherwise provided in Sections 7(a) and 7(d), if any Grantor shall at any time hold or acquire any promissory notes or tangible chattel paper, such Grantor shall forthwith deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

             6.06. Deposit Accounts. (a) For each Deposit Account which is Collateral, the Grantor maintaining such Deposit Account shall, at the Collateral Agent's request and option, either (a) cause the depositary bank to enter into a written agreement or other authenticated record with the Collateral Agent, in form and substance satisfactory to the Collateral Agent, pursuant to which such depositary bank shall agree, among other things, to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of any Grantor, or (b) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the Deposit Account, with each Grantor being permitted, only with the consent of the Collateral Agent in each instance, to exercise rights to withdraw funds from such Deposit Account. The Collateral Agent agrees with each Grantor that the Collateral

Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing.

                        (b) Each Grantor hereby agrees that it shall maintain the Purchase Escrow Account with the Collateral Agent pursuant to a Control Agreement among such Grantor and the Collateral Agent, pursuant to which such Grantor agrees that the disposition of funds in the Purchase Escrow Account shall be directed at all times by the Collateral Agent without the further consent of such Grantor. All proceeds maintained in the Purchase Escrow Account shall be held, applied and maintained solely in accordance with Section 5.18 of the Credit Agreement and the other provisions of the Credit Agreement referred to therein

                6.07. Investment Property. For Investment Property (other than Excluded Stock) and Pledged Securities:

                        (a) Except as otherwise provided in Section 7(c), if any Grantor shall at any time hold or acquire any Pledged Securities which are certificated securities, such Grantor shall forthwith deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any Pledged Securities now owned or hereafter acquired by any Grantor are uncertificated securities and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Collateral Agent thereof, and at the Collateral Agent's request and option, either (A) cause the issuer to enter into a written agreement or other authenticated record with the Collateral Agent, in form and substance satisfactory to the Collateral Agent, pursuant to which such issuer shall agree, among other things, to comply with instructions from the Collateral Agent as to such securities, without further consent of such Grantor or such nominee, or (B) arrange for the Collateral Agent to become the registered owner of such uncertificated securities. If any Pledged Securities, whether certificated securities or uncertificated securities, or other Investment Property now or hereafter acquired by any Grantor are held or acquired by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent's request and option, either (i) cause such securities intermediary or (as the case may be) commodity intermediary, subject to Section 7(a), to enter into a written agreement or other authenticated record with the Collateral Agent, in form and substance satisfactory to the Collateral Agent, pursuant to which such securities intermediary or commodities intermediary, as the case may be, shall, among other things, agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary or commodities intermediary, as the case may be, as to such Pledged Securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of such Grantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with such Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this Section 6.07 shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.

                        (b) So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled:

                                (i) to exercise, as it shall think fit, but
in a manner not inconsistent with the terms hereof, the voting power with respect to the Pledged Securities of such Grantor, and for that purpose the Collateral Agent shall (if any Pledged Securities shall be registered in the name of the Collateral Agent or its nominee) execute or cause to be executed from time to time, at the expense of the Collateral Agent, such proxies or other instruments in favor of such Grantor or its nominee, in such form and for such purposes as shall be reasonably required by such Grantor and shall be specified in a written request therefor, to enable it to exercise such voting power with respect to the Pledged Securities; and

                                (ii) except as otherwise provided herein or
in the Credit Agreement, to receive and retain for its own account any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights to the extent such are permitted pursuant to the terms of the Credit Agreement, other than (x) stock or liquidating dividends or
(y) other dividends or other amounts payable under or in connection with any recapitalization, restructuring, or other non-ordinary course event (the dividends and amounts in this clause (y) being "Extraordinary Payments"), paid, issued or distributed from time to time in respect of the Pledged Securities.

                        (c) In case, upon the dissolution or liquidation (in whole or in part) of any issuer of any Pledged Securities, any sum shall be paid or payable as a liquidating dividend or otherwise upon or with respect to any of the Pledged Securities or, in the event any other Extraordinary Payment is paid or payable, then and in any such event, such sum shall be paid by each such Grantor over to the Collateral Agent promptly, and in any event within ten (10) Business Days after receipt thereof, to be held by the Collateral Agent as additional collateral hereunder.

                        (d) In case any stock dividend shall be declared with respect to any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any shares, obligations or other property shall be distributed upon or with respect to the Pledged Securities, in each case pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or to the merger or consolidation of such issuer with or into another corporation, the shares, obligations or other property so distributed shall be delivered by the Grantor to the Collateral Agent promptly, and in any event within ten (10) Business Days after receipt thereof, to be held by the Collateral Agent as additional collateral hereunder subject to the terms of this Security Agreement, and all of the same shall constitute Pledged Securities for all purposes hereof.

                        (e) Upon the occurrence and during the continuance of any Event of Default, all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.07(b) and to receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that the Grantor would otherwise be authorized to receive and retain pursuant to Section 6.07(b) shall cease, and thereupon the Collateral Agent shall be entitled to exercise all voting power with respect to the Pledged Securities and to receive and retain, as additional collateral hereunder, any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights at any time declared or paid upon any of the Pledged Securities during such an Event of Default and otherwise to act with respect to the Pledged Securities as outright owner thereof.

                        (f) All payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that are received by each Grantor contrary to the provisions of this Section 6.07 shall be received and held in trust for the benefit of the Collateral Agent, shall be segregated by each Grantor from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Pledged Securities in the same form as so received (with any necessary endorsement).

                6.08. Collateral in the Possession of a Bailee. If any Goods with a value in excess of $15,000,000 are at any time in the possession of a bailee, each Grantor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall promptly use all commercially reasonable efforts to obtain an acknowledgement from such bailee, in form and substance satisfactory to the Collateral Agent, that such bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of any Grantor. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing. Notwithstanding the foregoing, to the extent such Grantor is unable to promptly obtain an acknowledgement from such bailee, then, at the request of the Collateral Agent, such Grantor shall promptly move such Collateral to a bailee that shall authenticate a record acknowledging that it is holding the Collateral for the benefit of the Collateral Agent.

                6.09. Electronic Chattel Paper and Transferable Records. Except as otherwise provided in Section 7(a), if any Grantor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control, under Section 9-105 of the UCC, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with each Grantor that the Collateral Agent shall arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for each Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing.

                6.10. Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim, such Grantor shall promptly notify the Collateral Agent in a writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent. Notwithstanding the foregoing, the Security Interest in commercial tort claims shall, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has demanded the attachment of such Security Interest thereto), not be required to attach to the extent the value of any such commercial tort claim does not exceed $15,000,000.

                6.11. Intellectual Property. If at any time any Grantor shall obtain any Patent, Trademark or Material Copyright that is not the subject of a filed Patent Security Agreement Supplement, Trademark Agreement Supplement, or Copyright Security Agreement Supplement, as the case may be, then at the request of the Collateral Agent, such Grantor shall execute and deliver to the Collateral Agent for filing in the PTO or the Copyright Office, as applicable, the applicable supplement. In addition, each Grantor agrees to comply with the following covenants in respect of any of such Grantor's Intellectual Property that constitutes Collateral:

                        (a) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Material Copyright (now or hereafter existing) may become abandoned or dedicated or may lapse, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the PTO, the Copyright Office or any court) regarding each Grantor's ownership of any Patent, Trademark, or Material Copyright, its right to register the same, or to keep and maintain the same;

                        (b) Each Grantor, either itself or through any agent, employee, licensee or designee, shall notify the Collateral Agent upon filing an application for the registration of any Patent, Trademark, or Copyright with the PTO, the Copyright Office or any similar office or agency of any jurisdiction, and, upon request of the Collateral Agent, such Grantor shall execute and deliver any and all Patent Security Agreement Supplements, Trademark Security Agreement Supplements or Copyright Security Agreement Supplements as the Collateral Agent may request to evidence the Collateral Agent's Security Interest in such Patent, Trademark or Copyright, and the general intangibles of such Grantor relating thereto or represented thereby;

                        (c) Each Grantor shall register all of its Material Copyrights with the Copyright Office and take all actions necessary or requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each Material Copyright (now or hereafter existing);

                        (d) Each Grantor shall take all actions necessary or requested by the Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each Patent or Trademark (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall reasonably determine that such Patent or Trademark is not material to the conduct of its business;

                        (e) In the event that any of the Collateral consisting of Patents, Trademarks, or Copyrights is infringed upon, or misappropriated or diluted by a third party, such Grantor shall, unless such Grantor shall reasonably determine that such Patent, Trademark or Copyright is no longer material to the conduct of its business or operations, take all reasonable actions, including without limitation suing for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall periodically report to the Collateral Agent as to the status of such actions;

                        (f) With respect to any Intellectual Property constituting Collateral that any Grantor has reasonably determined continues to be useful and material to the conduct of such Grantor's business, such Grantor will not take or omit to take any action whereby such Intellectual Property could reasonably be expected to become abandoned, dedicated, lapsed, invalidated;

                        (g) Each Grantor assumes all responsibility and liability arising from the use of the Intellectual Property and hereby indemnifies and holds the Collateral Agent and each Lender harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees) in connection with such Intellectual Property or out of the manufacture, promotion, labelling, sale or advertisement of any such product by any Grantor (or any affiliate or subsidiary thereof);

                        (h) Each Grantor will do all things that are necessary and proper within each Grantor's power and control to keep each license of or constituting Intellectual Property held by such Grantor as licensee or licensor except to the extent that (i) such Grantor has reasonably determined that the failure to keep any such license in full force and effect could not be reasonably expected to have a Material Adverse Effect or (ii) any such license would expire by its terms (as in effect on the date hereof) or is terminable at will by a Person other than such Grantor; and

                        (i) Each Grantor shall not create any nonexclusive license in any Trademark, Copyright, Patent or other Intellectual Property or general intangible, in each case owned by or licensed to any Grantor unless such license is in writing and by its terms is expressly subject and subordinate to the Security Interest created hereby.

                6.12. Account Debtors. If any of the account debtors or other persons obligated on any of the Collateral which is a bilateral contract with a value in excess of $15,000,000 in any twelve month period is a Governmental Authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule in respect of such Collateral, Grantor shall promptly notify the Collateral Agent in a writing signed by such Grantor that such account debtor or other person obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal or state statute or rule in respect of such Collateral.

                6.13. Taxes. Each Grantor will comply with the provisions of the Credit Agreement governing payment of taxes assessments, governmental charges and levies upon or relating to the Collateral.

                6.14. Limitation on Modification of Accounts, Chattel Paper, Instruments and Payment Intangibles. None of the Grantors will, without the Collateral Agent's prior written consent (which consent shall not be unreasonably withheld or delayed): (a) grant any extension of the time of payment of any of the Collateral consisting of Accounts, Chattel Paper, Instruments or payment intangibles, compromise, (b) compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any obligor liable for the payment thereof or (d) allow any credit or discount whatsoever thereon; provided, however, this Section 6.14 shall not restrict any extensions, credits, discounts, compromises or settlements granted or made by any Grantor in the ordinary course of such Grantor's business and consistent with such prudent practices used in industries that are the same as or similar to those which such Grantor is engaged.

                6.15. Dispositions of Collateral. Each Grantor will comply with the provisions of the Credit Agreement governing restrictions of the disposition of any Grantor's assets, including assets constituting Collateral.

                6.16. Insurance. Each Grantor will comply with the provisions of the Credit Agreement governing the maintenance of insurance for any of its assets constituting Collateral.

                6.17. Periodic Certification. Each year, in accordance with
Section 5.1(n) of the Credit Agreement, RRI shall deliver to the Collateral Agent a supplemental perfection certificate (each, as updated by any supplement with respect to a new Grantor pursuant to the following sentence, a "Perfection Supplement") executed by a Financial Officer of RRI either (a) certifying that the information contained in the Perfection Certificate or Perfection Supplement, as applicable, most recently delivered remains true and correct in all material respects or (b) updating the information contained in such Perfection Certificate or Perfection Supplement, as applicable, as necessary to cause such information to be true and correct in all material respects. In addition, at the time a Subsidiary shall become a Grantor hereunder in accordance with Section 19.14, RRI shall deliver to the Collateral Agent a supplemental perfection certificate containing the required information for such new Grantor, which information shall be true and correct in all material respects as of the date of delivery thereof.

                6.18. Other Actions as to any and all Collateral. (a) Subject in each case to Section 7, each Grantor further agrees to take any other action reasonably requested by the Collateral Agent to insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that any Grantor's signature thereon is required therefor; (ii) causing the Collateral Agent's name to be noted as Collateral Agent on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, the Security Interest in such Collateral; (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to the attachment, perfection or priority of, or the ability of the Collateral Agent to enforce, the Security Interest in such Collateral; (iv) using all commercially reasonable efforts to obtain waivers from mortgagees, landlords and any other person who has possession of or any interest in any Collateral with a value in excess of $15,000,000 or any real property on which any Collateral may be located, in form and substance satisfactory to the Collateral Agent; and (v) taking all actions required by the UCC or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.

                        (b) Each Grantor agrees that it will use reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct in all material respects with respect to a particular item of Collateral within thirty
(30) days after the date it has been notified in writing by the Collateral Agent of the specific identification of such Collateral and the representations and warranties that the Collateral Agent believes may not be true and correct in all material respects.

        SECTION 7.      Limitations on Perfection of Security Interest.

                        (a) The perfection of the Security Interest contemplated in Section 2 above in, respectively, Chattel Paper (whether tangible or electronic) and commodity accounts shall, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has demanded the perfection of such Security Interest therein), be effected solely by the filing of an appropriate financing statement under the applicable UCC to the extent the values of such Chattel Paper (whether tangible or electronic) and commodity accounts, individually and in the aggregate, do not exceed $10,000,000 and $5,000,000, respectively;

                        (b) The perfection of the Security Interest contemplated in Section 2 above in Letter-of-Credit Rights shall be required only to the extent such Letter of Credit Rights constitute Supporting Obligations;

                        (c) Other than with respect to the Pledged Securities, the perfection of the Security Interest contemplated in Section 2 above in Investment Property (to the extent not otherwise excluded under clause (xii) of the definition of "Excluded Property") shall, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has demanded the perfection of such Security Interest therein), be effected solely by the filing of an appropriate financing statement under the applicable UCC;

                        (d) The perfection of the Security Interest contemplated in Section 2 above in promissory notes and instruments (other than promissory notes issued by a special purpose entity purchasing accounts and related rights from RERS, StarEN, Solutions, or any Subsidiary of the foregoing) shall, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has demanded the perfection of such Security Interest therein), be effected solely by the filing of an appropriate financing statement under the applicable UCC to the extent the value of any such other promissory note or instrument does not exceed $10,000,000; and

                        (e) The perfection of the Security Interest contemplated in Section 2 above in any motor vehicle or individual mobile good (other than Aircraft and vessels) shall, prior to the occurrence of an Event of Default (and after the occurrence of an Event of Default unless the Administrative Agent has demanded the perfection of such Security Interest therein), not be required to the extent (x) such perfection must be effected by a means other than the filing of an appropriate financing statement under the applicable UCC and (y) the value of such individual mobile good (other than Aircraft and vessels) does not exceed $500,000.

        SECTION 8.   Collateral Protection Expenses; Preservation of Collateral.

             8.01. Expenses Incurred by Collateral Agent. In its discretion, the Collateral Agent may discharge taxes, assessments, charges, fees, Liens, security interests or and other encumbrances at any time levied or placed on any of the Collateral and constituting Permitted Encumbrances, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Security Agreement. Each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any and all expenditures so made, and all sums disbursed by the Collateral Agent in connection with this Section 8.01, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall constitute additional Secured Obligations. The Collateral Agent shall have no obligation to any Grantor to make any such expenditures, nor shall the making thereof relieve any Grantor of any default.

             8.02. Collateral Agent's Obligations and Duties. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each contract, agreement or instrument comprised in the Collateral to be observed or performed by such Grantor thereunder. The Collateral Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent of any payment relating to any of the Collateral, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent may be entitled at any time or times. The Collateral Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the NYUCC or otherwise, shall be to deal with such Collateral in the same manner as the Collateral Agent deals with similar property for its own account.

        SECTION 9. Securities and Deposits. Without limitation of Section 6.07, the Collateral Agent may at any time after the occurrence and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Secured Obligations. Whether or not any Secured Obligations are due, the Collateral Agent may after the occurrence and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral.

       SECTION 10. Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default has occurred and is continuing, then (a) each Grantor shall, at the request of the Collateral Agent, notify account debtors and other persons obligated on any Account, Chattel Paper, General Intangible, Instrument or other property of such Grantor constituting Collateral that payment of such obligors obligation is to be made directly to the Collateral Agent or to any financial institution designated by the Collateral Agent as the Collateral Agent's agent therefor, and (b) the Collateral Agent may itself, without notice to or demand upon any Grantor, so notify such account debtors and other persons obligated on such Collateral. After the making of such a request or the giving of any such notification, such Grantor shall hold any Proceeds of collection of Accounts, Chattel Paper, General Intangibles, Instruments and other Collateral received by such Grantor as trustee for the Collateral Agent without commingling the same with other funds of such Grantor and shall turn the same over to the Collateral Agent in the identical form received, together with any necessary endorsements or assignments. The Collateral Agent may apply the Proceeds of collection of Accounts, Chattel Paper, General Intangibles, Instruments and other Collateral received by the Collateral Agent to the Secured Obligations or hold such Proceeds as additional Collateral, at the option of the Collateral Agent.

       SECTION 11.   Power of Attorney.

            11.01. Appointment and Powers of Collateral Agent. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any director, officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of each Grantor or in the Collateral Agent's own name, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of each Grantor, without notice to or assent by any Grantor, to do the following:

                     (a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, license, lease, otherwise dispose of, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the NYUCC or the PPSA, as applicable, and as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do at the Grantors' expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as the Grantors might do, including, without limitation: (i) making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; (ii) filing and prosecuting registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes; (iii) upon written notice to each Grantor, exercising voting rights with respect to voting securities, which rights may be exercised, if the Collateral Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities; and (iv) executing, delivering and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                     (b) to the extent that each Grantor's authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without such Grantor's signature, or a photocopy of this Security Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in each Grantor's name such financing statements and amendments thereto and continuation statements which may require each Grantor's signature.

            11.02. Ratification by Grantor. To the extent permitted by law, each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 11. This power of attorney is a power coupled with an interest and is irrevocable until the termination of this Security Agreement pursuant to Section 19.13.


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

            11.03. No Duty on Collateral Agent. The powers conferred on the Collateral Agent, its directors, officers and agents pursuant to this Section 11 are solely to protect the Collateral Agent's interests in the Collateral and shall not impose any duty upon any of them to exercise any such powers. The Collateral Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantors for any act or failure to act, except for the Collateral Agent's own gross negligence or willful misconduct.

       SECTION 12.   Remedies.

            12.01.   Remedies upon Default. Subject to the provisions of
 Article 7 of the Credit Agreement, if an Event of Default shall have occurred and be continuing: (a) the Collateral Agent may, without notice to or demand upon each Grantor, declare this Security Agreement to be in default, and the Collateral Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the NYUCC or the UCC or the PPSA of any other jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Collateral Agent may, so far as each Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom; and (b) the Collateral Agent may in its discretion require each Grantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Grantor's principal office(s) or at such other locations as the Collateral Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent shall give to each Grantor at least ten (10) days prior written notice (or in the case of any sale pursuant to the PPSA, fifteen (15) days prior written notice) of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Grantor hereby acknowledges that ten (10) days prior written notice (or in the case of any sale pursuant to the PPSA, fifteen (15) days prior written notice) of such sale or sales shall be reasonable notice. In addition, each Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto, subject to the provisions of Article 7 of the Credit Agreement.

            12.02.   Disposition of Pledged Securities.

                     (a) Subject to the provisions of Article 7 of the Credit Agreement (including, without limitation, the notice provisions contained therein), upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may exercise in respect of the Pledged Securities, in addition to other rights and remedies provided for herein or otherwise available to it, all rights of voting, exercise and conversion with respect to the Pledged Securities and all of the rights and remedies of a secured party on default under the NYUCC or the PPSA at that time (whether or not applicable to the affected Pledged Securities) and may also, without obligation to resort to other security, at any time and from time to time sell, resell, assign and deliver, in its sole discretion, all or any of the Pledged Securities, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which any Pledged Securities may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Collateral Agent may grant options.

                     (b) If any of the Pledged Securities is sold by the Collateral Agent upon credit or for future delivery, the Collateral Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Collateral Agent may resell such

Pledged Securities. In no event shall any Grantor be credited with any part of the proceeds of sale of any Pledged Securities until cash payment therefor has actually been received by the Collateral Agent.

                        (c) The Collateral Agent may purchase any Pledged Securities at any public sale and, if any Pledged Securities is of a type customarily sold in a recognized market or is of the type that is the subject of widely distributed standard price quotations, the Collateral Agent may purchase such Pledged Securities at private sale, and in each case may make payment therefor by any means, including, without limitation, by release or discharge of Secured Obligations in lieu of cash payment.

                        (d) Each Grantor recognizes that the Collateral
Agent may be unable to effect a public sale of all or part of the Pledged Securities consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), or in applicable Blue Sky or other state or provincial securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor agrees that any such Pledged Securities sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale and that each such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act. Each Grantor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.


                        (e) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Pledged Securities that threatens to decline speedily in value or that is of a type customarily sold on a recognized market; otherwise the Collateral Agent shall give each Grantor at least ten (10) days' prior notice (or, in the case of a sale under the PPSA, fifteen (15) days notice) of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Grantor agrees is commercially reasonable.

                        (f) The Collateral Agent shall not be obligated to make any sale of Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

                        (g) The remedies provided herein in favor of the Collateral Agent shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Collateral Agent existing at law or in equity.

                        (h) To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (i) to advertise dispositions of Pledged Securities through publications or media of general circulation; (ii) to contact other persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Pledged Securities; (iii) to hire one or more professional auctioneers to assist in the disposition of Pledged Securities; (iv) to dispose of Pledged Securities by utilizing Internet sites that provide for the auction of assets of the types included in the Pledged Securities or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (v) to disclaim disposition warranties, or (vi) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the disposition of any of the Pledged Securities. Each Grantor acknowledges that the purpose of this clause (h) is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would not be commercially unreasonable in the Collateral Agent's exercise of remedies against the Pledged Securities and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this clause (h). Without limiting the foregoing, nothing contained in this clause (h) shall be construed to grant any rights to each Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this clause (h).

        SECTION 13. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (a) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition or to postpone any such disposition pending any such preparation or processing, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral; (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral; or (l) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 13 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would not be commercially unreasonable in the Collateral Agent's exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 13. Without limiting the foregoing, nothing contained in this Section 13 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 13.

        SECTION 14. Waivers by Each Grantor; Obligations Absolute. (a) All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Fundamental Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Fundamental Document or any other agreement or instrument, (iii) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and or settlement, compromise or adjustment of any Secured Obligations or any guarantee, securing or guaranteeing all or any of the Secured Obligations (other than the indefeasible payment and performance in full in cash of the Secured Obligations), or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Security Agreement (other than the indefeasible payment and performance in full in cash of the Secured Obligations).

                     (b) Each Grantor waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. The Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 8.02.

       SECTION 15. Marshalling. The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to this Security Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it shall not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights under this Security Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

       SECTION 16. Proceeds of Dispositions. After deducting all expenses payable by the Grantors, including without limitation, pursuant to Section 19.10, the residue of any proceeds of collection or sale of the Secured Obligations or Collateral shall, to the extent actually received in cash, be applied in the order and in the manner provided for in Section 10.2 of the Credit Agreement. Upon the final payment and satisfaction in full in cash of all of the Secured Obligations and the termination of all commitments under the Credit Agreement and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC, any excess shall be returned to the Grantors, and in any event each Grantor shall remain liable for any deficiency in the payment of the Secured Obligations.

       SECTION 17. Overdue Amounts. Until paid, all amounts due and payable by the Grantors hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest set forth in the Credit Agreement.

       SECTION 18. Reinstatement. The obligations of each Grantor pursuant to this Security Agreement shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Secured Obligations is rescinded or otherwise must be restored or returned by the Collateral Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Grantor or any other obligor or otherwise, all as though such payment had not been made.

       SECTION 19.   Miscellaneous.

            19.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement (including any notice required under Section 12.01 hereof), each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner and to the address, and deemed received, as provided for in Section 11.1 of the Credit Agreement. Each Grantor hereby authorizes and directs that all such notices to be provided to it hereunder shall be effectively delivered if given to such Grantor, c/o RRI at its address or telecopy number set forth in Section 11.1 of the Credit Agreement.

                19.02. GOVERNING LAW; CONSENT TO JURISDICTION. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or the other Fundamental Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement shall affect any right that the Collateral Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Security Agreement or the other Fundamental Documents against any Grantor or its properties in the courts of any jurisdiction.

                        (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or the other Fundamental Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                        (c) Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Section
19.01. Nothing in this Security Agreement will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

                19.03. WAIVER OF JURY TRIAL, ETC. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH GRANTOR WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION OR DISPUTE REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER

FUNDAMENTAL DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.03.

                19.04. Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 19.11), and shall become effective as provided in Section 19.11. Delivery of an executed signature page to this Security Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                19.05. Headings. The headings of each section of this Security Agreement are for convenience only and shall not define or limit the provisions thereof.

                19.06. Successors and Assigns. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Security Agreement shall bind and inure to the benefit of their respective successors and assigns.

                19.07. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

                19.08. Severability. In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                19.09. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Security Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Fundamental Documents, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Security Agreement shall terminate (or thereafter to the extent provided herein).

                19.10. Collateral Agent's Fees and Expenses; Indemnification.
(a) Each Grantor jointly and severally agrees to pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in the manner and to the extent as set forth in Section 11.04 of the Credit Agreement.

                        (b) Without limitation of its indemnification obligations under the other Fundamental Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent, its officers, directors, employees, agents and advisors (each, an "Indemnitee") against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Security Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates.

                        (c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 19.10 shall remain operative and in full force and effect regardless of the termination of this Security Agreement or any other Fundamental Document, the consummation of the transactions contemplated hereby, the repayment of any of the loans or advances under the Credit Agreement, the invalidity or unenforceability of any term or provision of this Security Agreement or any other Fundamental Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section 19.10 shall be payable on written demand therefor.

                19.11. Binding Effect; Several Agreement. This Security Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Security Agreement or the Credit Agreement. This Security Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

                19.12. Waivers; Amendment. (a) No failure or delay of the Collateral Agent exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Administrative Agent and the Lenders under the other Fundamental Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Security Agreement or any other Fundamental Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

                        (b) Neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.11 of the Credit Agreement.

                19.13. Termination. (a) Notwithstanding any provision to the contrary under Sections 9-207, 9-208 or 9-209 of the NYUCC, this Security Agreement and the Security Interest shall terminate when all the Secured Obligations have been indefeasibly paid in full, at which time the

Collateral Agent shall execute and deliver to the Grantors or the Grantors' designee, at the Grantors' expense, all UCC and PPSA termination statements and similar documents which the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 19.13(a) shall be without recourse to or warranty by the Collateral Agent.

                        (b) Any Grantor other than RRI shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that all the capital stock of such Grantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of RRI in accordance with the terms of the Credit Agreement; provided that, to the extent required by the Credit Agreement, the Required Lenders or, if required by the terms of the Credit Agreement, such other requisite number of Lenders, shall have consented to such sale, transfer or other disposition and the terms of such consent did not provide otherwise. The Security Interest in any Collateral that is sold, transferred or otherwise disposed of in accordance with this Security Agreement, the Credit Agreement and the other Fundamental Documents (including pursuant to a waiver or amendment of the terms thereof) shall automatically terminate and be released upon the closing of such sale, transfer or other disposition, and such Collateral shall be sold free and clear of the Lien and Security Interest created hereby; provided, however, that the Security Interest will continue to attach to all proceeds of such sales or other dispositions. In connection with any of the foregoing, the Collateral Agent shall execute and deliver to the Grantors or the Grantors' designee, at the Grantors' expense, all UCC termination statements and similar documents that the Grantors shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 19.13(b) shall be without recourse to or warranty by the Collateral Agent.

                        (c) The Security Interest contemplated in Accounts and related rights shall terminate and be released pursuant to Section 10.1(b) of the Credit Agreement upon the closing of any securitization or other monetization of Accounts permitted pursuant to the Credit Agreement, such termination and release to occur automatically hereunder upon such closing; provided, however, that the Security Interest will continue to attach to all proceeds of such sales of Accounts and related rights. The Collateral Agent shall, promptly upon request of a Grantor and at such Grantor's sole expense, execute such evidence of the foregoing termination.

                        (d) The Security Interest that would attach to the assets of Texas Genco and the Equity Interests issued by Texas Genco and by TG Holdco shall be automatically released and discharged simultaneously with the closing of such acquisition to the extent necessary so that the Collateral Agent's Security Interest attaches only to the assets and/or Equity Interests contemplated in Section 5.18(f) of the Credit Agreement. The Collateral Agent shall promptly execute all such documents necessary to evidence such release and discharge.

                19.14. Additional Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 2 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

                19.15. Joint and Several Liability. All agreements and obligations of the Grantors shall be joint and several.

                [Remainder of the page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

                                      RELIANT RESOURCES, INC.


                                      By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                      EACH OF THE SUBSIDIARY GUARANTORS
                                      LISTED ON SCHEDULE I HERETO


                                      By:
                                         ---------------------------------
                                         Name:
                                         Title: Authorized Officer

                                      BANK OF AMERICA, N.A., as Collateral Agent


                                      By:
                                         ---------------------------------
                                         Name:
                                         Title: Authorized Officer

                                                                      SCHEDULE I

                                   GUARANTORS

                                                                     SCHEDULE II

                               MATERIAL COPYRIGHTS

                                      NONE

                                                                    SCHEDULE III

                                     PATENTS

                                                                     SCHEDULE IV

                                   TRADEMARKS

                                                                      SCHEDULE V

                               PLEDGED SECURITIES

                                                                     SCHEDULE VI

       RENEWABLE ELECTRIC GENERATING FACILITY PROJECTS AND RELATED LEASES

                                                                    SCHEDULE VII

                 OTHER INTERESTS CONSTITUTING EXCLUDED PROPERTY

                                                                   SCHEDULE VIII

                                    AIRCRAFT

                                                                  Annex 1 to the
                                                              Security Agreement

                                    [FORM OF]

                             PERFECTION CERTIFICATE

                                                                  Annex 2 to the
                                                              Security Agreement

        This SUPPLEMENT NO. [ ] dated as of [          ] (this "Supplement"), is
delivered in connection with the Security Agreement dated as of March [__], 2003 (the "Security Agreement"), among RELIANT RESOURCES, INC., a Delaware corporation ("RRI"), and each subsidiary of RRI listed on Schedule I thereto (collectively, the "Grantors"), and BANK OF AMERICA, N.A. ("Bank of America"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined therein).

        A    Reference is made to the Amended and Restated Credit and Guaranty
Agreement dated as of March [__], 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Grantors, the lenders from time to time party thereto (the "Lenders"), Bank of America, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), and the Collateral Agent.

        B    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

        C    The Grantors have entered into the Security Agreement as a condition precedent to the effectiveness of the Credit Agreement. Section 19.14 of the Security Agreement provides that additional Subsidiaries of RRI may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Grantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement.

        Accordingly, the Collateral Agent and the New Grantor agree as follows:

        SECTION 1. In accordance with Section 19.14 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor.

        SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

        SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

        SECTION 4. The New Grantor hereby represents and warrants that it RRI has delivered to the Collateral Agent a Perfection Supplement executed by a Financial Officer and the chief legal officer of RRI setting forth the information required pursuant to the Perfection Certificate in accordance with
Section 6.17 of the Security Agreement.

        SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

        SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        SECTION 8. All communications and notices to the New Grantor under the Security Agreement shall be in writing and given as provided in Section 19.01 of the Security Agreement to the address for the New Grantor set forth under its signature below and to RRI.

        SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

        IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

                                     [Name of New Grantor],

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:
                                        Address:


                                     BANK OF AMERICA, N.A., as Collateral Agent,


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:
                                        Address:

                                                                  Annex 3 to the
                                                              Security Agreement

                      PATENT SECURITY AGREEMENT SUPPLEMENT

        WHEREAS, [relevant Grantor] a [_______________] [corporation] [limited liability company] [limited partnership] (herein referred to as the "Grantor"), whose address is [ ], owns the letters patent, and/or applications for letters patent, of the United States of America, more particularly described on Schedule 1-A annexed hereto as part hereof (the "Patents");

        WHEREAS, Reliant Resources, Inc., a Delaware corporation ("RRI"), and certain subsidiaries of RRI (collectively, the "Credit Parties") have entered into a Amended and Restated Credit and Guaranty Agreement dated as of March [__], 2003 (the "Credit Agreement"), with the financial institutions from time to time party thereto (the "Lenders") and Bank of America, N.A, as administrative agent and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

        WHEREAS, the Grantor and the other Credit Parties have entered into a Security Agreement (said Agreement, as it may hereafter be amended or otherwise modified from time to time being the "Security Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Collateral Agent pursuant to which the Grantor has granted to the Collateral Agent a security interest in all right, title and interest of the Grantor in and to the Patents, together with all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by the Grantor, and all reissues, continuations, continuations-in-part, term restorations or extensions thereof, all Patent Licenses and all proceeds thereof, including, without limitation, any claims by the Grantor against third parties for infringement thereof for the full term of the Patents (the "Collateral"), to secure the prompt payment, performance and observance of the Secured Obligations;

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further confirm, and put on the public record, its grant to the Collateral Agent of a security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

        The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the grant of and security interest in the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

        The Collateral Agent's address is [        ].

        IN WITNESS WHEREOF, [the relevant Grantor] has duly executed or caused this Supplement to the Security Agreement to be duly executed as of ___, 2003.

                                         [RELEVANT GRANTOR]


                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

STATE OF        )
                ) ss.:
COUNTY OF       )

On this ____ day of ____________, 2003, before me personally appeared ________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _________________________________________ and that he/she is _______________ of the Grantor; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation and that he/she signed his/her name thereto in his/her capacity as an authorized officer of said corporation pursuant to such authority.


                                            ----------------------------
                                                   Notary Public

                                  SCHEDULE 1-A

               TO THE PATENT SECURITY AGREEMENT SUPPLEMENT PATENTS


                                           DATE FILED        SERIAL NO. OR
                  TITLE                    OR GRANTED         PATENT NO.
-------------------------------------      ------------     ---------------

                                                                  Annex 4 to the
                                                              Security Agreement

                     TRADEMARK SECURITY AGREEMENT SUPPLEMENT

        WHEREAS, [relevant Grantor] a [________________] [corporation] [limited liability company] [limited partnership] (herein referred to as the "Grantor"), having an address at [ ], (1) has adopted, used and is using, or (2) has intended to use and filed an application indicating that intention, but has not yet filed an allegation of use under Section 1(c) or l(d) of the Trademark Act, or (3) has filed an application based on an intention to use and has since used and has filed an allegation of use under Section 1(c) or 1(d) of the Trademark Act, the trademarks, trade names, trade styles and service marks listed on the annexed Schedule 1-A, which trademarks, trade names, trade styles and service marks are registered in the United States Patent and Trademark Office (the "Trademarks"); and

        WHEREAS, Reliant Resources, Inc., a Delaware corporation ("RRI") and certain of its subsidiaries (the "Credit Parties") have entered into a Amended and Restated Credit and Guaranty Agreement dated as of March [__], 2003 (the "Credit Agreement") with the financial institutions from time to time party thereto (the "Lenders") and Bank of America, N.A., as administrative agent and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders;

        WHEREAS, the Grantor and the other Credit Parties have entered into a Security Agreement (said Agreement, as it may hereafter be amended or otherwise modified from time to time being the "Security Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) in favor of the Collateral Agent, pursuant to which the Grantor has granted to the Collateral Agent a security interest in all right, title and interest of the Grantor in and to the Trademarks, together with all prints and labels on which said Trademarks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and the goodwill of the business symbolized by the Trademarks and the applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof, or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by Grantor, and all reissues, extensions or renewals thereof, all Trademark Licenses and all proceeds thereof, including, without limitation, any claims by the Grantor against third parties for infringement thereof (the "Collateral"), to secure the payment, performance and observance of the Secured Obligations;

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further confirm, and put on the public record, its grant to the Collateral Agent a security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

        The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the grant of, security interest in and mortgage on the Collateral made hereby are more fully set forth in the Security Agreement; the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

        The Collateral Agent's address is [         ].

        IN WITNESS WHEREOF, [the relevant Grantor] has duly executed or caused this Supplement to the Security Agreement to be duly executed as of ___, 2003.

                                         [RELEVANT GRANTOR]


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

STATE OF                )
                        ) ss.:
COUNTY OF               )

On this ____ day of _________, 2003, before me personally appeared ___________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _________________________________________ and that he/she is _______________ of Grantor; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation and that he/she signed his/her name thereto in his/her capacity as an authorized officer of said corporation pursuant to such authority.


                                            ----------------------------
                                                   Notary Public

           SCHEDULE 1-A TO THE TRADEMARK SECURITY AGREEMENT SUPPLEMENT
           -----------------------------------------------------------


                                  APPLICATION OR      APPLICATION SERIAL NO. OR
          TRADEMARK              REGISTRATION DATE        REGISTRATION NO.
------------------------------   -----------------    -------------------------

                                                                  Annex 5 to the
                                                              Security Agreement

                     COPYRIGHT SECURITY AGREEMENT SUPPLEMENT

        WHEREAS, [relevant Grantor] a (________________) [corporation] [limited liability company] [limited partnership] (herein referred to as the "Grantor"), having an address at [ ] has adopted, used and is using the copyrights listed on the annexed Schedule 1-A, which copyrights are registered in the United States Copyright Office (the "Copyrights");

        WHEREAS, Reliant Resources, Inc., a Delaware corporation ("RRI"), and certain of its subsidiaries (the "Credit Parties") have entered into a Amended and Restated Credit and Guaranty Agreement dated as of March [__], 2003 (the "Credit Agreement") with the financial institutions from time to time party thereto (the "Lenders") and Bank of America, N.A., as administrative agent and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

        WHEREAS, the Grantor and the other Credit Parties have entered into a Security Agreement (said Agreement, as it may hereafter be amended or otherwise modified from time to time being the "Security Agreement") in favor of the Collateral Agent pursuant to which the Grantor has granted to the Collateral Agent a security interest in all right, title and interest of the Grantor in and to the Copyrights, and the registrations and recordings thereof in the United States Copyright Office or any other country or any political subdivision thereof, all whether now or hereafter owned or licensable by the Grantor and all extensions or renewals thereof and all licenses thereof and all proceeds thereof, including, without limitation, any claims by the Grantor against third parties for infringement thereof (the "Collateral"), to secure the payment, performance and observance of the Secured Obligations;

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Grantor does hereby further confirm, and put on the public record, its grant to the Collateral Agent of a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

        The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the grant, assignment of and security interest in the Collateral made hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

        The Collateral Agent's address is [        ].

        IN WITNESS WHEREOF, [the relevant Grantor] has duly executed or caused this Supplement to the Security Agreement to be duly executed as of ___, 2003.

                                         [RELEVANT GRANTOR]



                                         By:
                                              ---------------------------------
                                              Name:
                                              Title:

STATE OF                )
                        ) ss.:
COUNTY OF               )

On this ____ day of __________, 2003, before me personally appeared __________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _________________________________________ and that he/she is _______________ of the Grantor; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation and that he/she signed his/her name thereto in his/her capacity as an authorized officer of said corporation pursuant to such authority.


                                            ----------------------------
                                                   Notary Public

           SCHEDULE 1-A TO THE COPYRIGHT SECURITY AGREEMENT SUPPLEMENT
           -----------------------------------------------------------

                                   COPYRIGHTS
                                   ----------

                                                                       EXHIBIT J

              FORM OF QUARTERLY TRADING AND HEDGING ACTIVITY REPORT

        Reference is made to that certain Amended and Restated Credit and Guaranty Agreement, dated as of March [___], 2003 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among (i) Reliant Resources, Inc., a Delaware corporation ("RRI"), as a Borrower and a Guarantor; (ii) the other Credit Parties referred to therein, as Borrowers and Guarantors; (iii) the Lenders referred to therein; (iv) Bank of America, N.A., as Administrative Agent, as Collateral Agent and as an Issuing Bank; (v) Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents; (vi) Citicorp USA, Inc., as Tranche A Agent; and (vii) Citibank, N.A., as Tranche A Collateral Agent. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

        RRI does hereby certify that the information set forth below and on the attachments hereto are complete and correct in all respects.

        (1) The total mark-to-market value of all Commodity Contracts which qualify and are subject to mark-to-market ("MTM") accounting treatment on [_________,] 200[_] is [$________]. As used herein, the term "Commodity
Contract" shall mean (A) any contract with respect to the purchase or sale of a commodity, (B) any open position with respect to the purchase or sale of a commodity including, without limitation, any exchange-traded future, or (C) any swap agreement, futures contract, option contract, cap or other similar agreement or arrangement designed to protect against fluctuations in a particular commodity's price or to reduce the effect of any such fluctuations, in each case entered into by RRI or a Domestic Subsidiary of RRI.

        (2) The aggregate MTM profit (or loss) with respect to all MTM Commodity Contracts realized or settled on each day during the fiscal quarter ending [_____], 200[_] is set forth in Annex A hereto.

        (3) The aggregate value at risk with respect to all MTM Commodity Contracts at the end of each day during the fiscal quarter ending [____], 200[_] is set forth on Annex B hereto.

        (4) Set forth below is a qualitative summary of all significant changes and/or issues with regard to RRI's hedging and proprietary trading activities:

        (5)    Set forth below is a description of each Commodity Contract entered into during the fiscal quarter ending [______], 200[__], which either
(i) has a tenor of more than one year, or (ii) has been settled for a profit or loss during such fiscal quarter of more than $10,000,000:

        (a)    [List]

                                                  RELIANT RESOURCES, INC./1/


                                                  By:
                                                     --------------------------
                                                     Name:
                                                     Title:


Dated:__________________











---------------------------
/1/ To be signed by a Financial Officer of RRI.

                                                       Annex A
                                                       to the Quarterly Trading
                                                       and Hedging Activity
                                                       Report


                        Daily MTM Profit and Loss Report
                        --------------------------------

                                                       Annex B
                                                       to the Quarterly Trading
                                                       and Hedging Activity
                                                       Report



                        Daily Aggregate MTM Value At Risk
                        ---------------------------------